As filed with the Securities and Exchange Commission on February 8, 2023.

Registration No. 333-269456

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bridger Aerospace Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	88-3599336
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

90 Aviation Lane

Belgrade, MT 59714

(406) 813-0079

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Muchmore

Chief Legal Officer

90 Aviation Lane

Belgrade, MT 59714

(406) 813-0079

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael P. Heinz

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2023

Bridger Aerospace Group Holdings, Inc.

120,277,192 Shares of Common Stock

Up to 26,650,000 Shares of Common Stock Issuable Upon

Exercise of the Warrants

Up to 9,400,000 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of (a) up to 120,277,192 shares of our common stock, $0.0001 par value (“Common Stock” ), consisting of (i) up to 102,322,388 shares of Common Stock (the “Legacy Bridger Consideration Shares”) issued or issuable to the direct and indirect equityholders of Legacy Bridger (as defined herein) in connection with the Business Combination (as defined herein) at an implied equity consideration value of $10.00 per share of Common Stock, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock (as defined herein); (ii) up to 5,951,615 shares of Common Stock issuable to the holders of certain restricted stock units (the “D&O RSUs Shares”) that were issued by Legacy Bridger and assumed by us in connection with the closing (the “Closing”) of the Business Combination, which were granted at no cost to the recipients thereof; (iii) up to 2,488,189 shares of Common Stock (the “Founder Shares”) that were originally issued in a private placement to JCIC Sponsor (as defined herein) prior to the JCIC IPO (as defined herein) (75,000 of which were subsequently transferred by the JCIC Sponsor to independent directors of JCIC), which were acquired at a purchase price equivalent to approximately $0.003 per share; (iv) up to 115,000 shares of Common Stock (the “Note Shares”) originally issued at the Closing to JCIC Sponsor in full consideration of the outstanding $1,150,000 loan balance under the Promissory Note (as defined herein) for an equivalent purchase price of $10.00 per share; and (v) up to 9,400,000 shares of Common Stock (the “PPW Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the JCIC IPO (the “Private Placement Warrants”) and (b) up to 9,400,000 Private Placement Warrants originally acquired by JCIC Sponsor in connection with the JCIC IPO for $1.00 per Private Placement Warrant.

We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock or Private Placement Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any resale of the Common Stock or the Warrants being offered for resale in this prospectus (the “Resale Securities”).

We provide more information about how the Selling Holders may sell their securities the section of this prospectus entitled “Plan of Distribution.” We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Holders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

This prospectus also relates to the issuance by us of up to an aggregate of 26,650,000 shares of Common Stock that may be issued upon exercise of the Warrants (as defined herein). We would receive the proceeds from any exercise of any Warrants for cash, and we could receive up to an aggregate of approximately $306.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Warrants include 9,400,000 Private Placement Warrants and 17,250,000 Public Warrants, each of which has an exercise price of $11.50 per share of Common Stock. We believe the likelihood that Warrant Holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Common Stock. On February 7, 2023, the closing price of our Common Stock was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore we may not receive any proceeds from the exercise of Warrants to fund our operations. We expect to use any net proceeds received from the exercise of the Warrants for general corporate purposes. See the section of this prospectus entitled “Use of Proceeds.” To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Our Common Stock and the Warrants are listed on the Nasdaq Global Market (“Nasdaq”) under the symbols “BAER” and “BAERW,” respectively. On February 7, 2023, the closing price of Common Stock was $3.90 per share and the closing price of the Warrants was $0.17 per warrant.

The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to (a) 120,277,192 shares of Common Stock, constituting approximately 84.5% of our issued and outstanding shares of Common Stock and approximately 254.5% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants, the vesting and settlement of the outstanding restricted stock units, and the conversion of the shares of Series A Preferred Stock) and (b) 9,400,000 Private Placement Warrants constituting approximately 35.3% of our issued and outstanding Warrants. The sale of all the Resale Securities or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. Even if the current trading price of our Common Stock is at or significantly below $10 per share, the price at which the units were issued in the JCIC IPO, certain of the Selling Holders, including JCIC Sponsor, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders. See the section of this prospectus entitled “Risk Factors—Risks Related to the Ownership of Our Securities—Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.” Additionally, certain Selling Holders, including JCIC Sponsor, may experience a positive rate of return on the sale of their shares covered by this prospectus even if the market price per share of Common Stock is below $10.00 per share, while the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price. See the section of this prospectus entitled “Risk Factors—Risks Related to the Ownership of Our Securities—The Selling Holders can earn a positive return on their investment, even if other securityholders experience a negative rate of return on their investment in the post-Business Combination company.”

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under applicable federal securities laws, and as such, are subject to certain reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE YOU MAKE YOUR DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

i

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any amendment or supplement to this prospectus or information incorporated by reference into this prospectus is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash. We believe the likelihood that Warrant Holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our shares of Common Stock. If the trading price for our shares of Common Stock is less than the exercise price of a warrant holder’s Warrants ($11.50 per share), we believe Warrant Holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. See “Risk Factors–Risks Related to the Ownership of Our Securities–The price of our Common Stock may remain below $11.50 until expiration of the Warrant exercise period, and the Warrants may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.”

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

The securities for resale under this prospectus were issued to the Selling Holders (as applicable to each) in accordance with the terms of, and transactions contemplated by, the Agreement and Plan of Merger, dated as of August 3, 2022 (the “Merger Agreement” and the transactions contemplated therein, the “Business Combination”), by and among Jack Creek Investment Corp., a Cayman Islands exempted company (“JCIC”), Wildfire New PubCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of JCIC (“Bridger”), Wildfire Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger, Wildfire Merger Sub II, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger, Wildfire Merger Sub III, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger, Wildfire GP Sub IV, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger, BTOF (Grannus Feeder)—NQ L.P., a Delaware limited partnership, and Bridger Aerospace Group Holdings, LLC, a Delaware limited liability company (“Legacy Bridger”). The Business Combination was consummated on January 24, 2023 (the “Closing Date”), and Bridger became a publicly traded company, with JCIC and Legacy Bridger becoming wholly-owned subsidiaries of Bridger. On the Closing Date, Bridger changed its name to Bridger Aerospace Group Holdings, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Bridger,” “we,” “us,” “our,” and similar terms refer to Bridger Aerospace Group Holdings, Inc., a Delaware corporation (formerly known as Wildfire New PubCo, Inc.), and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) references with respect to the anticipated benefits of the Business Combination; (2) Bridger’s business plans and growth plans; (3) increases in the aerial firefighting market; (4) current and future potential commercial and customer relationships; and (5) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the Business Combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology (“IT”) and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the Business Combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus (“COVID-19”) pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the section of this prospectus entitled “Risk Factors” contained in this prospectus. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this prospectus. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this prospectus.

FREQUENTLY USED TERMS

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of Bridger, dated as of January 24, 2023.

“Amended and Restated Charter” means the Amended and Restated Certificate of Incorporation of Bridger, dated as of January 24, 2023.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of January 24, 2023, by and among Bridger, JCIC Sponsor, the BTO Stockholders and certain stockholders of Legacy Bridger.

“Available Sponsor Shares” means the number of JCIC Class B Ordinary Shares to be held by JCIC Sponsor immediately prior to Closing in accordance with the following calculation: (i) if the amount remaining in the Trust Account was less than or equal to $50,000,000, after deducting all amounts payable in respect of the JCIC Shareholder Redemption, 4,275,000 JCIC Class B Ordinary Shares and (ii) if the amount remaining in the Trust Account was greater than $50,000,000, after deducting all amounts payable in respect of the JCIC Shareholder Redemption, a number of JCIC Class B Ordinary Shares equal to (A) 8,550,000, multiplied by (B) (1) the amount remaining in the Trust Account after deducting all amounts payable in respect of the JCIC Shareholder Redemption, divided by (2) $100,000,000; provided, that in no event would the Available Sponsor Shares exceed 8,550,000 JCIC Class B Ordinary Shares.

“Board” means the Bridger Board of Directors.

“Blackstone” means Blackstone Inc.

“Blocker” means BTOF (Grannus Feeder) – NQ L.P., a Delaware limited partnership.

“Bridger Management Stockholders” means Debra Coleman, a Legacy Bridger director, Dean Heller, a Legacy Bridger director, and Darren Wilkins, Legacy Bridger’s Chief Operating Officer.

“BTO Stockholders” means certain direct and indirect equityholders of Bridger Aerospace Group Holdings, LLC that are affiliates of Blackstone Inc.

“Cayman Constitutional Documents” means JCIC’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

“Closing” means the closing of the Business Combination (as defined above).

“DGCL” means the Delaware General Corporation Law.

“Earnout Shares” means the 855,000 shares of Common Stock received by JCIC Sponsor as merger consideration that are subject to forfeiture, which amount shall be equal to twenty percent (20%) of the Available Sponsor Shares, as more fully described in the section of this prospectus entitled “Certain Relationships and Related Person Transactions — Certain Relationships and Related Person Transactions – JCIC — Sponsor Agreement.”

“Existing Warrant Agreement” means that certain Warrant Agreement, dated as of January 26, 2021, by and between JCIC and Continental Stock Transfer & Trust Company.

“Founder Stockholders” means the former direct and indirect equityholders of Bridger Element LLC.

“JCIC” means Jack Creek Investment Corp., a special purpose acquisition company which participated in the Business Combination with Bridger and Legacy Bridger”.

“JCIC Board” means the board of directors of JCIC.

“JCIC Class A Ordinary Share” means the JCIC’s Class A ordinary shares, par value $0.0001 per share.

“JCIC IPO” means JCIC’s initial public offering, which was consummated on January 26, 2021.

“JCIC Shareholder Redemption” means the offer to redeem JCIC Class A Ordinary Shares in connection with the solicitation of proxies for the approval of the Business Combination, as contemplated by the Cayman Constitutional Documents.

“JCIC Sponsor” means JCIC Sponsor LLC, a Cayman Islands exempted limited partnership.

“JCIC Sponsor Agreement” means that certain agreement, dated as of August 3, 2022, by and among JCIC, JCIC Sponsor, each of the officers and directors of JCIC (collectively, the “Sponsor Persons”) and Bridger.

“JCIC Units” means the 34,500,000 units originally issued and outstanding in connection with JCIC’s initial public offering, each of which originally consisted of one JCIC Class A Ordinary Share, and one-half of one redeemable warrant of JCIC, each whole warrant entitling the holder thereof to purchase one JCIC Class A Ordinary Share at an exercise price of $11.50 per share.

“JCIC Warrants” means the 26,650,000 warrants to purchase one JCIC Class A Ordinary Share at an exercise price of $11.50 originally issued in connection with JCIC’s initial public offering.

“Legacy Bridger Class A Common Shares” are to Class A common shares of Legacy Bridger, which have been converted into Common Stock at the Closing.

“Legacy Bridger Class B Common Shares” are to Class B common shares of Legacy Bridger, which have been converted into Common Stock at the Closing.

“Legacy Bridger Class C Common Shares” are to Class C common shares of Legacy Bridger, which have been converted into Common Stock at the Closing.

“Legacy Bridger Class D Common Shares” are to Class D common shares of Legacy Bridger, which have been converted into Common Stock at the Closing.

“Legacy Bridger Common Shares” are to Class A, Class B, Class C and Class D common shares of Legacy Bridger, which have been converted into Common Stock at the Closing.

“Legacy Bridger Equityholders” means (a) the holders of Legacy Bridger’s equity immediately prior to the Closing Date, which include Founder Stockholders, Bridger Management Stockholders, BTO Stockholders, and Series C Shareholders, except for Blocker and (b) Blocker’s equityholders, collectively

“Legacy Bridger incentive units” are to Legacy Bridger Class D Common Shares, which have been converted into Common Stock upon the Closing.

“Legacy Bridger Series A Preferred Shares” means Legacy Bridger Series A-1 Preferred Shares and Legacy Bridger Series A-2 Preferred Shares.

“Legacy Bridger Series A-1 Preferred Shares” means Series A-1 preferred shares of Legacy Bridger, which have been fully redeemed prior to Closing.

“Legacy Bridger Series A-2 Preferred Shares” means Series A-2 preferred shares of Legacy Bridger, which have been fully redeemed prior to Closing.

“Legacy Bridger Series B Preferred Shares” means Series B preferred shares of Legacy Bridger, which have been fully redeemed prior to Closing.

“Legacy Bridger Series C Preferred Shares” means Series C preferred shares of Legacy Bridger, which were surrendered and exchanged into Bridger Series A Preferred Stock on a one-to-one basis in connection with the Business Combination.

“Omnibus Incentive Plan” means the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan.

“Preferred Stock” means preferred stock of Bridger, par value $0.0001 per share.

“Private Placement Warrants” means the 9,400,000 warrants to purchase a share of Common Stock at an exercise price of $11.50 per share, as further described the section of this prospectus entitled “Description of Securities — Warrants—Private Placement Warrants,” which were issued in exchange for the 9,400,000 JCIC Warrants originally purchased in a private placement by JCIC Sponsor at a purchase price of $1.00 per share contemporaneously with JCIC’s initial public offering.

“Promissory Note” means that certain Promissory Note, dated as of February 16, 2022, by and between JCIC Sponsor and JCIC.

“Public Warrants” means the 17,250,000 warrants to purchase a share of Common Stock at an exercise price of $11.50 per share, as further described the section of this prospectus entitled “Description of Securities — Warrants—Public Warrants,” which were issued in exchange for the 17,250,000 JCIC Warrants originally issued as part of the units JCIC issued in its initial public offering.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Holders” means the persons listed in the tables contained in the section of this prospectus entitled “Selling Holders”, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Holders’ interest in the Common Stock or Private Placement Warrants other than through a public sale.

“Series 2021 Bond” means the Gallatin County municipal bond historically issued by Legacy Bridger and that has been fully settled with the issuance of Series 2022 Bonds.

“Series 2022 Bonds” means the Gallatin municipal bond issuances by Bridger Aerospace Group Holdings, LLC totaling $160,000,000 of gross proceeds that closed in July and August 2022.

“Series A Preferred Stock” means the 1,000,000 shares of Preferred Stock that have the rights, powers, designations, preferences, and qualifications, limitations and restrictions set forth in Section 4.5 of the Amended and Restated Charter.

“Stockholders Agreement” means that certain agreement, dated January 24, 2023, by and among the Company, the Founder Stockholders and the BTO Stockholders.

“Super Scooper” means a Viking Air CL-415EAF.

“Transaction Agreements” means the Merger Agreement, JCIC Sponsor Agreement, the Stockholders Agreement and the Amended and Restated Registration Rights Agreement, in each case, including all annexes, exhibits, schedules, attachments and appendices thereto, and any certificate or other instrument delivered by any party to any other party pursuant to any of the foregoing.

“Trust Account” means the trust account that was established at the consummation of JCIC’s initial public offering and was maintained by Continental Stock Transfer & Trust Company, acting as trustee.

“Trust Amount” means the amount of cash that was available in the Trust Account as of the Closing Date, after deducting the amount required to satisfy JCIC’s obligations to its shareholders that exercised their redemption rights.

“Warrant Agreement” means the Existing Warrant Agreement as assumed by the Company by virtue of the Warrant Assumption Agreement.

“Warrant Assumption Agreement” means the Warrant Assumption Agreement, dated January 24, 2023, by and among JCIC, the Company and Continental Stock Transfer & Trust Company.

“Warrants” means the Public Warrants and Private Placement Warrants.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Warrant Holders” means the holders of the Warrants.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire document carefully, including the information set forth under the sections of this prospectus entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Overview of the Company

Bridger provides aerial wildfire management, relief and suppression and firefighting services using next generation technology and sustainable and environmentally safe firefighting methods. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our world-class team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation and full-service aerial firefighting platforms.

Our portfolio is organized across two core offerings:

•	Fire Suppression: Consists of deploying specialized aircraft to drop large amounts of water quickly and directly on wildfires.

•

Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft (“Air Attack”) and unmanned aircraft.

We manage our operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources.

Background

On January 24, 2023, we consummated the Business Combination contemplated by the Merger Agreement. As a result of the Business Combination, Legacy Bridger and JCIC each became wholly-owned subsidiaries of the Company, and the JCIC shareholders and Legacy Bridger Equityholders converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in the Company. Legacy Bridger has been determined to be the accounting acquirer with respect to the Business Combination, which will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Upon consummation of the Business Combination, the most significant change in Legacy Bridger’s future reported financial position and results of operations was a gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at September 30, 2022) of approximately $20.7 million. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at Closing were approximately $16.6 million and will be treated as a reduction of the cash proceeds and deducted from our additional paid-in capital.

Summary Risk Factors

An investment in our securities involves substantial risk. The occurrence of one or more of the events or circumstances described in the section of this prospectus entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition or results of operations. These risks include the following:

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Our operation of aircraft involves a degree of inherent risk, and we could suffer losses and adverse publicity stemming from any accident, whether related to us or not, involving aircraft, helicopters, or commercial drones similar to the assets we use in our operations.

•	Our business is inherently risky in that it is fighting wildfires which are powerful and unpredictable.

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The unavailability of an aircraft due to loss, delayed delivery of new aircraft, mechanical failure, lack of pilots or mechanical personnel, especially a Super Scooper, would result in lower operating revenues for us for a period of time that would likely be prolonged, particularly as we lack diversification with respect to our fire suppression aircraft.

•	Our inability to source and hire personnel with appropriate skills and experience would inhibit operations.

•	The development of superior alternative firefighting tactics, technology or other businesses or government entities who provide the services we provide could reduce demand for our services.

•	A cyber-based attack of our IT systems could disrupt our ability to deliver services to our customers and could lead to increased overhead costs, decreased sales, and harm to our reputation.

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Any failure to offer high-quality aerial firefighting services may harm relationships with our customers and could adversely affect our reputation, brand, business, financial condition, or results of operations.

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We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure, and changes in weather patterns may result in lower demand for our services if such changes result in a reduced risk of wildfires.

•	We are highly dependent on our senior management team and other highly skilled personnel with unique skills.

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There is a seasonal fluctuation in the need to fight forest fires based upon location, a substantial majority of our revenue currently concentrated in the Western United States. As a result, our operating results may fluctuate significantly from quarter to quarter and from year to year.

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The aerial firefighting industry is expected to grow in the near future and is volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our services, if it encounters negative publicity or if our solution does not drive commercial or governmental engagement, the growth of our business will be harmed.

•

We depend significantly on government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties. We are also subject to regulations applicable to government contractors which increase our operating costs and if we fail to comply, could result in the termination of our contracts with government entities.

•	We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

•

We rely on a few large customers for a majority of our business, and the loss of any of these customers, or other adverse developments with respect to these customers could materially reduce our net income and operating results.

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We rely on a limited number of suppliers for certain raw materials, supplied components and new CL-415EAF aircraft. We may not be able to obtain sufficient raw materials, supplied components or CL-415EAF aircraft to meet our maintenance or operating needs or obtain such materials on favorable terms or at all, which could impede our ability to increase our revenue and net income.

•

We currently rely and will continue to rely on third-party partners to provide and store the parts and components required to service and maintain our aircrafts, and to supply critical components and systems, which exposes us to a number of risks and uncertainties outside our control.

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We may require substantial additional funding to finance our operations and growth strategy, but adequate additional financing may not be available when we need it, on acceptable terms, or at all, and may depend in part, on the market price of our Common Stock.

•	Our systems, aircrafts, technologies and services and related equipment may have shorter useful lives than we anticipate.

•	We have a substantial amount of debt and servicing future interests or principal payments may require us to change our business strategy to accommodate the repayment of our debt.

•	We have incurred significant losses since inception, and we may not be able to achieve, maintain or increase profitability or positive cash flow.

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The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain additional executive management and qualified board members, as our management team has limited experience managing a public company.

•	We have identified material weaknesses in our internal control over financial reporting.

•	The price of our Common Stock and Warrants are likely to be highly volatile.

•

Our Common Stock is subject to restrictions on ownership by non-U.S. citizens, which could require divestiture by non-U.S. citizen stockholders and could have a negative impact on the transferability of our common stock, its liquidity and market value, and such restrictions may deter a potential change of control transaction.

•	We may issue additional shares of our Common Stock or other equity securities, which would dilute your ownership interest in us and may depress the market price of our Common Stock.

•	There can be no assurance that we will be able to comply with Nasdaq’s continued listing standards.

•	The holders of shares of Series A Preferred Stock will have rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock.

•	A small number of our stockholders could significantly influence our business.
•	Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

•

The price of our Common Stock may remain below $11.50 until expiration of the Warrant exercise period, and the Warrants expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.

•	We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

•

Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock and Warrants, including resales pursuant to this prospectus, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline.

•

The Selling Holders purchased the securities covered by this prospectus at different prices, some significantly below the current trading price of such securities, and some Selling Holders received such securities without any consideration, and may therefore make substantial profits upon resales even if the current trading price of our Common Stock is at or significantly below the price at which the units were issued in the JCIC IPO.

•	The Selling Holders can earn a positive return on their investment, even if other shareholders experience a negative rate of return on their investment in the post-Business Combination company.

•	The COVID-19 pandemic or other future global health emergencies may materially and adversely impact our business.

Selling Holders Effective Purchase Price and Potential Profit

The Selling Holders, or their permitted transferees, may sell under this prospectus: (a) up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares issued or issuable to the direct and indirect equityholders of Legacy Bridger in connection with the Business Combination at an implied equity consideration value of $10.00 per share of Common Stock, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares issuable to the holders of restricted stock units that were issued by Legacy Bridger and assumed by the Company in connection with the Closing, which were granted at no cost to the recipients thereof; (iii) up to 2,488,189 Founder Shares that were originally issued in a private placement to JCIC Sponsor prior to the JCIC IPO (75,000 of which were subsequently transferred by the JCIC Sponsor to independent directors of JCIC), which were acquired at a purchase price equivalent to approximately $0.003 per share; (iv) up to 115,000 Note Shares originally issued at the Closing in full consideration of the outstanding $1,150,000 loan balance under the Promissory Note for an equivalent purchase price of $10.00 per share; and (v) up to 9,400,000 PPW Shares issuable upon the exercise of the Private Placement Warrants at an exercise price of $11.50 per share and (b) up to 9,400,000 Private Placement Warrants originally acquired by JCIC Sponsor in connection with the JCIC IPO for $1.00 per Private Placement Warrant. The public securityholders of JCIC acquired JCIC Units for $10.00 per unit, and the shares and warrants of JCIC were subsequently exchanged for an equivalent number of shares and warrants of Bridger after giving effect to a one-to-one exchange of JCIC shares and warrants pursuant to the Business Combination.

The sale of all the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. Even if the current trading price of our Common Stock is at or significantly below the price at which the units were issued in the JCIC IPO, certain of the Selling Holders, including JCIC Sponsor, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders. The public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price. For example, based on the closing price of our Common Stock of $3.90 and of our Warrants of $0.17 per Warrant, in each case on February 7, 2023, and the effective purchase prices set forth in the paragraph above, (i) the holders of the Legacy Bridger Consideration Shares may experience a potential loss of $6.10 per share of our Common Stock (or ($624,166,566.80) in the aggregate); (ii) the holders of the D&O RSUs Shares may experience a potential profit of $3.90 per share of our Common Stock (or $23,211,298.50 in the aggregate); (iii) the holders of the Founder Shares may experience a potential profit of approximately of $3.90 per share of our Common Stock (or $9,696,724.96 in the aggregate); (iv) the holders of the Note Shares may experience a potential loss of $6.10 per share of our Common Stock (or ($701,500.00) in the aggregate); (v) the holders of the PPW Shares may experience a potential loss of $7.60 per share of our Common Stock (or ($71,440,000.00) in the aggregate); and (vi) the holders of the Private Placement Warrants may experience a potential loss of ($0.83) per Private Placement Warrant (or ($7,802,000.00) in the aggregate). In comparison, a public shareholder who holds shares of Common Stock originally purchased as part of a JCIC Unit for $10.00 per unit at the JCIC IPO may experience a loss of $6.10 per share of Common Stock based on the closing price of our Common Stock of $3.90 on February 7, 2023. For additional information see the section of this prospectus entitled “Risk Factors—Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.”

Additional Information

The Company’s executive office is located at 90 Aviation Lane, Belgrade, Montana 59714, and the Company’s phone number is (406) 813-0079. Our website address is www.bridgeraerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

Implications of Being an Emerging Growth Company

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing (December 31, 2028), (b) in which we have a total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of our common stock that are held by non-affiliates exceeds $700.0 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. See the section of this prospectus entitled “Risk Factors – Risks Related to the Ownership of Company Securities.” We are an ‘emerging growth company,’ and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

The Offering

Issuer	Bridger Aerospace Group Holdings, Inc.

Shares of Common Stock offered by the Selling Holders	Up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares; (iii) up to 2,488,189 Founder Shares; (iv) up to 115,000 Note Shares; and (v) up to 9,400,000 PPW Shares.

Warrants Offered by the Selling Holders	Up to 9,400,000 Private Placement Warrants.

Shares of Common Stock offered by the Company	Up to 26,650,000 shares of Common Stock, consisting of 17,250,000 shares of Common Stock issuable upon exercise of the Public Warrants and 9,400,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	43,769,290 shares of Common Stock (as of February 7, 2023). 855,000 of these shares of Common Stock constitute Earnout Shares, which will no longer be subject to lock-up restrictions upon the achievement of certain stock price thresholds or, if earlier, certain liquidation events.

Shares of Common Stock outstanding assuming exercise of all Warrants	70,419,290 (based on total shares of Common Stock outstanding as of February 7, 2023).

Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Holders. We would receive up to an aggregate of approximately $306,475,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share. On February 7, 2023, the closing price of our Common Stock was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any proceeds from the exercise of Warrants to fund our operations. The Warrants include 9,400,000 Private Placement Warrants and 17,250,000 Public Warrants, each of which has an exercise price of $11.50 per share of Common Stock. We believe the likelihood that Warrant Holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Common Stock. We expect to use any net proceeds received from the exercise of the Warrants for general corporate purposes. See the section of this prospectus entitled “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See the section of this prospectus entitled “Description of Securities – Redeemable Warrants” for further discussion.

Market for Common Stock and Warrants	Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “BAER” and “BAERW,” respectively.

Risk Factors	See the section of this prospectus entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see the section of this prospectus entitled “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any amendment or supplement to this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of Legacy Bridger and its subsidiaries prior to the Business Combination and Bridger Aerospace Group Holdings, Inc. and its subsidiaries following the Business Combination.

Aviation and Firefighting Risks

Our operation of aircraft involves a degree of inherent risk, and we could suffer losses and adverse publicity stemming from any accident, whether related to us or not, involving aircraft, helicopters, or commercial drones similar to the assets we use in our operations.

The operation of aircraft is subject to various risks, and demand for firefighting services, may in the future be impacted by accidents or other safety issues regardless of whether such accidents or issues involve Bridger flights, our aircraft operators, or aircraft flown by our aircraft operators. Air transportation hazards, such as adverse weather conditions and fire and mechanical failures, may result in death or injury to personnel and passengers which could impact client confidence in a particular aircraft type. Safety statistics for air travel are reported by multiple parties, including the Department of Transportation (the “DOT”) and National Transportation Safety Board, and are often separated into categories of transportation. Because our aerial firefighting services include a variety of aircrafts, our clients may have a hard time determining how safe aerial firefighting services are, and their confidence in aerial firefighting may be impacted by, among other things, the classification of accidents in ways that reflect poorly on aerial firefighting services or the methods that aerial firefighting services utilize.

As the owners and operators of certain aircrafts, including the CL-415EAFs, we believe that safety and reliability are two of the primary attributes that customers consider when selecting aerial firefighting services. Our failure to maintain standards of safety and reliability that are satisfactory to our customers may adversely impact our ability to retain current customers and attract new customers. We are at risk of adverse publicity stemming from any public incident involving our company, our people, or our brand. Such an incident could involve the actual or alleged behavior of any of our employees.

Increased accident history could be bar us from certain contracts, thereby reducing demand for our services. Further, if our personnel or one of the aircraft models that is used by us is involved in a public incident, accident, catastrophe, or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe, or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe, or action involving our employees or one of the aircraft models used by us could create an adverse public perception, which could harm our reputation, resulting in existing or potential customers being reluctant to use our services and adversely impacting our business, results of operations, and financial condition. If one or more of operators were to suffer an accident or lose the ability to fly certain aircraft due to safety concerns or investigations, we may be required to cancel or delay certain aerial firefighting services until replacement aircraft and personnel are obtained.

Our operations may also be negatively impacted by accidents or other safety-related events or investigations that occur in or near the airports and the hangars we utilize for our aerial firefighting services. For example, if an accident were to occur at or near one of our hangars that rely on for certain flights, we may be unable to fly into or out of that hangar until the accident has been cleared, any damages to the facilities have been repaired, and any insurance, regulatory, or other investigations have been completed. Similarly, an adverse safety event by a third-party with respect to the CL-415EAF or any of the other planes in our fleet could result in temporary or permanent bans on certain aircraft models by certain of our current or future customers.

Our business is inherently risky in that it is fighting wildfires which are powerful and unpredictable.

The performance of our services necessitates that we interact with wildfires. Wildfires can be massively unpredictable, and while we have implemented safety protocols and systems, these protocols and systems cannot eliminate the risk of accidents. Further, to effectively fight fires, flight operations often require low-level flights and involve performing services in mountainous terrain, both of which increase the risks involved with our services. To protect against these dangers, we may be required to implement more expenses and/or time-consuming safety protocols and systems, which could cause our expenses to be higher than anticipated. We may also be more likely to experience an adverse safety event.

The unavailability of an aircraft due to loss, delayed delivery of new aircraft, mechanical failure, lack of pilots or mechanical personnel, especially one of the Viking Air CL-415EAFs (a Super Scooper), would result in lower operating revenues for us for a period of time that cannot be determined and would likely be prolonged.

Aircraft loss for any reason could impact our ability to provide services. Short- or long-term unavailability of an aircraft may also result from an aging fleet or parts obsolescence. Replacement aircraft or replacement parts may not be available or only available with significant delays.

Our revenues are disproportionately derived from the services of our Super Scoopers, of which we expect to have six in our fleet by the first quarter of 2023. The unavailability of one or more of our Super Scoopers could result in a significant reduction in our revenues and adversely affect our results of operations. For example, in 2022, we experienced a delay with the delivery of our fifth and sixth Super Scooper aircrafts and two Unmanned Aerial Systems (“UAS”) drones. We originally expected that the fifth Super Scooper, sixth Super Scooper, and the two UAS drones would be delivered in May 2022, July 2022 and May 2022, respectively, but ultimately, the delivery and subsequent preparation for deployment of the fifth Super Scooper was delayed until September 2022, the two UAS drones were delivered in October 2022 and the sixth Super Scooper is estimated to be delivered in the first quarter of 2023. As a result of such delays, our results of operations for the 2022 wildfire season were materially affected. Additionally, only pilots with significant flight hours can operate Super Scoopers, and there is a limited number of available pilots due to the demanding levels of training. There is a limited number of Super Scoopers in operation globally. Certain replacement parts may be unavailable or difficult to obtain, and we may be unable to hire sufficient mechanics trained to service Super Scoopers.

Our pilots and mechanics are required by contract to meet a minimum standard of operational experience. Finding and employing individuals with the necessary level of experience and certification has required us to hire U.S. and Canadian personnel. Inability to source and hire personnel with appropriate skills and experience would inhibit operations.

Our business’s success depends on our continued ability to attract, retain, and motivate highly qualified personnel with experience in the aviation space, including pilots and mechanics. However, competition for qualified personnel is intense. Our business may not be successful in attracting qualified personnel to fulfill our current or future needs. In the event that we are unable to fill critical open employment positions, we may need to delay our operational activities and goals, including the development and expansion of our business, and may have difficulty in meeting our obligations as a public company.

In addition, competitors and others may attempt to recruit our employees. The loss of the services of any of our key personnel, the inability to attract or retain highly qualified personnel in the future or delays in hiring such personnel, particularly senior management, pilots, and other technical personnel, could materially and adversely affect our business, financial condition and results of operations. In addition, the replacement of key personnel likely would involve significant time and costs and may significantly delay or prevent the achievement of our business objectives.

The development of superior alternative firefighting tactics or technology that do not rely on our existing and planned capital assets could reduce demand for our services and result in a material reduction in our revenue and results of operations.

Our aircraft have been modified to deploy our technology and support our existing firefighting tactics to fight wildfires. In particular, the Super Scooper is specially designed to fight forest fires with water and to refill from open bodies of water. If new technology or firefighting tactics are created or discovered that provide more powerful, more economic, faster, safer, more environmentally friendly or services that are otherwise superior in certain aspects to our current services, then we may see reduced demand for our services or be required to incur additional costs to adapt our fleet to such technologies or firefighting tactics. Additionally, current and potential government customers may push towards contracting services from customers with modernized fleets. All of these changes could narrow the scope of future contracts to exclude our existing assets, which could reduce demand for our services, our revenues, and earnings.

Operations Risks

We rely on our IT systems to manage numerous aspects of our business. A cyber-based attack of these systems could disrupt our ability to deliver services to our customers and could lead to increased overhead costs, decreased sales, and harm to our reputation.

We rely on IT networks and systems to operate and manage our business, including the FireTRAC application (“FireTRAC”), which combines proprietary data and technology to deliver certain insights on fire risks. Our IT networks and systems process, transmit and store personal and financial information, and proprietary information of our business. The technology also allows us to coordinate our business across our operation bases and communicate with our employees and externally with customers, suppliers, partners, and other third parties. While we believe we take reasonable steps to secure these IT networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information or our users’ personal information. In addition, cyberattacks, viruses, malware, or other damage or unauthorized access to our IT networks and systems could result in damage, disruptions, or shutdowns to our platform. Any of the foregoing could cause substantial harm to our business, require us to make notifications to our customers, governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our IT systems and networks.

Our service, data and systems may be critical to operations or involve the storage, processing and transmission of sensitive data, including valuable intellectual property, other proprietary or confidential data, regulated data, and personal information of employees, and others. Successful breaches, employee malfeasance, or human or technological error could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of our or other third-party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; the loss of access to critical data or systems; service or system disruptions or denials of service.

Our ability to attract and retain customers, to efficiently operate our business, and to compete effectively depends in part upon the sophistication, security, and reliability of our technology network, including our ability to provide features of service that are important to our customers, to protect our confidential business information and the information provided by our customers, and to maintain customer confidence in our ability to protect our systems and to provide services consistent with their expectations. As a result, we are subject to risks imposed by data breaches and operational disruptions, including through cyberattack or cyber-intrusion, by computer hackers, foreign governments, cyber terrorists and activists, cyber criminals, malicious employees or other insiders of the Company or third-party service providers, and other groups and individuals.

Data breaches of companies and governments continue to increase as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased and we, our customers, and third parties increasingly store and transmit data by means of connected IT systems. Additionally, risks such as code anomalies, “Acts of God”, data leakage, cyber-fraud, and human error pose a direct threat to our services, systems, and data and could result in unauthorized or block legitimate access to sensitive or confidential data regarding our operations, customers, employees, and suppliers, including personal information.

We also depend on and interact with the technology and systems of third parties, including our customers and third-party service providers such as cloud service providers. Such third parties may host, process, or have access to information we maintain about our company, customers, employees, and vendors or operate systems that are critical to our business operations and services. Like us, these third parties are subject to risks imposed by data breaches, cyberattacks, and other events or actions that could damage, disrupt, or close down their networks or systems. We have security processes, protocols, and standards in place, including contractual provisions requiring such security measures, that are applicable to such third parties and are designed to protect information that is held by them, or to which they have access, as a result of their engagements with us. Nevertheless, a cyberattack could defeat one or more of such third parties’ security measures, allowing an attacker to obtain information about our company, customers, employees, and vendors or disrupt our operations. These third parties may also experience operational disruptions or human error that could result in unauthorized access to sensitive or confidential data regarding our operations, customers, employees, and suppliers, including personal information.

A disruption to our complex, global technology infrastructure, including those impacting our computer systems and website, could result in the loss of confidential business or customer information, require substantial repairs or replacements, resulting in significant costs, and lead to the temporary or permanent transfer by customers of some or all of their business to our competitors. The foregoing could harm our reputation and adversely impact our operations, customer service, and results of operations. Additionally, a security breach could require us to devote significant management resources to address the problems created. A significant data breach or any failure, or perceived failure, by us to comply with any federal, state, or foreign privacy laws, regulations, or other principles or orders to which we may be subject could adversely affect our reputation, brand, and business, and may result in claims, investigations, proceedings, or actions against us by governmental entities, litigation, including class action litigation, from our customers, fines, penalties, or other liabilities, or require us to change our operations or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement, government authorities, payment companies, consumer reporting agencies, or the media about the incident and may be required to expend additional resources in connection with investigating and remediating such an incident, and otherwise complying with applicable privacy and data security laws.

These types of adverse impacts could also occur in the event the confidentiality, integrity, or availability of company and customer information was compromised due to a data loss by us or a trusted third party. We or the third parties with which we share information may not discover any security breach and loss of information for a significant period of time after the security breach occurs.

We have invested and continue to invest in technology security initiatives, information-technology risk management, business continuity, and disaster recovery plans, including investments to retire and replace end-of-life systems. The development and maintenance of these measures is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly more frequent, intense, and sophisticated. Despite our efforts, we are not fully insulated from data breaches, technology disruptions, data loss, and cyber-fraud, which could adversely impact our competitiveness and results of operations.

While we have significant security processes and initiatives in place, we may be unable to detect or prevent a breach or disruption in the future. Additionally, while we have insurance coverage designed to address certain aspects of cyber risks in place, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current laws and regulations or the enactment of new laws or regulations in these areas, could adversely affect our business and our financial condition.

We are subject to a wide variety of laws in the United States and other jurisdictions related to privacy, data protection, and consumer protection that are often complex and subject to varying interpretations. As a result, these privacy, data protection, and consumer protection laws may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies and such changes or developments may be contrary to our existing practices. This may cause us to expend resources on updating, changing, or eliminating some of our privacy and data protection practices.

Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners.

We have implemented compliance controls, training, policies and procedures designed to prevent and detect reckless or criminal acts from being committed by our employees, agents or business partners that would violate the laws of the jurisdictions in which we operate, including laws governing payments to government officials, such as the U.S. Foreign Corrupt Practices Act, the protection of export controlled or classified information, such as ITAR, false claims, procurement integrity, cost accounting and billing, competition, information security and data privacy and the terms of our contracts. This risk of improper conduct may increase as we continue to grow and expand our operations. We cannot ensure, however, that our controls, training, policies and procedures will prevent or detect all such reckless or criminal acts, and we have been adversely impacted by such acts in the past, which have been immaterial in nature. If not prevented, such reckless or criminal acts could subject us to civil or criminal investigations, monetary and non-monetary penalties and suspension and debarment by the U.S. government and could have a material adverse effect on our ability to conduct business, our results of operations and our reputation. In addition, misconduct involving data security lapses resulting in the compromise of personal information or the improper use of our customer’s sensitive or classified information could result in remediation costs, regulatory sanctions against us and serious harm to our reputation and could adversely impact our ability to continue to contract with the U.S. government.

Any failure to offer high-quality aerial firefighting services to customers may harm our relationships with our customers and could adversely affect our reputation, brand, business, financial condition, and results of operations.

We strive to create high levels of customer satisfaction and brand trust through our services and the support provided by our employees. Our customers depend on our team to resolve any issues relating to our services, which are often emergencies, in an efficient and accurate manner. Our ability to provide effective and timely services is largely dependent on numerous factors, including our ability to maintain our existing fleet and our ability to attract and retain skilled employees who can support our customers and are sufficiently knowledgeable about our services. As we continue to grow our business and improve our platform, we will face challenges related to providing quality support at scale. Any failure to provide efficient and timely services, or a market perception that we do not maintain high-quality or dependable services, could adversely affect our reputation, brand, business, financial condition, and results of operations.

Natural disasters, unusual weather conditions, pandemic or epidemic outbreaks, terrorist acts and political events could disrupt our business.

The occurrence of one or more natural disasters such as fires, tornados, hurricanes, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events where our facilities or the hangars where our aircraft fleets are located, could damage our fleet or other property and adversely affect our business, financial condition and results of operations. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for our aerial firefighting services to occur as planned, resulting in additional expense to reschedule or cancel altogether, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our aircrafts, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. To the extent these events also impact one or more of our suppliers or result in the closure of any of their facilities or our facilities, we may be unable to fulfill our other contracts.

We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure, and changes in weather patterns may result in lower demand for our services if such changes result in a reduced risk of wildfires.

All climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize certain aspects of our operations, purchase carbon offsets, or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise, and other climate-related events, could affect our operations, infrastructure, and financial results. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change. We believe that rising global temperatures have been, and in the future are expected to be, one factor contributing to increasing rates and severity of wildfires. Climate change and global temperatures are impacted my many variables, however, and cannot be predicted with certainty. If global temperatures were to decrease, then the rate and severity of wildfires may decrease as well, resulting in lower demand for our services.

Our business is dependent on the availability of aircraft fuel. Continued periods of significant disruption in the supply or cost of aircraft fuel could have a significant negative impact on consumer demand, our operating results, and liquidity.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability. Natural disasters (including hurricanes or similar events in the U.S. Southeast and on the Gulf Coast, where we have performed our aerial firefighting services), political disruptions or military conflicts involving oil-producing countries, economic sanctions imposed against oil-producing countries or specific industry participants, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in the cost to transport or store petroleum products, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages or distribution challenges in the future. Any of these factors or events could cause a disruption in or increased demands on oil production, refinery operations, pipeline capacity, or terminal access and possibly result in diminished availability of aircraft fuel supply for our business. The impact of such events may limit our ability to perform our aerial firefighting services, which could result in loss of revenue and adversely affect our ability to provide our services.

System failures, defects, errors, or vulnerabilities in our website, applications, backend systems, or other technology systems or those of third-party technology providers could harm our reputation and brand and adversely impact our business, financial condition, and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions, outages, or degradation because of hardware and software defects or malfunctions, human error, or malfeasance by third parties or our employees, contractors, or service providers, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, cyberattacks, or other events. Our insurance may not be sufficient, and we may not have sufficient remedies available to us from our third-party service providers, to cover all of our losses that may result from such interruptions, outages, or degradation.

If we fail to adequately protect our proprietary intellectual property rights, our competitive position could be impaired and we may lose market share, generate reduced revenue, and/or incur costly litigation to protect our rights.

Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain technologies we utilize in arranging air firefighting services. To date, we have relied primarily on trade secrets and trademarks to protect our proprietary technology. Our software is also subject to certain protection under copyright law, though we have chosen not to register any of our copyrights. We routinely enter into non-disclosure agreements with our employees, consultants, third party aircraft operators, and other relevant persons and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary and, if successful, may potentially cause us to lose market share, harm our ability to compete, and result in reduced revenue. Moreover, our non-disclosure agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. There can be no assurance that the intellectual property rights we own or license will provide competitive advantages or will not be challenged or circumvented by our competitors.

Further, obtaining and maintaining patent, copyright, and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States or foreign jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will inadvertently lose protection for failing to comply with all procedural, documentary, payment, and similar obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect, and enforce our intellectual property rights, our business, financial condition, and results of operations could be adversely affected.

We use open-source software in connection with our platform, which may pose risks to our intellectual property.

We use open source software in connection with our technology products and plan to continue using open-source software in the future. Some licenses governing the use of open-source software contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software. If we combine or link our proprietary source code with open-source software in certain ways, we may be required, under the terms of the applicable open-source licenses, to make our proprietary source code available to third parties. Although we monitor our use of open-source software, we cannot provide assurance that all open-source software is reviewed prior to use in our platform, that our developers have not incorporated open-source software into our platform that we are unaware of, or that they will not do so in the future. Additionally, the terms of open-source licenses have not been extensively interpreted by United States or international courts, and so there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on us or our proprietary software. If an author or other third party that distributes such open-source software were to allege that we had not complied with the conditions of an open-source license, we could incur significant legal costs defending ourselves against such allegations or remediating any alleged non-compliance with open-source licenses. Any such remediation efforts could require significant additional resources, and we may not be able to successfully complete any such remediation. Further, in addition to risks related to license requirements, use of certain open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties, and the open-source software may contain security vulnerabilities.

Our insurance may become too difficult or expensive for us to obtain or maintain. Increases in insurance costs or reductions in insurance coverage may materially and adversely impact our results of operations and financial position.

As the owners and operators of certain aircrafts, we maintain general liability aviation premise insurance, non-owned aircraft liability coverage, and directors and officers insurance, and we believe our level of coverage is customary in the industry and adequate to protect against claims. However, there can be no assurance that it will be sufficient to cover potential claims or that present levels of coverage will be available in the future at reasonable cost. Additionally, replacement aircraft, especially new Super Scoopers, may not be readily available for purchase, potentially resulting in lost revenue for extended periods of time. Further, we expect our insurance costs to increase as we anticipate adding aircraft, expanding our services, and entering into new markets.

We are highly dependent on our senior management team and other highly skilled personnel with unique skills. We will need to be able to continue to grow our workforce with highly skilled workers in the future. If we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop, and retain a sufficient number of other highly skilled personnel, including finance, marketing, sales, and technology and support personnel. We believe that the breadth and depth of our senior management team’s experience across multiple industries will be instrumental to our success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition, and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the aerospace industry generally for many employees at aerospace companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could harm our business, financial condition or operating results.

Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.

Our management team has successfully grown and exited prior business ventures, including Ascent Vision Technologies by our founders, Matthew Sheehy and Timothy Sheehy. Any past experience or performance of our management team and their respective affiliates is not a guarantee of success with respect to Bridger.

We have entered into ground leases with terms of twenty (20) years and ten (10) years with the Gallatin Airport Authority for each of our hangars. If the Airport Authority declines to renew any of our ground leases, our operations and results of operations could be materially and adversely impacted.

Our current hangars are, and the additional hangars we plan to add in the near-term will be, located on certain land owned by Gallatin Airport Authority (the “Airport Authority”) and leased to our subsidiaries. The initial term of each Ground Lease is either twenty (20) years or ten (10) years from its respective commencement date. These hangers are critical to our ability to provide maintenance on our aircraft. If the Airport Authority terminates our leases, or refuses to renew them when expired, we may incur significant costs to locate suitable alternative hangar locations and may incur increased costs to modify any replacement hangars for our business, and the process may require significant management attention.

Additionally, we currently have two hangars under contract with a general contractor based in Bozeman, Montana. Construction of the hangars is subject to the risks of cost overruns and delays due to a variety of factors including, among other things, site difficulties, labor strife, delays in and shortages of materials, weather conditions, fire and casualty. Any delay in completion of the hangars could materially adversely affect the timing of the commencement of operations at the hangars, which could affect receipt of future revenues.

Our lack of diversification with respect to the aircrafts we use may subject us to negative economic, competitive and regulatory developments that disproportionately impact our aviation assets as compared to other fire suppression aircraft or alternative fire suppression services, which could adversely affect our ability to market and sell our services and our reputation.

Our fleet is comprised mainly of CL-415EAF aircraft, which is currently limited in supply (see the section of this prospectus entitled “Risk Factors — There is a limited supply of new CL-415EAF aircraft to purchase, and an inability to purchase additional CL-415EAF aircraft could impede our ability to increase our revenue and net income.”). Furthermore, regulations or restrictions that cause us to ground the fleet after a safety or maintenance event, whether or not in connection with us or our services, have the potential to significantly affect our ability to carry out our operations and generate revenue. A similar incident could also damage our reputation or the perception of safety or efficacy of the CL-415EAF in fighting wildfires, which could negatively impact our business and results of operations.

Any delays in the development, design and engineering of our products and services may adversely impact our business, financial condition and results of operations.

We have previously experienced, and may experience in the future, delays or other complications in the design, production, delivery and servicing ramp of our systems, products, technologies, services, and related technology, including on account of the global COVID-19 health crisis. If delays like this arise or recur, if our remediation measures and process changes do not continue to be successful or if we experience issues with design and safety, we could experience issues or delays in increasing production further.

If we encounter difficulties in scaling our delivery or servicing capabilities, if we fail to develop and successfully commercialize our products and services, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived to offer less mission assurance than those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.

Seasonality Risks

There is a seasonal fluctuation in the need to fight forest fires based upon location. A significant portion of our total revenue currently occurs during the second and third quarters of the year due to the North American fire season, and the intensity of the fire season varies from year to year. As a result, our operating results may fluctuate significantly from quarter to quarter and from year to year.

Our quarterly and annual operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including but not limited to: forest fires tend to have a higher occurrence during the summer months and during times of drought, but are ultimately unpredictable; climate change and changes in global temperatures occur of time; unexpected weather patterns, natural disasters or other events that increase or decrease the rate or intensity of wildfires or impair our ability to perform firefighting services; changes in governmental regulations or in the status of our regulatory approvals or applications. The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful or be a good indication of our current or future performance. For example, due to the condensed and less intense 2022 wildfire season, we experienced a decrease in demand for our wildfire surveillance, relief and suppression and aerial firefighting services and had less flight hours and standby days than prior years, which negatively impacted our results of operations for the 2022 wildfire season.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide. Furthermore, if we are unable to obtain access to working capital or if seasonal fluctuations are greater than anticipated, there could be a material adverse effect on our financial condition, results of operations, or cash flows.

Extreme weather, drought and shifting climate patterns have intensified the challenges associated with many of the risks facing the Company, particularly wildfire management.

Extreme weather, drought and shifting climate patterns have intensified the challenges associated with many of the other risks facing our business, particularly wildfire management. Our service territory encompasses some of the most densely forested areas in the United States and, as a consequence, is subject to risks from vegetation-related ignition events. Further, environmental extremes, such as drought conditions and extreme heat followed by periods of wet weather, can drive additional vegetation growth (which can then fuel fires) and influence both the likelihood and severity of extraordinary wildfire events. In particular, the risk posed by wildfires, including during the 2021 wildfire season, increased in the United States as a result of an ongoing extended period of drought, bark beetle infestations in forests and wildfire fuel increases due to rising temperatures and record rainfall following the drought, and strong wind events, among other environmental factors. Contributing factors other than environmental can include local land use policies and historical forestry management practices. The combined effects of extreme weather and climate change also impact this risk.

Further, we have been studying the potential effects of climate change (increased severity and frequency of storm events, sea level rise, land subsidence, change in temperature extremes, changes in precipitation patterns and drought, and wildfire) on Bridger’s assets, operations, and services, and we are developing adaptation plans to set forth a strategy for those events and conditions that we believe are most significant. Consequences of these climate-driven events may vary widely and could include increased stress on our services due to new patterns of demand, physical damage to our fleet and infrastructure, higher operational costs, and an increase in the number requests for our services. In addition, we could incur substantial costs to repair or replace aircrafts and facilities.

Events or conditions caused by climate change could have a greater impact on our operations than our studies suggest and could result in a fluctuation in revenues and expenses. Conversely, the impact could be less than we anticipate, which we expect would result in reduce demand for our aerial firefighting services.

The substantial majority of our revenue currently is concentrated in the Western United States.

Currently, the substantial majority of our revenue is generated in the states of the United States located West of the Mississippi River, and if the weather patterns result in fewer wildfires in this region, demand for “flight hour” services would decrease and potentially result in a material decrease in revenue or net income.

Sales and Customer Risks

The aerial firefighting industry is expected to grow in the near future and is volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our services, if it encounters negative publicity or if our solution does not drive commercial or governmental engagement, the growth of our business will be harmed.

The market for aerial firefighting is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for our services in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In the future, there may be other businesses who attempt to provide the services that we provide, or our main private competitors could attempt to increase operations. In the future, federal, state, and local governments and foreign governments may also decide to directly provide such services.

The industry in which we operate may become increasingly competitive as a result of the expansion of the demand for aerial firefighting operations or the entrance of federal, state, and local governments and foreign governments into the aerial firefighting space. We compete against a number of private operators with different business models, and new entrants may begin offering aerial firefighting services. Factors that affect competition in our industry include price, reliability, safety, regulations, professional reputation, aircraft availability, equipment and quality, consistency and ease of service, and willingness and ability to serve specific regions. There can be no assurance that our competitors will not be successful in capturing a share of our present or potential customer base. Certain governments may decide a government owned, government operated model is preferable, from a cost perspective or otherwise, to perform aerial firefighting services directly or to own their own aircraft and contract with independent operators. The materialization of any of these risks could adversely affect our business, financial condition and results of operations.

If we experience harm to our reputation and brand, our business, financial condition and results of operations could be adversely affected.

Continuing to increase the strength of our reputation and brand for reliable, experience-driven, and cost-effective aerial firefighting services is critical to our ability to attract and retain qualified aircraft operators. In addition, our growth strategy may include international expansion through joint ventures, minority investments, or other partnerships with local companies, as well as event activations and cross-marketing with other established brands, all of which benefit from our reputation and brand recognition. If we fail to protect our reputation and brand recognition, it could adversely affect our business, financial condition, and results of operations.

We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties. We are also subject to regulations applicable to government contractors which increase our operating costs and if we fail to comply, could result in the termination of our contracts with government entities.

We derive a substantial portion of our revenue from contracts with the U.S. government (accounting for approximately 75% of our total revenue in the year ended December 31, 2021) and may enter into additional contracts with the U.S. or foreign governments in the future. This subjects us to statutes and regulations applicable to companies doing business with the government, including the FAA. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. In addition, as a small business, we have been awarded certain government contracts based on our status under the applicable regulations of the Small Business Association. If we continue to expand and are unable to maintain this small business status, we may no longer be eligible to utilize the small business status to grow our business. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.

All of our federal and state government contracts (accounting for approximately 99% of our total revenue in the year ended December 31, 2021) are subject to the annual approval of appropriations being made by the applicable state or federal legislative bodies to fund the expenditures under these contracts. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•

financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, results of operations and cash flows.

Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the aerial firefighting spending priorities of the U.S. government, what challenges budget reductions will present for the aerial firefighting industry and whether annual appropriations bills for all agencies will be enacted for U.S. government fiscal 2023 and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, financial condition, results of operations and cash flows in a number of ways, including the following:

•	The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;

•

U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to, and the difficulty in predicting, U.S. government spending priorities and levels; and

•

We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state and local governments.

Furthermore, we believe continued budget pressures could have serious negative consequences for the aerial firefighting industrial base and the customers, employees, suppliers, investors and communities that rely on companies in the aerial firefighting industrial base. Budget and program decisions made in this environment would have long-term implications for us and the entire aerial firefighting industry.

We depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.

Over its lifetime, a U.S. government program may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. government programs is subject to U.S. Congressional appropriations. In recent years, U.S. government appropriations have been affected by larger U.S. government budgetary issues and related legislation. Although multi-year contracts may be authorized and appropriated in connection with major procurements, the U.S. Congress (“Congress”) generally appropriates funds on a government fiscal year basis. Procurement funds are typically made available for obligation over the course of one to three years. Consequently, programs often initially receive only partial funding, and additional funds are obligated only as Congress authorizes further appropriations. As a result of the restrictions on the authority of federal agencies to obligate federal funds without annual appropriations from Congress, most of our contracts are structured for one base year with options for up to four additional years. We cannot predict the extent to which total funding and/or funding for individual programs will be included, increased or reduced as part of the annual appropriations process ultimately approved by Congress and the President of the United States or in separate supplemental appropriations or continuing resolutions, as applicable. The termination of funding for a U.S. government program would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on our operations. In addition, the termination of a program or the failure to commit additional funds to a program that already has been started could result in lost revenue and increase our overall costs of doing business.

Generally, U.S. government contracts are subject to oversight audits by U.S. government representatives. Such audits could result in adjustments to our contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. We have recorded contract revenue based on costs we expect to realize upon final audit. However, we do not know the outcome of any future audits and adjustments, and we may be required to materially reduce our revenue or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines or suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. government’s convenience upon payment only for work done and commitments made at the time of termination. For some contracts, we are a subcontractor and not the prime contractor, and in those arrangements, the U.S. Government could terminate the prime contractor for convenience without regard for our performance as a subcontractor. We can give no assurance that one or more of our U.S. government contracts will not be terminated under those circumstances. Also, we can give no assurance that we would be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of our U.S. government contracts. Because a significant portion of our revenue is dependent on our performance and payment under our U.S. government contracts, the loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Our U.S. government business also is subject to specific procurement regulations and a variety of socioeconomic and other requirements. These requirements, although customary in U.S. government contracts, increase our performance and compliance costs. These costs might increase in the future, thereby reducing our margins, which could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, the U.S. government has and may continue to implement initiatives focused on efficiencies, affordability and cost growth and other changes to its procurement practices. These initiatives and changes to procurement practices may change the way U.S. government contracts are solicited, negotiated and managed, which may affect whether and how we pursue opportunities to provide our products and services to the U.S. government, including the terms and conditions under which we do so, which may have an adverse impact on our business, financial condition, results of operations and cash flows. For example, contracts awarded under the DoD’s Other Transaction Authority for research and prototypes generally require cost-sharing and may not follow, or may follow only in part, standard U.S. government contracting practices and terms, such as the Federal Acquisition Regulation and Cost Accounting Standards.

Failure to comply with applicable regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws and regulations, including those related to procurement integrity, export control (including ITAR), U.S. government security, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. government contract or relationship as a result of any of these acts would have an adverse impact on our operations and could have an adverse effect on our standing and eligibility for future U.S. government contracts.

We may be blocked from or limited in providing or offering our services in certain jurisdictions and may be required to modify our business model in those jurisdictions as a result.

We face regulatory obstacles, including those lobbied for in local government, which could prevent us from operating our aerial firefighting services. We may incur significant costs in defending our right to operate in accordance with our business model in many jurisdictions. To the extent that efforts to block or limit our operations are successful, or we or third-party aircraft operators are required to comply with regulatory and other requirements applicable to our services, our revenue and growth would be adversely affected.

We may enter into firefighting contracts in the future with foreign governments, which may result in increased compliance and oversight risks and expenses.

If we enter into contracts with foreign governments in the future, we may be subject to further regulations and complicated procurement processes that require significant expense and/or management attention. Additionally, contracts with foreign governments often necessitate higher levels of compliance and oversight functions, which could increase our costs, making us less competitive and hurting our results from operations.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales, marketing, operations, and the number of aircrafts that we own and operate in connection with our aerial firefighting services. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training, and managing an increasing number of employees. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees, and impact financial and operational results. In addition, in order to continue to increase our presence, we expect to incur substantial expenses and capital expenditures as we continue to attempt to increase our coverage areas, aircraft fleet, and employee base. The continued expansion of our business may also require additional space for administrative support. If we are unable to drive commensurate growth, these costs, which include lease commitments, marketing costs and headcount, could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

We rely on a few large customers for a majority of our business, and the loss of any of these customers, significant changes in the prices, marketing allowances or other important terms provided to any of these customers or adverse developments with respect to the financial condition of these customers could materially reduce our net income and operating results.

Our total revenues are concentrated among a small number of large customers. Sales to our three largest customers in the aggregate represented 98%, and sales to our largest customer represented 74% of our total revenues during the year ended December 31, 2021, and one customer that accounted for 92% of accounts receivable as of December 31, 2021. We are under continued pressure from our major customers to offer lower prices, extended payment terms, increased marketing and other allowances and other terms more favorable to these customers because our sales to these customers are concentrated, and the market in which we operate is very competitive. These customer demands have put continued pressure on our operating margins and profitability, resulted in periodic negotiations in connection with open requests for proposals to provide more favorable prices and terms to these customers and significantly increased our working capital needs. In addition, this customer concentration leaves us vulnerable to any adverse change in the financial condition of these customers. Changes in terms with, significant allowances for and collections from these customers could affect our operating results and cash flows. The loss of our main customers could adversely affect our business.

Our cash flow and profitability could be reduced if expenditures are incurred prior to the final receipt of a contract.

We provide services on behalf of our customers under various contractual arrangements. From time to time, in order to ensure that we satisfy our customers’ requirements and time-sensitive needs, we may elect to initiate procurement in advance of receiving final authorization from the government customer or a prime contractor. If our government or prime contractor customer’s requirements should change or if the government or the prime contractor should direct the anticipated procurement to another contractor, or if the anticipated contract award does not materialize, our investment might be at risk. This could reduce anticipated earnings or result in a loss, negatively affecting our cash flow and profitability.

If we are not able to successfully enter into new markets and offer new services and enhance our existing offerings, our business, financial condition and results of operations could be adversely affected.

Our growth will depend in part on our ability to successfully enter into new markets and expand on our existing services. Significant changes to our existing services may require us to obtain and maintain applicable permits, authorizations or other regulatory approvals. If these new services are unsuccessful or fail to attract a sufficient number of customers to be profitable, or we are unable to bring new or expanded services to market efficiently, our business, financial condition and results of operations could be adversely affected. Furthermore, new demands regarding our services, including the availability of superior services or a deterioration in the quality of our existing services, could negatively affect the attractiveness of our platform and the economics of our business and require us to make substantial changes to and additional investments in our routes or our business model. Developing and launching new services or enhancements to our existing services involves significant risks and uncertainties, including risks related to the reception of such services by existing and potential future customers, increases in operational complexity, unanticipated delays or challenges in implementing such services or enhancements, increased strain on our operational and internal resources (including an impairment of our ability to accurately forecast flier demand and the number of customers using our platform) and negative publicity in the event such new or enhanced routes are perceived to be unsuccessful. We have scaled our business rapidly, and significant new initiatives have in the past resulted in such operational challenges affecting our business. In addition, developing and launching new services and enhancements to our existing services may involve significant upfront investment, such as purchasing additional aircrafts, and such investments may not generate return on investment.

Supplier Risks

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our maintenance or operating needs or obtain such materials on favorable terms or at all, which could impair our ability to provide our services in a timely manner or increase our costs of services and maintenance.

Our ability to produce our current and future systems, technologies and services and other components of operation is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Global supply chains have recently experienced disruption as a result of industry capacity constraints, tariffs, material availability and global logistics delays arising from transportation capacity of ocean shipping containers and a prolonged delay in resumption of operations by one or more key suppliers as a result of COVID-19. Our reliance on suppliers to secure raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supplies of raw materials or supplied components on favorable terms or at all, which could result in delays in the provision of our services, our ability to repair and service our assets, or increased costs, any of which could harm our business, financial condition and results of operations. In particular, we rely on Viking Air Limited (“Viking”), the manufacturer of our Super Scooper aircraft and an affiliate of Longview Aviation Services Inc. (“LAS”), to source and acquire the parts and materials needed to maintain our Super Scoopers and Bridger has not identified a readily available alternative supplier for certain of such parts. If we are unable to obtain (including as a result of a disruption to Viking’s business operations or supply lines) the necessary parts and materials to maintain our Super Scooper aircraft from Viking, and if we are unable to identify an alternative supplier for such parts and materials in a timely manner, then our business operations, including the maintenance and performance of our Super Scooper aircraft, and results of operations would be adversely affected.

Additionally, to maintain compliance with certain contractual structural inspection and analysis requirements under our agreements with the United States Forest Service (the “USFS”), on January 5, 2021 we entered into Amendment 8 (SSLMP) (the “SSLMP Amendment”) to our purchase agreement with LAS and Viking, dated April 13, 2018 (as amended and supplemented from time to time, the “LAS Purchase Agreement”), for Viking’s provision of a Supplemental Structural Life Management Program. Viking agreed to provide us with a 5-year subscription service to a Super Scooper life management program based on the applicable FAA advisory material related to fatigue management and supplemental structural inspection programs, for which we pay a fixed subscription price. Viking does not have a termination for convenience right in respect of the services rendered pursuant to the SSLMP Amendment. If such services are nonetheless terminated or if Viking ceases to perform its obligations in respect thereof, or if we are unable to renew such services, then our business operations could be significantly disrupted and our results of operations could be adversely affected.

There is a limited supply of new CL-415EAF aircraft to purchase, and an inability to purchase additional CL-415EAF aircraft could impede our ability to increase our revenue and net income.

Currently, a majority of our revenue derives from services performed by the CL-415EAF. LAS has only made a limited number of CL-415EAFs available for sale between 2020 and 2025. If we continue to focus operations on a single airframe for fire suppression and does not expand its fleet to other aircraft, our operations may be impacted by the limited supply of new CL-415EAF aircraft available to purchase, which creates a revenue ceiling until additional aircraft can be produced or acquired, which could adversely affect our results of operation and ability to obtain efficiencies of scale.

We currently rely and will continue to rely on third-party partners to provide and store the parts and components required to service and maintain our aircrafts, and to supply critical components and systems, which exposes us to a number of risks and uncertainties outside our control. Disputes with our suppliers or the inability of our suppliers to perform, or our key suppliers to timely deliver our components, parts or services, could cause our services to be provided in an untimely or unsatisfactory manner.

We are substantially reliant on our relationships with our suppliers and service providers for the parts and components in our aircraft. If any of these suppliers or service partners were to experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations, or if they choose to not do business with us, we would have significant difficulty in procuring and preparing our aircrafts for service, and our business prospects would be significantly harmed. These disruptions would negatively impact our revenues, competitive position and reputation. In addition, our suppliers or service partners may rely on certain state tax incentives that may be subject to change or elimination in the future, which could result in additional costs and delays in production if a new manufacturing site must be obtained. Further, if we are unable to successfully manage our relationship with our suppliers or service partners, the quality and availability of our aircraft may be harmed. Our suppliers or service partners could, under some circumstances, decline to accept new purchase orders from or otherwise reduce their business with us. If our suppliers or service partners stopped manufacturing our aircraft components for any reason or reduced manufacturing capacity, we may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact our operations.

The manufacturing facilities of our suppliers or service partners and the equipment used to manufacture the components for our aircraft would be costly to replace and could require substantial lead time to replace and qualify for use. The manufacturing facilities of our suppliers or service partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by public health issues, such as the ongoing COVID-19 pandemic, which may render it difficult or impossible for us to manufacture our aircraft for some period of time. The inability to manufacture our aircraft components or the backlog that could develop if the manufacturing facilities of our suppliers or service partners are inoperable for even a short period of time may result in the loss of customers or harm our reputation.

We do not control our suppliers or service partners or such parties’ labor and other legal compliance practices, including their environmental, health and safety practices. If our current suppliers or service partners, or any other suppliers or service partners which we may use in the future, violate U.S. or foreign laws or regulations, we may be subjected to extra duties, significant monetary penalties, adverse publicity, the seizure and forfeiture of products that we are attempting to import or the loss of our import privileges. The effects of these factors could render the conduct of our business in a particular country undesirable or impractical and have a negative impact on our operating results.

Legal and Regulatory Risks

Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit our ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition.

Failure to comply with these laws, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or the suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. For example, aerial firefighting and the operation of any aircraft in the United States require licenses and permits from the Federal Aviation Administration (the “FAA”) and review by other agencies of the U.S. government, including the USFS and Department of the Interior (the “DOI”). License approval can include an interagency review of safety, operational, national security, and foreign policy and international obligations implications, as well as a review of foreign ownership.

Compliance with existing or new laws can delay our operations and impair our ability to fully utilize our assets. For example, each of the aircraft acquired and operated by us is subject to a conformance and registration process with the FAA prior to use in commercial operations. This conformance carding and registration process takes some time and can be delayed from time to time due to events outside of our control, including such events as federal government shutdowns or slowdowns in operations of the FAA. In 2020, the first two Viking Air CL-415EAFs were delivered to us three months later than anticipated due to federal government restrictions imposed because of the COVID-19 pandemic. As such, we were not able to execute a firefighting contract for 2020 with the USFS.

Additionally, regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase direct compliance costs for us or cause any third-party suppliers or contractors to raise the prices they charge us because of increased compliance costs. Application of these laws to our business may negatively impact our performance in various ways, limiting the collaborations we may pursue, further regulating the export and re-export of our services and technology from the United States and abroad and increasing our costs and the time necessary to obtain required authorization. The adoption of a multi-layered regulatory approach to any one of the laws or regulations to which we are or may become subject, particularly where the layers are in conflict, could require changes to the performance of our services or operational parameters which may adversely impact our business. We may not be in complete compliance with all such requirements at all times and, even when we believe we are in complete compliance, a regulatory agency may determine that we are not.

Our operations are subject to various federal, state and local laws and regulations governing health and the environment.

We are subject to a wide variety of various federal, state and local laws and regulations governing health and the environment due to the nature of our operations. Changes in the legal and or regulatory framework relating to the environment could have significant impact on our operations. For example, certain local land use policies and forestry management practices could be restricted to reduce the construction and development of residential and commercial projects in high-risk fire areas, which could lead to a reduction in demand for our services. Likewise, certain or future state and local water use and access policies could restrict our ability to access the bodies of water necessary to combat wildfires with our existing fire suppression aircraft. In the future, we may be unable to secure exemptions to these policies, and demand for our services could decrease. If these or any other change in the legal or regulatory framework relating to the environmental impact the operation of our business and the provision of our services, our costs, revenue and results of operations may be adversely affected.

Financial and Capital Strategy Risks

We may in the future invest significant resources in developing new offerings and exploring the application of our technologies for other uses and those opportunities may never materialize.

While our primary focus for the foreseeable future will be on our aerial firefighting services, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments, and these anticipated technologies are unproven and these products or technologies may never materialize or be commercialized in a way that would allow us to generate ancillary revenue streams. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors.

Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities (including, but not limited to, personal injury claims), expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established offerings and technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.

We may require substantial additional funding to finance our operations and growth strategy, but adequate additional financing may not be available when we need it, on acceptable terms, or at all , and our ability to pursue equity financings may depend in part, on the market price of our Common Stock.

We financed our operations and capital expenditures primarily through private financing rounds, including the $160 million aggregate municipal bond financing that closed on July 21, 2022 and August 10, 2022. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global COVID-19 health crisis and related financial impact has resulted in, and may continue to result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time for general corporate purposes or for specific purposes, including in order to pursue growth initiatives. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we sell any securities in subsequent transactions, our current investors may be materially diluted. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures. In addition, our ability to generate proceeds from equity financings will significantly depend on the market price of our Common Stock. The Common Stock and Private Placement Warrants being offered for resale in this prospectus represent a substantial percentage of our total outstanding securities as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to (a) 120,277,192 shares of Common Stock, constituting approximately 84.5% of our issued and outstanding shares of Common Stock and approximately 254.5% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants, the vesting and settlement of the outstanding restricted stock units, and the conversion of the shares of Series A Preferred Stock) and (b) 9,400,000 Private Placement Warrants constituting approximately 35.3% of our issued and outstanding Warrants. As a result, significant near-term resale of shares or of our Common Stock pursuant to this prospectus could have a significant, negative impact on the trading price of our shares of Common Stock and Warrants since the number of shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus would constitute a considerable increase to our current public float. The sale of all or a substantial portion of the Common Stock and Private Placement Warrants being offered for resale in this prospectus or the perception that these sales could occur, could result in a significant decline in the public trading price of our Common Stock and Warrants. Therefore, our ability to raise additional funds to support our growth initiatives may be limited by such sales. For additional information about how the sales of our Resale Securities could decrease our stock price, see the section of this prospectus below entitled “Risk Factors — Risks Related to the Ownership of Our Securities—Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly”. Furthermore, on February 7, 2023, the closing price of our Common Stock was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any proceeds from the exercise of Warrants to fund our operations.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. As part of growing our business, we have and may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Further, depending on market conditions, investor perceptions of us and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

Our systems, aircrafts, technologies and services and related equipment may have shorter useful lives than we anticipate.

Our growth strategy depends in part on the acquisition of additional assets, including Super Scoopers, Air Attack aircraft, UAV, and airport hangars. A number of factors will impact the useful lives of our aircrafts and facilities, including, among other things, the quality of their design and construction, the durability of their component parts and availability of any replacement components, and the occurrence of any anomaly or series of anomalies or other risks affecting the technology during firefighting and surveillance operations. In addition, any improvements in technology may make our existing aircrafts, designs, or any component of our aircrafts prior to the end of its life obsolete. If our systems, aircrafts, facilities, technologies, and related equipment have shorter useful lives than we currently anticipate, this may lead to higher costs, lower returns on capital, or customer price increases that could hinder our ability to obtain new business, any of which would have a material adverse effect on our business, financial condition and results of operations.

We have a substantial amount of debt and servicing future interests or principal payments may impair our ability to operate our business or require us to change our business strategy to accommodate the repayment of our debt. Our ability to operate our business is limited by certain agreements governing our debt, including restrictions on the use of the loan proceeds, operational and financial covenants, and restrictions on additional indebtedness. If we are unable to comply with the financial covenants or other terms of our debt agreements, we may become subject to cross-default or cross-acceleration provisions that could result in our debt being declared immediately due and payable.

We recently completed municipal bond financings in July 2022 and August 2022 that raised gross proceeds in the aggregate of $160 million. As of September 30, 2022, we had $214 million of total debt outstanding. In connection with such bond financings, we have entered into various loan agreements, which contain certain financial covenants, that require, among other things, that we operate in a manner and to the extent permitted by applicable law, to produce sufficient gross revenues so as to be at all relevant times in compliance with the terms of such covenants, including that we maintain (i) beginning with the fiscal quarter ending December 31, 2023, a minimum debt service coverage ratio (generally calculated as the aggregate amount of our total gross revenues, minus operating expenses, plus interest, depreciation and amortization expense, for any period, over our maximum annual debt service requirements, as determined under such loan agreement) that exceeds 1.25x and (ii) beginning with the fiscal quarter ending September 30, 2022, a minimum liquidity of not less than $8 million in the form of unrestricted cash and cash equivalents, plus liquid investments and unrestricted marketable securities at all times.

Subject to the terms of the loan agreements, in the event we are unable to comply with the terms of the financial covenants, we may be required (among other potential remedial actions) to engage an independent consultant to review, analyze and make recommendations with respect to our operations or in some instances, this could result in an event of default and/or the acceleration of our debt obligations under the loan agreements. In addition, the acceleration of our debt obligations may in some instances (as set forth in the Amended and Restated Charter) result in an increase in the dividend rate of the Series A Preferred Stock of 2.00% per annum from the dividend rate otherwise in effect with respect to the Series A Preferred Stock.

As further described under the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness”, we have also entered into various term loan agreements and other long-term debt to fund the purchase of additional aircrafts and finance the construction of aircraft hangars. Under the terms of such agreements, we are subject to certain financial covenants including, a debt service coverage ratio, current assets to liabilities ratio and senior leverage ratio. As of December 31, 2021 and September 30, 2022, we were in violation of the current assets to liabilities and senior leverage ratios requirements, respectively, under the agreements of our credit facilities with Rocky Mountain Bank. On both occasions, Rocky Mountain Bank agreed to waive the violation of such covenants and not enforce its rights and remedies from the resulting events of default under such credit facilities. No assurance can be provided that we will be able to satisfy such financial covenants in future periods or that we will be able to obtain a waiver from our lenders in the event of non-compliance. A breach of any of these covenants or the occurrence of other events specified in the agreements or related debt documents could result in an event of default under the same and give rise to the lenders’ right to accelerate our debt obligations thereunder and pursue other remedial actions under our credit facilities and/or trigger a cross-default under our other debt agreements, including our Series 2022 Bonds.

Subject to the limits contained in some of the agreements governing our outstanding debt, we may incur additional debt in the future. Our maintenance of higher levels of indebtedness could have adverse consequences including impairing our ability to obtain additional debt and/or equity financing in the future.

Our level of debt places significant demands on our cash resources, which could:

•	make it more difficult to satisfy our outstanding debt obligations;

•

require us to dedicate a substantial portion of our cash for payments related to our debt, reducing the amount of cash flow available for working capital, capital expenditures, entitlement of our real estate assets, contributions to our tax-qualified pension plan, and other general corporate purposes;

•

make it more difficult for us to satisfy certain financial tests and ratios under our loan or debt agreements, requiring us to seek waivers from lenders to not enforce its rights and remedies under the applicable agreements;

•	limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

•	place us at a competitive disadvantage with respect to our competitors, some of which have lower debt service obligations and greater financial resources than we do;

•	limit our ability to borrow additional funds;

•	limit our ability to expand our operations through acquisitions; and

•

increase our vulnerability to general adverse economic and industry conditions If we are unable to generate sufficient cash flow to service our debt and fund our operating costs, our liquidity may be adversely affected.

There are no assurances that we will maintain a level of liquidity sufficient to permit us to pay the principal, premium and interest on our indebtedness. In addition to competitive conditions in the industry in which we operate, our financial condition and operating performance are also subject to prevailing economic conditions and certain financial, business and other factors beyond our control.

We do not expect to declare any dividends in the foreseeable future.

We intend to retain future earnings, if any, for future operations and expansion and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our common stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as the Board may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Our variable interest entities (or “VIEs”) may subject us to potential conflicts of interest, and such arrangements may not be as effective as direct ownership with respect to our relationships with the VIEs, which could have a material adverse effect on our ability to effectively control the VIEs and receive economic benefits from them.

We historically had four variable interest entities (or “VIEs”), two of which have been consolidated in Bridger’s financial statements: Northern Fire and Mountain Air. Northern Fire is owned 50% by BAG, one of our wholly-owned subsidiaries, and 50% by a former employee of BAG, who is a Canadian national. We assisted in designing and organizing Northern Fire with a business purpose of employing Canadian aviation professionals for our business. We have a master services agreement with Northern Fire and Bridger Air Tanker, LLC (“Bridger Air”), our wholly-owned subsidiary, to transfer all annual expenses incurred to us in exchange for the Canadian employees to support our water scooper aircraft. Prior to November 7, 2022, Mountain Air was owned 50% by Timothy Sheehy, the Chief Executive Officer and a director of Bridger, and 50% by an entity affiliated with Matthew Sheehy, a director of Bridger. Mountain Air is designed to hold aerial firefighting contracts. We also had a management service agreement with Mountain Air, whereby we leased the aircraft for our contracts in exchange for 99% of the profit obtained from the leased aircraft. The equity owners of Mountain Air transferred the equity interests of Mountain Air to Bridger on November 7, 2022 for $1.00, and Mountain Air is now a wholly-owned subsidiary of Bridger. It will cease to be accounted for as a VIE in future reporting periods.

The contractual arrangements we have with the VIEs may not be as effective as direct ownership in respect of our relationship with the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the agreements with our VIEs, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE.

As of the date of this prospectus, we are not aware of any conflicts between the shareholders of the VIE and us. However, the shareholders of the VIE may have actual or potential conflicts of interest with us in the future. These shareholders may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material adverse effect on our ability to effectively control the VIE and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings to enforce such arrangements, which could result in disruption of our business, require us to incur substantial costs and expend additional resources, and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Early-Stage Company Risks

We have incurred significant losses since inception, and we may not be able to achieve, maintain or increase profitability or positive cash flow.

We have incurred significant losses since inception. While we currently generate revenue from our aerial firefighting services, we are not currently profitable, and it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not be able to reach profitability in the foreseeable future. Further, our future growth is heavily dependent upon the necessity for our services.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

Prior to Closing, we were not subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the listing requirements of Nasdaq. Compliance with these rules and regulations has increased, and will continue to increase, our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an emerging growth company. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight have been and may in the future be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which would increase our costs and expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve or otherwise change over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards (or changing interpretations of them), and this investment may result in increased selling, general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected. As a public company, we have also had to incur increased expenses in order to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain the same or similar coverage or obtain coverage in the future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, compensation committee, and nominating and governance committee, and qualified executive officers.

As a result of disclosure of information in the filings required of a public company, our business and financial condition is more visible, which may result in threatened or actual litigation, including by competitors. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results. In addition, as a result of our disclosure obligations as a public company, we have reduced flexibility and are under pressure to focus on short-term results, which may adversely affect our ability to achieve long-term profitability.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and regulators, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely impact our business, operating results, and financial condition.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

Prior to the Closing, we were a privately held company, and we were not required to adopt all of the financial reporting and disclosure procedures and controls required of a U.S. publicly traded company. The implementation of all required accounting practices and policies and the hiring of additional financial staff has increased and may continue to increase our operating costs and requires our management to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our Common Stock on Nasdaq.

Investors’ expectations of our performance relating to environmental, social and governance (“ESG”) factors and compliance with proposed SEC rules relating to climate change disclosures may impose additional costs and expose us to new risks.

There is an increasing focus from investors, employees, customers and other stakeholders concerning corporate responsibility, specifically related to ESG matters. Some investors may use these non-financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to corporate responsibility are inadequate. The growing investor demand for measurement of non-financial performance is addressed by third-party providers of sustainability assessment and ratings on companies. The criteria by which our corporate responsibility practices are assessed may change due to the constant evolution of the sustainability landscape, which could result in greater expectations of us and cause us to undertake costly initiatives to satisfy such new criteria. If we elect not to or are unable to satisfy such new criteria, investors may conclude that our policies and/or actions with respect to corporate social responsibility are inadequate. We may face reputational damage in the event that we do not meet the ESG standards set by various constituencies.

Furthermore, in the event that we communicate certain initiatives and goals regarding ESG matters, we could fail, or be perceived to fail, in our achievement of such initiatives or goals, or we could be criticized for the scope of such initiatives or goals. If we fail to satisfy the expectations of investors, customers, employees and other stakeholders or our initiatives are not executed as planned, our reputation and business, operating results and financial condition could be adversely impacted.

We have publicly advertised and the Municipal Bond was marketed on the basis of our compliance with the core components of International Capital Market Association (ICMA) Green Bond Principles and Social Bond Principles. There is no assurance that the eligible projects to which we allocate proceeds from such the Municipal Bond will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance, and no assurance is given that the use or allocation will satisfy present or future investor expectations or requirements, voluntary taxonomies or standards regarding any investment criteria or guidelines with which investors or their investments are required to comply, whether by any present or future applicable laws or regulations, by their own governing rules or investment portfolio mandates, ratings criteria, voluntary taxonomies or standards or other independent expectations. As a result, impact of failing to satisfy green bond conditions under the Municipal Bond, and we may be unable to market future green bonds, which may result in increased financing costs for us.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP.

Prior to the Closing, Legacy Bridger was not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. We are now required to adhere to these SEC rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal controls over financial reporting. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal controls over financial reporting beginning for the year ending December 31, 2023. If we are unable to establish or maintain appropriate internal control over financial reporting or implement these additional requirements in a timely manner or with adequate compliance, it could result in material misstatements in our consolidated financial statements, failure to meet our reporting obligations on a timely basis, increases in compliance costs, and subject us to adverse regulatory consequences, all of which may adversely affect investor confidence in, and the value of, our securities. Furthermore, if some investors find our securities less attractive as a result of the exemptions available us as an emerging growth company, there may be a less active trading market for our securities (assuming a market develops), and the trading price of our securities may be more volatile than that of an otherwise comparable company that does not avail itself of the same or similar exemptions.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

A material weakness is a deficiency or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2021 and 2020, we identified two material weaknesses in our internal control over financial reporting. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions, which includes the failure to design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel.

In connection with the reviews of our unaudited consolidated financial statements for the nine months ended September 30, 2022 and 2021 and as of September 30, 2022, we identified a material weakness in our internal control over financial reporting related to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.

We have begun the process of, and are focused on, designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses. Future remediation of the material weaknesses is subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take, and our efforts may not be successful in remediating the identified material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our consolidated financial statements. Any failure to design or maintain effective internal controls over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause us to fail to meet our reporting obligations.

Risks Related to the Ownership of Our Securities

The price of our Common Stock and Warrants are likely to be highly volatile, and you may lose some or all of your investment.

The price of our Common Stock and Warrants may fluctuate significantly due to a number of factors, some of which may be beyond our control, including those factors discussed in this “Risk Factors” section and many others, such as:

•	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

•	developments involving our competitors;

•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	additions and departures of key personnel;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•	publication of research reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	changes in the market valuations of similar companies;

•	overall performance of the equity markets;

•	sales of our Common Stock and Warrants by us or our stockholders in the future;

•	trading volume of our Common Stock and Warrants;

•	significant lawsuits, including shareholder litigation;

•	failure to comply with the requirements of Nasdaq;

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

•	general economic, industry and market conditions other events or factors, many of which are beyond our control; and

•	changes in accounting standards, policies, guidelines, interpretations or principles.

These market and industry factors may materially reduce the market price of our Common Stock and our Warrants regardless of our operating performance.

Our Common Stock is subject to restrictions on ownership by non-U.S. citizens, which could require divestiture by non-U.S. citizen stockholders and could have a negative impact on the transferability of our common stock, its liquidity and market value, and such restrictions may deter a potential change of control transaction.

Under the Amended and Restated Charter and the Amended and Restated Bylaws, we have limited the ownership of non-U.S. citizens to 24.9 percent of the aggregate votes of all outstanding equity securities of our company or 49.0 percent of the aggregate number of outstanding equities securities in compliance with the regulations set forth by the FAA and the DOT. As a result, if we approach these limits, non-U.S. citizen demand for our equity securities may be reduced, and the price of our Common Stock may suffer.

We may issue additional shares of our Common Stock or other equity securities, which would dilute your ownership interest in us and may depress the market price of our Common Stock.

We may issue additional shares of our Common Stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under our Omnibus Incentive Plan and the Bridger Aerospace Group Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) without stockholder approval in a number of circumstances. Our issuance of additional our Common Stock or other equity securities could have one or more of the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share of our Common Stock may be diminished; and

•	the market price of our Common Stock may decline.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the last day of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to “non-emerging growth companies” but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company”, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an “emerging growth company” or is an “emerging growth company” which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Provisions in the Amended and Restated Charter, the Amended and Restated Bylaws, the Stockholders Agreement and Delaware law could discourage a takeover that stockholders may consider favorable which could limit the price investors might be willing to pay in the future for our Common Stock and may lead to entrenchment of management.

The Amended and Restated Charter and the Amended and Restated Bylaws contain provisions that could significantly reduce the value of our securities to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of the Board. Such provisions may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our organizational documents include the following:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of the Board;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of the Board, unless the Board grants such a right to the holders of any series of preferred stock, to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Board;

•	the prohibition on removal of directors without cause;

•

the ability of the Board to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•	the ability of the Board to alter the Amended and Restated Bylaws without obtaining stockholder approval;

•

the required approval of at least 66-2/3% of the shares of our Common Stock entitled to vote to amend or repeal the Amended and Restated Bylaws or amend, alter or repeal certain provisions of the Amended and Restated Charter;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	an exclusive forum provision providing that the Court of Chancery of the State of Delaware will be the exclusive forum for certain actions and proceedings;

•

the requirement that a special meeting of stockholders may be called only by the Board, the chair of the Board, the chief executive officer or the president, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of the company.

We are not subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. However, we may not, engage in a business combination with any holder of 15% or more of our capital stock unless the holder has held the stock for three years or, among other exceptions, the Board has approved the transaction.

Additionally, the Stockholders Agreement permits Blackstone to nominate up two directors to our board of directors while Blackstone holds a requisite amount of our Common Stock, which could have the effect of increasing the difficulty of shareholders engaged in a proxy campaign against an incumbent board of directors of the Company. Individually and collectively, these anti-takeover defenses could discourage, delay, or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause the Company to take corporate actions other than those you desire.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock and the Public Warrants are listed on Nasdaq under the symbols “BAER” and “BAERW,” respectively. We are required to demonstrate compliance with Nasdaq’s continued listing requirements in order to continue to maintain the listing of our securities on Nasdaq. If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Stock and Bridger Public Warrants are listed on Nasdaq, our Common Stock and Bridger Public Warrants qualify as covered securities. Although states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud. If there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The holders of shares of Series A Preferred Stock will have rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock. We may be required, under certain circumstances, to repurchase the outstanding shares of Series A Preferred Stock for cash, and such obligations could adversely affect our liquidity and financial condition.

In connection with the Business Combination, we issued 315,789.473684 shares of Series A Preferred Stock in respect of certain equity securities of Bridger. The Series A Preferred Stock is convertible non-participating preferred stock, with an initial conversion price of $9.00 per share for the first 30 days following the Closing Date and $11.00 per share thereafter and accrues dividends at a rate of 7.0% per annum (payable in cash or in-kind, subject to specified limitations) to but excluding April 25, 2028, 9.0% per annum from (and including) April 25, 2028 to but excluding April 25, 2029, and 11.00% per annum from (and including) April 25, 2029.

In addition, under the terms of the Series A Preferred Stock, we may, at our option, redeem all or any portion of the outstanding shares of Preferred Stock under certain circumstances any time after April 25, 2027, and we must redeem the shares by on or before April 25, 2032. Upon certain fundamental changes to us and our ownership structure, the holders of Series A Preferred Stock may require us to redeem their shares of Series A

Preferred Stock. The redemption price is generally equal to original purchase price of the Series A Preferred Stock plus all accrued and unpaid dividends thereon, and in certain circumstances, also includes a “make-whole” payment. Our obligations to the holders of Preferred Stock could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition. The preferential rights could also result in divergent interests between the holders of the Series A Preferred Stock and our common stockholders. If we elect to redeem all or a portion of the Series A Preferred Stock, our liquidity, financial condition, and amount of cash available for working capital, capital expenditures, growth opportunities, acquisitions, and other general corporate purposes would be adversely affected.

The Series A Preferred Stock may be converted at any time at the option of the holder into shares of our Common Stock. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar event. Adjustments to the conversion price could dilute the ownership interest of our common stockholders. Any conversion of the Series A Preferred Stock may significantly dilute our common stockholders and adversely affect both our net income per share and the market price of our common stock.

The holders of Series A Preferred Stock have consent rights over the issuance of any equity securities senior or pari passu with the Series A Preferred Stock; any amendments to the Amended and Restated Charter that would adversely affect the rights, preferences or privileges of the Series A Preferred Stock; payment of dividends; mergers, consolidations, or a sale of substantially all of our assets and liquidations, dissolutions and winding up, in certain cases, unless we satisfy certain conditions. Otherwise, holders of the Series A Preferred Stock have no voting rights with respect to the election of directors or other matters submitted for a vote of holders of our Common Stock.

A small number of Bridger’s stockholders could significantly influence its business.

As of the Closing, the executive officers of Bridger and Mr. Matthew Sheehy (a director of Bridger and the brother of Mr. Timothy Sheehy, the Bridger CEO), collectively beneficially own 41.4% of the outstanding Common Stock, assuming no shares of Series A Preferred Stock have been converted. As a result, Bridger will have a small number of significant stockholders who could significantly influence its business and operations.

In addition, the BTO Stockholders collectively beneficially own 22.0% (assuming no shares of Series A Preferred Stock have been converted) of the outstanding Common Stock as of the Closing. The BTO Stockholders may also exercise influence over the business through their rights under the Stockholder Agreement, pursuant to which, among other matters, the BTO stockholders can nominate up to two (2) directors for election to the Board and require at least one director nominated by the BTO Stockholders to be included on any committee of the Board, in each case subject to the terms and conditions set forth in the Stockholders Agreement.

As indicated above, Bridger has a few significant stockholders who own a substantial percentage of the outstanding Common Stock following the Business Combination. These few significant stockholders, either individually or acting together, will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of Bridger or its assets. In addition, Bridger’s executive officers and Mr. Matthew Sheehy collectively would beneficially own a majority of the outstanding Common Stock immediately after the Closing (assuming no shares of Series A Preferred Stock have been converted) and be able to control the outcome of most matters submitted to Bridger’s stockholders for a stockholder vote, including director elections. This concentration of ownership may make it more difficult for other stockholders to effect substantial changes in Bridger, may have the effect of delaying, preventing or expediting, as the case may be, a change in control of Bridger and may adversely affect the market price of our Common Stock. Further, the possibility that one or more of these significant stockholders may sell all or a large portion of their Common Stock in a short period of time could adversely affect the trading price of our Common Stock. The interests of these significant stockholders may not be in the best interests of all stockholders.

For additional information about the holdings of certain of our beneficial owners, see the section of this prospectus entitled “Beneficial Ownership of Securities.”

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Outstanding Warrants to purchase an aggregate of 26,650,000 shares of our Common Stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These Warrants will become exercisable at any time commencing on February 23, 2023 (30 days after the completion of the Business Combination). The exercise price of these Warrants will be $11.50 per share, subject to certain potential future adjustments. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to our holders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that the Warrants may be exercised could adversely affect the market price of our Common Stock. The price of our Common Stock may remain below $11.50 until expiration of the Warrant exercise period and as such, the Warrants may expire worthless. See the section of this prospectus entitled “— The price of our Common Stock may remain below $11.50 until expiration of the Warrant exercise period, and the Warrants may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.”

The price of our Common Stock may remain below $11.50 until expiration of the Warrant exercise period, and the Warrants may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.

As of the date of this prospectus, the exercise price for our Warrants is $11.50 per share of Common Stock. On February 7, 2023, the closing price of our Common Stock on Nasdaq was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any proceeds from the exercise of Warrants to fund our operations.

In addition, the Warrants were issued in registered form under the Existing Warrant Agreement, dated January 26, 2021, by and between Continental Stock Transfer & Trust Company, as Warrant Agent, and JCIC and assumed by the Company by virtue of the Warrant Assumption Agreement, dated January 24, 2023, the Company. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any other change that affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.

Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a Warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the last reported sale price of our Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants as set forth above even if the holders are otherwise unable to exercise the Warrants. Redemption of the outstanding Warrants as described above could force you to: (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of your Warrants.

In addition, we have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganization, recapitalizations and the like). In such case, the holders will be able to exercise their Warrants prior to the redemption for a number of shares of our Common Stock determined based on the redemption date and the fair market value of our Common Stock.

We have no obligation to notify holders of the Warrants that they have become eligible for redemption. However, pursuant to the Warrant Agreement, in the event we decide to redeem the Warrants, we are required to mail notice of such redemption to the registered warrant holders not less than 30 days prior to the redemption date. The Warrants may be exercised any time after notice of redemption is given and prior to the redemption date. None of the Private Placement Warrants will be redeemable by us so long as they are held by JCIC’s Sponsor or its permitted transferees; provided the Private Placement Warrants may be redeemed in accordance with the Warrant Agreement (and must be redeemed if the Public Warrants are being redeemed) if the Reference Value equals or exceeds $10.00 per share and does not equal or exceed $18.00 per share.

The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

The Warrant Agreement provides that (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) we irrevocably submit to such jurisdiction, which jurisdiction will be exclusive. We have waived or will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

If our estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We will base our estimates on historical experience, known trends and events, and various other factors that it believes to be reasonable under the circumstances, as provided in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our financial statements include the stock-based compensation. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause its results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Common Stock.

Additionally, we will regularly monitor its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to it. As a result of new standards, changes to existing standards and changes in their interpretation, we might be required to change its accounting policies, alter its operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate its published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on its reputation, business, financial position, and profit.

If securities or industry analysts do not publish research or reports about us or publish negative reports, then the price of our securities and trading volumes could decline.

The trading market for our Common Stock and Warrants will depend, in part, on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Common Stock or change their opinion, then the trading prices of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the trading prices of our securities or trading volume to decline.

We do not currently intend to pay dividends on our Common Stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Common Stock.

We have never declared or paid any cash dividend on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of the business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Volatility in our share price could subject us to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock and Warrants, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.

If we or our existing stockholders sell, or indicate an intention to sell, substantial amounts of shares of our Common Stock or Warrants in the public market, the trading price of our Common Stock or Warrants could decline. In addition, the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock or Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate and to raise additional funds through future offerings of our shares of Common Stock or other securities.

In addition, subject to certain exceptions, the Amended and Restated Registration Rights Agreement provide for certain restrictions on transfer with respect to our securities, including founder shares, Private Placement Warrants, and securities held by directors and officers of JCIC and Bridger and certain equity holders of Bridger. Such restrictions began on the Closing Date and will end (i) with respect to the founder shares and shares held by certain equity holders of Bridger (other than the BTO Stockholders), at the earliest of (A) one year after the Closing Date and (B) the first date on which (x) the last reported sale price of a share of our Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) JCIC completing a liquidation, merger, share exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ii) with respect to the Private Placement Warrants, that are held by the initial purchasers of such warrants (or permitted transferees under the Amended and Restated Registration Rights Agreement), and any of the shares of our Common Stock issued or issuable upon the exercise or conversion of such warrants and that are held by the initial purchasers of the applicable warrants being converted (or permitted transferees under the Amended and Restated Registration Rights Agreement), the period ending 30 days after the closing and (iii) with respect to the shares held by BTO Stockholders, at the earliest of (A) six months after the Closing Date and (B) the first date on which (x) the last reported sale price of a share of our Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period or (y) Bridger completing a liquidation, merger, share exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property. Additionally, we may agree to waive and release the holders of our securities from the applicable restrictions on transfer under the Amended and Restated Registration Rights Agreement, or to amend the duration of such restrictions on transfer.

If we agree to waive and release our equityholders subject to lock-up restrictions, or as any restrictions on resale end or following the expiration of the applicable lock-up period, such equityholders will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws. As restrictions on resale end, lock-up periods expire or the restrictions described above are otherwise waived, and registration statements (filed after the Closing Date to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the share price of our Common Stock or the market price of our Common Stock and Warrants could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Common Stock or other securities.

In addition, this prospectus relates to the offer and sale from time to time by the Selling Holders or their permitted transferees, of (a) up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares; (iii) up to 2,488,189 Founder Shares; (iv) up to 115,000 Note Shares; and (v) up to 9,400,000 PPW Shares and (b) up to 9,400,000 Private Placement Warrants. The Common Stock and Private Placement Warrants being offered for resale in this prospectus represent a substantial percentage of our total outstanding securities as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to (a) 120,277,192 shares of Common Stock, constituting approximately 84.5% of our issued and outstanding shares of Common Stock and approximately 254.5% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants, the vesting and settlement of the outstanding restricted stock units, and the conversion of the shares of Series A Preferred Stock) and (b) 9,400,000 Private Placement Warrants constituting approximately 35.3% of our issued and outstanding Warrants. As a result, significant near-term resale of shares or of our Common Stock pursuant to this prospectus could have a significant, negative impact on the trading price of our shares of Common Stock and Warrants since the number of shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus would constitute a considerable increase to our current public float. This impact may be heightened by the fact that certain of the Selling Holders purchased shares of our Common Stock at prices that are well below the current trading price of our Common Stock, as described in the risk factors below entitled “The Selling Holders purchased the securities covered by this prospectus at different prices, some significantly below the current trading price of such securities, and some Selling Holders received such securities without any consideration, and may therefore make substantial profits upon resales even if the current trading price of our Common Stock is at or significantly below the price at which the units were issued in the JCIC IPO.” and “The Selling Holders can earn a positive return on their investment, even if other securityholders experience a negative rate of return on their investment in the post-Business Combination company.”

The sale of all or a substantial portion of the Common Stock and Private Placement Warrants being offered for resale in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Common Stock and Warrants.

The Selling Holders purchased the securities covered by this prospectus at different prices, some significantly below the current trading price of such securities, and some Selling Holders received such securities without any consideration, and may therefore make substantial profits upon resales even if the current trading price of our Common Stock is at or significantly below the price at which the units were issued in the JCIC IPO.

The Selling Holders, or their permitted transferees, may sell under this prospectus: (a) up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares issued or issuable to the direct and indirect equityholders of Legacy Bridger in connection with the Business Combination at an implied equity consideration value of $10.00 per share of Common Stock, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares issuable to the holders of restricted stock units that were issued by Legacy Bridger and assumed by the Company in connection with the Closing, which were granted at no cost to the recipients thereof; (iii) up to 2,488,189 Founder Shares that were originally issued in a private placement to JCIC Sponsor prior to the JCIC IPO (75,000 of which were subsequently transferred by the JCIC Sponsor to independent directors of JCIC), which were acquired at a purchase price equivalent to approximately $0.003 per share; (iv) up to 115,000 Note Shares originally issued at the Closing in full consideration of the outstanding $1,150,000 loan balance under the Promissory Note for an equivalent purchase price of $10.00 per share; and (v) up to 9,400,000 PPW Shares issuable upon the exercise of the Private Placement Warrants at an exercise price of $11.50 per share and (b) up to 9,400,000 Private Placement Warrants originally acquired by JCIC Sponsor in connection with the JCIC IPO for $1.00 per Private Placement Warrant. Based on the closing price of our Common Stock of $3.90 and of our Warrants of $0.17 per Warrant, in each case on February 7, 2023 and the effective purchase prices set forth in the paragraph above, (i) the holders of the Legacy Bridger Consideration

Shares may experience a potential loss of $6.10 per share of our Common Stock (or ($624,166,566.80) in the aggregate); (ii) the holders of the D&O RSUs Shares may experience a potential profit of $3.90 per share of our Common Stock (or $23,211,298.50 in the aggregate); (iii) the holders of the Founder Shares may experience a potential profit of approximately of $3.90 per share of our Common Stock (or $9,696,724.96 in the aggregate); (iv) the holders of the Note Shares may experience a potential loss of $6.10 per share of our Common Stock (or ($701,500.00) in the aggregate); (v) the holders of the PPW Shares may experience a potential loss of $7.60 per share of our Common Stock (or ($71,440,000.00) in the aggregate); and (vi) the holders of the Private Placement Warrants may experience a potential loss of ($0.83) per Private Placement Warrant (or ($7,802,000.00) in the aggregate). In comparison, a public shareholder who holds shares of Common Stock originally purchased as part of a JCIC Unit for $10.00 per unit at the JCIC IPO may experience a loss of $6.10 per share of Common Stock based on the closing price of our Common Stock of $3.90 on February 7, 2023. Therefore, even if the current trading price of our Common Stock is at or significantly below the price at which the JCIC Units were issued in the JCIC IPO, certain of the Selling Holders, including JCIC Sponsor, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public equityholders, which could result in a significant decline in the public trading price of our securities. For further information about how the sales of our Resale Securities could decrease our stock price, see the section of this prospectus above entitled "Risk Factors — Risks Related to the Ownership of Our Securities — Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.”

The Selling Holders can earn a positive return on their investment, even if other securityholders experience a negative rate of return on their investment in the post-Business Combination company.

The Selling Holders acquired the shares of Common Stock covered by this prospectus at prices ranging from $0.003 per share to $10.00 per share of Common Stock. By comparison, the offering price to public shareholders in the JCIC IPO was $10.00 per unit, which consisted of one share and one-half of one JCIC Warrant. Consequently, certain Selling Holders, including JCIC Sponsor, may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price per share of Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment. For example, a Selling Holder who sells 1,000,000 Founder Shares (originally acquired for $0.003 per share) at a price per share of $3.90 per share (the closing price of our Common Stock on February 7, 2023) will earn a realized profit of $3,897,000, while a public stockholder who sells the same number of shares of Common Stock (which it originally acquired for $10.00 per share in the JCIC IPO) will experience a realized loss of $6,100,000. Therefore, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price, and depending on the trading current prices, may experience a negative rate of return while certain Selling Holders can earn a positive rate of return.

In addition, because the current market price of our Common Stock, which was $3.90 per share at the closing on February 7, 2023, is higher than the effective purchase price certain of the Selling Holders, including JCIC Sponsor, paid for their shares of Common Stock (ranging from $0.003 per share to $10.00 per share) or the exercise price of the Warrants ($11.50 per share), there is more likelihood that Selling Holders holding shares of Common Stock or Warrants will sell their shares of Common Stock after the registration statement that includes this prospectus is declared effective (subject, in the case of certain Selling Holders, to compliance with contractual lock-up restrictions). Such sales, or the prospect of such sales, may have a material negative impact on the market price of our Common Stock. After the effectiveness of the registration statement that includes this prospectus, the 120,277,192 shares of Common Stock being offered for resale pursuant to this prospectus, which represent approximately 84.5% of our total outstanding shares of Common Stock on a fully diluted basis (inclusive of the shares of Common Stock issuable upon exercise of the Warrants, the vesting and settlement of the outstanding restricted stock units, and the conversion of the shares of Series A Preferred Stock) will be able to be sold pursuant to such registration statement once the contractual lock-up restrictions that apply to such Selling Holders expire. For more details about the contractual lock-up restrictions applicable to certain Selling Holders as referred to above, see the section entitled “Securities Act Restrictions on Resale of Securities - Lock-up Provisions.”

General Risk Factors

The COVID-19 pandemic or other future global health emergencies may materially and adversely impact our business, operating results, financial condition and liquidity. If the impacts from the COVID-19 pandemic extend beyond our assumed timelines or new global health emergencies emerge, our actual results may vary significantly from our expectations.

In response to the spread of COVID-19, in 2020 the United States government, state governments, local governments, foreign governments and private industries took measures to limit social interactions in an effort to limit the spread of COVID-19, including “stay in place” orders for their residents. Although many of these restrictions have been lifted, the effects of the spread of COVID-19 and the government and private responses to the spread continue to rapidly evolve, including in response to new COVID-19 strains or other potential global health emergencies.

COVID-19 has caused significant disruptions to the global, national and State economy. The extent to which COVID-19 impacts the Company’s operations and their financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the outbreak and measures taken to address the outbreak. For example, as mentioned above, the carding and registration process for the first two Viking Air CL-415EAFs delivered to the Company were delayed by three months as a result of restrictions put in place due to the COVID-19 pandemic.

In addition, the Viking Air CL-415EAF aircraft are produced at a manufacturer in Canada. Canada has highly specific COVID-19 safeguards and governmental orders in place (and may place more restrictions in place in the future) that could adversely affect the timing of delivery of future Viking Air CL-415EAF aircraft.

Our only significant asset is our ownership interest in Legacy Bridger, and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on Common Stock or satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership of Legacy Bridger. We depend on Legacy Bridger for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of Legacy Bridger may limit our ability to obtain cash from Legacy Bridger. The earnings from, or other available assets of, Legacy Bridger may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon our financial condition and results of operations.

Net earnings and net assets could be materially affected by an impairment of goodwill.

We have, or in the future may have, a significant amount of goodwill recorded on our consolidated balance sheet. We are required at least annually to test the recoverability of goodwill. The recoverability test of goodwill is based on the current fair value of our identified reporting units. Fair value measurement requires assumptions and estimates of many critical factors, including revenue and market growth, operating cash flows and discount rates. If general market conditions deteriorate in portions of our business, we could experience a significant decline in the fair value of reporting units. This decline could lead to an impairment of all or a significant portion of the goodwill balance, which could materially affect our U.S. GAAP net earnings and net assets.

Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.

The Company is subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. The Company’s future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, the Company may be or become subject to income tax audits by various tax jurisdictions. For example, the Inflation Reduction Act of 2022, which was recently enacted, imposed a 1% excise tax on certain share repurchases by publicly traded corporations, which may apply to share repurchases by the Company in the future, and imposed a 15% minimum tax on certain large corporations. Although the Company believes its income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of its operations.

Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.

There is a risk that certain state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

The Amended and Restated Charter provides that, unless a majority of the Board of Directors, acting on behalf of Bridger, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Amended and Restated Charter or the Amended and Restated Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. Alternatively, if a court were to find these provisions of the Amended and Restated Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations and result in a diversion of the time and resources of our management and Board of Directors. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Factors outside of our control may, at any time, arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Unexpected risks may arise, and previously known risks may materialize. Even though these charges may be non-cash items and therefore not have an immediate impact on our liquidity, we must report charges of this nature which could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares Common Stock and Warrants. All of the Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We would receive up to an aggregate of $306,475,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Warrants include 9,400,000 Private Placement Warrants and 17,250,000 Public Warrants, each of which has an exercise price of $11.50 per share of Common Stock. We will have broad discretion over the use of proceeds from the exercise of the Warrants and expect to use any net proceeds received from the exercise of the Warrants for general corporate purposes. We believe the likelihood that Warrant Holders will exercise the Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Common Stock. As of February 7, 2023, the closing price of our Common Stock was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any proceeds from the exercise of Warrants to fund our operations. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise.

The Selling Holders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Holders in disposing of their shares of Common Stock. Pursuant to the Registration Right Agreement, we agreed to bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and reasonable fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “BAERW.”

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Holders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and Warrants are currently listed on Nasdaq under the symbols “BAER” and “BAERW,” respectively. Prior to the consummation of the Business Combination, the JCIC Units, JCIC Class A Ordinary Shares and the JCIC Warrants were listed on Nasdaq under the symbols “JCICU,” “JCIC,” and “JCICW,” respectively.

As of January 24, 2023, after the Business Combination, there were 54 holders of record of our Common Stock and 2 holders of record of our Warrants.

Dividend Policy

The Company has not paid any cash dividends on our Common Stock, Series A Preferred Stock or the Warrants to date. Any determination to pay cash dividends or to institute a dividend policy will be at the discretion of the Company’s board of directors (the “Board”) and will depend upon a number of factors, including the Company’s results of operations, financial condition, future prospects, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, restrictions imposed by applicable law and other factors the Board deems relevant. It is the Company’s present intention to retain any future earnings for the development, operation and expansion of the business, and the Company does not anticipate declaring or paying any cash dividends on our Common Stock for the foreseeable future.

Notwithstanding the foregoing, the holders of the Series A Preferred Stock are entitled to receive dividends from the Company to be paid twice a year, in cash or, at the election of the Company, by increasing the per share liquidation preference for such shares of Series A Preferred Stock (such liquidation preference is equal to the initial issuance price plus all accrued and unpaid dividends, whether or not declared). The dividends on the Series A Preferred Stock accrue daily and are computed on the basis of a 365-day year, at a compounding rate initially anticipated to be 7.00% per annum. Such rate will increase to 9.00% per for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029 and eventually will increase to 11.00% per annum from and after April 25, 2029 and subject to further increase upon the occurrence of certain events. No dividends shall be paid or payable to any other holders of the Company’s capital stock unless and until the holders of the Series A Preferred Stock have received cumulative distributions equal to the aggregate liquidation preference of the Series A Preferred Stock. For more information see the section of this prospectus entitled “Description of Securities – Preferred Stock – Series A Preferred Stock.”

Securities Authorized for Issuance Under the Omnibus Incentive Plan and the ESPP

In connection with the Business Combination, Legacy Bridger’s stockholders adopted the 2023 Omnibus Plan on January 23, 2023. Bridger assumed and adopted the Omnibus Plan and adopted the ESPP, which actions were approved by JCIC’s shareholders on January 24, 2023. Bridger intends to file one (1) or more registration statements on Form S-8 under the Securities Act to register the Common Stock issuable under the 2023 Omnibus Plan and the ESPP. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

On January 24, 2023, at an extraordinary general meeting of shareholders of JCIC (the “Shareholder Meeting”), the shareholders of JCIC considered and approved and assumed the Omnibus Incentive Plan and approved the ESPP. On the Closing Date, we assumed the Omnibus Incentive Plan and the ESPP became effective.

The Omnibus Incentive Plan reserves for issuance of 15,099,137 shares of Common Stock. Additionally, the Omnibus Incentive Plan provides that the aggregate number of shares of Common Stock available under the

Omnibus Incentive Plan shall automatically be increased on the first day of each fiscal year following the effective date of the Omnibus Incentive Plan, by the lesser of (i) 2% of outstanding shares of Common Stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board.

The ESPP reserves for issuance 1,006,609 shares of Common Stock. The ESPP provides that the number of shares reserved and available for sale thereunder will increase automatically on the first day of each fiscal year following the effective date of the ESPP, by the lesser of (i) 1% of the outstanding shares of our Common Stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board; provided that the maximum number of shares of Common Stock that may be issued under the ESPP in any event shall be 10,066,091 shares (subject to any adjustment in accordance with Section 18 of the ESPP).

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus, except as set forth in the following sentence. Unless the context otherwise requires, all references in this section to “Bridger” refer to the new public entity and its wholly-owned subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information of Bridger has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 and presents the combination of the historical financial information of JCIC and Legacy Bridger adjusted to give effect to the Business Combination, other related events contemplated by the Transaction Agreements (“Other Related Events”) and other financing and reorganization events (“Other Financing and Reorganization Events”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical unaudited condensed consolidated balance sheet of JCIC as of September 30, 2022 with the historical unaudited condensed consolidated balance sheet of Legacy Bridger as of September 30, 2022 on a pro forma basis as if the Business Combination and Other Related Events, summarized below, had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical unaudited condensed consolidated statements of operations of JCIC for the nine months ended September 30, 2022 and for the year ended December 31, 2021 and the historical unaudited condensed consolidated statements of operations of Legacy Bridger for the nine months ended September 30, 2022 and for the year ended December 31, 2021, respectively, on a pro forma basis as if each of the Business Combination, Other Related Events and Other Financing and Reorganization Events summarized below had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•

the historical unaudited condensed consolidated financial statements of JCIC as of and for the nine months ended September 30, 2022 and the historical audited financial statements of JCIC for the year ended December 31, 2021;

•

the historical unaudited condensed consolidated financial statements of Legacy Bridger as of and for the nine months ended September 30, 2022 and the historical audited consolidated financial statements of Bridger for the year ended December 31, 2021; and

•	other information relating to JCIC and Legacy Bridger included in this prospectus.

The unaudited pro forma condensed combined financial information should also be read together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

Pursuant to the Transaction Agreements, JCIC formed Bridger, which has in turn formed and held four new entities—Wildfire Merger Sub I, Wildfire Merger Sub II, Wildfire Merger Sub III and Wildfire GP Sub IV. Subsequently, (i) Wildfire Merger Sub I merged with and into Blocker with Blocker being the surviving entity and Wildfire GP Sub IV becoming general partner of Blocker, (ii) Wildfire Merger Sub II merged with and into JCIC, with JCIC being the surviving entity and (iii) Wildfire Merger Sub III merged with and into Bridger, with Bridger being the surviving entity. As a result of the Business Combination, Blocker, JCIC and Legacy Bridger

are subsidiaries of Bridger and JCIC shareholders and Legacy Bridger Equityholders converted their equity ownership in JCIC and Bridger, respectively, into equity ownership in Bridger.

Upon the consummation of the Business Combination, Bridger issued to the Legacy Bridger Equityholders Common Stock and Series A Preferred Stock as summarized below:

•

the surrender and exchange of all 606,061 Legacy Bridger incentive units into 583,308 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Per Share Common Stock Consideration;

•

the direct or indirect surrender and exchange of the remaining 40,000,000 issued and outstanding shares of Legacy Bridger Common Shares (excluding Legacy Bridger incentive units) into 38,498,436 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Per Share Common Stock Consideration; and

•	the surrender and exchange of all 315,789.473684 issued and outstanding shares of Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock.

Other Related Events

Other Related Events occurred in connection with the Business Combination, are summarized below:

•

the filing and effectiveness of the Amended and Restated Charter and the effectiveness of the Amended and Restated Bylaws, each of which occurred immediately prior to the Effective Time and the Closing;

•	the adoption and assumption of the Omnibus Incentive Plan and any grants or awards issued thereunder and adoption of the ESPP upon the Closing to grant equity awards to Bridger employees; and

•

during the Earnout Period following the Closing, JCIC Sponsor subjected 20% of JCIC Sponsor’s issued and outstanding Common Stock (Sponsor Earnout Shares), comprised of two separate tranches of 50% of the Sponsor Earnout Shares per tranche, to potential forfeiture to Bridger for no consideration until the occurrence (or deemed occurrence) of the respective Sponsor Triggering Events. As the Sponsor Triggering Event has not yet been achieved, these issued and outstanding Sponsor Earnout Shares are treated as contingently recallable in the pro forma condensed combined financial information.

Other Financing and Reorganization Events

Other Financing and Reorganization Events consummated by Legacy Bridger that are reflected in the historical financial information of Legacy Bridger and are considered material transactions separate from the Business Combination are summarized below:

•

the redemptions and cancellations in April 2022 of all 60,000,000 issued and outstanding Legacy Bridger Series B Preferred Shares in exchange of $70.0 million payment to the holders of Legacy Bridger Series B Preferred Shares from the proceeds of the issuance of the Legacy Bridger Series C Preferred Shares;

•

the issuance of Series 2022 Bonds in August 2022 in exchange for net proceeds of $155.8 million used for the redemption of Series 2021 Bond at a redemption price equal to 103% of the principal amount with the payment of accrued interest totaling $7.7 million and the full redemptions of the Legacy Bridger Series A Preferred Shares; and

•

the redemptions and cancellations in April and August 2022 of all 10,500,000 issued and outstanding Legacy Bridger Series A Preferred Shares in exchange of $236.3 million payment to the holders of Legacy Bridger Series A Preferred Shares from the proceeds of the issuance of the Legacy Bridger Series C Preferred Shares and Series 2022 Bonds.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represent a continuation of the financial statements of Legacy Bridger with the Business Combination treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Bridger in future reports of Bridger.

Legacy Bridger has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Bridger Equityholders have a relative majority of the voting power of Bridger;

•	Legacy Bridger was significantly larger than JCIC by total assets and total cash and cash equivalents as of the Closing;

•	The Board has nine (9) members, and representatives or designees of the Legacy Bridger Equityholders comprise the majority of the members of the Board;

•	Legacy Bridger’s senior management comprise the senior management roles and be responsible for the day-to-day operations of Bridger;

•	Bridger will assume Legacy Bridger’s name of business;

•	The strategy and operations of Bridger continue Legacy Bridger’s former strategy and operations; and

•	The Business Combination created an operating public company, with management continuing to use Legacy Bridger operations to grow the business.

The Sponsor Earnout Shares are determined to be equity classified instruments of Bridger and the JCIC Warrants are determined to remain liability classified instruments as the Warrants upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Bridger upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination, Other Related Events and Other Financing and Reorganization Events are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Bridger following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. JCIC and Legacy Bridger have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to the organizational documents of JCIC, JCIC’s public shareholders were given the opportunity to elect to redeem their public shares in connection with the Closing for cash even if they approved the Business Combination. 34,245,643 JCIC Class A Ordinary Shares were redeemed.

The following summarizes the pro forma fully-diluted Common Stock issued and outstanding immediately after the Business Combination based on Bridger’s capitalization as of January 24, 2023, assuming (i) no additional issuance of Bridger equity and (ii) holders of Series A Preferred Stock exercise their conversion rights at a conversion price of $11.00 per share on February 24, 2023 (31 days after the Closing):

	Number of Shares	% Ownership
Founder and Bridger Management(1)	29,457,134	27.4%
BTO Stockholders(1)	9,624,610	9.0%
Series C Shareholders(2)	30,421,512	28.3%
Public Shareholders	2,084,357	1.9%
Sponsor(3)	2,528,189	2.3%
Independent directors of JCIC	75,000	0.1%
New Award Grants(4)	6,581,496	6.1%
Public Warrants	17,250,000	16.1%
Private Placement Warrants	9,400,000	8.8%

Total	107,422,298	100.0%

(1)	Represents shares of Common Stock issued at the Closing to the Legacy Bridger Equityholders.
(2)

The 315,789.473684 shares of Series A Preferred Stock issued in exchange of Legacy Bridger Series C Preferred Shares are convertible at the election of the holders of Series A Preferred Stock to Common Stock based on the Series A Preferred Stated Value and the conversion price of: (i) for conversion before February 23, 2023 (within thirty (30) days after the Closing), $9.00 per share of Common Stock and (ii) for conversion after February 23, 2023 (thirty (30) days after the Closing), $11.00 per share of Common Stock.

(3)

855,000 shares held by the Sponsor are subject to foreiture if the applicable Triggering Event does not occur during the Earnout Period. The 2,528,189 shares owned by the Sponsor consist of (i) 115,000 shares of Common Stock issued upon conversion of the previously outstanding balance on the Promissory Note of approximately $1.2 million between JCIC and JCIC Sponsor at the Closing and (ii) 2,413,189 Founder Shares (which represent the remaining balance of Founder Shares held by JCIC Sponsor after taking into account the transfer of 75,000 shares to independent directors of JCIC prior to the JCIC IPO, forfeitures of 4,306,811 shares owned by the JCIC Sponsor at the Closing as a result of the Trust Amount being less than $20.0 million, per the JCIC Sponsor Agreement, and donations to charitable organizations of 1,830,000 JCIC Class B Ordinary Shares prior to the Closing).

(4)	Includes grants under the Omnibus Incentive Plan granted prior to the Closing.

If the actual facts are different from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

(in thousands)

	Historical JCIC	Historical Legacy Bridger	Business Combination and Other Related Events	Notes	Pro Forma Combined
Assets

Current assets
Cash and cash equivalents	$52	$94,143	$2,583	A	$73,421
	—	—	(23,357)	B	—
Accounts receivable	—	10,921	—		10,921
Restricted cash	—	12,225	—		12,225
Aircraft support parts	—	1,761	—		1,761
Prepaid expenses and other current assets	142	3,131	2,856	B	6,129
Deferred offering costs	—	4,658	(4,658)	B	—

Total current assets	194	126,839	(22,576)		104,457

Investments held in Trust Account	347,129	—	(347,129)	A	—
Property, plant and equipment, net	—	187,863	—		187,863
Intangible assets, net	—	246	—		246
Goodwill	—	2,458	—		2,458
Other noncurrent assets	—	3,148	—		3,148

Total assets	$347,323	$320,554	$(369,705)		$298,172

Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity

Current liabilities
Accounts payable	$5,445	$4,653	$(5,507)	B	$4,591
Accrued expenses and other current liabilities	—	12,356	(3,158)	B	9,198
Current portion of long-term debt	—	2,463	—		2,463
Convertible Note-related party	589	—	(589)	C	—

Total current liabilities	6,034	19,472	(9,254)		16,252

Warrant liabilities	6,929	—	—		6,929
Deferred underwriting fee payable	12,075	—	(12,075)	B	—
Operating right-of-use noncurrent liability	—	757	—		757
Long-term debt, net of debt issuance costs	—	205,715	—		205,715
Long-term accrued expenses and other noncurrent liabilities	—	65	—		65

Total liabilities	25,038	226,009	(21,329)		229,718

JCIC Class A Ordinary Shares subject to possible redemption	347,129	—	(347,129)	A	0
Legacy Bridger Series C Preferred Shares	—	483,385	(483,385)	D	—
Series A Preferred Stock	—	—	325,491	D	325,491

Stockholders’ (deficit) equity
Common Stock	—	—	0	C	5
	—	—	4	D	—
	—	—	1	E	—
	—	—	0	F	—
JCIC Class B Ordinary Shares	1	—	(1)	E	—
Accumulated other comprehensive income	—	1,468	—		1,468
Accumulated deficit	(24,845)	(390,308)	(2,201)	B	(414,312)
	—	—	(24,004)	F	—
	—	—	27,046	G	—
Additional paid-in capital	—	—	2,583	A	155,802
	—	—	(2,218)	B	—
	—	—	589	C	—
	—	—	157,890	D	—
	—	—	0	E	—
	—	—	24,004	F	—
	—	—	(27,046)	G	—

Total stockholders’ (deficit) equity	(24,844)	(388,840)	156,647		(257,037)

Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$347,323	$320,554	$(369,705)		$298,172

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months Ended September 30, 2022

(in thousands, except per share data)

	Historical JCIC	Historical Legacy Bridger	Other Financing and Reorganization Events	Notes	Business Combination and Other Related Events	Notes	Pro Forma Combined
Revenue	$—	$45,276	$—		$—		$45,276
Cost of revenues:
Flight operations	—	16,635	—		—		16,635
Maintenance	—	11,932	—		—		11,932

Total cost of revenues	—	28,567	—		—		28,567

Gross profit	—	16,709	—		—		16,709
Operating and formation costs	5,813	—	—		—		5,813
General and administrative	—	27,420	—		357	EE	35,976
	—	—	—		8,199	FF	—
Business development	—	1,215	—		4	FF	1,219

Operating loss	(5,813)	(11,926)	—		(8,560)		(26,299)
Interest expense	—	(13,053)	3,587	AA	—		(19,448)
	—	—	(14,162)	BB	—		—
	—	—	261	CC	—		—
	—	—	3,919	DD	—		—
Other (expense) income	—	(139)	845	CC	—		706
Change in fair value of warrant liabilities	7,456	—	—		—		7,456
Change in fair value of Convertible Note—related party	131	—	—		—		131
Interest earned on investments held in Trust Account	2,060	—	—		(2,060)	GG	—

Net income (loss)	$3,834	$(25,118)	$(5,550)		$(10,620)		$(37,454)

Net income attributable to JCIC Class A Ordinary Shares subject to possible redemption per share – basic and diluted	$0.09
Weighted average shares outstanding of JCIC Class A Ordinary Shares subject to possible redemption – basic and diluted	34,500,000
Net income attributable to JCIC Class B Ordinary Shares – basic and diluted	$0.09
Weighted average shares outstanding of JCIC Class B Ordinary Shares – basic and diluted	8,625,000
Net loss attributable to common shareholders—basic and diluted		$(305,482.00)
Net loss per share attributable to common shareholders—basic and diluted		$(7.58)
Weighted average shares outstanding—basic and diluted		40,282,828
Net loss per share attributable to common stockholders—basic and diluted							$(1.27)
Weighted average shares of common stock outstanding—basic and diluted							43,769,290

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2021

(in thousands, except per share data)

	Historical JCIC	Historical Legacy Bridger	Other Financing and Reorganization Events	Notes	Business Combination and Other Related Events	Notes	Pro Forma Combined
Revenue	$—	$39,384	$—		$—		$39,384
Cost of revenues:
Flight operations	—	15,824	—		—		15,824
Maintenance	—	10,755	—		—		10,755

Total cost of revenues	—	26,579	—		—		26,579

Gross profit	—	12,805	—		—		12,805
Operating and formation costs	2,068	—	—		—		2,068
General and administrative	—	10,849	—		2,677	KK	37,524
	—	—	—		23,998	LL	—
Business development	—	366	—		6	LL	372

Operating (loss) income	(2,068)	1,590	—		(26,681)		(27,159)
Interest expense	—	(9,294)	6,336	HH	—		(21,745)
	—	—	(19,097)	II	—		—
	—	—	310	JJ	—		—
Other (expense) income	—	1,163	(220)	JJ	—		943
Change in fair value of warrant liabilities	22,422	—	—		—		22,422
Loss on initial issuance of Private Placement Warrants	(3,948)	—	—		—		(3,948)
Transaction costs associated with sale of warrants in IPO	(1,361)	—	—		—		(1,361)
Interest earned on investments held in Trust Account	69	—	—		(69)	MM	—

Net income (loss)	$15,114	$(6,541)	$(12,671)		$(26,750)		$(30,848)

Net income attributable to JCIC Class A Ordinary Shares subject to possible redemption per share – basic and diluted	$0.37
Weighted average shares of JCIC Class A Ordinary Shares subject to possible redemption – basic and diluted	32,042,466
Net income attributable to JCIC Class B Ordinary Shares – basic	$0.37
Weighted average shares outstanding of JCIC Class B Ordinary Shares – basic	8,544,863
Net income attributable to JCIC Class B Ordinary Shares – diluted	$0.37
Weighted average shares outstanding of JCIC Class B Ordinary Shares – diluted	8,625,000
Net loss attributable to common shareholders—basic and diluted		$(22,454.00)
Net loss per share attributable to common shareholders—basic and diluted		$(0.56)
Weighted average shares outstanding—basic and diluted		40,122,651
Net loss per share attributable to common stockholders—basic and diluted							$(3.71)
Weighted average shares of common stock outstanding—basic and diluted							43,769,290

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represents a continuation of the financial statements of Legacy Bridger with the Business Combination treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are presented as those of Legacy Bridger in future reports of Bridger.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination and Other Related Events as if consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 gives pro forma effect to the Business Combination, Other Related Events and Other Financing and Reorganization Events as if consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•	the historical unaudited condensed consolidated financial statements of JCIC as of and for the nine months ended September 30, 2022;

•	the historical audited financial statements of JCIC for the year ended December 31, 2021;

•	the historical unaudited condensed financial statements of Legacy Bridger as of and for the nine months ended September 30, 2022;

•	the historical audited consolidated financial statements of Legacy Bridger for the year ended December 31, 2021; and

•	other information relating to JCIC and Legacy Bridger included in this prospectus.

The unaudited pro forma condensed combined financial information should also be read together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Legacy Bridger incurred significant losses during the historical periods presented.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A)

Reflects the liquidation and reclassification of $2.6 million of investments held in the Trust Account to cash and cash equivalents, after taking account of public shareholder redemptions, that became available for general corporate use by Bridger and the reclassification of 254,357 shares of JCIC Class A Ordinary Shares after redemptions into permanent equity as shares of Common Stock on a one-to-one basis in connection with the Business Combination.

(B)

Reflects the cash disbursement for the estimated direct and incremental transaction costs of $23.4 million, including $3.5 million deferred underwriting fees related to the JCIC initial public offering after the waiver by J.P. Morgan Securities upon its resignation, the $7.0 million transaction costs paid by JCIC, of which $5.5 million has been accrued by JCIC as of September 30, 2022, the $7.8 million transaction costs incurred by Legacy Bridger, of which $4.7 million has been accrued and capitalized by Legacy Bridger as of September 30, 2022, and the $5.1 million transaction costs incurred by Bridger in connection with the Business Combination. The $1.5 million transaction costs to be accrued by JCIC and $0.2 million of the transaction costs to be accrued by Bridger in connection with the Business Combination were reflected as an adjustment to the unaudited pro forma condensed combined statements of operations to accumulated deficit as described in Note 2 (KK).

(C)	Reflects the settlement of the Promissory Note between JCIC and JCIC Sponsor at the Closing with a conversion to Common Stock at $10.00 per share.

(D)

Reflects the surrender and exchange of all 315,789.473684 issued and outstanding shares of Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock and the issuance of 39,081,744 shares of Common Stock to the holders of Legacy Bridger Common Shares at the Closing pursuant to the Transaction Agreements to effect the reverse recapitalization. The carrying value of Series A Preferred Stock is based on its maximum redemption value upon the Closing, which does not include an amount calculated from the product of initial issue price multiplied by 0.50 historically included in the carrying value of Legacy Bridger Series C Preferred Shares. The Series A Preferred Stock contains a potential embedded derivative related to a clause which allows for an increase of 2% interest per annum to be accrued by the holders of Series A Preferred Stock in the event of a default under certain financing facilities, including noncompliance with certain financial covenants, during the period from the occurrence of such default until such default is cured or remediated. The fair value of the embedded derivative, if significant, will be recognized as a liability in the consolidated balance sheets with a corresponding expense recorded in the consolidated statements of operations when initially recorded and remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the consolidated statements of operations. The Company is refining its fair value estimates of the embedded derivative for the Closing.

(E)

Reflects the conversion of 4,318,189 JCIC Class B Ordinary Shares into shares of Common Stock on a one-to-one basis, including donations to charitable organizations of 1,830,000 JCIC Class B Ordinary Shares after taking into account forfeitures of 4,306,811 shares owned by the JCIC Sponsor upon redemptions by JCIC’s public shareholders at the Closing.

(F)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions. Upon the Closing, the performance vesting condition was deemed to be satisfied and 2,400,355 shares of New Award Grants became fully vested.

(G)

Reflects the elimination of JCIC’s historical accumulated deficit after recording the transaction costs incurred by JCIC as described in Note 2 (KK) below with a corresponding adjustment to additional paid-in capital (“APIC”) of Bridger in connection with the reverse recapitalization at the Closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments related to Other Financing and Reorganization Events included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 were as follows:

(AA)	Reflects the elimination of interest expense historically recorded related to the redemptions of the Legacy Bridger Series B Preferred Shares.

(BB)	Reflects the interest expense of $13.6 million and amortization of debt issuance fees of $0.5 million related to the issuance of the Series 2022 Bonds.

(CC)	Reflects the elimination of interest expense and debt issuance costs historically recorded related to the extinguishment of the Series 2021 Bond.

(DD)	Reflects the elimination of interest expense historically recorded related to the redemptions of Legacy Series A Preferred Shares.

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 were as follows:

(EE)	Reflects the directors and officers insurance expenses of Bridger prepaid by JCIC.

(FF)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions as the performance condition was deemed to be satisfied.

(GG)	Reflects the elimination of investment income related to investments held in the Trust Account.

The adjustments related to Other Financing and Reorganization Events included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 were as follows:

(HH)	Reflects the elimination of interest expense historically recorded related to the redemptions of Legacy Bridger Series B Preferred Shares.

(II)	Reflects the interest expense of $18.4 million and amortization of debt issuance fees of $0.7 million related to the issuance of the Series 2022 Bonds.

(JJ)	Reflects the elimination of interest expense and debt issuance costs historically recorded and the loss related to the extinguishment of the Series 2021 Bond.

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 were as follows:

(KK)

Reflects the direct and incremental transaction costs incurred prior to, or concurrent with the Closing by Bridger allocable to the JCIC Warrants, which are liability classified instruments measured at fair value, and transaction costs incurred prior to, or concurrent with the Closing by JCIC and Bridger in connection with the Business Combination.

(LL)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions as the performance condition was deemed to be satisfied.

(MM)	Reflects the elimination of investment income related to investments held in the Trust Account.

3. Net Loss per Share

Represents the net loss per share calculated using the pro forma basic and diluted weighted average shares outstanding of Common Stock as a result of the pro forma adjustments. As the Business Combination are being reflected as if the reverse recapitalization had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share (i) reflects the historical Bridger common stock, as adjusted by the Per Share Common Stock Consideration, outstanding as of the respective issuance date and (ii) assumes that the new shares issuable relating to the Business Combination have been outstanding as of January 1, 2021, the beginning of the earliest period presented. The public shares of JCIC Class A Ordinary Shares redeemed by JCIC’s public shareholders are eliminated as of January 1, 2021.

Basic and diluted net loss per share attributable to common stockholders are presented in conformity with the two-class method required for participating securities. The Sponsor Earnout Shares are securities that do not contractually entitle the holders of such shares to participate in nonforfeitable dividends and do not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statement of operations reflects a net loss for the period presented and, accordingly, no loss amounts have been allocated to the Sponsor Earnout Shares. The Sponsor Earnout Shares have also been excluded from basic and diluted pro forma net loss per share attributable to common stockholders as such shares of Common Stock are contingently recallable until the Sponsor Triggering Event have occurred.

The unaudited pro forma condensed combined per share information has been presented under the two assumed redemption scenarios as follows:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Numerator:
Net loss	$(37,454)	$(30,848)
Series A Preferred Stock—adjustment to maximum redemptions value(1)	(17,918)	(49,597)
Series A Preferred Stock—adjustment for deemed dividend upon Closing(2)	—	(82,074)

Net loss attributable to common stockholders – basic and diluted	$(55,372)	$(162,519)

Denominator:
Founder and Bridger Management	29,457,134	29,457,134
BTO Stockholders	9,624,610	9,624,610
Public Shareholders	2,084,357	2,084,357
Sponsor and independent directors of JCIC	2,603,189	2,603,189

Weighted average shares outstanding – basic and diluted	43,769,290	43,769,290

Net loss per share attributable to common stockholders – basic and diluted	$(1.27)	$(3.71)

(1)

Following the Closing, the maximum redemptions value of Series A Preferred Stock does not include an amount calculated from the product of initial issue price multiplied by 0.50 historically included in the maximum redemptions value of Legacy Bridger Series C Preferred Shares.

(2)

The Closing triggers a down round conversion feature embedded in the Series A Preferred Stock. The Company expects to recognize the effect of the down round conversion feature as a deemed dividend, increasing the loss available to common stockholders in the computation of net loss per share. The deemed dividend adjustment to the pro forma net loss per share is estimated based on preliminary fair values of the Series A Preferred Stock on an as-converted basis assuming maximum redemptions value at the maturity date of April 25, 2032 at the initial conversion price of $12.929104 per share before the Closing (pursuant to the terms of the Legacy Bridger Series C Preferred Shares) and the conversion price of $11.00 per share

31 days after the Closing (pursuant to the terms of the Series A Preferred Stock). The Company is refining the estimated fair values of the Series A Preferred Stock based on current information available upon the Closing.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Series A Preferred Stock—If converted (1)	30,421,512	30,421,512
New Award Grants	6,581,496	6,581,496
Public Warrants	17,250,000	17,250,000
Private Placement Warrants	9,400,000	9,400,000

(1)	Assumes conversion of Series A Preferred Stock at a conversion price of $11.00 per share at 31 days after the Closing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help you understand our business, financial condition, results of operations, liquidity and capital resources. The discussion should be read together with financial statements, and the related notes thereto included elsewhere in this prospectus, and our unaudited pro forma condensed combined financial information in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In connection with the Business Combination, Legacy Bridger was determined to be the accounting acquirer. The discussion below does not include the results of or give pro forma effect to the consummation of the Business Combination that occurred on January 24, 2023 or the transactions described in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of Legacy Bridger and its subsidiaries prior to the Business Combination and Bridger Aerospace Group Holdings, Inc. and its subsidiaries following the Business Combination.

Business Overview

Bridger provides aerial wildfire management, relief and suppression and firefighting services using next generation technology and sustainable and environmentally safe firefighting methods. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our world-class team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation and full-service aerial firefighting platforms.

Our portfolio is organized across two core offerings:

•	Fire Suppression: Consists of deploying specialized aircraft to drop large amounts of water quickly and directly on wildfires.

•

Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft (“Air Attack”) and unmanned aircraft.

We manage our operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources.

We have made and will continue to make significant investments in capital expenditures to build and expand our aerial forest fire management technologies. We expect that our existing cash and cash equivalents provided by equity and debt financing will be sufficient to meet our current working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus.

The Business Combination

On January 24, 2023 we consummated the Business Combination contemplated by the Merger Agreement. As a result of the Business Combination, Legacy Bridger and JCIC each became wholly-owned subsidiaries of the Company, and the JCIC shareholders and Legacy Bridger Equityholders converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in the Company. Legacy Bridger has been determined to be the accounting acquirer with respect to the Business Combination, which will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Upon consummation of the Business Combination, the most significant change in Legacy Bridger’s future reported financial position and results of operations was a gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at September 30, 2022) of approximately $20.7 million. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at Closing were approximately $16.6 million and will be treated as a reduction of the cash proceeds and deducted from our additional paid-in capital.

Public Company Costs

We have become the successor to an SEC-registered and Nasdaq-listed company, which has required, and in the future may require, us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We have incurred and expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Key Factors Affecting Our Results of Operations

We are exposed to certain risks inherent to an aerial firefighting business. These risks are further described in the section of this prospectus entitled “Risk Factors” in this prospectus.

Seasonality Due to the North American Fire Season

Our operating results are impacted by seasonality. Climate conditions and other factors that may influence the revenues of our services may vary each season and year. Historically, the demand for our services has been higher in the second and third quarters of each fiscal year due to the timing and duration of the North American fire season. Consequently, revenues, expenses and operating cash flows from our services are generated mostly in the second and third quarters of our fiscal year. However, the seasonal fluctuations in the need to fight wildfires based upon location and the varying intensity of the fire season may lead our operating results to fluctuate significantly from quarter to quarter and year to year.

Weather Conditions and Climate Trends

Our business is highly dependent on the needs of government agencies to surveil and suppress fires. As such, our financial condition and results of operations are significantly affected by the weather, as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given period. The intensity and duration of the North American fire season is affected by multiple factors, some of which, according to a 2016 report published by Climate Central, a nonprofit climate science news organization, are weather patterns including warmer springs and longer summers, lower levels of mountaintop snowpack which lead to drier soils and vegetation and frequency of lightning strikes.1 Based on the climate change indicators published by the United States Environmental Protection Agency (the “EPA”), these factors have shown year over year increases linked to the effects of climate change and the overall trend in increased temperatures.2 We believe that rising global temperatures have been, and in the future are expected to be, one factor contributing to increasing rates and severity of wildfires. Historically, sales of our services have been higher in the summer season of each fiscal year due to weather patterns which are generally correlated to a higher prevalence of wildfires in North America. Larger wildfires and longer seasons are expected to continue as droughts increase in frequency and duration, according to the EPA.

[1]

Climate Central, Climate Change is Tipping Scales Toward More Wildfires, Jun. 23, 2016 (https://www.climatesignals.org/headlines/climate-change-tipping-scales-toward-more-wildfires) (the “Climate Central Article”).

[2]

United States Environmental Protection Agency, Climate Change Indicators: Wildfires, last accessed Oct. 26, 2022 (https://www.epa.gov/climate-indicators/climate-change-indicators-wildfires) (the “EPA Climate Change Indicators Article”).

Limited Supply of Specialized Aircraft and Replacement and Maintenance Parts

Our results of operations are dependent on sufficient availability of aircraft, raw materials and supplied components provided by a limited number of suppliers. Our reliance on limited suppliers exposes us to volatility in the prices and availability of these materials which may lead to increased costs and delays in operations.

In March 2020, the World Health Organization declared a global pandemic related to the outbreak of a respiratory illness caused by COVID-19. Due to the COVID-19 pandemic, in 2020, 2021 and 2022 we experienced delays on the delivery of aircraft. Should such conditions become protracted or worsen or should longer-term budgets or priorities of our clients be impacted, the COVID-19 pandemic could negatively affect our business, results of operations and financial condition. Given the dynamic nature of the COVID-19 pandemic and its global consequences, the ultimate impact on our operations, cash flows and financial condition cannot be reasonably estimated at this time. The outbreak of COVID-19 may also have the effect of heightening many of the other risks described in the section of this prospectus entitled “Risk Factors” in this prospectus, such as those related to the market for our securities and cross-border transactions.

Economic and Market Factors

Our operations, supply chain, partners and suppliers have been subject to various global macroeconomic factors. We expect to continue to remain vulnerable to a number of industry-specific and global macroeconomic factors that may cause our actual results of operations to differ from our historical results of operations or current expectations. The factors and trends that we currently believe are or will be most impactful to our results of operations and financial condition include the following: the adverse impacts of the ongoing COVID-19 global pandemic; the impact on us of significant operational challenges by third parties on which we rely; inflationary pressures; short- and long-term weather patterns; potential labor and supply chain shortages affecting us and our partners; volatile fuel prices; aircraft delivery delays; and changes in general economic conditions in the markets in which we operate.

Historically, our results of operations have not been materially impacted by other factors. We continue to monitor the potential favorable or unfavorable impacts of these and other factors on our business, operations, financial condition and future results of operations, which are dependent on future developments. Our future results of operations may be subject to volatility and our growth plans may be delayed, particularly in the short term, due to the impact of the above factors and trends. For instance, the impact of the COVID-19 pandemic directly affected the delivery of our aircraft and the support related to their deployment while on contract. Deployment of two Super Scoopers was delayed in 2020 as a result of the FAA’s transition to a work-from-home environment and a reduction in its ability to process carding and registration matters; two other Super Scoopers were delayed as a result of modified manufacturing procedures at the original equipment manufacturer (the “OEM”) in response to COVID-19 that increased production time, which we understood was compounded by the OEM’s delays in receiving certain parts and components; and prior production delays pushed completion and delivery of another two Super Scoopers later in 2022 than we had previously anticipated receiving them. However, we believe that our long-term outlook remains positive due to the increasing demand for our services and our ability to meet those demands consistently, despite adverse market factors. We believe that this expected long-term increase in demand will offset increased costs and that the operational challenges we may experience in the near term can be managed in a manner that will allow us to support increased demand, though we cannot provide any assurances.

Under the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), on April 16, 2020, a Company SBA loan application was approved, and we received loan proceeds in the amount of $0.8 million. The loan was forgiven in 2021.

Key Components of Our Results of Operations

Revenue

Our primary source of revenue is from providing services, which are disaggregated into fire suppression, aerial surveillance and other services. Revenue and growth for our fire suppression and aerial surveillance services is driven by climate trends, specifically the intensity and timing of the North American fire season. Other services primarily consist of extraneous fulfillment of contractual services such as extended availability and mobilizations. Other services also include maintenance services performed externally for third parties.

We charge daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. The recognition of revenue for our services are primarily split into flight, standby and other revenues. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are cycled, upon request of the customer. Standby revenue is primarily earned as a daily rate when aircrafts are available for use at a fire base, awaiting request from the customer for flight deployment. Other revenue consists of additional contractual items that can be charged to the customer, such as leasing revenues for facilities, as well as maintenance and repair on externally owned aircraft.

Cost of Revenues

Cost of revenues includes costs incurred directly related to flight operations including expenses associated with operating the aircraft on revenue generating contracts. These include labor, depreciation, subscriptions and fees, travel and fuel. Cost of revenues also includes maintenance expenses for our aircraft including costs of routine maintenance expenses and repairs. This consists of labor, parts, consumables, travel and subscriptions unique to each airframe.

General and Administrative

General and administrative expenses include all costs that are not directly related to satisfaction of customer contracts. General and administrative expenses include costs for our administrative functions, such as finance, legal, human resources and IT support. These functions include costs for items such as salaries and benefits and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, insurance, intangible asset amortization and depreciation expense. General and administrative expenses also contain any gain or loss on the disposal of fixed assets.

Business Development

Business development costs include activities such as contract procurement, public relations and business opportunity advancement. These functions mainly generate expenses related to travel, trade show fees and costs, salaries and benefits.

Interest Expense

Interest expense consists of interest expense related to our loan agreements, liability classified Legacy Bridger Series B Preferred Shares (all of the issued and outstanding shares of which have been fully redeemed), and interest rate swaps agreements. Interest expense also includes amortization of debt issuance costs associated with our loan agreements. Refer to discussion of our loan commitments further below under the section of this prospectus entitled “ —Liquidity and Capital Resources—Indebtedness.”

Other Income

Other income consists of interest income, forgiveness of loan from the PPP established by the CARES Act and loss on debt extinguishment. This also includes the reimbursement from an insurance claim against a damaged asset.

Net Loss on Investments

As of December 31, 2020, our investment in the AE Côte-Nord Canada (“Côte-Nord”) Facility was fully impaired. We identified impairment indicators within their investment in Côte-Nord which arose from the risk that this entity will not be able to meet its initial growth projections. This facility is currently not in operation and reduced to minimal activity to avoid the obsolescence of its equipment. In 2021, the facility began the process of a bankruptcy filing. We also recorded an equity loss adjustment in its investment of Ensyn BioEnergy Canada, Inc. related to the Côte-Nord impairment.

Results of Operations

Comparison of the Nine Months Ended September 30, 2022 and 2021

The following table sets forth our Consolidated Statements of Operations information for the nine months ended September 30, 2022 and 2021 and should be reviewed in conjunction with the financial statements and notes included elsewhere in this prospectus.

(All amounts in U.S. dollars)	Nine Months Ended September 30, 2022	Nine Months Ended September 30 2021	Period Over Period Change ($)	Period Over Period Change (%)
Revenues	$45,275,556	$38,712,244	$6,563,312	17%
Cost of revenues:
Flight operations	16,635,021	13,536,022	3,098,999	23%
Maintenance	11,932,078	8,635,539	3,296,539	38%

Total cost of revenues	28,567,099	22,171,561	6,395,538	29%

Gross profit	16,708,457	16,540,683	167,774	1%
Operating expenses:
General and administrative	27,419,969	6,739,293	20,680,676	307%
Business development	1,215,335	249,745	965,590	387%

Total operating expenses	28,635,304	6,989,038	21,646,266	310%

Operating (loss) income	(11,926,847)	9,551,645	(21,478,492)	(225)%

Interest expense	(13,052,438)	(5,779,282)	(7,273,156)	126%
Other (expense) income	(138,422)	815,989	(954,411)	(117)%

Net (loss) income	$(25,117,707)	$4,588,352	$(29,706,059)	(647)%

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Legacy Bridger Series C Preferred Shares adjustment to maximum redemption value	(194,700,545)	—
Legacy Bridger Series A Preferred Shares adjustment for redemption, extinguishment and accrued interest	(85,663,336)	(12,246,763)

Net loss attributable to common shareholders – basic and diluted	$(305,481,588)	$(7,658,411)

Net loss per share attributable to common shareholders – basic and diluted	$7.58	$(0.19)

Revenue

Revenue increased by $6.6 million, or 17%, to $45.3 million for the nine months ended September 30, 2022, from $38.7 million for the nine months ended September 30, 2021.

The following table shows revenues by service offering for each period.

(All amounts in U.S. dollars)	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Period Over Period Change ($)	Period Over Period Change (%)
Fire suppression	$38,232,767	$30,142,726	$8,090,041	27%
Aerial surveillance	6,833,649	8,349,515	(1,515,866)	(18)%
Other services	209,140	220,003	(10,863)	(5)%

Total revenues	$45,275,556	$38,712,244	$6,563,312	17%

Fire suppression revenue increased by $8.1 million, or 27%, to $38.2 million for the nine months ended September 30, 2022, from $30.1 million for the nine months ended September 30, 2021. The increase in fire suppression revenue accounted for 123% of the total increase in revenues for the nine months ended September 30, 2022. The increase was primarily driven by the increased number of Super Scooper aircraft on deployment during the nine months ended September 30, 2022.

Aerial surveillance revenue decreased by $1.5 million, or 18%, to $6.8 million for the nine months ended September 30, 2022, from $8.3 million for the nine months ended September 30, 2021. The decrease was primarily driven by the decreased number of fires with high-incident levels.

Other services revenue decreased by $10.9 thousand, or 5%, to $0.2 million for the nine months ended September 30, 2022, from $0.2 million for the nine months ended September 30, 2021. The decrease was primarily driven by decreased maintenance services.

The following table shows revenues by revenue type for each period.

(All amounts in U.S. dollars)	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Period Over Period Change ($)	Period Over Period Change (%)
Flight revenue	$24,585,180	$19,914,715	$4,670,465	23%
Standby revenue	20,305,658	18,444,418	1,861,240	10%
Other revenue	384,718	353,111	31,607	9%

Total revenues	$45,275,556	$38,712,244	$6,563,312	17%

Flight revenue increased by $4.7 million, or 23%, to $24.6 million for the nine months ended September 30, 2022, from $19.9 million for the nine months ended September 30, 2021. The increase was primarily driven by the increased number of Super Scooper aircraft flying on deployment.

Standby revenue increased by $1.9 million, or 10%, to $20.3 million for the nine months ended September 30, 2022, from $18.4 million for the nine months ended September 30, 2021. The increase was primarily driven by the increased number of Super Scooper aircraft available for deployment.

Other revenue increased by $31.6 thousand, or 9%, to $0.4 million for the nine months ended September 30, 2022, from $0.4 million for the nine months ended September 30, 2021. The increase was primarily driven by additional contractual items charged to the customer with an increased number of Super Scooper aircraft on deployment.

Cost of Revenues

Cost of revenues increased by $6.4 million, or 29%, to $28.6 million for the nine months ended September 30, 2022, from $22.2 million for the nine months ended September 30, 2021 due to the following drivers:

Flight Operations

Flight operations expenses increased by $3.1 million or 23%, to $16.6 million for the nine months ended September 30, 2022, from $13.5 million for the nine months ended September 30, 2021. The increase was primarily driven by higher depreciation expense of $1.6 million, travel expenses of $0.9 million, personnel costs of $0.4 million, aircraft fuel expenses of $0.2 million, subscriptions, licenses and fees of $0.2 million, and parts for aircraft maintenance of $0.1 million. The increase in travel expenses and personnel costs was mostly attributable to increased travel and the number of personnel required for a full season of flight deployment. The increase in depreciation expense, subscriptions, licenses and fees, parts for aircraft maintenance, and aircraft fuel expenses was mostly attributable to the additional two Super Scooper aircraft placed into service. Increased fuel costs contributed escalation in fuel expense for similar operations year over year. Constraint on supply chains contributed to higher costs and increased spend for parts for aircraft maintenance. The increase was partially offset by a decrease in aircraft leasing expenses of $0.2 million, related to a higher utilization of owned aircraft.

Maintenance

Maintenance expenses increased by $3.3 million, or 38%, to $11.9 million for the nine months ended September 30, 2022 from $8.6 million for the nine months ended September 30, 2021. The increase was primarily driven by higher subscriptions, licenses and fees of $1.2 million, personnel expenses of $1.2 million, travel expenses of $0.5 million and depreciation expense of $0.2 million. The increase in subscriptions, licenses and fees and depreciation expense was mostly attributable to the additional two Super Scooper aircraft placed into service. The increase in personnel costs and travel expenses was mostly attributable to increased travel and the number of personnel required for a full season of flight deployment. The increase was partially offset by a decrease in aircraft maintenance parts and bench stock components expenses of $0.2 million due to less disposable parts associated with the initial ramp-up in operations for the prior year as 2021 was the first year on contract for the Super Scooper aircraft.

Operating Expenses

Operating expenses increased by $21.6 million, or 310%, to $28.6 million for the nine months ended September 30, 2022, from $7.0 million for the nine months ended September 30, 2021, due to the following drivers:

General and Administrative

General and administrative expenses increased by $20.7 million, or 307%, to $27.4 million for the nine months ended September 30, 2022, from $6.7 million for the nine months ended September 30, 2021. The increase was primarily driven by higher personnel expenses of $13.6 million mostly driven by $10.1 million of cash bonuses granted to employees and executives of Bridger approved on August 19, 2022 in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, execution of the Transaction Agreements and initial filing of the proxy statement/ prospectus prepared in connection with the Business Combination, professional services of $3.8 million associated with third-party consultants and auditors’ fees to support the growth of the business and preparation of becoming a public company upon the consummation of the Business Combination, loss on disposal of two aging aircrafts and other rotables of $1.6 million, building depreciation expenses of $0.6 million and insurance expenses of $0.5 million related to the additional two Super Scooper aircraft placed into service. The increase was partially offset by a decrease in equipment and buildings lease expense of $0.2 million.

Business Development

Business development increased by $1.0 million, or 387%, to $1.2 million for the nine months ended September 30, 2022, from $0.2 million for the nine months ended September 30, 2021. The increase was primarily driven by higher efforts in gaining brand awareness, establishing a presence in the market related to our increased fleet, continuing expansion plans to align with strategic initiatives and lobbying and expanding the business development team, which resulted in higher professional services for advertising and public relation services of $0.5 million, personnel expenses of $0.4 million and travel and other business expenses related to trade shows and seminars of $0.2 million.

Interest Expense

Interest expense increased by $7.3 million, or 126%, to $13.1 million for the nine months ended September 30, 2022, from $5.8 million for the nine months ended September 30, 2021. The increase was primarily driven by the additional interest expense for Legacy Bridger Series A Preferred Shares of $0.9 million, increase in interest expense for Legacy Bridger Series B Preferred Shares of $3.0 million and the realization of deferred interest payments on various debt instruments of $2.0 million. Refer to discussion of our loan commitments further below under the section of this prospectus entitled “Liquidity and Capital Resources—Indebtedness.”

Other (Expense) Income

Other (expense) income decreased by $1.0 million, or 117%, to ($138.4) thousand for the nine months ended September 30, 2022, from $0.8 million for the nine months ended September 30, 2021. The decrease was related to the loss on the extinguishment of the Series 2021 Bond of $0.7 million in the nine months ended September 30, 2022, versus a gain on forgiveness of PPP debt of $0.8 million in the nine months ended September 30, 2021.

Comparison of the Year Ended December 31, 2021 to the Year Ended December 31, 2020

The following table sets forth our consolidated statement of operations information for the years ended December 31, 2021 and 2020 and should be reviewed in conjunction with the financial statements and notes included elsewhere in this prospectus.

(All amounts in U.S. dollars)	Year Ended December 31, 2021	Year Ended December 31, 2020	Period Over Period Change ($)	Period Over Period Change (%)
Total revenues	$39,384,182	$13,413,069	$25,971,113	194%
Cost of revenues:
Flight operations	15,823,713	8,574,975	7,248,738	85%
Maintenance	10,755,471	4,279,325	6,476,146	151%

Total cost of revenues	26,579,184	12,854,300	13,724,884	107%

Gross profit	12,804,998	558,769	12,246,229	2,192%
Operating expenses:
General and administrative	10,849,400	9,293,737	1,555,663	17%
Business development	365,627	122,964	242,663	197%

Total operating expenses	11,215,027	9,416,701	1,798,326	19%

Operating income (loss)	1,589,971	(8,857,932)	10,447,903	(118)%

Interest expense	(9,293,928)	(1,601,835)	(7,692,093)	480%
Other income	1,163,160	59,672	1,103,488	1,849%
Net loss on investments	—	(1,838,110)	1,838,110	(100)%

Net loss	$(6,540,797)	$(12,238,205)	$5,697,408	(47)%

	Year Ended December 31, 2021	Year Ended December 31, 2020
Liquidation preference on Legacy Bridger Series A Preferred Shares	(15,913,184)	(14,058,945)

Net loss attributable to common shareholders – basic and diluted	$(22,453,981)	$(26,297,150)

Net loss per share attributable to common shareholders – basic and diluted	$(0.56)	$(0.66)

Revenue

Revenue increased by $26.0 million, or 194%, to $39.4 million for the year ended December 31, 2021, from $13.4 million for the year ended December 31, 2020.

The following table shows revenues by service offering for each period.

(All amounts in U.S. dollars)	Year Ended December 31, 2021	Year Ended December 31, 2020	Period Over Period Change ($)	Period Over Period Change (%)
Fire suppression	$30,442,001	$6,288,466	$24,153,535	384%
Aerial surveillance	8,632,535	6,885,297	1,747,238	25%
Other services	309,646	239,306	70,340	29%

Total revenues	$39,384,182	$13,413,069	$25,971,113	194%

Fire suppression revenue increased by $24.2 million, or 384%, to $30.4 million for the year ended December 31, 2021, from $6.3 million for the year ended December 31, 2020. The increase in fire suppression revenue accounted for 93% of the total increase in revenues for the year ended December 31, 2021. The increase was primarily driven by the addition of two Super Scooper aircrafts that were placed into service and operated during the 2021 North American fire season.

Aerial surveillance revenue increased by $1.7 million, or 25%, to $8.6 million for the year ended December 31, 2021, from $6.9 million for the year ended December 31, 2020. The increase in aerial surveillance revenue accounted for 7% of the total increase in revenues for the year ended December 31, 2021. The increase was primarily driven by higher utilization of surveillance aircraft as well as renewed contracts with higher rate structures for the use of upgraded aircraft.

Other services revenue increased by $0.1 million, or 29%, to $0.3 million for the year ended December 31, 2021, from $0.2 million for the year ended December 31, 2020. The increase was related to additional third-party maintenance services and revenues from leasing our facilities.

The following table shows revenues by revenue type for each period.

(All amounts in U.S. dollars)	Year Ended December 31, 2021	Year Ended December 31, 2020	Period Over Period Change ($)	Period Over Period Change (%)
Flight revenue	$20,377,442	$7,849,202	$12,528,240	160%
Standby revenue	18,550,067	5,183,010	13,367,057	258%
Other revenue	456,673	380,857	75,816	20%

Total revenues	$39,384,182	$13,413,069	$25,971,113	194%

Flight revenue increased by $12.5 million, or 160%, to $20.4 million for the year ended December 31, 2021, from $7.8 million for the year ended December 31, 2020. The increase was primarily driven by the addition of two Super Scoopers to the fleet.

Standby revenue increased by $13.4 million, or 258%, to $18.6 million for the year ended December 31, 2021, from $5.2 million for the year ended December 31, 2020. The increase was primarily driven by the addition of two Super Scoopers to the fleet.

Other revenue increased by $0.1 million, or 20%, to $0.5 million for the year ended December 31, 2021, from $0.4 million for the year ended December 31, 2020. The increase was primarily driven by the addition of third party maintenance services and revenues from leasing our facilities.

Cost of Revenues

Cost of revenues increased by $13.7 million, or 107%, to $26.6 million for the year ended December 31, 2021, from $12.9 million for the year ended December 31, 2020, due to the following drivers:

Flight Operations

Flight operations expenses increased by $7.2 million, or 85%, to $15.8 million for the year ended December 31, 2021, from $8.6 million for the year ended December 31, 2020. The increase was primarily driven by an increase in depreciation expense of $3.6 million, personnel and travel costs of $2.0 million and fuel expense of $0.8 million. The increase in depreciation expense and fuel expense for aircraft was mostly attributable to the two additional Super Scoopers placed into service during 2021. Increased fuel costs contributed escalation in fuel expense for similar operations year over year. The increase in personnel costs was mostly attributable to the increased labor required to operate additional aircraft.

Maintenance

Maintenance expenses increased by $6.5 million, or 151%, to $10.8 million for the year ended December 31, 2021, from $4.3 million for the year ended December 31, 2020. The increase was primarily driven by higher personnel and travel costs of $2.7 million, subscriptions, licenses and fees costs of $1.8 million and expendable parts of $1.5 million, in each case, to support the additional aircraft placed in service during 2021.

Operating Expenses

Operating expenses increased by $1.8 million, or 19%, to $11.2 million for the year ended December 31, 2021, from $9.4 million for the year ended December 31, 2020, due to the following drivers:

General and Administrative

General and administrative expenses increased by $1.6 million, or 17%, to $10.8 million for the year ended December 31, 2021, from $9.3 million for the year ended December 31, 2020. The increase was primarily driven by the addition of two Super Scoopers placed into service during 2021, which resulted in additional insurance costs of $1.0 million and facility and depreciation costs of $0.6 million. The increase was partially offset by lower personnel costs including contractor costs of $0.8 million and loss of disposal of fixed assets offset by a write-off of a related party loan receivable in 2020 of $0.4 million.

Business Development

Business development expenses increased by $0.2 million, or 197%, to $0.4 million for the year ended December 31, 2021, from $0.1 million for the year ended December 31, 2020. The increase was primarily driven by an increased effort to gain brand awareness, establish a presence in the market related to our increased fleet and continued expansion plans to align with strategic initiatives. Accordingly, professional services for contractors, consultants and financial services increased by $0.1 million, travel, training and seminars for professional services increased by $0.1 million and other expenses related to trade shows and seminars increased immaterially.

Interest Expense

Interest expense increased by $7.7 million, or 480%, to $9.3 million for the year ended December 31, 2021, from $1.6 million for the year ended December 31, 2020. The increase was primarily driven by interest expense related to the mandatorily redeemable Legacy Bridger Series B Preferred Shares of $6.3 million and interest expense related to new loans entered into in 2021. Refer to discussion of our loan commitments further below under the section of this prospectus entitled “Liquidity and Capital Resources—Indebtedness.”

Other Income

Other income increased by $1.1 million, or 1,849%, to $1.2 million for the year ended December 31, 2021, from $0.1 million for the year ended December 31, 2020. The increase was driven by an increase from an insurance claim reimbursement of $0.3 million and a gain on the forgiveness of our PPP loan in 2021 of $0.8 million.

Net Loss on Investments

Net loss on investments was $1.8 million for the year ended December 31, 2020 which related to the equity method of accounting for its Côte-Nord investment loss as well as an impairment of the Côte-Nord investment of $1.5 million.

Non-GAAP Financial Measures

Although we believe that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA losses on disposals of assets and legal fees related to financing transactions, which include costs that are required to be expensed in accordance with GAAP and net loss on investment. In addition, we exclude from Adjusted EBITDA certain nonrecurring items that we do not consider indicative of our ongoing performance, such as the one-time discretionary bonus payments made to certain employees and executives in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, and the execution of the Transaction Agreements and initial filing of the proxy statement/prospectus prepared in connection with the Business Combination. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the nine months ended September 30, 2022 and 2021 and the years ended December 31, 2021 and 2020.

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Year Ended December 31, 2021	Year Ended December 31, 2020
Net loss (income)	$(25,117,707)	$4,588,352	$(6,540,797)	$(12,238,205)
Depreciation and amortization	8,561,926	6,161,448	6,673,685	2,682,194
Interest expense	13,052,438	5,779,282	9,293,928	1,601,835

EBITDA	(3,503,343)	16,529,082	9,426,816	(7,954,176)

Net loss on investments(i)	—	—	—	1,838,110
Loss on disposals (ii)	1,588,361	22,652	995,528	1,025,614
Legal Fees(iii)	27,808	110,000	110,000	—
Offering costs(iv)	2,730,101	—	—	—
Loss on extinguishment of debt(v)	844,925	(774,300)	—	—
Discretionary bonuses to employees and executives(vi)	$10,136,530	$—	$—	$—
International spend(vii)	112,830	—	—	—
Adjusted EBITDA	$11,937,212	$15,887,434	$10,532,344	$(5,090,452)
Net loss margin(viii)	(55)%	12%	(17)%	(91)%
Adjusted EBITDA margin(viii)	26%	41%	27%	(38)%

(i)	Represents impairment related to the investment in Côte-Nord.
(ii)	Represented loss on the disposal or obsolescence of aging aircraft.
(iii)	Represents one-time costs associated with legal fees for infrequent or unusual transactions that were not capitalizable per GAAP.
(iv)	Represents one-time professional service fees related to the preparation for a potential offering that have been expensed during the period.
(v)	Represents loss on extinguishment of debt related to the Series 2021 Bond and forgiveness of the PPP loan.
(vi)

Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, execution of the Transaction Agreements and initial filing of the proxy statement/ prospectus prepared in connection with the Business Combination.

(vii)	Represents project based due diligence into expansion and acquisition activity of potential assets and contracts.
(viii)	Net loss margin represents Net loss divided by Total revenue and Adjusted EBITDA margin represents Adjusted EBITDA divided by Total revenue.

Liquidity and Capital Resources

Cash

As of September 30, 2022, our principal source of liquidity were cash and cash equivalents of $94.1 million which were held for working capital purposes and restricted cash of $12.2 million. The restricted cash was procured through a county bond and is accessed for financing capital projects.

In connection with the Business Combination, stockholders owning 34,245,643 shares of JCIC Class A Ordinary Shares exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.16 per share, or an aggregate of $347,805,923.74. Following the payment of redemptions and expenses related to the Trust Account, there was approximately $2.4 million in remaining cash in the Trust Account, which was paid to UBS Securities LLC as a portion of its deferred underwriting fee from the JCIC IPO.

As a result, we did not receive any cash proceeds from the Business Combination. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at Closing were approximately $16.6 million.

We may receive up to $306.5 million from the exercise of the Warrants after the Closing, assuming the exercise in full of all the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On February 7, 2023, the closing price of our Common Stock was $3.90 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the-money,” and our Warrant Holders are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any proceeds from the exercise of Warrants to fund our operations.

Even if the Warrants remain “out-of-the-money”, we believe that our cash on hand will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus. In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the Business Combination or from the exercise of our Public Warrants and Private Placement Warrants. For so long as the exercise price of our Public Warrants and Private Placement Warrants exceeds the trading prices for shares of our Common Stock, it is unlikely that we will receive significant proceeds, if any, from the exercise of the Public Warrants and Private Placement Warrants in the near future. Nonetheless, we believe we will be sufficiently funded, and will not require substantial additional funds for operations in order to meet our short-term liquidity needs and the execution of our business plan for at least twelve months from the date of this prospectus. Refer to the discussion further below under the section entitled “Liquidity and Capital Resources—Contractual Obligations.”

While we do not need to raise capital in order to fund our current operations for at least twelve months from the date of this prospectus, the Company may in the future seek to raise additional funds through various potential sources, such as equity and debt financing for general corporate purposes or for specific purposes, including in order to pursue growth initiatives. Due to the gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at September 30, 2022) of approximately $20.7 million as a result of the Business Combination, we would anticipate the need to raise additional funds through equity or debt financing (or the issuance of stock as acquisition consideration) to pursue any significant acquisition opportunity, at the time of such acquisition opportunity. Our ability to generate proceeds from equity financings will significantly depend on the market price of our Common Stock.

This prospectus relates to the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 120,277,192 shares of Common Stock. The Common Stock and Private Placement Warrants being offered for resale in this prospectus represent a substantial percentage of our total outstanding securities as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to (a) 120,277,192 shares of Common Stock, constituting approximately 84.5% of our issued and outstanding shares of Common Stock and approximately 254.5% of our issued and outstanding shares of Common Stock held by non-affiliates (assuming, in each case, the exercise of all of our Warrants, the vesting and settlement of the outstanding restricted stock units, and the conversion of the shares of Series A Preferred Stock) and (b) 9,400,000 Private Placement Warrants constituting approximately 35.3% of our issued and outstanding Warrants. As a result, significant near-term resale of shares of our Common Stock pursuant to this prospectus could have a significant, negative impact on the trading price of our shares of Common Stock and Warrants since the number of shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus would constitute a considerable increase to our current public float. This impact may be heightened by the fact that, as described above, certain of the Selling Holders purchased shares of our Common Stock at prices that are well below the current trading price of our Common Stock. Therefore, our ability to raise additional funds for general corporate purposes or for specific purposes, including in order to support growth initiatives, may be limited by sales of the Resale Securities. For additional information about how the sales of our Resale Securities could decrease our stock price, see the section of this prospectus entitled “Risk Factors—Risks Related to the Ownership of Our Securities—Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly”.

Indebtedness

As of September 30, 2022, we held $19.5 million of current liabilities, $12.4 million of which was accrued expenses and other current liabilities.

As of September 30, 2022, we held $206.5 million of long-term liabilities with $205.7 million of total long-term debt, net of debt issuance costs, which are comprised of the Series 2022 Bonds, eight (8) support vehicle loans, two (2) hangar loans and three (3) loans on six (6) aircrafts.

Rocky Mountain Bank Loans

Through certain of our subsidiaries, we entered into two credit facilities with Rocky Mountain Bank to finance in part (i) the construction of airplane hangars on September 30, 2019 and (ii) the purchase of four Quest Kodiak aircrafts on February 3, 2020. In connection with such credit facilities, we also entered into various term loan and other long-term debt agreements which contain certain financial covenants, including, that we maintain (i) a current ratio that exceeds 2.00x (generally calculated as current assets divided by current liabilities, as determined in the applicable agreement), (ii) a debt service coverage ratio that exceeds 1.25x (generally calculated as the ratio of the net operating income over the debt service payments made or as the ratio of adjusted EBITDA over the aggregate amount of interest and principal payments, in each case, as determined in the applicable agreement) and (iii) certain senior leverage ratios that do not exceed 7.00x through the third quarter of 2022, 6.00x through the third quarter of 2023, or 5.00x thereafter (generally calculated as the ratio of the senior funded debt over EBITDA, as determined in the applicable agreement).

In two instances, we were in violation of the current ratio and the senior leverage ratio requirements, as of December 31, 2021 and September 30, 2022, respectively. However, on both occasions, Rocky Mountain Bank agreed to amend the applicable agreements and to waive the violation of such covenants and not enforce its rights and remedies from the resulting events of default under the credit facilities. Therefore, as of December 31, 2021 and September 30, 2022, we were not considered in violation of the covenants set forth in the agreements.

Series 2022 Bonds

On July 21, 2022, we closed our Series 2022 Bond Offering in a taxable industrial development revenue bond transaction with Gallatin County, Montana for $160.0 million. Pursuant to the Series 2022 Bond Offering, Gallatin County issued $135.0 million of bonds on July 21, 2022 and an additional $25.0 million of bonds on August 10, 2022. The proceeds from the offering, together with cash on hand, were used to redeem the capital contributions plus accrued interest for all of the remaining Legacy Bridger Series A-1 Preferred Shares and Legacy Bridger Series A-2 Preferred Shares totaling $134.0 million, the principal plus accrued interest for the Series 2021 Bond, totaling $7.7 million, to finance the construction and equipping of the Company’s third and fourth aircraft hangars in Belgrade, Montana and to fund the purchase of additional CL415EAF aircraft. The Series 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5%. Interest will be payable semiannually on March 1 and September 1 of each year until maturity and commenced on September 1, 2022. Debt issuance costs for the Series 2022 Bonds was $4.2 million.

Optional Redemption—We may redeem the Series 2022 Bonds (i) during the period beginning on September 1, 2025 through August 31, 2026, at a redemption price equal to 103% of the principal amount plus accrued interest; (ii) during the period beginning on September 1, 2026 through August 31, 2027, at a redemption price equal to 102% of the principal amount plus accrued interest; and (iii) on or after September 1, 2027, at a redemption price equal to 100% of the principal amount plus accrued interest. At our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events set forth in that certain Amended and Restated Trust Indenture, dated as of June 1, 2022 (the “Indenture”), between Gallatin County and U.S. Bank Trust Company, National Association, Salt Lake City, Utah (the “Trustee”).

Mandatory and Extraordinary Redemptions—Subject to the terms of the Indenture, the Series 2022 Bonds must be redeemed, including, among other things, (i) from all the proceeds of the sale of any Super Scooper, (ii) in an amount equal to (a) 50% of our operating revenues less the portion used to pay or establish reserves for all our expenses, debt payments, capital improvements, replacements, and contingencies (“Excess Cash Flow”) or (b) 100% of Excess Cash Flow, in each case, in the event we fall below certain debt service coverage ratio requirements set forth in the Indenture, and (iii) upon a change of control (each a “Mandatory Redemption”). For each Mandatory Redemption, the Series 2022 Bonds will be redeemed in whole or in part, at a redemption price equal to 100% of the principal amount of each Series 2022 Bond redeemed plus any premium that would be applicable to an optional redemption of the Series 2022 Bonds on such date (and if such redemption occurs prior to September 1, 2025, the applicable premium shall be three percent (3%)) and accrued interest. Furthermore, subject to the terms of the Indenture, at our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events, including, among other things, casualty, condemnation, or other unexpected events set forth in the Indenture.

Financial Covenants—in connection with the Series 2022 Bonds, we are a party to certain loan agreements that contain customary representation and warranties, negative covenants, including, limitations on indebtedness, reduction of liquidity below certain levels, and asset sales, merger and other transactions, and remedies on and events of default.

Under the terms of such loan agreements, we are subject to certain financial covenants, that require, among other things, that we operate in a manner and to the extent permitted by applicable law, to produce sufficient gross revenues so as to be at all relevant times in compliance with the terms of such covenants, including that we maintain (i) beginning with the fiscal quarter ending December 31, 2023, a minimum debt service coverage ratio (generally calculated as the aggregate amount of our total gross revenues, minus operating expenses, plus interest, depreciation and amortization expense, for any period, over our maximum annual debt service requirements, as determined under such loan agreement) that exceeds 1.25x and (ii) beginning with the fiscal quarter ending September 30, 2022, a minimum liquidity of not less than $8 million in the form of unrestricted cash and cash equivalents, plus liquid investments and unrestricted marketable securities at all times.

Subject to the terms of the loan agreements, in the event we are unable to comply with the terms of the financial covenants, we may be required (among other potential remedial actions) to engage an independent consultant to review, analyze and make recommendations with respect to our operations or in some instances, this could result in an event of default and/or the acceleration of our debt obligations under the loan agreements. In addition, the acceleration of our debt obligations may in some instances (as set forth in the Amended and Restated Charter) result in an increase in the dividend rate of the Series A Preferred Stock by 2.00% per annum from the dividend rate otherwise in effect at such time.

Mandatorily Redeemable Preferred Stock

Legacy Bridger Series B Preferred Shares

On April 25, 2022, we used a portion of the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares to redeem all 60,000,000 of our outstanding Legacy Bridger Series B Preferred Shares for $70.0 million, inclusive of $10.0 million in accrued interest.

Legacy Bridger Series A Preferred Shares

On April 25, 2022, we and our investors included a new mandatory redemption provision requiring Legacy Bridger Series A Preferred Shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, Legacy Bridger Series A Preferred Shares were reclassified from mezzanine equity to liability. We elected the fair value option to measure the modification of the Legacy Bridger Series A Preferred Shares. On July 25, 2022, we used the proceeds from the Series 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Legacy Bridger Series A Preferred Shares for aggregate proceeds of $136.3 million. The fair values of the Legacy Bridger Series A Preferred Shares increased by $3.9 million from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon redemption.

Mezzanine and Permanent Equity

Preferred Shares—On April 25, 2022, we authorized and issued 315,789.473684 Legacy Bridger Series C Preferred Shares for aggregate proceeds of $288.7 million, net of issuance costs of $11.3 million. Legacy Bridger Series C Preferred Shares rank senior to our Common Stock and ranked subordinate to Legacy Bridger Series A Preferred Shares with respect to the distribution of assets upon liquidation or certain triggering events. Upon the Closing, Legacy Bridger Series C Preferred Shares were exchanged for shares of Series A Preferred Stock on a one-to-one basis as a portion of the merger consideration issued in connection with the Business Combination. Series A Preferred Stock does not participate in earnings and is non-voting. For additional information regarding the terms and conditions of the Series A Preferred Stock, see the section of this prospectus entitled “Description of Securities — Preferred Stock — Series A Preferred Stock.”

Prior to the Closing, Legacy Bridger Series C Preferred Shares accrued interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter. Following the Closing, the Series A Preferred Stock will continue to accrue interest daily at 7% per annum for the first six years, 9% per annum for the seventh year and 11% per annum thereafter. Accrued interest for Legacy Bridger Series C Preferred Shares was $9.7 million for the nine months ended September 30, 2022.

As of September 30, 2022, it was probable that Legacy Bridger Series C Preferred Shares may become redeemable at either the holder’s option on or after March 29, 2027 and prior to the consummation of a qualified public offering or in the event of a qualified public offering. We have elected to recognize changes in redemption value immediately, adjusting the preferred shares to the maximum redemption value at each reporting date. As of September 30, 2022, Legacy Bridger Series C Preferred Shares had a carrying value of $325.5 million and a redemption value of $483.4 million.

Common Shares—Legacy Bridger had 30,000,000 shares of Legacy Bridger Class A Common Shares issued and outstanding as of September 30, 2022 and December 31, 2021. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Legacy Bridger Class A Common Shares were issued to ElementCompany, LLC.

Legacy Bridger had 9,756,130 shares of Legacy Bridger Class B Common Shares issued and outstanding as of September 30, 2022 and December 31, 2021. The holders of these Bridger Class B Common Shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Legacy Bridger had 243,871 shares of Legacy Bridger Class C Common Shares issued and outstanding as of September 30, 2022 and December 31, 2021. Legacy Bridger also had 606,061 shares of Legacy Bridger Class D Common Shares issued and outstanding as of September 30, 2022 and December 31, 2021. These Legacy Bridger Class C Common Shares and Legacy Bridger Class D Common Shares were non-voting.

Prior to the Closing, Legacy Bridger’s voting power followed the structure of the elected board members with three (3) designees from the holders of Legacy Bridger Class A Common Shares and two (2) designees from the holders of Legacy Bridger Class B Common Shares. This remained in place until the Closing.

Upon the Closing on January 24, 2023, we had 43,769,290 shares of Common Stock issued and outstanding.

Historical Cash Flows

The following table presents a summary of our consolidated cash flows from operating, investing and financing activities for the periods indicated.

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Year Ended December 31, 2021	Year Ended December 31, 2020
Net cash (used in) provided by operating activities	$(7,930,502)	$2,284,665	$6,020,870	$(7,814,735)
Net cash used in investing activities	(31,271,827)	(37,946,562)	(54,762,852)	(53,303,191)
Net cash provided by financing activities	128,309,992	45,555,288	60,758,004	54,992,537

Effect of exchange rate changes	(359)	(841)	(776)	—

Net change in cash and cash equivalents	$89,107,304	$9,892,550	$12,015,246	$(6,125,389)

Operating Activities

Net cash used in operating activities was $7.9 million for the nine months ended September 30, 2022, compared to Net cash provided by operating activities of $2.3 million for the nine months ended September 30, 2021. Net cash used in operating activities for the nine months ended September 30, 2022 reflects add-backs to Net loss for non-cash charges totaling $18.8 million, primarily driven by depreciation and amortization, change in fair value of Legacy Bridger Series A Preferred Shares and interest accrued on Legacy Bridger Series B Preferred Shares. Net cash provided by operating activities for the nine months ended September 30, 2021 reflects add-backs to Net loss for non-cash charges totaling $9.1 million, primarily driven by depreciation and amortization and interest accrued on Legacy Bridger Series B Preferred Shares.

Net cash provided by operating activities was $6.0 million for the year ended December 31, 2021, compared to Net cash used in operating activities of $7.8 million for the year ended December 31, 2020. Net cash provided by operating activities for the year ended December 31, 2021 reflects add-backs to Net loss for non-cash charges totaling $13.4 million, primarily driven by $6.7 million of depreciation and amortization. Net cash used in operating activities for the year ended December 31, 2020 reflects a Net loss of $12.2 million and the add-backs to Net loss for non-cash charges totaling $6.1 million, primarily driven by $2.7 million of depreciation and amortization and $1.8 million of equity method investment loss relating to our minority interest in the Côte-Nord Facility.

Investing Activities

Net cash used in investing activities was $31.3 million for the nine months ended September 30, 2022, compared to Net cash used in investing activities of $37.9 million for the nine months ended September 30, 2021. Net cash used in investing activities for the nine months ended September 30, 2022 reflects purchases of property, plant and equipment of $23.8 million, which primarily comprised of Purchases of aircraft and aircraft improvements, and the construction in progress of the third hanger of $7.7 million. Net cash used in investing activities for the nine months ended September 30, 2021 reflects investments in the constructions currently in progress for Super Scooper aircraft of $26.9 million, investments in the construction of the third hangar of $2.1 million and purchases of property, plant and equipment of $8.9 million which included final payment for a Super Scooper aircraft, aircraft improvements and development of mobile repair units.

Net cash used in investing activities was $54.8 million for the year ended December 31, 2021, compared to Net cash used in investing activities of $53.3 million for the year ended December 31, 2020. Net cash used in investing activities for the year ended December 31, 2021 reflects purchases of property, plant and equipment of

$22.6 million and investments in the construction currently in progress for Super Scoopers and hangars of $31.2 million. Net cash provided by investing activities for the year ended December 31, 2020 reflects purchases of property, plant and equipment of $29.8 million. Also included were investments in the construction currently in progress for aircraft and buildings for $23.2 million.

Financing Activities

Net cash provided by financing activities was $128.3 million for the nine months ended September 30, 2022, compared to Net cash provided by financing activities of $45.6 million for the nine months ended September 30, 2021. Net cash provided by financing activities for the nine months ended September 30, 2022 reflects proceeds from the issuance of the Legacy Bridger Series C Preferred Shares, net of issuance costs, of $288.7 million, borrowings from the Series 2022 Bonds of $160.0 million, payments to the holders of Legacy Bridger Series A Preferred Shares and Legacy Bridger Series B Preferred Shares of $236.3 million and $70.0 million, respectively, payment for the extinguishment of the Series 2021 Bond of $7.5 million and payment of debt issuance costs for the Series 2022 Bonds of $4.4 million. Net cash provided by financing activities for the nine months ended September 30, 2021 reflects proceeds of $40.0 million from the issuance of Legacy Bridger Series B Preferred Shares, borrowings of $7.3 million from the Series 2021 Bond and repayments on debt of $1.3 million.

Net cash provided by financing activities was $60.8 million for the year ended December 31, 2021, compared to Net cash provided in financing activities of $55.0 million for the year ended December 31, 2020. Net cash provided by financing activities for the year ended December 31, 2021 reflects proceeds of $50.0 million from the issuance of Legacy Bridger Series B Preferred Shares, $7.3 million of borrowings from the Series 2021 Bond and proceeds of $5.0 million from the issuance Legacy Bridger Series A Preferred Shares. Net cash provided by financing activities for the year ended December 31, 2020 reflects $38.0 million of borrowings from Live Oak Bank USDA loans, proceeds of $10.0 million from the issuance of Legacy Bridger Series B Preferred Shares and $5.6 million of borrowings from Rocky Mountain Bank in connection with an aircraft loan.

Contractual Obligations

Our principal commitments consist of obligations for outstanding debt, aircraft purchase agreements, and leases. The following table summarizes our contractual obligations as of December 31, 2021.

	Payments Due by Period
	Total	Current	Noncurrent
Aircraft purchase obligations	$18,195,541	$18,195,541	$—
Lease obligations	2,656,486	172,517	2,483,969
Debt obligations	62,739,273	2,317,826	60,421,447

Total	$83,591,300	$20,685,884	$62,905,416

Our short-term aircraft purchase obligations as of September 30, 2022, primarily consist of payment for the remaining production of the Super Scooper aircraft. The payments are due upon receipt of the aircraft, one of which is now in our possession and the other of which we expect to be delivered in the first quarter of 2023.

On August 8, 2022, we made a payment of $10.1 million for the purchase of aircraft under the LAS Purchase Agreement and an aircraft services subscription agreement, due upon delivery.

Off-Balance Sheet Arrangements

As of December 31, 2021 and 2020, we did not have any relationships with special purpose or variable interest entities or other which would have been established for the purpose of facilitating off-balance sheet arrangements or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

Bridger is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.

Critical Accounting Policies and Estimates

Our consolidated financial statements and the related notes included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, provision for income taxes and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cashflows will be affected.

We believe that the following critical accounting policies involve a greater degree of judgment or complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASC 606”), which outlines a single comprehensive five-step model for entities to use in accounting for revenue arising from contracts with customers. We adopted this standard on December 31, 2019, using the modified retrospective approach with no material impact on our consolidated financial statements.

We charge daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is earned usually at an hourly rate. Standby revenue is earned usually as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.

While a majority of our existing contracts are for a one-year base term, we enter into short, medium and long-term contracts with customers, primarily with government agencies during the firefighting season, to deploy aerial fire management assets. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot and field maintenance personnel to support the contract. Mobilization revenue, which represents payment received to deploy an aircraft to a customer, is recognized as the related mobilization occurs.

Contracts are based on either a Call-When-Needed (“CWN”) or Exclusive Use (“EU”) basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.

The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.

Other revenue consists of leasing revenues from the rental of BSI, LLC facilities to another related party as well as external repair work performed on customer aircraft by BAR, LLC.

Payment terms vary by customer and type of revenue contract. We generally expect that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, we have elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC 606, we do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount which we have the right to invoice for services performed.

Stock Based Compensation

During the year ended December 31, 2021, we granted incentive units (the “Incentive Units”) to selected board members. Within each grant, 80% of the Incentive Units vest annually over a four-year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”) and the remaining 20% of the Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”). Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested Time-Vesting Incentive Units if a qualifying change of control event occurs prior to the respective award’s four-year, service-based vesting period. We did not grant any Incentive Units for the quarterly period ended September 30, 2022.

For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event change of control, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of September 30, 2022. Forfeitures are accounted for as they occur.

Compensation cost for the Incentive Units is measured at their grant-date fair value and is equal to the value of one fair value of one Class D Common Share, which is generally equal to the value of other classes of Bridger Common Shares. The value of Bridger Common Shares is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on our expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions we used in the option pricing model for its 2021 grants are as follows.

Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30

Impairment of Goodwill, Other Intangibles Assets and Long-Lived Assets

Goodwill

Goodwill represents the excess of purchase price over fair value of the net assets acquired in an acquisition. We assess goodwill for impairment as of December 31 annually or more frequently upon an indicator of impairment. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value.

When we elect to perform a qualitative assessment and conclude it is more likely that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit’s goodwill is necessary. Otherwise, a quantitative assessment is performed, and the fair value of the reporting unit is determined. If the carrying value of the reporting unit exceeds its fair value, an impairment loss equal to the excess is recorded.

Conditions that would trigger an impairment assessment include, but are not limited to, a significant adverse change in legal factors or the business climate that could affect the value of an asset or an adverse reaction. As of the December 31, 2021 annual goodwill impairment test, no qualitative assessment indicated an impairment of the goodwill. No impairment charge for goodwill was recorded in the nine months ended September 30, 2022 and 2021.

Other Intangibles Assets

Other intangible assets consist of finite-lived intangible assets acquired through our historical business combinations and software developed for internal-use. In accordance with ASC Topic 350-40, Software- Internal-Use Software, we capitalize certain direct costs of developing internal-use software that are incurred in the application development stage, when developing or obtaining software for internal use. Once the internal use software is ready for its intended use, it is amortized on a straight-line basis over its useful life.

Intangible assets with definite lives are reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of an asset, a product recall or an adverse action or assessment by a regulator. We perform a qualitative assessment of whether it is more likely than not that the other intangibles assets fair value is less than its carrying value. The qualitative impairment assessment includes various factors including macroeconomic conditions, industry and market conditions, cost factors, overall financial performance and any reporting unit specific events. No impairment charge for other intangible assets were recorded for the fiscal years ended December 31, 2021 and 2020, as well as the nine months ended September 30, 2022 and 2021.

Long-Lived Assets

A long-lived asset (including amortizable identifiable intangible assets) or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of an asset, a product recall or an adverse action or assessment by a regulator. When indicators of impairment are present, we evaluate the carrying value of the long-lived assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. We adjust the net book value of the long-lived assets to fair value if the sum of the expected future cash flows is less than book value.

In 2020, we identified impairment indicators within the minority interest in the Côte-Nord Facility which arose from the risk that this entity will not be able to meet its initial growth projections. This facility is currently not in operation and reduced to minimal activity to avoid the obsolescence of its equipment. In 2021, the facility began the process of a bankruptcy filing. These indicators are directly tied to the Côte-Nord Facility’s inability to market its renewable fuel product in the US. Since this viability is dependent on a favorable ruling from the Environmental Protection Agency, we assessed the recoverability of the investment based on an estimated probability of cash flows generated from our saleable product. We recorded an impairment charge of $1.5 million for the year ended December 31, 2020. In 2021, we decided to write-off its loan receivable and associated accrued interest with Côte-Nord for $0.4 million. This decision was made based on the estimation the loan will not be recoverable given the facility’s bankruptcy status.

Equity Method Investments

We use the equity method of accounting for investments when we have the ability to exercise significant influence. After valuing the initial investment, we recognize a proportional share of results of operations. Judgments regarding the level of influence over each equity method investment include consideration of key factors such as our ownership interest, representation on the board of directors or other management body, participation in policy-making decisions and percentage of our operations relating to our operations. Investments are reviewed periodically for changes in circumstances or the occurrence of events that suggest an other-than-temporary event where the investment may not be recoverable.

Variable Interest Entities

We follow ASC 810-10-15 guidance with respect to accounting for variable interest entities (“VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that changes with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances. Northern Fire and Mountain Air are VIE’s that we consolidate into our financial statements. See “Note 2—Summary of Significant Accounting Policies” in our unaudited condensed consolidated financial statements included in this prospectus for additional information.

On November 7, 2022, we acquired all of the outstanding equity interests of Mountain Air, and it will cease to be accounted for as a VIE in future reporting periods.

Fair Value of Financial Instruments

We follow guidance in ASC 820, Fair Value Measurement, where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of our business. Unobservable inputs reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available.

Recent Accounting Pronouncements

For additional information regarding recent accounting pronouncements adopted and under evaluation, refer to Note 2 of the Notes to Consolidated Financial Statements included in this prospectus.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” as defined in Section 2(A) of the Securities Act of 1933, from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” and have elected to take advantage of the benefits of this extended transition period.

We will use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date that we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. The extended transition period exemptions afforded by our emerging growth company status may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of this exemption because of the potential differences in accounting standards used. Refer to Note 2 of our consolidated financial statements included elsewhere in this prospectus for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the nine months ended September 30, 2022, and the years ended December 31, 2021 and 2020.

We will remain an “emerging growth company” under the JOBS Act until the earliest of (a) December 31, 2028, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last date of our fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250.0 million as of the prior September 30, or (ii) our annual revenues exceed $100.0 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior September 30.

Internal Control Over Financial Reporting

In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2021 and 2020, we identified two material weaknesses in our internal control over financial reporting. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions. Specifically, we did not design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel.

In connection with the reviews of our unaudited consolidated financial statements for the nine months ended September 30, 2022 and 2021 and as of September 30, 2022, we identified a material weakness in our internal control over financial reporting related to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.

We have begun the process of and are focused on designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses, including:

•

actively recruiting additional personnel with knowledge of GAAP, in addition to engaging and utilizing third party consultants and specialists to supplement our internal resources and implementing processes and controls to segregate key functions within our finance systems, as appropriate;

•	designing and implementing a formalized control plan related to IT general controls, including controls related to managing access to financially significant systems within our IT environment; and

•

engaging a third party consultant to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.

While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take and our efforts may not be successful in remediating the deficiencies or material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our consolidated financial statements.

BUSINESS OF BRIDGER

Unless the context otherwise requires, all references in this section to “Bridger,” “we”, “us”, “our” or “the Company” refer to the business of Legacy Bridger and its subsidiaries prior to the consummation of the Business Combination and the business of Bridger Aerospace Group Holdings, Inc. and its subsidiaries after the consummation of the Business Combination.

Company Overview

Bridger provides aerial wildfire surveillance, relief and suppression and aerial firefighting services using next-generation technology and environmentally friendly and sustainable firefighting methods. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our high-quality team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation full-service aerial firefighting platforms.

Bridger was founded by our Chief Executive Officer and former Navy SEAL officer Timothy Sheehy, in Bozeman, Montana in 2014 with one aircraft and a vision to build a global enterprise to fight wildfires. Bridger has since grown into a full-spectrum aerial firefighting service provider in the U.S. and in the field of aerial wildfire management, offering technology and services to provide front-line firefighters and fire suppression decision-makers access to key fire data in order to effectively combat wildfires. As of October 31, 2022, the Company has a team of 156 employees and has developed an ecosystem of solutions, services and technologies supporting firefighting ground crews and the public.

The areas in which human development meets or intermingles with undeveloped wildland and vegetative fuels that are both fire-dependent and fire-prone (“wildland-urban interface” or “WUI”) have grown by more than 46.0 million acres in the U.S. over twenty years, according to a 2018 article by the USFS (the “USFS WUI Increase Article”).3 WUI areas, which comprise 10% of the U.S. land area, now include one-third of all residences, according to the USFS WUI Increase Article. At the same time, the annual acres burned per fire between 1985 and 2020 have increased by nearly five-fold according to data published by the National Interagency Fire Center (the “NIFC”).4 As the WUI areas continue to grow and wildfires grow larger, more aggressive firefighting strategies are necessary to ensure public safety. Additionally, the NIFC Suppression Costs Data shows total number of U.S. acres burned annually has increased more than three-fold from 1985 to 2020.

These trends have led to a response by the U.S. federal government to increase spending on fire suppression since 1985 with a compound annual growth rate of 8.4% to $4.4 billion in 2021, according to the NIFC Suppression Costs Data. Even with this increased spending and demand, unfulfilled requests for fixed wing aircraft for aerial firefighting grew at a compound annual growth rate of 8.1% between 2002 and 2021, resulting in 1,254 unfulfilled requests in 2021, according to NIFC.5

[3]	United States Department of Agriculture – Forest Service, Areas where homes, forests mix increased rapidly over two decades, Mar. 12, 2018 (https://www.nrs.fs.usda.gov/news/release/wui-increase).
[4]	NIFC, Suppression Costs, last accessed Oct. 26, 2022 (https://www.nifc.gov/fire-information/statistics/suppression-costs) (the “NIFC Suppression Costs Data”).
[5]

NIFC, 2021 Resource Charts, last accessed Oct. 26, 2022 (https://www.predictiveservices.nifc.gov/intelligence/2021_statssumm/resource_charts_tables21.pdf); NIFC, 2002 Statistics Summary, last accessed Oct. 26, 2022 (https://www.nifc.gov/nicc/predictive/intelligence/2002_statssumm/incident_support.pdf).

Bridger’s management estimates that aerial suppression spend represented approximately 42.7% of an estimated $21.9 billion firefighting market globally.6 There is a rapidly growing global need for fire suppression assets, and Bridger’s management believes that a shift away from ground services to air-based suppression has already commenced. The market is anticipated to continue to expand as wildfires rage across Europe and the U.S.

Our Services

Our portfolio is organized across two core offerings:

•	Fire Suppression: Consists of deploying specialized aircraft to drop large amounts of water quickly and directly on wildfires.

•

Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft (“Air Attack”) and unmanned aircraft.

Fire Suppression

We provide direct fire suppression aerial firefighting support for ground crews by operating the Super Scooper. Aerial fire suppression is provided in conjunction with traditional ground firefighting approaches, and specialized aircraft drop high volumes of water directly onto active wildfires. Because wildfires largely occur within close proximity to a major water source, leveraging readily available resources is more time- and fuel-efficient in combating wildfires when time is of the essence. The Super Scooper aircraft allow for rapid delivery of water strikes to extinguish wildfires, particularly when deployed in tandem or larger groups to allow for continuous water delivery as aircraft return to the water source. In 2020, we were the first launch customer for the Super Scooper aircraft produced by LAS, and we immediately deployed the aircraft to combat wildfires in Nevada, Oregon and Washington.

Aerial Surveillance

Wildfires can spread quickly and change course in an instant. Our aerial surveillance services provide decision-makers rapid, current intelligence from useful aerial vantage points, giving them access to key information to support more effective deployment of ground firefighters and improved safety for the public at large. Our aerial surveillance services leverage manned and unmanned aircraft.

Our manned aerial surveillance services operate 13 aircraft, including five Twin Commanders (“Twin Commanders”), four Daher Kodiak 100s (“Daher Kodiak”), three Pilatus PC-12 and one DeHaviland Twin Otter (“Twin Otter”). We have six years of experience in providing USFS Type 1 Air Tactical Group Supervisors (“ATGS”) the aerial platform to relay the necessary information to ground-based Interagency Incident Commanders (“Incident Commanders”) who are responsible for the overall management of the wildfire and determine how resources are deployed. We are one of the largest ATGS platform providers in the U.S. and have contracts covering 100% of the U.S.

[6]

Bridger management defines the global firefighting market as the sum of the air-based suppression, ground, and fire data, aerial imagery-related, and emergency mobile application markets. The air-based suppression market is based on the global aerial firefighting market size from the June 2021 Verified Market Research report. The ground market is based on Bridger management’s estimated $4.3 billion US ground market based on budgeted wildfire expenditures for key federal and state agencies; Bridger management estimated that the US ground market represented approximately 45% of the global ground market. The fire data, aerial imagery-related, and emergency mobile application market is based on Bridger management’s estimated $0.9 billion US market for the fire data and surveillance-related emergency market based on review of available peer company data; Bridger management estimated that the US fire data and surveillance-related emergency market represented approximately 30% of the global fire data, aerial imagery-related, and emergency mobile application market.

Our unmanned aerial surveillance services use UAS to fly in low-visibility or in hazardous conditions over active wildfires where manned aircraft are not optimal due to safety concerns. UAS surveillance services provide near real-time data to USFS Incident Commanders using infrared and optical imagery to track the movement and status of the entire fire area and inform decisions in allocating resources. The data from UAS surveillance is displayed on a tablet, providing decision-makers with near real-time data from the aircraft in flight. Our current UAS include two Aurora Vertical Take-Off and Landing (“eVOTL”) Skiron systems (“Aurora eVOTL Skiron”). The two Aurora eVTOL Skiron aircraft are fully electric and emit zero emissions during operations, supporting our sustainable and environmentally friendly firefighting methods. Our UAS operations have logged over 385 hours of flight time in multiple wildland complexes since inception. As a result, the U.S. Department of the Interior chose us to be the first ever Type I UAS on a call-when-needed basis over active wildfires throughout the U.S.

Our Aircraft

We deploy modern technology to track and attack wildland fires and have an expansive fleet of specialized firefighting aircraft stationed at two existing hangars at the Bozeman Yellowstone International Airport in Belgrade, Montana. Our aircraft form the basis of our service offerings and, as such, we strive to continually invest in advancements in aerial firefighting platforms. We continually invest in our fleet to expand our capabilities while assessing opportunities to acquire next-generation firefighting assets to combat the rising threat of wildfires.

We currently operate an aircraft fleet of 20 planes. After receipt of our sixth Super Scooper (which is estimated to be delivered in the first quarter of 2023), we expect to be operating an aircraft fleet of 21 planes comprised of the following:

•	6 Super Scoopers

•	5 Twin Commanders

•	4 Daher Kodiak

•	3 Pilatus PC-12 (one owned and two unowned)

•	2 Aurora eVOTL Skiron

•	1 Twin Otter (unowned)

Super Scooper

The Super Scooper is the only aircraft designed and built to fight fires and can fly more aggressively in extreme terrains over all other aircraft with equal or greater water capacity. The Super Scooper is an amphibious aircraft that skims the surface of a body of water to scoop water into onboard tanks to drop on a fire. The purposeful design of the Super Scooper allows for an aggressive low-altitude flight profile, which enables pilots to deliver their drops with more precision, hitting the fire harder and extinguishing it faster. Super Scoopers can scoop up to 1,412 gallons of water in approximately 12 seconds, and with 90% of wildfires within 20 miles of a major water source (see graph below), Super Scoopers provide an extremely effective tool to economically and expeditiously deliver water to a fire without having to return to an airport to refill the water tanks. With a water source within a five-mile radius, the Super Scooper can drop on its target up to every seven minutes for a total of approximately 35 drops, or 50,000 gallons of water, before needing to refuel. As a result of our operations of these Super Scooper assets, in conjunction with our Air Attack and UAS fleet, we believe that we are the one of the most full-spectrum aerial fire service providers in North America.

Source: 2012 Air Attack Against Wildfire Study by the Rand Homeland Security and Defense Center.

The Super Scooper aircraft has an impeccable safety record, direct support from the OEM, short take-off and landing capabilities (“STOL”) and a multi-crew flight deck. The Super Scooper has a cruising speed of 207 miles per hour. Additionally, the Super Scooper is a highly efficient aircraft when fighting wildland fires and has the ability to drop a higher volume of liquid than retardant-dropping fixed-wing aircraft over the same amount of time due to its ability to gather water from nearby bodies of water.

Our Super Scoopers have an immaculate safety record, as we have never been assessed with any safety violations and/or citations, nor have any of our aircraft ever been involved in any crashes or serious injuries. We have also adopted a safety management system (“SMS”) designed to reduce the likelihood of safety-related issues from arising in the course of our overall operations. The SMS program has been audited by both the FAA and the USFS.

Furthermore, the Super Scooper has the ability to operate from smaller airports with runways as short as 2,500 feet in length while larger jet-powered aerial firefighting aircraft often need a runway of at least 4,000 feet in length. The Super Scooper is capable of scooping water in 12 seconds from bodies of water of 4,900 feet or more in length and can empty the water load in 3 seconds in one drop or split the drop into two. The Super Scooper’s water tank capacity is shown in the table below:

	Volume Liters	Imp Gal	U.S. Gal	Weight Kg	Lbs
Each tank	2,673	588	706	2,722	6,000
Total both tanks	5,346	1,176	1,412	5,443	12,000

A summary graphic of the Super Scooper and its efficiency in collecting water is provided below.

Source: United States Department of Agriculture Amphibious Water Scooper Aircraft Operations Plan 2016.

Air Attack Fleet

Air Attack aircraft provide high level situational awareness of fire growth, ground firefighting elements, other aircraft within the fire traffic area, and changing weather conditions to Incident Commanders. Each aircraft is outfitted with a broad suite of communication technologies. The Daher Kodiak and Pilatus PC-12 aircraft, the newest additions to our Air Attack fleet, are particularly renowned for their rugged build and versatility in landing on challenging terrain which is an asset given the inconsistent and harsh flying conditions that challenge aerial firefighting. Our Air Attack fleet is suitable for STOL, allowing for deployment in a greater range of scenarios. A high level of reliability allows the aircraft to be serviced and available for contract for more days, with fewer unscheduled maintenance events in-field. Above active wildfires, the aircraft can maintain the fuel efficiency required to loiter for four to seven hours with slow and stable flight characteristics, offering the ATGS greater visibility.

Unmanned Aircraft Systems

We own and operate two Aurora eVOTL Skiron UAS as part of our unmanned aerial surveillance services. The Aurora eVOTL Skiron provide real time data to firefighters using infrared and optical imagery and have extended flight endurance of two to four hours. Our dual-sensor imaging systems are capable of single-pass fire perimeter mapping. The data can be displayed on a tablet, allowing decision-makers to leverage near real-time data from the aircraft in flight. Belly-mounted compact dual-sensor imaging systems generate large scale orthographic images and fire perimeter mapping, which can be overlayed on a Google Earth image for greater ease of use. Our Aurora eVOTL Skiron use a hybrid vertical take-off and landing to facilitate agile flight operations, have an extended flight endurance of two to four hours and provide persistent intelligence, surveillance and reconnaissance to Incident Commanders while minimizing downtime. The two Aurora eVTOL Skiron aircraft are fully electric and emit zero emissions during operations, supporting our sustainable and environmentally friendly firefighting methods. Our Aurora eVOTL Skiron, while still a burgeoning capability, offer our clients consistent surveillance when traditional manned solutions are limited.

Key Market Drivers and Opportunities

There are several key market drivers and opportunities for our business, including:

Longer and more severe fire seasons drive demand for fire suppression and aerial surveillance services

NIFC Suppression Costs Data supports that the acreage burned in the U.S. has increased over time. While there is variability in the acreage burned in any given year, the annual average of 7.0 million acres burned since 2000 has more than doubled the annual average acreage burned in the 1990s of 3.3 million. The year 2020 was one of the most intense fire years recorded in U.S. history with over 10.1 million acres burned.

While the North American wildfire off-season is typically between November and April, fires are starting earlier in the spring and lasting deeper into the fall according to the EPA Climate Change Indicators Article. The U.S. fire season is also lengthening on a consistent basis – according to the Climate Central Article, the U.S. fire season is on average 105 days longer than it was in 1970. Climate Central also reported that the average number of large fires (larger than 1,000 acres) burning each year had tripled between the period of the 1970s to the 2010s, and the acres burned by such fires showed a six-fold increase in the 2010s compared to the 1970s. Climate Central attributes the lengthening wildfire season to factors including warmer springs, longer summer dry seasons and drier soils and vegetation, with climate change threatening to increase the extent and severity of these fires. The United States national fire preparedness level has increased over time. The five preparedness levels range from the lowest (1) to the highest (5) and are dictated by fuel and weather conditions, fire activity, and fire suppression resource availability throughout the country. Level 5 represents that several geographic areas are experiencing large, complex wildland fire incidents, which have the potential to exhaust national wildland firefighting resources, while Level 1 represents there is very minimal fire activity. According to data provided by the NIFC, the average U.S. fire preparedness level during the main wildfire season (June through September) has increased over time by almost half of a level: during the past five years (2018 – 2022) the average U.S. fire preparedness level was 3.24, while the average U.S. fire preparedness level since 1990 was 2.80.7

Between January and September 2022, about 6.9 million acres of U.S. land had burned, according to the September 2022 report by the National Centers for Environmental Information – National Oceanic and Atmospheric Administration (“NCEI”), up 10% from the 2001-2020 average for the same period.8 However, the number of wildfires between January and September 2022 was down 4% from the 2001-2020 average for the same period. Additionally, according to data from the NIFC, the average national wildland fire preparedness levels per month in 2022 through September reached a high of Level 3. In the same period in 2021 and 2020, the average national preparedness levels per month reached a high of Level 5.9 This decrease in the U.S. national level of fire preparedness in 2022 may be partially attributed to the Western United States, which experienced one of the slowest wildfire seasons in recent years, according to a November 2022 Wall Street Journal article, due to increased and timely precipitation and cooler temperatures.10

Increasing federal and state funding for wildfire control

National funding for wildfire management is appropriated by Congress and each state pays for wildland firefighting slightly differently. While fire suppression activities on wildlands in the U.S. are financed through federal funds, budget-making processes may restrict the amount allocated. According to the NIFC Suppression Costs Data, federal government fire suppression spending in 2021 increased by 93.0% from 2020 to $4.4 billion. The funding is allocated to the DOI and the USFS. Our company then enters into short, medium and long-term contracts with federal agencies during the firefighting season. Additionally, on the state level, we are generally seeing significant increases in several state governments and private entities who are preparing themselves for the new fire reality. For example, in 2021, the federal government allocated an additional $103.0 million over the next two years to wildfire mitigation efforts, and Washington State invested $328.0 million over the next five years to

[7]	NIFC, Fire Information, last accessed Nov. 21, 2022 (https://www.nifc.gov/fire-information#current-level).
[8]	NCEI, September 2022 Wildfires Report, last accessed Nov. 2, 2022 (https://www.ncei.noaa.gov/access/monitoring/monthly-report/fire/202209).
[9]	NIFC, Fire Information, last accessed Nov. 2, 2022 (https://www.nifc.gov/fire-information#current-levels).
[10]

J. Carlson, Wildfire Season in U.S. West Ends with Fewer Blazes, Less Damage, Wall Street Journal, Nov. 17, 2022 (https://www.wsj.com/articles/wildfire-season-in-u-s-west-ends-with-fewer-blazes-less-damage-11668691872) (“WSJ Wildfire Season Article”).

fight wildfires.11 While this level of commitment is unique, it is reflective of the increased awareness across many levels of government and private entities that wildfire risk has entered a new era of severity.

Given our long-standing customer relationships with governmental bodies, we have an opportunity to fulfill this increased demand for firefighting services driven by longer and more severe fire seasons. We view the increased demand as a means to further government agency ties and to capitalize on new aircraft investments.

Increased demand and limited supply of purpose-built suppression aircraft

According to the reports published by the National Interagency Coordination Center, demand for Type 3 multi-engine airtankers, which includes the Super Scooper aircraft, increased by over ten percent in 2021 compared to the prior year.12 The Wildland Fire Reports showed that the increase in demand led to a higher percentage of unfulfilled requests, and in 2021, 20.8% of Type 3 multi-engine airtankers requests were unfulfilled compared to 8.9% in 2020.

Super Scoopers are multi-engine airtankers built specifically for aerial firefighting. They are highly effective at fighting fires and have historically been owned and operated by foreign governments throughout Europe (there are approximately 40 amphibious scooping aircraft owned by France, Greece, Italy and Spain) and as a result, used amphibious scooping aircraft are difficult to locate and obtain in the United States. We are an original customer for LAS’ launch of their Super Scooper CL-415EAF (Enhanced Aerial Firefighter) Program. LAS has only made a limited number of Super Scoopers available for sale between 2020 and 2025, and pursuant to the LAS Purchase Agreement, which has been amended numerous times to add additional planes and upgrades, we agreed to purchase six of the limited number of Super Scoopers. As of February 7, 2023, we have received five Super Scoopers. We expect to receive the remaining Super Scooper in the first quarter of 2023 to help expand our operations and allow greater deployment of the Bridger aircraft fleet across the U.S. LAS may terminate the LAS Purchase Agreement with respect to a purchased aircraft for which the closing has not occurred by providing at least thirty (30) days’ notice upon occurrence of certain events of default by us and certain excusable delays. We have the right to terminate the LAS Purchase Agreement with respect to a purchased aircraft for which the closing has not occurred by providing at least thirty (30) days’ notice upon occurrence of certain events of default by LAS or certain delays in aircraft delivery. In connection with our purchase of Super Scooper aircraft under the LAS Purchase Agreement, we have a payment obligation of $9,097,771 due upon delivery of the remaining aircraft, which is estimated to be delivered in the first quarter of 2023. As we are a long-standing customer of LAS, and as LAS develops their next generation of aerial firefighting solutions, our continuous feedback informs advancements in firefighting technology.

Given the limited supply of purpose-built multi-engine airtankers, upkeep and maintenance of existing aircraft is vital to minimize lapses in firefighting services occurring during wildfire season and to reduce the impact of any disruptions that occur. The Super Scooper is the only aerial fire suppression aircraft with factory OEM support which aids in reducing downtime.

[11]

U.S. Department of the Interior, President Biden’s Bipartisan Infrastructure Law to Provide $103 Million for Wildfire Mitigation and Resilience, Jun. 17, 2022 (https://www.doi.gov/pressreleases/president-bidens-bipartisan-infrastructure-law-provide-103-million-wildfiremitigation); L. Pulkkinen, Inside Washington’s $328M push to prevent disastrous wildfires, CrossCut, Apr. 16, 2021 (https://crosscut.com/politics/2021/04/inside-washingtons-328m-push-prevent-disastrous-wildfires); Washington State Legislature, HB 1168—2021-22, last accessed Oct. 26, 2022 (https://app.leg.wa.gov/billsummary?BillNumber=1168&Year=2021&Initiative=false).

[12]

National Interagency Coordination Center, Wildland Fire Summary and Statistics Annual Report 2021, last accessed Oct. 26, 2022 (https://www.predictiveservices.nifc.gov/intelligence/2021_statssumm/2021Stats&Summ.html); National Interagency Coordination Center, Wildland Fire Summary and Statistics Annual Report 2020, last accessed Oct. 26, 2022 (https://www.predictiveservices.nifc.gov/intelligence/2020_statssumm/2020Stats&Summ.html) (the “Wildland Fire Reports”).

Our Competitive Strengths

Full spectrum of aerial firefighting services

We provide full-spectrum aerial firefighting services, offering both fire suppression and aerial surveillance services in the U.S. We emphasize continued investment in new aerial surveillance and aerial fire suppression aircraft, as well as innovation in the realm of unmanned platforms. Our aerial surveillance fleet has evolved since our inception from a single aircraft and pilot to the fleet operated today. The diversity of our service offerings affords customers the opportunity to select the appropriate services for their specific needs.

Purpose-built aircraft that can drop higher volumes of water

Our Super Scooper aircraft are the latest model in the LAS production line and feature enhanced industry technology. Viking, a subsidiary of LAS, purchased the type certificate and is the OEM for the design of all the CL-215 and CL-415 models from Bombardier Aerospace. LAS then made significant improvements and introduced the Super Scooper, which includes the following improvements over the CL-415:

•	Higher cruising speed;

•	Improved air safety;

•	Latest-generation technological reliability;

•	New avionics and instrumentation;

•	More accurate water discharge technology;

•	Suitability for mountainous terrain;

•	STOL on asphalt, gravel and water;

•	Lower speed during water-bombing (low and slow flight);

•	Improved operational efficiency; and

•	Structural integrity.

The Super Scooper leverages modern turbine engines to deliver superior high-altitude performance. The Super Scooper is able to reload in under a minute, compared to a reload time of approximately 30 minutes to one hour, depending on base capabilities, for other air tankers enabling the Super Scooper to make more drops in the same amount of time. The Super Scooper can drop approximately 50,000 gallons before requiring refueling, while the largest tanker in the market can only drop 30 thousand gallons of retardant before needing to refuel and reload retardant. The Super Scooper aircraft allow for rapid delivery of water strikes to extinguish wildfires, particularly when deployed in tandem or larger groups to allow for continuous water-delivery as aircraft return to the water source.

Highly-skilled crew of pilots and maintenance personnel

As of October 31, 2022, we have 9 captains on staff as part of the Super Scooper flight crew. Each captain has thousands of hours of flight time in the Super Scooper conducting firefighting operations. All flight crew have a minimum of four years of aerial firefighting experience. Recurrent training for all flight crew is required in a Level D full motion flight simulator.

Each of our pilots attends annual and recurrent training specific to the aircraft they operate and to meet our standards of safety and standard operating procedures. Each pilot that flies an aircraft on contract for a government agency receives a certification card on an annual basis that validates they are qualified by the government to safely operate the aircraft while on contract.

As of October 31, 2022, we have 11 crew chiefs on staff as part of the Super Scooper maintenance crew. Each crew chief has thousands of hours maintaining aircraft in the Viking family and are familiar with firefighting operations. Factory training is mandatory for all of the maintenance team specific to the aircraft and components they maintain. They are also required to complete company-specific training courses regarding safety, standard operating procedures and systems in which they track and sign-off on maintenance logs.

Long-standing client relationships

We have provided aerial firefighting services for six years to government agencies, including the USFS, California Department of Forestry and Fire Protection (“Cal Fire”) and multiple other state governments. The Company was awarded the first contract by the DOI to operate a fleet of UAS on-call over active wildfires throughout the U.S. We have been praised as an industry leader, specifically by the USFS, with regards to the SMS program and have been recommended by the USFS as a model for safe aircraft operations. Currently, we maintain active contracts with multiple federal agencies and the state governments of many high wildfire risk states, and we have a 100% renewal rate on our federal and state contracts. We bid upon and were awarded a USFS multi-year contract beginning with the 2021 fire season through the 2025 fire season for the use of our Super Scooper planes.

Our relationship with the USFS involves three material service agreements: Contract No. 1202SA21T9009, dated as of June 3, 2021 (“Call-When-Needed Water Scooper Contract”), Contract No. 12024B19C9025, dated as of May 15, 2019 (“Exclusive Use Light Fixed Wing Contract”), and Contract No. 1202SA21G5100, dated as of February 22, 2021 (“Call-When-Needed Light Fixed Wing Contract”). Under the Call-When-Needed Water Scooper Contract, we provide Super Scooper aircraft services for wildland firefighting on a national basis for a period of four years from June 3, 2021. We generate revenue under the Call-When-Needed Water Scooper Contract from task orders placed by the USFS. Under the terms of the Call-When-Needed Water Scooper Contract, the USFS reserves the right to terminate the Call-When-Needed Water Scooper Contract, or any part thereof, for its sole convenience or in the event of any default by us. Under the Exclusive Use Light Fixed Wing Contract, we provide light fixed wing aircraft firefighting services on an exclusive use basis for the Northern, Rocky Mountain, Southwestern, Intermountain and Pacific Southwest regions, as defined by the U.S. Department of Agriculture. The original term of the Exclusive Use Light Fixed Wing Contract was for 12-months from May 15, 2019; however, the contract included an option to extend the contract for four additional periods of one year each, and the USFS has exercised its annual option to extend the contract for 12-month periods on each of March 18, 2020, April, 21, 2021 and April 18, 2022. We generate revenue under the Exclusive Use Light Fixed Wing Contract by providing guaranteed availability of our services for 120 calendar days per year, with different rates charged for standby hours and flight hours. Under the terms of the Exclusive Use Light Fixed Wing Contract, the USFS reserves the right to terminate the Exclusive Use Light Fixed Wing Contract, or any part thereof, for its sole convenience or in the event of any default by us. Under the Call-When-Needed Light Fixed Wing Contract, we provide light fixed wing aircraft firefighting services, on a call-when-needed basis, for the air tactical group supervision mission on behalf of the Northern Region, as defined by the USFS. The term of the Call-When-Needed Light Fixed Wing Contract is for a period of four years. We generate revenue under the Call-When-Needed Light Fixed Wing Contract by providing our services when called upon by the USFS, if available at time of call, with different rates charged for standby hours and flight hours. Under the terms of the Call-When-Needed Light Fixed Wing Contract, the USFS reserves the right to terminate the Call-When-Needed Light Fixed Wing Contract, or any part thereof, for its sole convenience or in the event of any default by us.

Our Growth Strategy

Acquire and deploy additional aircraft to meet increased demand

We are an original customer for LAS’s launch of its Super Scooper CL-415EAF Program. There are approximately 40 amphibious scooping aircraft owned by France, Greece, Italy and Spain and as a result, used amphibious scooping aircraft are difficult to locate and obtain. LAS has only made a limited number available for sale between 2020 and 2025, and we agreed to purchase six of this limited number and are in discussion to potentially purchase two more. We are exploring the opportunity to become the launch customer for the CL-515, which is the next generation of the Super Scooper currently in development with an anticipated delivery date beginning in 2025.

Expanding our services

Fire Monitoring Technology: With roughly 70,000 wildfires occurring each year in the U.S. (according to the NIFC Suppression Costs Data), news feeds are saturated with reports of wildfires that have grown quickly and are out of control. Current consolidated fire data is controlled by wildfire agencies with limited to no access publicly available. We launched FireTRAC in April 2022 to provide a resource to the general public in easy to use mobile and web applications. FireTRAC notifies users of potential fire danger and provides maps and high-resolution photo overlays so users can learn where the fires are located and find safety. FireTRAC provides near real-time data directly to citizens, landowners, insurance companies, utilities, municipal and county governments and potentially federal agencies. The app provides consolidated information, imagery and data regarding critical wildfire incidents in a seamless and user-friendly interface. The app puts this critical information in one place, providing rapid updates and building a user community along the way.

Maintenance, Repair, Overhaul: We have an experienced and well-trained crew of maintenance professionals. Maintenance personnel and their maintenance support staff are current on all general aviation standards and requirements and are specifically trained to service our fleet of aircraft. We ensure our maintenance team has all the necessary equipment needed to exceed FAA maintenance standards and maintain USFS and DOI contract aircraft requirements. We are a FAA Certified Part 145 Repair Station offering Airframe and Avionics repair capabilities for the Aerial Firefighting Fleet. Recently our Part 145 Certified Repair Station was awarded an ISO 9110, certification which is one of the highest standards in a repair organization recognized by the FAA. This certification was completed by the British Standards Institution, recognized as an industry leader in quality management systems.

Domestic and international expansion

We are committed to increasing our market share and service offering domestically. Given our competitive strengths, we believe we are well-positioned to take advantage of the growth in domestic demand for fire safety and environmental awareness. We currently have contracts in place with the USFS, the DOI, U.S. Bureau of Land Management, U.S. Bureau of Indian Affairs, Washington State Department of Natural Resources, Alaska Department of Natural Resources, Cal Fire, Idaho Department of Lands, Minnesota Department of Natural Resources, Montana Department of Natural Resources, Nevada Department of Conservation and Natural Resources, and Oregon Department of Forestry.

We intend to penetrate certain additional domestic markets through leveraging existing relationships and building local market teams. We have established this historically by maintaining relationships in the field with customers, gathering near real-time feedback to improve operations, as well as holding regular feedback sessions to incorporate points of improvement and planning for subsequent years.

While our current expansion focus is on domestic markets, we believe international expansion may provide additional growth opportunities for us in the future. We are exploring the possibility of operating internationally during the North American wildfire off-season, which generally occurs between November and April. We seek to become a global entity that provides aerial firefighting services worldwide. Our goal is to bring the Super Scooper to Europe, Asia and/or South America as our first international expansions in the future and to demonstrate the platform’s effectiveness. Currently, Super Scoopers are either not utilized on wildland fires in these areas or are not operated in a contractor-owned, contractor-operated business model. We plan to fill an underserved need to provide an alternative solution to aging and obsolete government-owned, government-operated fleets.

Pursuing Opportunistic M&A

We intend to continue to evaluate M&A opportunities to expand our fleet, add new geographies or add additional services. Consistent with this strategy, we regularly evaluate potential acquisition opportunities, including ones that would be significant to us. We cannot predict the timing of any contemplated transactions, and none are currently probable.

Seasonality

Our operating results are impacted by seasonality. Climate conditions and other factors that may influence our revenues may vary each quarter and year. Many of these factors are outside of our control, including but not limited to:

•	forest fires tend to have a higher occurrence during the summer months and during times of drought, but are ultimately unpredictable;

•	climate change and changes in global temperatures occur over time;

•	unexpected weather patterns, natural disasters or other events that increase or decrease the rate or intensity of wildfires or impair our ability to perform firefighting services; and

•	changes in governmental regulations or in the status of our regulatory approvals or applications.

Historically, the demand for our services has been higher in the second and third quarters of each fiscal year due to the timing and duration of the North American fire season. Consequently, revenues, expenses, and operating cash flows from our services are generated mostly in the second and third quarters of our fiscal year. However, the seasonal fluctuation in the need to fight wildfires based upon location and the varying intensity of the fire season may lead our operating results to fluctuate significantly from quarter to quarter and year to year.

Our Customers

Our high-performing aircraft, including the Super Scooper, and full-service support platform have allowed us to enter into contracts with U.S. federal, state and local governmental entities and focus on growth while building additional services to map and analyze fire boundaries. Currently, we are engaged in short, medium and long-term contracts with multiple federal agencies such as the USFS and DOI and the state governments of many of the states most endangered by wildfires. Automatically renewing contracts with governmental entities provide stable revenue streams, allowing us to innovate in the aerial firefighting industry and diversify offerings to customers. We were awarded the first contract by the DOI to operate a fleet of UAS on-call over active wildfires throughout the U.S. We bid upon and were awarded a contract with the USFS for use of our Super Scooper aircraft, beginning in 2021 through 2025.

While a majority of our existing contracts are for a one-year base term, we enter into short, medium and long-term contracts with customers, primarily with the aforementioned government agencies during the firefighting season, to deploy aerial fire management assets. Contracts are based on either a CWN or EU basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). We have a 100% renewal rate on our federal and state contracts.

Facilities

Our headquarters are located in Belgrade, Montana, and our aircraft fleet resides at the Bozeman Yellowstone International Airport. We lease five existing lots at the airport on 20-year and 10-year ground leases. We own two hangars and plan to construct two additional hangars adjacent to our existing hangars.

Our Competitors

Our primary competition is a private aerial firefighting operator that currently manages 4 CL-415s, 3 Type II Dash 8-400AT and 7 Avro RJ85s, which are designed to drop retardant. Additionally, from time-to-time we may compete with aerial firefighting companies that drop water from helicopters. However, our management does not view helicopters as a direct threat to our operations because while many helicopters are only able to pursue two-hour missions due to fuel capacity, our Super Scooper aircraft have four-hour fuel capacity.

Our Super Scooper program is not designed to replace the use of aircraft that drop fire retardant on wildfires. Fire retardant is a substance frequently deployed by large air tankers to slow down or stop the spread of fire and is frequently used to create a perimeter or border around a fire. While it is possible for a fire to burn through a fire line created by fire retardant, fire retardant remains a valuable tool in the fight and management of wildfires, and when combined with the deployment of Super Scoopers dropping water, can be effective in managing, controlling and slowing the spread of wildfires.

We believe our ability to compete successfully as an aerial firefighting service will depend on a number of factors, which may change in the future due to increased competition, including the price of our offerings, consumer confidence in the safety and efficacy of our offerings and consumer satisfaction for the solutions we offer.

Our Environmental Impact

According to the EPA Climate Change Indicators Article, multiple studies have found that “climate change has already led to an increase in wildfire season length, wildfire frequency and burned area”, “climate change threatens to increase the frequency, extent and severity of fires through increased temperatures and drought” and wildfires release a significant amount of carbon emissions each year.

Amid raging wildfires, changing climate and year-round fire season, we use sustainable and environmentally friendly firefighting methods. By sourcing water near the fire for our fire suppression services, we minimize harm to the local water system by keeping water in the local ecology and reducing flight time between scoops and drops. Our mission is to save lives, property, and habitats through our world-class team, specialized aircraft, and innovative use of technology and data.

Human Capital

Our employees are critical to our success. As of October 31, 2022, we had 156 employees and 6 contractors. We have high selection standards, recruiting individuals with specific technical skills and demonstrated ability to work independently in a wide variety of work environments. Prior to joining our company, many of our employees had prior experience working for a wide variety of reputed research, commercial and military aerospace and non-aerospace organizations. As a company founded by veterans, we seek to employ qualified veterans and draw upon the experiences of their shared military background including their strategic mindset, management skillset and high level of discipline. As of October 31, 2022, approximately 1 out of 5 of our employees is a veteran of the U.S. military.

To date, we have not experienced any work stoppages, and we consider our relationship with our employees to be good. We routinely solicit feedback from our entire employee base and empower individuals by encouraging them to formulate solutions and process improvements no matter the level of role. Accordingly, our voluntary turnover is very low, employee engagement is high, and we have not experienced any interruptions of operations due to labor disagreements. Our employees are not subject to collective bargaining agreements or represented by labor union.

Health and Safety

We are committed to the safety of our employees. We maintain environmental, health and safety policies that seek to promote the operation of our business in a manner that is protective of the health and safety of the public and its employees, particularly in response to the global COVID-19 pandemic. We have implemented actions to maintain the health of our employees including social distancing measures, the use of masks, restricting visitors and unnecessary travel and working from home whenever possible.

Our operations offer several health and welfare programs to employees to promote fitness and wellness and to encourage preventative healthcare. In addition, our employees are offered a confidential employee assistance program that provides professional counseling to employees and their family members. We have a holistic philosophy for our benefits offerings, supporting physical health, mental health, financial health, community support and a wide variety of insurance plans to hedge against uncertain losses (e.g., accident, short term disability, paid leaves, and life insurance).

Employee Trainings

To address the inherently dangerous nature of the job, we adhere to achieving operational excellence and providing our employees with the means to further their development. All of our pilots are given extensive training during the winter months, regardless of tenure or previous experience. The trainings include classroom/online courses, simulators, and in-plane time. We strive to have high industry standards and employ several dedicated pilot and airframe-specific trainers. Routinely, we fund enhanced workforce training in specific technical fields related to those employees’ desires. In one instance, we have had an employee who was hired as a facility cleaner. With further training and investment, the employee became a ground vehicle support manager, then subsequently an aircraft mechanic and is now in training to be a pilot. We also hire entry level mechanics and train them to obtain their airframe and powerplant certification, which allows them to perform maintenance on any aircraft unsupervised.

In addition to technical training, we invest heavily in leadership and management training as well as some of the most advanced safety training available in our industry. The State of Montana Job Grant program has been a tremendous help to us through our early years by providing state funded training to employees attending schooling to better their position as employees within the State of Montana. Before hiring externally as needs are identified, a careful analysis is done of our current staff to determine if the aptitude and interest is already in our employee base. By prioritizing training and promoting current employees, we enhance employee engagement and cut costs simultaneously.

Diversity and Inclusion

We believe that diversity and inclusion is critical for the attraction and retention of top talent, and we employ policies and procedures to recruit women and minority talent as well as policies to ensure pay equality. We have an Equal Employment Opportunity Policy whereby we commit to providing equal employment opportunity, promotion, services, or activities which operates for all qualified employees and applicants without regard to race, color, sex, sexual orientation, gender identity, gender expression, parental status, citizenship status, religion, national origin, disability, veteran status, age, marital status, pregnancy, genetic information or other legally protected status. We drive a culture that understands and respects cultural differences, and advocate for a strategic connection between diversity and inclusion practices for our organizational success. We rely heavily on recruiting internationally to work on our purpose-built aerial firefighting aircraft and identify the cultural benefits that these individuals bring to our company.

Governmental Regulation

Federal Aviation Administration

The regulations, policies and guidance issued by the FAA apply to the use and operation of our aircraft. Operators of aircraft are required to have proper licenses, permits and authorizations from the FAA and comply with the FAA’s insurance requirements for third-party liability and government property. While our aircraft are currently registered with the FAA, in the event of a change in ownership, the FAA license will be updated with current information. In that instance, once any such new vehicle registration applications are filed, the applications will serve as registrations until the FAA issues the new vehicle registrations, which will allow operations to continue during that period.

Failure to comply with the FAA’s aviation or space transportation regulations may result in civil penalties or private lawsuits, or the suspension or revocation of licenses or permits, which would prevent operating our aircraft.

In addition to the FAA, our industry is regulated by multiple federal agencies who, in some cases, act as both customer and regulator. We are proud to have a stellar record of performance both in flight and on the ground with respect to all of our regulatory bodies.

Legal Proceedings

We are, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

MANAGEMENT

Executive Officers and Board of Directors

The following sets forth certain information concerning our executive officers and directors.

Name	Age	Title
Executive Officers
Timothy Sheehy	37	Chief Executive Officer, Founder and Director
McAndrew Rudisill	44	Chief Investment Officer and Director
Eric Gerratt	52	Chief Financial Officer
James Muchmore	49	Chief Legal Officer and Executive Vice President
Darren Wilkins	49	Chief Operating Officer
Directors
Jeffrey Kelter	68	Chairman of the Board
Debra Coleman	49	Director
Dean Heller	62	Director
Todd Hirsch	48	Director
Wyman Howard	54	Director
Robert Savage	54	Director
Matthew Sheehy	43	Director

Executive Officers

Timothy Sheehy serves as our Chief Executive Officer and a Class I Director. Mr. Sheehy has served as the Chief Executive Officer and a Director of Bridger since 2014. From 2008 until 2014, Mr. Sheehy served as a Navy SEAL officer and team leader. In 2014, Mr. Sheehy left the Navy and co-founded the Company and its affiliate, Ascent Vision Technologies LLC (“Ascent”). Mr. Sheehy is a recipient of the Bronze Star with Valor and Purple Heart and is an active pilot with Bridger’s Air Attack and Super Scooper fleets. Mr. Sheehy earned his Bachelor of Science in History from the United States Naval Academy. Mr. Sheehy is well qualified to serve on the Board due to his significant leadership experience, in both corporate and military settings, as well as his extensive aviation operations background.

McAndrew Rudisill serves as our Chief Investment Officer and a Class I Director. Mr. Rudisill has served as the Chief Investment Officer and director of Bridger since 2017. From 2017 to 2021, Mr. Rudisill was the Chief Investment Officer of Capital Vacations LLC, a resort management company. From 2011 to 2016, Mr. Rudisill was the Chief Executive Officer and President of Emerald Oil, Inc. (“Emerald Oil”), a US oil and gas producer. In March 2016, Emerald Oil filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. In 2007, Mr. Rudisill founded Pelagic Capital Advisors LLC, a private investment fund focused on public and private equity investments, where he served as Managing Partner and Chief Investment Officer from 2007 until 2011. Mr. Rudisill earned a Bachelor of Arts in Economics from Middlebury College. Mr. Rudisill is well qualified to serve on the Board due to his strategic investment experience and management experience in both the public and private sectors.

Eric Gerratt serves as our Chief Financial Officer. Mr. Gerratt has served as Bridger’s Chief Financial Officer since October 2022. Prior to joining Bridger, Mr. Gerratt served as the Executive Vice President, Chief Financial Officer and Treasurer of US Ecology, Inc., a leader in environmental services from November 2012 to September 2022, and during his time at US Ecology, Inc., Mr. Gerratt helped grow its revenue to nearly $1 billion. Prior to joining US Ecology, Inc., Mr. Gerratt served as Vice President of Accounting for SuperValu, Inc. and held various director level accounting and finance positions at Albertsons, Inc. Mr. Gerratt has also spent six (6) years with PricewaterhouseCoopers LLP. Mr. Gerratt is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Idaho.

James Muchmore serves as our Chief Legal Officer and Executive Vice President. Mr. Muchmore has served as the Chief Legal Officer and Executive Vice President since 2017. From 2017 until 2021,

Mr. Muchmore served as Chief Securities Counsel to Capital Vacation, LLC. From 2014 until 2016, Mr. Muchmore served as General Counsel to Emerald Oil, Inc., a U.S. oil and gas producer. In March 2016, Emerald Oil filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2000 until 2014, Mr. Muchmore was in private legal practice, focusing on securities transactions, mergers and acquisitions, and the execution of public and private offerings in multiple industries. Mr. Muchmore earned a Bachelor of Arts in Government and Law and English from Lafayette College and a Juris Doctor from Syracuse University College of Law.

Darren Wilkins serves as our Chief Operating Officer. Mr. Wilkins has served as the Chief Operating Officer of Bridger since August 2019. Mr. Wilkins originally joined the Company in May 2018 as the Director of Airframe Programs. From March 2013 until his retirement in November 2016, Mr. Wilkins served as the Commanding Officer of an EA-18G squadron in Naval Aviation and Air Boss of a deployed aircraft carrier. From January 2017 until April 2018, Mr. Wilkins was the Director of Federal Services for Century Companies, Inc., a construction services company, where he managed highly sensitive construction projects and contracts with the U.S. Department of Defense. Mr. Wilkins earned his Bachelor of Science in Oceanography from the United States Naval Academy and his Master of Arts in National Security and Strategic Studies from the United States Naval War College.

Non-Employee Directors

Jeffrey Kelter serves as our Chairman and a Class III Director. Mr. Kelter served as a Director of JCIC from 2021 until the Closing. Mr. Kelter is a Co-Founder and a Partner of KSH Capital since 2015. KSH Capital provides real estate entrepreneurs with capital and expertise to seed or grow their platform. KSH Capital is focused on the deployment of the principals’ capital in domestic and international strategies that offer compelling long-term returns. Prior to founding KSH Capital, Mr. Kelter was a Founding Partner and Chief Executive Officer of KTR Capital Partners (“KTR”) from 2005 to 2015, a leading private equity real estate investment and operating company focused on the industrial property sector in North America. KTR and its commingled investment funds were sold in May 2015 to a joint venture of Prologis Inc. and Norges Bank Investment Management. Since its inception in 2004, KTR had raised three funds which totaled over $7.0 billion of investment capacity. Prior to founding KTR, Mr. Kelter was President, Chief Executive Officer and Trustee of Keystone Property Trust, an industrial real estate investment trust. Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004 to Prologis. Prior to forming Keystone, he served as president and CEO of Penn Square Properties, Inc. in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. Mr. Kelter currently serves on the Board of Directors of Invitation Homes (NYSE: INVH). From January 2014 to November 2017, Mr. Kelter served on the Board of Starwood Waypoint Homes, its predecessor. Mr. Kelter currently serves as a trustee of the Cold Spring Harbor Laboratory. Mr. Kelter previously served as a trustee for Trinity College from 2010 to April 2020 and Westminister School from September 2011 to April 2020. Mr. Kelter formerly served on the Board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018. Mr. Kelter received a B.A. in Urban Studies from Trinity College. Mr. Kelter is well qualified to serve as the Chairman of the Board due to his extensive experience founding and growing successful companies, as well as his significant executive leadership background.

Debra Coleman serves as a Class II Director. Ms. Coleman has served as a Director of Bridger since October 2021. Ms. Coleman retired as a Managing Director in Investment Banking at Bank of America Securities, Inc., a multinational investment banking division of Bank of America (NYSE: BAC). From August 2003 until September 2021, Ms. Coleman worked at Bank of America Securities and Legacy Merrill Lynch Co., both investment management companies, where she worked on transportation finance, depositions, financials, industrials, and advising corporations and technology firms. Ms. Coleman provided capital raising and merger advisory services for depositories at Sandler O’Neill & Partners, L.P., an investment banking firm and broker dealer, where she was an Associate Director from 1996 until 1999. Ms. Coleman has served as an Independent Director and Chair of the Audit Committee on the Board of Fortress Capital Acquisition Corporation (NYSE: FCAX), a blank check company aimed at acquiring certain businesses and assets, since March 2021. She received a Bachelor of Arts in History and Political Science from Williams College and a Master of Business Administration in Finance from Columbia Business School. Ms. Coleman is well qualified to serve on the Board due to her extensive experience leading investment strategy for a broad range of organizations, as well as her background in finance.

Dean Heller serves as a Class II Director of Bridger as of the Closing. From May 2011 until his retirement in January 2019, Mr. Heller served as a Senator from Nevada in the United States Senate. During his time in the Senate, Mr. Heller served on the Committees on Finance, Banking, Veterans’ Affairs and Commerce. Prior to his service in the Senate, Mr. Heller was the United States Representative for Nevada’s Second Congressional District. Mr. Heller has also previously served as Nevada’s Secretary of State and in the Nevada State Assembly representing Carson City. Prior to his political career, Mr. Heller worked as a broker on the Pacific Stock Exchange as an institutional equities trader and also served as a banking Municipal Finance Representative. Mr. Heller received a Bachelor of Science in Business Administration from the University of Southern California. Mr. Heller received the Distinguished USC Alumni Award from the University of Southern California Marshall School of Business in 2012. From January 2019 through September 2021, Mr. Heller served as a director of Toyota Financial Savings Bank, a Nevada corporation that provides banking products and services to Toyota dealers. Mr. Heller is well qualified to serve on the Board due to his significant experience and in-depth knowledge in the areas of public policy and governmental matters and demonstrated leadership experience serving in the United States Senate and House of Representatives, as well as his background in business and finance.

Todd Hirsch serves as a Class III Director. Mr. Hirsch has served as a Director of Bridger since December 2018. Since July 2013, Mr. Hirsch has been employed by Blackstone (NYSE: BX), one of the world’s leading investment firms. Mr. Hirsch is currently a Senior Managing Director in the Tactical Opportunities Fund at Blackstone. Prior to Blackstone, Mr. Hirsch worked at Deutsche Bank (NYSE: DB), an investment bank, where he sourced and structured transactions for a wide range of corporate and institutional clients across multiple products. Mr. Hirsch graduated magna cum laude from Duke University in 1996. Mr. Hirsch is well qualified to serve on the Board due to his significant experience structuring corporate and finance transactions in a variety of commercial settings, as well as background in management.

Wyman Howard serves as a Class I Director of Bridger as of the Closing. Mr. Howard retired from the U.S. Navy in September 2022 as Rear Admiral (Upper Half) with over thirty-two (32) years in the SEAL Teams and Joint Special Operations. Mr. Howard has had multiple tours in command of Special Operations Joint Task Forces and was among the first to deploy into Afghanistan following the attacks of September 11, 2001. The combat contributions of the teams Mr. Howard commanded, and with whom he served, were recognized with five (5) Presidential Unit Citations, Navy Unit Commendation medal and four (4) Joint Meritorious Unit Awards. Mr. Howard graduated from the United States Naval Academy and holds a Master of Business Administration from the TRIUM consortium of the London School of Economics, HEC Paris School of Management, and New York University’s Stern School of Business. Mr. Howard holds a Master of Science in National Security and Resource Strategy with a focus on commercial, civil and military space sectors from the Eisenhower School and a Professional Certificate in Artificial Intelligence and Business Strategy from the Massachusetts Institute of Technology’s Computer Science and Artificial Intelligence Laboratory. Mr. Howard’s joint, interagency and intelligence experience include service as the second Director of Operations for the National Geospatial-Intelligence Agency in 2016 and as the Commander, Naval Special Warfare Command from 2020 to 2022, which are equivalent leadership roles of a Chief Operating Officer and Chief Executive Officer, respectively. Mr. Howard is acknowledged for his leadership in designing new irregular deterrence capabilities and options that increase Unites States leverage to deter the nation’s adversaries. He is well qualified to serve on the Board due to his distinctive leadership, at the strategic, operational and tactical levels, where he was at the helm in command for outcomes that advanced the security of the United States and its allies. He has a unique sensitivity to geo-strategic risk and a deep set of intelligence, interagency and foreign partner relationships set on a foundation of trust and the culture for humility and stewardship he established during his career as a Naval Officer.

Robert Savage serves as a Class II Director. Mr. Savage served as a Director of JCIC from 2021 until the Closing. Mr. Savage is a Co-Founder and President of KSH Capital since 2015. KSH Capital provides real estate entrepreneurs with capital and expertise to see or grow their platform. KSH Capital is focused on the deployment of the principals’ capital in domestic and international strategies that offer compelling long-term returns. Prior to founding KSH Capital, Mr. Savage was Co-founder, President of KTR from 2005 to 2015, an investment, development and operating company focused exclusively on the industrial property sector in North America. At KTR, Mr. Savage was co-head of the firm’s Investment Committee and responsible for management of the firm’s day-to-day operations, including oversight of capital deployment, portfolio management and capital markets activities. Previously, Mr. Savage was a Partner at Hudson Bay Partners, L.P. a private equity firm focused on investing in real estate-intensive operating businesses. Mr. Savage also worked in the Investment Banking Division at Merrill Lynch & Co. where he specialized in corporate finance and M&A advisory services for REITs, private equity funds and hospitality companies. Mr. Savage is Chairman of the Board of Directors of VolunteerMatch.org, a San Francisco based 501(c)(3) that operates the largest volunteer network in the nonprofit world. Mr. Savage is a member of the Board of Trustees of Mount Sinai and the Taft School and is Director of Environmental Waste International Inc. (TSX: EWS). He was previously Chairman of the Board of Directors of New Senior Investment Group (NYSE: SNR). Mr. Savage received a A.B. in Business Economics and Urban Studies from Brown University. Mr. Savage is well qualified to serve on the Board due to his significant experience leading the strategic growth and development of companies, as well as his management background with respect to investment of capital.

Matthew Sheehy serves as a Class III Director. Mr. Sheehy has served as the Co-Founder and Chairman of the Board since 2014. In addition to his service at Bridger, Mr. Sheehy serves as President and Chief Executive Officer of Tallgrass. He was named CEO July 1, 2022 and has served as President since December 2019. He has been a member of the Board of Directors of Tallgrass since April 2020, and he was Chairman of the Rockies Express Pipeline LLC Board from December 2019 until July 2021. Mr. Sheehy joined Tallgrass in November 2012 and held a number of positions, including Senior Vice President and Chief Commercial Officer of Tallgrass. In addition, he served as the President of Rockies Express Pipeline LLC from December 2013 until July 2017 and as a board member of Rockies Express Pipeline LLC from November 2016 to March 2018. Prior to joining Tallgrass, he served as a Principal and General Partner at Silverhawk Capital Partners LLC. Mr. Sheehy was an Analyst at Wachovia Securities and Wachovia Capital Partners before joining Silverhawk. In addition, Mr. Sheehy has served as the Chairman of Bridger Aerospace Group since July 2018. He earned a Bachelor of Arts degree in Economics from Vanderbilt University in 2002. Mr. Sheehy is well qualified to serve on the Board due to his extensive investment, ownership and operational experience in aviation and financial settings, as well as his demonstrated leadership as the Chairman of the Board.

Corporate Governance

Stockholders Agreement

The Company, the Founder Stockholders and the BTO Stockholders entered into the Stockholders Agreement at the Closing. Pursuant to terms of the Stockholders Agreement, effective as of the Closing Date, the Board is comprised of nine directors. Further, the BTO Stockholders, collectively, have the right, but not the obligation, to nominate for election to the Board (i) up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, (i) the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements and (ii) the BTO Stockholders have a consent right over affiliate transactions entered into by the Company or any of its subsidiaries, subject to customary exceptions.

The Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

Subject to the terms and conditions of the Stockholders Agreement and applicable securities laws, the BTO Stockholders have preemptive rights to acquire their pro rata share of any new issuance of equity securities (or any securities convertible into or exercisable or exchangeable for equity securities) by the Company, subject to customary exceptions. The BTO Stockholders are entitled to apportion the preemptive rights granted to it in such proportions as it deems appropriate, among (i) itself and (ii) any BTO Entity; provided that each such BTO Entity agrees to enter into the Stockholders Agreement, as a “Stockholder” under the Stockholders Agreement.

Director Independence

As a result of our Common Stock being listed on Nasdaq, the Company is required to comply with the applicable rules of such exchange in determining whether a director is independent. Prior to the consummation of the Business Combination, the Board has determined that each of Ms. Coleman, Mr. Heller, Mr. Hirsch, Mr. Howard, Mr. Kelter and Mr. Savage qualifies as “independent” as defined under the applicable Nasdaq rules. Mr. Timothy Sheehy, the Company’s Chief Executive Officer and a Director, is the brother of Mr. Matthew Sheehy, one of the Company’s Directors. There are no other family relationships among any of the Company’s directors or executive officers that are required to be disclosed by Regulation S-K.

Composition of the Board

The Company’s business and affairs are managed under the direction of its board of directors. As of the adoption of the Amended and Restated Charter in connection with the Business Combination, the Board is divided into three classes, designated as Class I, Class II and Class III, with each class initially consisting of three (3) directors. The Class I directors will hold office for a term expiring at the 2023 annual meeting of stockholders; the Class II directors will hold office for a term expiring at the 2024 annual meeting of stockholders; and the Class III directors will hold office for a term expiring at the 2025 annual meeting of stockholders. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Pursuant to the Stockholders Agreement, the BTO Stockholders, collectively, have the right, but not the obligation, to nominate for election to the Board up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements. In the event that a vacancy is created at any time by the death, disqualification, resignation or removal of a director nominated by BTO Stockholders, the BTO Stockholders, collectively, will have the right to designate a replacement to fill such vacancy. Ms. Coleman and Mr. Hirsch are the initial BTO Stockholders director designees.

Board Committees

The standing committees of the Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. From time to time, the Board may establish other committees, including special committees as it deems necessary and advisable to address specific issues. The Company’s committee charters are posted on its website, www.bridgeraerospace.com, as required by applicable SEC and

Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Pursuant to the Stockholders Agreement, Bridger Element LLC and its equityholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

The Company’s Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

The members of the Company’s audit committee consist of Ms. Coleman, Mr. Kelter and Mr. Savage, with Ms. Coleman serving as the chair of the committee. Prior to the completion of the Business Combination, the Board determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, as amended, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of the Company’s audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In making this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that each of Ms. Coleman, Mr. Kelter and Mr. Savage qualifies as financially literate under the Nasdaq rules and that Ms. Coleman and Mr. Savage qualify as an “audit committee financial expert” within the meaning of Regulation S-K. In making this determination, the Board considered Ms. Coleman’s, Mr. Kelter’s and Mr. Savage’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The audit committee’s responsibilities include, among other things:

•	appointing, retaining, setting compensation of, and supervising the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	reviewing the results and scope of the audit and other accounting related services and reviewing the Company’s accounting practices;

•	monitoring systems of internal accounting and disclosure controls;

•	overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	reviewing the qualifications and independence of the Independent Auditor; and

•	reviewing the performance of the Company’s internal auditing function and the Independent Auditor.

Compensation Committee

The members of the Company’s compensation committee consist of Mr. Heller, Mr. Hirsch and Mr. Kelter with Mr. Heller serving as the chair of the committee. Mr. Heller, Mr. Hirsch and Mr. Kelter are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that Mr. Heller, Mr. Hirsch and Mr. Kelter are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.

The compensation committee’s responsibilities include, among other things:

•	reviewing and approving compensation paid to the Company’s officers and directors;

•	administering the Company’s incentive compensation plans, including authority to make and modify awards under such plans;

•	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC; and

•	discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors.

Nominating and Corporate Governance Committee

The members of the Company’s nominating and corporate governance committee consist of Mr. Howard, Mr. Heller and Mr. Hirsch, with Mr. Howard serving as the chair of the committee. The Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

•	oversee the selection of persons to be nominated to serve on the Board;

•

reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and

•	oversee the annual performance evaluation of the Board and its committees.

Code of Ethics

The Company has adopted a code of ethical business conduct that applies to all of its directors, officers and Employees, which is available on the Company’s website: bridgeraerospace.com. The Company’s code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that the Company’s internet website address is provided as an inactive textual reference only. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its internet website.

Risk Oversight

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

EXECUTIVE AND DIRECTOR COMPENSATION

This section describes the executive compensation of Legacy Bridger’s directors and named executive officers during Legacy Bridger’s fiscal year ended December 31, 2022. Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of Legacy Bridger and its subsidiaries prior to the Business Combination and Bridger Aerospace Group Holdings, Inc. and its subsidiaries following the Business Combination.

This section discusses the material components of the executive compensation program for Bridger’s named executive officers who are identified in the 2022 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Bridger’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Bridger adopts may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Overview

Bridger has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as Bridger is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. Such rules require compensation disclosure for Bridger’s principal executive officer and its two (2) most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000, who were serving as executive officers as of December 31, 2022 and who will continue with the combined company. We refer to these individuals as “named executive officers.” For 2022, Bridger’s named executive officers were:

•	Timothy Sheehy, Chief Executive Officer;

•	James Muchmore, Chief Legal Officer; and

•	McAndrew Rudisill, Chief Investment Officer

We expect that Bridger’s executive compensation program will evolve to reflect its status as a newly publicly-traded company, while still supporting Bridger’s overall business and compensation objectives.

2022 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, Bridger provides a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the 2022 Summary Compensation Table for the base salary amounts received by the named executive officers in 2022 and 2021.

Bonus

Bridger provided the named executive officers with certain transaction bonuses and discretionary bonuses. Please see the “Bonus” column in the 2022 Summary Compensation Table for the bonus amounts earned by the named executive officers during calendar year 2022. Messrs. Sheehy, Muchmore and Rudisill received transaction bonus payments of $2,137,838, $1,558,681 and $1,637,838, respectively, in August 2022 representing a portion of the transaction bonuses earned in calendar year 2022. In addition, Messrs. Sheehy, Muchmore and Rudisill will each receive $2,307,162 ($1,072,500 of which represents the transaction bonus amount outstanding and $1,234,662 of which represents the discretionary bonus amount outstanding), $848,819 ($503,750 of which represents the transaction bonus amount outstanding and $345,069 of which represents the discretionary bonus amount outstanding) and $1,807,162 ($1,072,500 of which represents the transaction bonus amount outstanding and $734,662 of which represents the discretionary bonus amount outstanding), respectively, which amounts are expected to be paid during calendar year 2023.

2022 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	All Other Compensation($)(2)	Total($)
Timothy Sheehy	2022	$450,000	$4,445,000	$1,558	$4,896,558
Chief Executive Officer	2021	$450,000	$0	$0	$450,000
James Muchmore	2022	$350,000	$2,407,500	$1,615	$2,759,115
Chief Legal Officer	2021	$350,000	$0	$0	$350,000
McAndrew Rudisill	2022	$325,000	$3,445,000	$0	$3,770,000
Chief Investment Officer	2021	$325,000	$0	$0	$325,000

(1)

Amounts reported in this column represent a transaction bonus of $3,210,338, $2,062,431, and $2,710,338 for Messrs. Sheehy, Muchmore and Rudisill, respectively, and a 2022 discretionary bonus of $1,234,662, $345,069, and $734,662 for Messrs. Sheehy, Muchmore and Rudisill, respectively.

(2)	Amounts reported for Messrs. Sheehy and Muchmore represent 401(k) employer matching contributions.

Outstanding Equity Awards at 2022 Fiscal Year-End

None of Bridger’s named executive officers received an equity award with respect to calendar year 2022 and none of Bridger’s named executive officers held any equity awards as of the end of calendar year 2022. As noted above, in connection with the Third Merger, the Company assumed and adopted the Omnibus Incentive Plan and the outstanding RSUs granted under such plan, with each RSU representing the right to receive one (1) share of Common Stock, subject to certain vesting conditions. Messrs. Sheehy, Muchmore and Rudisill received RSUs with respect to 1,742,182, 871,147, and 1,451,874 shares of Common Stock, respectively, with 871,091, 87,115, and 725,937 shares, respectively, vested upon the consummation of the Third Merger and the remaining RSUs (x) granted to Messrs. Sheehy and Rudisill vesting (i) 20% on January 24, 2024 and (ii) 20% on January 24, 2025, and (iii) 10% on January 24, 2026, and (y) granted to Mr. Muchmore vesting (i) 10% on January 24, 2024, (ii) 10% on January 24, 2025, (iii) 10% on January 24, 2026, (iv) 25% on January 24, 2027, (v) 10% on January 24, 2028, and (vi) 25% on January 24, 2029.

Additional Narrative Disclosure

Existing Employment Agreements

Timothy Sheehy

Mr. Timothy Sheehy entered into an employment agreement dated December 6, 2018 that provides for his employment as Bridger’s Chief Executive Officer. The agreement provides that Mr. Sheehy will receive an annual base salary of $450,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Sheehy is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Sheehy’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. The agreement provides that if Mr. Sheehy is terminated without cause (other than due to death or disability) or if he resigns for good reason (as such terms are defined in the agreement), then Mr. Sheehy will be entitled to (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the board of directors of Bridger; (ii) a lump sum cash payment equal to (x) 24 months of base salary in effect at the time of termination plus (y) an amount equal to the total value of the annual bonus paid during the fiscal year immediately preceding the year of such termination; and (iii) a lump sum cash payment equal to (18) times the applicable percentage of the COBRA premium cost applicable to Mr. Sheehy (and any dependents). In addition, if Bridger provides notice of non-renewal without cause or Mr. Sheehy provides notice of non-renewal for good reason, then Mr. Sheehy will be entitled to the payments outlined in prongs (i) and (iii) in the immediately preceding sentence (the benefits outlined in this sentence and the immediately preceding sentence, collectively, the “Severance Benefits”). The Severance

Benefits will be paid on the sixtieth (60th) day following the date of Mr. Sheehy’s termination of employment subject to his execution and non-revocation of a release of claims.

The agreement contains customary confidentiality obligations, non-competition restrictions for two (2) years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

James Muchmore

Mr. Muchmore entered into an employment agreement dated August 1, 2018, as amended and restated on December 6, 2018, that provides for his employment as Bridger’s Chief Legal Officer. The agreement provides that Mr. Muchmore will receive an annual base salary of $350,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Muchmore is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Muchmore’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. Mr. Muchmore’s employment agreement has the same Severance Benefits as those summarized above for Mr. Timothy Sheehy.

The agreement contains customary confidentiality obligations, non-competition restrictions for two (2) years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

McAndrew Rudisill

Mr. Rudisill entered into an employment agreement dated August 1, 2018, as amended and restated on December 6, 2018, that provides for his employment as Bridger’s Chief Investment Officer. The agreement provides that Mr. Rudisill will receive an annual base salary of $325,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Rudisill is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Rudisill’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. Mr. Rudisill’s employment agreement has the same Severance Benefits as those summarized above for Mr. Timothy Sheehy.

The agreement contains customary confidentiality obligations, non-competition restrictions for two (2) years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

401(k) Plan

Bridger maintains a qualified 401(k) savings plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. For calendar year 2022, Bridger provided each of Messrs. Timothy Sheehy and Muchmore with employer matching contributions totaling $1,558 and $1,615, respectively, as set forth in the “All Other Compensation” column of the 2022 Summary Compensation Table.

Executive Compensation Arrangements – Post-Closing

In connection with and following the Closing, Bridger intends to develop an executive compensation program that is designed to align compensation with Bridger’s business objectives and the creation of shareholder value, while enabling Bridger to attract, motivate and retain individuals who contribute to the long-term success of Bridger. Decisions on the executive compensation program will be made by the compensation committee of Bridger’s board of directors.

Director Compensation

Cash fees. With respect to calendar year 2022, Ms. Coleman earned cash fees of $100,000.

With respect to calendar year 2022, Mr. Matthew Sheehy earned both a transaction and discretionary bonus totaling $1,825,000. Matthew Sheehy received a transaction bonus payment of $1,133,088 in August 2022 representing a portion of the transaction bonus earned in calendar year 2022. In addition, Mr. Matthew Sheehy will receive $691,912 ($162,500 of which represents the transaction bonus amount outstanding and $529,412 of which represents the discretionary bonus amount outstanding) which amount will be paid during calendar year 2023.

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to certain of Bridger’s non-employee directors. Todd Hirsch is a Blackstone Inc. appointed director and did not receive any compensation for his services as a member of Bridger’s board of directors.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Matthew Sheehy	—	$1,825,000	$1,825,000
Debra Coleman	$100,000	—	$100,000
Todd Hirsch

(1)

The amount reported in this column represents both a transaction and discretionary bonus totaling $1,825,000. Mr. Matthew Sheehy received a transaction bonus payment of $1,133,088 in August 2022 representing a portion of the transaction bonus earned in calendar year 2022. In addition, Mr. Matthew Sheehy will receive $691,912 ($162,500 of which represents the transaction bonus amount earned in calendar year 2022 that is outstanding and $529,412 of which represents the discretionary bonus amount earned in calendar year 2022 that is outstanding) which amount will be paid during calendar year 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions – Company

Business Combination Agreement

On the Closing Date, Legacy Bridger and JCIC consummated the Business Combination pursuant to the terms of the Merger Agreement.

In connection with the Business Combination, stockholders owning 34,245,643 shares of JCIC Class A Ordinary Shares exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.16 per share, or an aggregate of $347,805,923.74. The Legacy Bridger Equityholders were issued shares of our Common Stock at the Closing and 315,789.473684 shares of Series A Preferred Stock. Upon consummation of the Business Combination, each public stockholder’s JCIC ordinary shares that were not redeemed and the outstanding JCIC Warrants were automatically converted into an equivalent number of shares of our Common Stock and our Warrants as a result of the Business Combination. Additionally, upon consummation of the Business Combination, 4,318,189 shares of JCIC Class B Ordinary Shares were converted to 4,318,189 shares of our Common Stock (of which 855,000 of those shares are subject to certain vesting and forfeiture provisions set forth in that certain Sponsor Agreement, dated August 3, 2022, by and among JCIC, JCIC Sponsor, each of the officers and directors of JCIC (collectively, the “JCIC Sponsor Persons”) and the Company (the “Sponsor Agreement”). The Business Combination valued Legacy Bridger in the aggregate at an implied pre-money enterprise value of $807,600,000.

Warrant Agreement Assignment, Assumption and Amendment

On the Closing Date, the Company entered into the Warrant Assumption Agreement (the “Warrant Assumption Agreement”), by and among the Company, JCIC and Continental Stock Transfer & Trust Company. The Warrant Assumption Agreement assigned the Existing Warrant Agreement to the Company, and the Company agreed to perform all applicable obligations of JCIC under the existing agreement.

Pursuant to the Warrant Assumption Agreement, JCIC assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all warrants of JCIC to purchase JCIC Class A Ordinary Shares, as contemplated under the Existing Warrant Agreement, are no longer exercisable for JCIC Class A Ordinary Shares, but instead are Warrants exercisable for shares of Common Stock on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Assumption Agreement.

The foregoing description of the Warrant Agreement and the Warrant Assumption Agreement is a summary only and is qualified in its entirety by reference to the Warrant Agreement and the Warrant Assumption Agreement, copies of which are incorporated by reference as Exhibit 4.1 and Exhibit 4.2, respectively, to this prospectus.

Amended and Restated Registration Rights Agreement

At the Closing, Bridger, JCIC Sponsor, the BTO Stockholders and certain other stockholders of Legacy Bridger became parties to the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to file a resale shelf registration statement on behalf of the stockholder parties thereto no later than fifteen (15) business days after the Closing and to register the shares of Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights, subject to certain specified underwriter cutbacks and issuer blackout periods. The Amended and Restated Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise in connection therewith. In addition, pursuant to the Amended and Restated Registration Rights Agreement, the Legacy Bridger Equityholders (other than the BTO Stockholders) and Sponsor are subject to a restriction on transfer of their Common Stock for a period of twelve (12) months following the Closing, and the BTO

Stockholders are subject to a restriction on transfer of their Common Stock for a period of six (6) months following the Closing, in each case subject to certain exceptions.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is incorporated by reference to this prospectus as Exhibit 10.1.

Indemnification Agreements

On the Closing Date, Bridger entered into indemnification agreements (the “Indemnification Agreements”) effective as of the Closing with all of its directors and executive officers. These Indemnification Agreements require Bridger to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Bridger’s directors or executive officers or any other company or enterprise to which the person provides services at Bridger’s request.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which is attached incorporated by reference as Exhibit 10.35 to this prospectus.

Stockholders Agreement

At the Closing, in connection with the Merger Agreement, the Company, the Founder Stockholders and the BTO Stockholders entered into the Stockholders Agreement at the Closing. Pursuant to terms of the Stockholders Agreement, effective as of the Closing Date, the Board is comprised of nine (9) directors. Further, the BTO Stockholders, collectively, have the right, but not the obligation, to nominate for election to the Board (i) up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, (i) the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one (1) director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements and (ii) the BTO Stockholders have a consent right over affiliate transactions entered into by the Company or any of its subsidiaries, subject to customary exceptions.

The Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

Subject to the terms and conditions of the Stockholders Agreement and applicable securities laws, the BTO Stockholders have preemptive rights to acquire their pro rata share of any new issuance of equity securities (or any securities convertible into or exercisable or exchangeable for equity securities) by the Company, subject to customary exceptions. The BTO Stockholders are entitled to apportion the preemptive rights granted to it in such proportions as it deems appropriate, among (i) itself and (ii) any BTO Entity; provided that each such BTO Entity agrees to enter into the Stockholders Agreement, as a “Stockholder” under the Stockholders Agreement.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is incorporated by reference as Exhibit 10.2 to this prospectus.

Certain Relationships and Related Person Transactions – Legacy Bridger

Legacy Bridger Series A Preferred Shares Financing

In November 2021, Bridger issued 500 thousand Legacy Bridger Series A Preferred Shares at $10.00 per share for an aggregate purchase price of $5 million. The BTO Stockholders were the sole purchasers. The Legacy Bridger Series A Preferred Shares accrued interest at 12%. The Legacy Bridger Series A-1 Preferred Shares had management rights, while the Legacy Bridger Series A-2 Preferred Shares had no voting or management rights. The Legacy Bridger Series A Preferred Shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to the greater of (i) the product of the amount invested, multiplied by 2.25, plus any indemnification amounts, or (ii) the aggregate liquidation preference.

Legacy Bridger Series B Preferred Shares Financing

In December 2020, Bridger issued 10 million Legacy Bridger Series B Preferred Shares at $1.00 per share. In November 2021, Legacy Bridger issued an additional 50 million Legacy Bridger Series B Preferred Shares at $1.00 per share. The BTO Stockholders and Bridger Element LLC were the sole purchasers. The Legacy Bridger Series B Preferred Shares were non-voting and accrued interest at 17.5% per annum, compounded quarterly. The shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to face value, plus accrued, but unpaid interest. If not redeemed on or prior to March 31, 2022, the Legacy Bridger Series B Preferred Shares accrued interest at 21.5% annually, compounded quarterly. The Legacy Bridger Series B Preferred Shares were redeemed in April 2022. The BTO Stockholder and Bridger Element LLC purchased $44.5 million and $15.5 million, respectively, of the Legacy Bridger Series B Preferred Shares.

Legacy Bridger Series C Preferred Shares Financing

On April 25, 2022, Bridger raised $300 million from the issuance of Legacy Bridger Series C Preferred Shares. The proceeds were used as follows: (i) $70 million to redeem all of the Legacy Bridger Series B Preferred Shares, (ii) $100 million to redeem a portion of the outstanding Legacy Bridger Series A Preferred Shares and (iii) the remainder to fund growth capital expenditures and for general corporate purposes. The Legacy Bridger Series C Preferred Shares were non-voting and accrued interest initially at 7.0% accruing daily, computed on the basis of a 365-day year. The BTO Stockholders and Bridger Element LLC received in the aggregate $100 million and $70 million, respectively, of aggregate proceeds in connection with the redemption of the Legacy Bridger Series A Preferred Shares and Legacy Bridger Series B Preferred Shares.

Pilatus PC-12/47 Purchase

In September 2021, Mr. Timothy Sheehy, the Chief Executive Officer and a director of Bridger, acquired a Pilatus PC-12/47 aircraft for $3.0 million, which was then repaired and upgraded. In July 2022, Legacy Bridger purchased the plane from Mr. Timothy Sheehy for $3.85 million. The purchase price was based on an independent third-party valuation from July 2022 that valued the plane at between $4,009,000 and $3,562,000. In addition, Mr. Timothy Sheehy permitted Legacy Bridger to use the plane for company business for no compensation until Bridger acquired the aircraft from Mr. Timothy Sheehy.

Mountain Air

Bridger Aviation Services, LLC (“Bridger Aviation”) was a party to that certain Management Services Agreement (the “Aviation Agreement”), dated April 13, 2018, with Mountain Air, LLC (“Mountain Air”). The original term of the agreement was ten (10) years. On August 3, 2022 and in connection with the execution of the Merger Agreement, the parties to the Aviation Agreement amended the Aviation Agreement to revise the list of covered aircraft, revise the termination provisions and update the service standards to comply with Federal Aviation Regulations.

Pursuant to the Aviation Agreement, Bridger Aviation leased certain aircraft to Mountain Air. Mountain Air operated the aircraft and paid Bridger Aviation a fee equal to 99% of all revenue it received from the use and deployment of Bridger Aviation’s aircraft. Mountain Air was obligated to operate and maintain the aircraft in accordance with Federal Aviation Regulations. During 2020, 2021 and 2022, the aggregate amounts of revenue received by Mountain Air for services performed with Bridger aircraft was $6,869 thousand, $8,604 thousand, and $7,215 thousand, respectively, and the aggregate amounts Mountain Air paid to Bridger pursuant to the Aviation Agreement were $6,804 thousand and $8,520 thousand and $7,150 thousand, respectively. Mountain Air recognized income of $56 thousand in 2020, $77 thousand in 2021 and $64 thousand in 2022.

Additionally, in order to further secure the benefits of the Aviation Agreement post-Closing, the Aviation Agreement, as amended, was supplemented by a Side Letter, dated August 3, 2022, among JCIC, Bridger, Bridger Air Tanker, LLC (“Bridger Air”), Red Cloud Holdings, LLC and Timothy P. Sheehy, obligating the parties to promptly cause Red Cloud Holdings, LLC, of which Mr. Matthew Sheehy is the sole managing member, and Mr. Timothy P. Sheehy, as sole holders of the equity interests in Mountain Air, to transfer such equity interests to Legacy Bridger or one of its subsidiaries, prior to the Closing for $1.00 and on the terms and conditions set forth on Exhibit K to the Merger Agreement. On November 7, 2022 the transfer was consummated, and Mountain Air is now a wholly-owned subsidiary of Bridger. Mountain Air has not paid a dividend to its former equityholders.

Northern Fire

Bridger Air is a party to that certain Support Services Agreement (the “NFMS Agreement”), dated April 22, 2019, with Northern Fire Management Services, LLC (“Northern Fire”). The original term of the agreement was five (5) years. On August 3, 2022, in connection with the execution of the Merger Agreement, the parties to the NFMS Agreement amended the NFMS Agreement to provide that the NFMS Agreement would not terminate in the event Al Hymers or Timothy Sheehy ceased to be employed by Northern Fire.

Pursuant to the NFMS Agreement, Northern Fire agreed to provide pilot, mechanic and support services to Bridger in connection with the deployment and use of Bridger Air’s aircraft. Northern Fire provides services solely for Bridger and its subsidiaries. Historically, Legacy Bridger has paid on behalf of Northern Fire all amounts owed to Northern Fire’s employees and no additional amounts were owed by either party under the NFMS Agreement. As a result, there are no direct cash payments between Bridger Air and Northern Fire, and Northern Fire has historically had no profits. The aggregate amounts paid by Legacy Bridger to Northern Fire’s employees on behalf of Northern Fire pursuant to the NFMS Agreement were $1,443 thousand, $1,231 thousand and $1,758 thousand during 2020, 2021 and 2022, respectively.

Northern Fire was organized in 2019, and Mr. Timothy Sheehy and Mr. Al Hymers each originally owned 50% of the equity interests. In June 2022, Mr. Timothy Sheehy assigned his equity interests in Northern Fire to Bridger Aerospace Group, LLC (“BAG”). Additionally, in order to further secure the benefits of the NFMS Agreement post-Closing, the NFMS Agreement, as amended, was supplemented by a Side Letter, dated August 3, 2022, by and among JCIC, Bridger, Bridger Air and Al Hymers, pursuant to which BAG and Al Hymers, as sole holders of the equity interests in Northern Fire, agreed to cause Northern Fire to operate in a manner consistent with its past practice and, to the extent permitted by law, for the exclusive benefit of Bridger and its subsidiaries, in accordance with the terms and conditions of the NFMS Agreement and the operating agreement of Northern Fire.

Related Person Transaction Policy

The Board maintains a written related person transaction policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its consolidated subsidiaries is or will be a participant; and (iii) a “related person” has or will have a direct or indirect material interest (including any indebtedness or guarantee of indebtedness), including any material amendment or modification to an existing related person transaction.

Under the policy, prior to entering into any related person transaction, the related person or the Company’s Chief Legal Officer on their behalf (or if the related Person is an immediate family member of an executive officer, director or nominee for director of the Company, such executive officer, director or nominee for director or the Company’s Chief Legal Officer on their behalf) shall advise the audit committee of all relevant material information regarding the related person transaction. The audit committee shall consider such proposed transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose, unless the audit committee determines that the review, approval or ratification of such proposed transaction should be considered by all of the disinterested, independent members of the Board, in which case such disinterested, independent members of the Board shall consider such proposed transaction at the Board’s next regularly scheduled meeting or, if they deem it advisable, prior thereto at an interim meeting called for such purpose. The audit committee (or the disinterested, independent members of the Board) will assess whether the proposed transaction is a related person transaction for purposes of the policy. If the audit committee (or the disinterested, independent members of the Board) determines that the proposed transaction is a related person transaction for purposes of the policy, the proposed related person transaction shall be reviewed. In considering related person transactions, the audit committee (or the disinterested, independent members of the Board) will take into account the relevant available facts and circumstances.

The audit committee (or the disinterested, independent members of the Board) may approve only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee (or the disinterested, independent members of the Board) determines in good faith. All of the transactions described in the section of this prospectus entitled “Certain Relationships and Related Person Transactions” were entered into prior to the adoption of such policy.

The audit committee may determine certain transactions or categories of transactions with related persons are not considered related person transactions for purposes of the related person transactions policy given their nature, size and degree of significance to the Company and/or the immateriality of such transaction to the relevant related person, and that such transactions are not required to be individually reported to, reviewed by, and/or approved or ratified under the policy.

Certain Relationships and Related Person Transactions – JCIC

Founder Shares

On August 24, 2020, JCIC Sponsor paid an aggregate of $25,000, or approximately $0.003 per share, to cover certain JCIC expenses in consideration of 8,625,000 JCIC Class B Ordinary Shares, par value $0.0001 per share. The number of JCIC Class B Ordinary Shares issued was determined based on the expectation that such JCIC Class B Ordinary Shares would represent 20% of the outstanding shares upon completion of the offering. On September 25, 2020, JCIC Sponsor transferred 25,000 JCIC Class B Ordinary Shares to each of Heather Hartnett and Samir Kaul, each of whom serve on the JCIC Board, at their original per share purchase price. On January 13, 2021, JCIC Sponsor surrendered 1,437,500 JCIC Class B Ordinary Shares to JCIC for cancellation for no consideration. On January 21, 2021, JCIC effected a share capitalization of 1,437,500 JCIC Class B Ordinary Shares, resulting in an aggregate of 8,625,000 JCIC Class B Ordinary Shares outstanding. On March 8, 2021, JCIC Sponsor transferred 25,000 JCIC Class B Ordinary Shares to Richard Noll, who serves on the JCIC Board, at their original per share purchase price.

JCIC Private Placement Warrants

On January 26, 2021, JCIC completed the sale to JCIC Sponsor of an aggregate of 9,400,000 Private Placement Warrants for a purchase price of $1.00 per whole warrant for an aggregate of $9,400,000. Each Private Placement Warrant entitled the holder to purchase one JCIC Class A Ordinary Share at $11.50 per share. Pursuant to the terms of the Warrant Assumption Agreement, the Private Placement Warrants are now exercisable for shares of Common Stock, on the same terms and conditions and with the same exercise price. The Private Placement Warrants (including the shares of Common Stock upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until February 23, 2023 (30 days after the completion by JCIC of an initial business combination) and entitles the holders thereof to certain registration rights

Original Sponsor Letter Agreement

On January 26, 2021, JCIC entered into JCIC Sponsor Letter Agreement with JCIC Sponsor, pursuant to which, among other things, JCIC Sponsor agreed to vote all JCIC Class B Ordinary Shares held by it to approve a proposed business combination (including any proposals recommended by the JCIC Board in connection with such business combination and not to redeem any JCIC shares held by them in connection with such shareholder approval in order to induce JCIC and the underwriters in JCIC’s initial public offering to enter into an underwriting agreement and to proceed with JCIC’s initial public offering.

Sponsor Agreement

On August 3, 2022, in connection with the execution of the Merger Agreement, JCIC, JCIC Sponsor Persons and Bridger entered into JCIC Sponsor Agreement, pursuant to which, among other things, JCIC Sponsor agreed to a forfeiture, effective as of immediately prior to the Closing, of the number of JCIC Class B Ordinary Shares equal to the sum of (a) 8,550,000 minus the number of Available Sponsor Shares, and (b) if the Trust Amount is less than $20,000,000, (i) the excess of the aggregate of fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by JCIC in connection with the Transactions prior to Closing, but excluding any deferred underwriting fees, over $6,500,000, if any, divided by (ii) $10.00. In accordance with such provisions, JCIC Sponsor forfeited 4,306,811 shares of JCIC Class B Ordinary Shares immediately prior to Closing.

In addition, pursuant to JCIC Sponsor Agreement, JCIC Sponsor agreed to subject the Earnout Shares to a performance-based vesting schedule such that 50% of the Earnout Shares will vest on the first date during the Earnout Period on which the VWAP of our Common Stock is greater than $11.50 for a period of at least twenty (20) days out of thirty (30) consecutive trading days and 50% of the Earnout Shares will vest on the first date during the Earnout Period on which the volume-weighted average closing sale price of a share of our Common Stock is greater than $13.00 for a period of at least twenty (20) days out of thirty (30) consecutive trading days.

If the Trust Amount after deducting all amounts payable in respect of the JCIC Shareholder Redemption was less than $50,000,000, then immediately prior to Closing, each of JCIC and JCIC Sponsor agreed to convert any outstanding loan balance under the Promissory Note between JCIC and JCIC Sponsor, under which $1,150,000 had been drawn as of the Closing, into a number of JCIC Class A Ordinary Shares equal to the amount of outstanding loan balance under the Promissory Note divided by $10.00, rounded up to the nearest whole share. In accordance with such provisions, JCIC Sponsor converted its outstanding loan balance into 115,000 shares of JCIC Class A Ordinary Shares immediately prior to Closing.

Related Party Loans

On August 24, 2020, JCIC issued an unsecured promissory note (the “IPO Promissory Note”) to JCIC Sponsor, pursuant to which JCIC may borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 and (ii) the completion of JCIC’s initial public offering. The outstanding balance under the IPO Promissory Note of $114,031 was repaid on January 25, 2021. JCIC is unable to borrow any future amounts against this note.

On February 16, 2022, JCIC entered into a $1,500,000 convertible promissory note (the “Promissory Note”) with JCIC Sponsor in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. The Promissory Note accrues no interest and is payable upon completion of a Business Combination. The Promissory Note’s entire or partial balance can be converted into warrants at the discretion of JCIC Sponsor at the time of Business Combination. The warrants would be identical to the Private Placement Warrants, however, pursuant to JCIC Sponsor Agreement, if the Trust Amount is less than $50 million after taking account of public shareholder redemptions, the balance of the Promissory Note will be converted into shares of our Common Stock at $10.00 per share. As of the Closing, the aggregate balance of the Promissory Note was $1,150,000, and JCIC Sponsor converted its outstanding loan balance into 115,000 shares of JCIC Class A Ordinary Shares immediately prior to Closing.

Administrative Services Agreement

Commencing on January 21, 2021, JCIC entered into an agreement pursuant to which it will pay an affiliate of JCIC Sponsor up to $10,000 per month for office space, secretarial and administrative services. Upon completion of the Business Combination, JCIC ceased paying these monthly fees. For the nine months ended September 30, 2022, JCIC incurred $90,000 in fees for these services, in which $20,000 was included in accrued expenses in the accompanying condensed consolidated balance sheet as of September 30, 2022. For the year ended December 31, 2021, JCIC incurred $113,226, in fees for these services, of which $10,000 was included in accrued expenses in the accompanying condensed balance sheet as of December 31, 2021.

PRINCIPAL STOCKHOLDERS

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of January 24, 2023, after the completion of the Business Combination, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of Bridger’s executive officers and (4) all of the members of the Board and Bridger’s executive officers, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. In addition, in calculating percentages of shares of Common Stock owned by any holder of shares of Series A Preferred Stock, we have assumed that particular holder has exercised its conversion rights at a conversion price of $11.00 per share on February 24, 2023 and treated as outstanding the number of shares of Common Stock issuable to that particular holder upon conversion of that particular holder’s shares of Series A Preferred Stock, and we did not assume the conversion or exercise of any other holder’s Series A Preferred Stock in calculating the percentage ownership of any other holder listed below.

As of January 24, 2023 after the completion of the Business Combination, there were outstanding 43,769,290 shares of Common Stock.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

Name and Address of Beneficial Owner†	Number of Shares of Common Stock	% of Outstanding Shares of Common Stock
Directors and Executive Officers of Bridger
Jeffrey E. Kelter(1)	11,928,189	22.4%
Debra Coleman	194,436	*
Eric Gerratt	—	—
Dean Heller	194,436	*
Todd Hirsch	—	—
Wyman Howard	—	—
McAndrew Rudisill(2)	5,105,115	11.7%
Robert F. Savage(1)	11,928,189	22.4%
Timothy Sheehy(3)	10,030,955	22.9%
Matthew Sheehy(4)	9,984,831	22.8%
James Muchmore(5)	1,873,090	4.3%
Darren Wilkins	194,436	*
All Directors and Executive Officers of Bridger as a Group (12 individuals)	37,601,927	70.7%
Other 5% Shareholders
Avenue Capital(6)	3,042,151	6.5%
Barings LLC(7)	4,816,738	9.9%
Bear Creek(8)	4,375,186	9.6%
Blackstone(9)	9,624,610	22.0%
JCIC Sponsor LLC(10)	11,928,189	22.4%
JPMorgan Chase Funding Inc.(11)	19,520,472	30.8%
Thomas Jermoluk(1)	11,928,189	22.4%

*	Denotes less than 1%.

†	Unless otherwise noted, the business address of each of the following individuals is c/o Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, MT 59714.
(1)

Represents shares of Common Stock held by JCIC Sponsor and includes the (i) Earnout Shares, (ii) 115,000 Note Shares and (iii) 9,400,000 PPW Shares (the underlying Private Placement Warrants will become exercisable upon the later of (i) 30 days after the completion of the Business Combination and (ii) the effectiveness of the registration statement of which this prospectus is a part). JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. The business address of each of the individuals is c/o JCIC Sponsor LLC, 386 Park Avenue South, FL 20 New York, NY 10016.

(2)

Consists of 2,255,470 shares of Common Stock held by Pelagic Capital Advisors LLC and 2,849,645 shares of Common Stock held by PCAO LLC, each of which are managed by Mr. Rudisill. Mr. Rudisill received RSUs with respect to 1,451,874 shares of Common Stock, 725,937 of which vested upon the Closing but will settle after January 24, 2024.

(3)

Consists of 2,081,409 shares of Common Stock held by Turtle Lake Holding Company, LLC, 6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Turtle Lake Holding Company, LLC is managed by Mr. Timothy Sheehy, and Mr. Timothy Sheehy is the trustee of the Timothy P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy, each of whom are deemed to be beneficial owners of the shares of Common Stock held by ElementCompany, LLC. Mr. Timothy Sheehy received RSUs with respect to 1,742,182 shares of Common Stock, 871,091 of which vested upon the Closing but will settle after January 24, 2024.

(4)

Consists of 7,385,943 shares of Common Stock held by Red Cloud Holding Investments, LLC, 695,327 shares of Common Stock held by the Matthew P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Red Cloud Holding Investments, LLC is managed by Mr. Matthew Sheehy, and Mr. Matthew Sheehy is the trustee of the Matthew P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy, each of whom are deemed to be beneficial owners of the shares of Common Stock held by ElementCompany, LLC. Mr. Matthew Sheehy received RSUs with respect to 1,161,455 shares of Common Stock, 580,728 of which vested upon the Closing but will settle after January 24, 2024.

(5)

Consists of shares of 1,873,090 Common Stock held by Black River Group LLC, which is managed by Mr. Muchmore. Mr. Muchmore received RSUs with respect to 871,147 shares of Common Stock, 87,115 of which vested upon the Closing but will settle after January 24, 2024.

(6)

Consists of 31,578.947368 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue Sustainable Solutions Fund, L.P. (“ASSF”). Avenue Capital Management II, L.P. (“ACMII”) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue Capital Management II GenPar, LLC is the general partner of ACMII. Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The address for the foregoing person is 11 West 42nd Street, 9th Floor, New York, New York 10036.

(7)

Consists of 4,250.000000 shares of Series A Preferred Stock held by Barings SS4 (LUX) LLC; 750.000000 shares of Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618.000000 shares of Series A Preferred Stock held by Barings BDC, Inc.; 7,309.000000 shares of Series A Preferred Stock held by Barings Capital Investment Corporation; 17,725.000000 shares of Series A Preferred Stock held by Barings Private Credit Corporation; 365.000000 shares of Series A Preferred Stock held by Barings Corporate Investors; 183.000000 shares of Series A Preferred Stock held by Barings Participation Investors; and 4,800.000000 shares of Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. Barings LLC is a registered investment adviser and serves as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of Series A Preferred Stock. Bryan High is the managing director of the investment team at Barings LLC that manages the shares of Series A Preferred Stock held by such Barings entities and/or funds. Each of Barings LLC and Mr. High expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC and Mr. High exercises voting or dispositive power with respect to such securities. The business address of Barings LLC and Mr. High is 300 South Tryon, Suite 2500, Charlotte, NC 28202.
(8)

Consists of 21,052.631579 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock held by BC Super Scooper LLC (“Bear Creek LLC”) and 2,347,085 shares of Common Stock held by Bear Creek Products 2018-1 (CNI), LLLP (“Bear Creek LLLP”). BCGP-2016, LLC (“Bear Creek GP”) is the manager and general partner of Bear Creek LLC and Bear Creek LLLP, respectively. Joseph H. M. Roddy is the manager of Bear Creek GP. Joseph H. M. Roddy may be deemed to beneficially own the securities held directly or indirectly by Bear Creek LLC, Bear Creek LLLP and Bear Creek GP. The address for Bear Creek LLC, Bear Creek LLLP, Bear Creek GP, and Joseph H. M. Roddy is 1200 17th Street, Suite 970, Denver, Colorado 80202.

(9)

Consists of 9,389,895 shares of Common Stock held by BTO Grannus Holdings IV – NQ LLC (“BTO Grannus IV”), 162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund – FD L.P. (“BTOF FD”) and 72,521 shares of Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. (“BFTOIP III”).

BTO Grannus IV is managed by Grannus Holdings Manager – NQ L.L.C. and Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C. is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P. is Blackstone Advisory Services L.L.C. The sole member of Blackstone Advisory Services L.L.C. is Blackstone Holdings I L.P.

The general partner of BFTOIP III is BTO – NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to Common Stock held thereby is Blackstone Tactical Opportunities Associates III – NQ L.P. The general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. is BTO DE GP – NQ L.L.C. The managing member of BTO DE GP – NQ L.L.C. is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(10)	JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. JCIC Sponsor’s business address is 386 Park Avenue South, FL 20 New York, NY 10016.
(11)

Consists of 202,631.578948 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.’s filings with the SEC. The address for JPMorgan Chase Funding Inc. is 383 Madison Avenue, New York, NY 10179.

SELLING HOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of (a) up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares; (iii) up to 2,488,189 Founder Shares; (iv) up to 115,000 Note Shares; and (v) up to 9,400,000 PPW Shares and (b) up to an aggregate of 9,400,000 Private Placement Warrants.

The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock, shares of Common Stock issuable upon the conversion of Series A Preferred Stock, shares of Common Stock issuable upon the exercise of the Warrants set forth below pursuant to this prospectus, and Private Placement Warrants.

The table below is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Holders and of the Private Placement Warrants by the applicable Selling Holders. In the table below, the second column lists the number of shares of Common Stock beneficially owned by each Selling Holder prior to the offering; the third column lists the maximum number of shares of Common Stock to be sold pursuant to this prospectus by the Selling Holders; the fourth column lists the number of shares of Common Stock beneficially owned after the sale of all of the shares offered by each Selling Holder pursuant to this prospectus; the fifth column lists the number of Private Placement Warrants beneficially owned by each Selling Holder prior to the offering; the sixth column lists the maximum number of Private Placement Warrants being offered by this prospectus by each Selling Holder; the seventh column lists the number of Private Placement Warrants beneficially owned after the sale of all of the Private Placement Warrants offered by each Selling Holder pursuant to this prospectus; and the eight column lists the percentage of outstanding Common Stock beneficially owned after the offered shares of Common Stock and Private Placement Warrants are sold pursuant to this prospectus.

The table below has been prepared based on information supplied to us by or on behalf of the Selling Holders, and reflects holdings as of February 7, 2023.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

As of February 7, 2023, there were outstanding 43,769,290 shares of our Common Stock.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled “Plan of Distribution.” In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the address of each Selling Holder named in the table below is c/o Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, MT 59714.

Shares of Common Stock and Private Placement Warrants

Name of Selling Holder and Addresses	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Number of Private Placement Warrants Owned Prior to Offering	Maximum Number of Private Placement Warrants to be Sold Pursuant to this Prospectus	Number of Private Placement Warrants Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Directors and Executive Officers
Debra Coleman	194,436	194,436	—	—	—	—	—
Eric Gerratt(1)	—	500,000	—	—	—	—	—
Dean Heller	194,436	194,436	—	—	—	—	—
Todd Hirsch	—	—	—	—	—	—	—
Wyman Howard	—	—	—	—	—	—	—
Jeffrey E. Kelter(2)	11,928,189	11,928,189	—	9,400,000	9,400,000	—	—
James Muchmore(3)	1,873,090	2,744,237	—	—	—	—	—
McAndrew Rudisill(4)	5,105,115	6,556,989	—	—	—	—	—
Robert F. Savage(2)	11,928,189	11,928,189	—	9,400,000	9,400,000	—	—
Matthew Sheehy(5)	9,984,831	11,146,286	—	—	—	—	—
Timothy Sheehy(6)	10,030,955	11,773,137	—	—	—	—	—
Darren Wilkins(7)	194,436	419,393	—	—	—	—	—

Other Selling Holders							—
Avenue Capital(8)	3,042,151	6,542,136	—	—	—	—	—
Barings LLC(9)	4,816,738	10,358,378	—	—	—	—	—
Bear Creek(10)	4,375,186	6,708,509	—	—	—	—	—
Blackstone(11)	9,624,610	9,624,610	—	—	—	—	—
JPMorgan Chase Funding Inc.(12)	19,520,472	41,978,706	—	—	—	—	—
JCIC Sponsor LLC(13)	11,928,189	11,928,189	—	9,400,000	9,400,000	—	—
Sam Beck	287,263	287,263	—	—	—	—	—
Tim Cherwin	359,078	359,078	—	—	—	—	—
James H. Clark	—	—	—	—	—	—	—
Dave Crisp	28,726	28,726	—	—	—	—	—
Lee Dingman	71,815	71,815	—	—	—	—	—
Heather Hartnett	25,000	25,000	—	—	—	—	—
Thomas Jermoluk(2)	11,928,189	11,928,189	—	9,400,000	9,400,000	—	—
Samir Kaul	25,000	25,000	—	—	—	—	—
Kevin McDonnel	143,631	143,631	—	—	—	—	—
Richard Noll	25,000	25,000	—	—	—	—	—
Lauren D. Ores	0	0	—	—	—	—	—
Joel Pineiro	43,089	43,089	—	—	—	—	—
Steve Taylor	359,078	359,078	—	—	—	—	—
Mike Tragai	143,631	143,631	—	—	—	—	—

*	Less than 1%
(1)	Consists of 500,000 shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Gerratt.
(2)

The shares of Common Stock and Private Placement Warrants are held by JCIC Sponsor and include (i) the Earnout Shares, (ii) 115,000 Note Shares and (iii) 9,400,000 PPW Shares (the underlying Private Placement Warrants will become exercisable upon the later of (i) 30 days after the completion of the Business Combination and (ii) the effectiveness of the registration statement of which this prospectus is a part). JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk.

(3)

Consists of shares of Common Stock held by Black River Group LLC, which is managed by Mr. Muchmore and 871,147 shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Muchmore.

(4)

Consists of 2,255,470 shares of Common Stock held by Pelagic Capital Advisors LLC and 2,849,645 shares of Common Stock held by PCAO LLC, each of which are managed by Mr. Rudisill and 1,451,874 shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Rudisill.

(5)

Consists of 7,385,953 shares of Common Stock held by Red Cloud Holding Investments, LLC, 695,327 shares of Common Stock held by the Matthew P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Red Cloud Holding Investments, LLC and the Matthew P. Sheehy Revocable Trust are managed by Mr. Matthew Sheehy, and ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy, each of whom are deemed to be beneficial owners of the shares of Common Stock held by ElementCompany, LLC, and 1,161,455 shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Matthew Sheehy.
(6)

Consists of 2,081,409 shares of Common Stock held by Turtle Lake Holding Company, LLC, 6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Turtle Lake Holding Company, LLC and the Timothy P. Sheehy Revocable Trust are managed by Mr. Timothy Sheehy, and ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy, each of whom are deemed to be beneficial owners of the shares of Common Stock held by ElementCompany, LLC, and 1,742,182 shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Timothy Sheehy.

(7)	Consists of 194,436 shares of Common Stock and 224,957 additional shares of Common Stock issuable upon the vesting and settlement of restricted stock units held by Mr. Wilkins.
(8)

Consists of 31,578.947368 shares of our Series A Preferred Stock that are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue Sustainable Solutions Fund, L.P. (“ASSF”). Avenue Capital Management II, L.P. (“ACMII”) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue Capital Management II GenPar, LLC is the general partner of ACMII. Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” includes 3,499,985 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the holder’s election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.

(9)

Consists of 4,250 shares of our Series A Preferred Stock held by Barings SS4 (LUX) LLC; 750 shares of our Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618 shares of our Series A Preferred Stock held by Barings BDC, Inc.; 7,309 shares of our Series A Preferred Stock held by Barings Capital Investment Corporation; 17,725 shares of our Series A Preferred Stock held by Barings Private Credit Corporation; 365 shares of our Series A Preferred Stock held by Barings Corporate Investors; 183 shares of our Series A Preferred Stock held by Barings Participation Investors; and 4,800 shares of our Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred Stock. Barings LLC acts as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of our Series A Preferred Stock. Barings LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC exercises voting or dispositive power with respect to such securities. Barings LLC is a registered investment adviser is a registered investment adviser and serves as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of Series A Preferred Stock. Bryan High is the managing director of the investment team at Barings LLC that manages the shares of Series A Preferred Stock held by such Barings entities and/or funds. Each of Barings LLC and Mr. High expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC and Mr. High exercises voting or dispositive power with respect to such securities. The business address of Barings LLC and Mr. High is 300 South Tryon, Suite 2500, Charlotte, NC 28202. “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” includes 5,541,640 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the holder’s election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.
(10)

Consists of 21,052.631579 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock held by BC Super Scooper LLC (“Bear Creek LLC”) and 2,347,085 shares of Common Stock held by Bear Creek Products 2018-1 (CNI), LLLP (“Bear Creek LLLP”). BCGP-2016, LLC (“Bear Creek GP”) is the manager and general partner of Bear Creek LLC and Bear Creek LLLP, respectively. Joseph H. M. Roddy is the manager of Bear Creek GP. Joseph H. M. Roddy may be deemed to beneficially own the securities held directly or indirectly by Bear Creek LLC, Bear Creek LLLP and Bear Creek GP. The address for Bear Creek LLC, Bear Creek LLLP, Bear Creek GP, and Joseph H. M. Roddy is 1200 17th Street, Suite 970, Denver, Colorado 80202. “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” includes 2,333,323 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the holder’s election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.

(11)

Consists of 9,389,895 shares of Common Stock held by BTO Grannus Holdings IV – NQ LLC (“BTO Grannus IV”), 162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund – FD L.P. (“BTOF FD”) and 72,521 shares of Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. (“BFTOIP III”).

BTO Grannus III is managed by Grannus Holdings Manager – NQ L.L.C. and Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C. is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P. is Blackstone Advisory Services L.L.C. The sole member of Blackstone Advisory Services L.L.C. is Blackstone Holdings I L.P.

The general partner of BFTOIP III is BTO – NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to our Common Stock held thereby is Blackstone Tactical Opportunities Associates III – NQ L.P. The general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. is BTO DE GP – NQ L.L.C. The managing member of BTO DE GP – NQ L.L.C. is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities.

(12)

Consists of 202,631.578948 shares of our Series A Preferred Stock that are convertible at the election of the holder into shares of our Common Stock pursuant to the terms of such Series A Preferred Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.’s filings with the SEC. “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” includes 22,458,234 shares of Common Stock not currently beneficially owned but that may be issuable upon the conversion of shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible at the holder’s election at a fixed conversion price of $11.00 per share of Common Stock and accrues interest daily at a rate equal to (i) 7.00% per annum on the Series A Preferred Stated Value (as defined in the Amended and Restated Charter) of such share of Series A Preferred Stock for the period from (and including) January 24, 2023 to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) 11.00% per annum from and after April 25, 2029 until maturity on April 25, 2032.

(13)	Represents shares of Common Stock and Private Placement Warrants held by JCIC Sponsor, and includes the Earnout Shares. JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk.

Material Relationships with the Selling Holders

For a description of our material relationships with the Selling Holders and their affiliates see the sections of this prospectus entitled “Management,” “Certain Relationships and Related Party Transactions” and “Executive and Director Compensation.” In addition, the table below lists the Selling Holders that held positions as directors and officers of Jack Creek prior to the Business Combination.

Name	Age	Position
Thomas Jermoluk	66	President, Director
James H. Clark	78	Chief Technology Officer
Lauren D. Ores	42	Chief Financial Officer
Heather Hartnett	40	Director
Samir Kaul	49	Director
Richard Noll	65	Director

PLAN OF DISTRIBUTION

We are registering the issuance by us of an aggregate of up to 26,650,000 shares of Common Stock, which consists of (i) up to 9,400,000 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants by the holders thereof and (ii) up to 17,250,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the Selling Holders or their permitted transferees from time to time of (a) up to 120,277,192 shares of Common Stock, consisting of (i) up to 102,322,388 Legacy Bridger Consideration Shares, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock; (ii) up to 5,951,615 D&O RSUs Shares; (iii) up to 2,488,189 Founder Shares; (iv) up to 115,000 Note Shares; and (v) up to 9,400,000 PPW Shares and (b) up to 9,400,000 Private Placement Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of securities. We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of a Selling Holder;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock or Private Placement Warrants to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock or Private Placement Warrants pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Common Stock or Warrants short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Holders have agreed to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, as further described in the Amended and Restated Registration Rights Agreement.

Restrictions to Sell

Refer to below under the section of this prospectus entitled “Securities Act Restrictions on Resale of Securities – Lock-up Provisions.”

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capitalization

The Amended and Restated Charter authorizes the issuance of 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, $0.0001 par value per share (of which 1,000,000 shares are designated as the “Series A Preferred Stock”).

As of January 24, 2023, there were outstanding 43,769,290 shares of Common Stock, 315,789.473684 shares of Series A Preferred Stock and 26,650,000 Warrants, consisting of 17,250,000 Public Warrants and 9,400,000 Private Placement Warrants.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors.

Subject to the DGCL and the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

If the Company liquidates, dissolves or wind ups, holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over our Common Stock.

Subject to the DGCL and the rights of holders of Series A Preferred Stock, holders of our Common Stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of Series A Preferred Stock (as described below) and provides that shares of preferred stock may be issued from time to time in one or more additional series. The Board is authorized to fix the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of preferred stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Subject to the terms of any outstanding preferred stock, the Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series A Preferred Stock

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends, paid twice per year, in cash or, at the election of the Company, by increasing the per share liquidation preference for such shares of Series A Preferred Stock. Dividends accrue on the Series A Preferred Stock daily, computed on the basis of a

365-day year, at a compounding rate initially anticipated to be 7.00% per annum but to increase to 9.00% per for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029 and eventually to increase to 11.00% per annum from and after April 25, 2029 and subject to further increase upon the occurrence of certain events. The per share liquidation preference is equal to the initial issuance price plus all accrued and unpaid dividends, whether or not declared. All payments and dividends in respect of the Series A Preferred Stock will be allocated among the holders thereof pro rata in proportion to the value of the shares of Series A Preferred Stock held thereby. No dividends shall be paid or payable to any other holders the Company’s capital stock unless and until the holders of Series A Preferred Stock have received cumulative distributions equal to the aggregate liquidation preference of the Series A Preferred Stock.

Conversion. Each share of Series A Preferred Stock is convertible, at the holder’s election at any time, into such number of shares of common stock (or such other applicable securities in the case of merger, reorganization, recapitalization, reclassification or consolidation) as is determined by dividing (x) the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date) by (y) a conversion price of $11.00 per share (or $9.00 per share if converted within 30 days following the Closing) for such share of Series A Preferred Stock, subject to specified adjustments as set forth in Article IV of the Amended and Restated Charter. No fractional securities will be issued upon conversion of a share of Series A Preferred Stock, and, in lieu of such fractional shares, the Company will pay cash equal to such fraction multiplied by the applicable conversion price.

Optional Redemption. At any time and from time to time on or after April 25, 2027, the Company will have the right, in its sole discretion, to give notice of its election to redeem all or any portion of the outstanding shares of Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date). Prior to April 25, 2027, in connection with the consummation of certain fundamental changes (as more fully described in the Amended and Restated Charter but including, among other things, certain change-in- control transactions and asset sales), the Company will have the right, in its sole discretion, to give notice of election to redeem all or any portion of the outstanding shares of Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date) plus a make-whole amount determined by reference to the dividends that would be accrued through April 25, 2027, discounted to the date of redemption on a quarterly basis at the treasury rate on the date of the redemption plus 50 basis points. Any redemption of fewer than all of the outstanding shares of Series A Preferred Stock will be made pro rata in proportion to the value of the shares of Series A Preferred Stock held. No share of Series A Preferred Stock that is converted into common stock prior to the applicable redemption date shall be subject to redemption.

Except to the extent otherwise agreed in writing between JPMorgan Chase Funding Inc. (“JPMCF”) and us, the Company has the right, in its sole discretion, to give notice prior to March 15, 2023 of its election to redeem all or any portion of the outstanding shares of Series A Preferred Stock held by JPMCF with an aggregate as-adjusted initial issue price in excess of $157,894,736.84, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date). Such redemption of Series A Preferred Stock held by JPMCF must be funded with cash proceeds of a capital raising transaction consummated after April 25, 2022 and must be consummated within 10 business days of the date of the notice referred to above.

Mandatory Redemption. On April 25, 2032, the Company will be required to redeem and purchase all outstanding shares of Series A Preferred Stock for an amount, in cash, equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date), up to but not including April 25, 2032.

Redemption in Connection with Reorganization Events and Fundamental Change Transactions. If the Company undergoes certain fundamental changes (as more fully described in Article IV of the Amended and Restated Charter but including, among other things, certain change-in-control transactions and asset sales), a holder of Series A Preferred Stock may give notice of its election to have us fully redeem all of such holder’s outstanding Series A Preferred Stock, for an amount in cash equal to the then current accrued liquidation preference of such shares (including any accrued and unpaid dividends since the most recent dividend payment date). Such redemption shall not be required if the shares of Series A Preferred Stock are purchased at the abovementioned redemption price (determined by reference to the date upon which such transaction is consummated) in connection with (and no later than the time of consummation of) such fundamental change transaction. If applicable law does not permit us to consummate any such redemption, the Company will be restricted from consummating the applicable fundamental change transaction unless (x) at the closing of the transaction, all of the shares of Series A Preferred Stock are purchased for an amount in cash equal to the abovementioned redemption price (determined by reference to the date upon which such fundamental change occurs) or (y) the Company gives a written notice of the terms and conditions of such transaction, which such notice affords the holders of the Series A Preferred Stock the right, but not the obligation, to elect to engage with us in an alternative transaction on terms that are the same as those of the applicable proposed fundamental change transaction (such right of first refusal described more fully in Article IV of the Amended and Restated Charter).

Voting Rights. The shares of Series A Preferred Stock have no voting rights except as required by Delaware law or with respect to the amendment, alteration or repeal of any provision of the Amended and Restated Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the share of Series A Preferred Stock.

Consent Rights. For so long as any shares of Series A Preferred Stock remain outstanding, the Company may not, and shall cause its subsidiaries not to, without the written consent or approval of the holders of Series A Preferred Stock representing not less than 55% of the outstanding value of Series A Preferred Stock (provided that at any time during which there are two or more unaffiliated holders of Series A Preferred Stock, this 55% must include at least two unaffiliated holders of Series A Preferred Stock), (i) create, authorize or issue (by reclassification or otherwise) any equity securities of the Company, including any additional shares of Series A Preferred Stock or other security convertible into or exchangeable for any of the Company’s equity securities, having rights, preferences or privileges ranking senior to the Series A Preferred Stock or pari passu with the Series A Preferred Stock, (ii) amend, modify, restate, repeal or make any other change (by amendment, merger, consolidation, operation of law or otherwise) to any provision of the Company’s or the Company’s subsidiaries’ organizational documents in a manner which adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock (provided that any issuance of securities junior to the Series A Preferred Stock shall not be deemed to be adverse to the Series A Preferred Stock), (iii) prior to payment in full in cash of the liquidation preference on all outstanding shares of Series A Preferred Stock, effect any dividend or distribution to or redemption of any other shares of the Company’s capital stock or equity securities (other than the shares of Series A Preferred Stock), (iv) amend, modify or waive the terms of the Series A Preferred Stock, (v) effect certain mergers or consolidations or sell all or substantially all of the Company’s and the Company’s subsidiaries’ assets (as more fully described in Article IV of the Amended and Restated Charter) unless the liquidation preference in respect of the Series A Preferred Stock is fully repaid, or in certain circumstances, the Series A Preferred Stock remains outstanding, (vi) consent to the Company’s or any of the Company’s subsidiaries’ liquidation, dissolution or winding up unless, in the case of the Company’s liquidation, dissolution or winding up, the Company shall have delivered to the holders of Series A Preferred Stock not less than 10 business days’ prior written notice of such transaction. The Company also may not, without the prior written consent or approval of the holders of Series A Preferred Stock representing not less than 85% of the outstanding value of Series A Preferred Stock, amend, waive, or modify the Amended and Restated Charter in ways (as more fully described in Article IV of the Amended and Restated Charter) that adversely alter or change the rights, preferences, privileges or obligations of the shares of Series A Preferred Stock. In addition, the Company shall not redeem or otherwise make any dividend or payment on the shares of Series A Preferred Stock other than in cash without the prior written consent or approval of each affected holder of such Series A Preferred Stock.

Warrants

Public Warrants

Each Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination (subject to certain exceptions). Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of our Common Stock. The Warrants will expire January 24, 2028, at 5:00 p.m., New York City time.

We will not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of our Common Stock upon exercise of a Warrant unless the shares of our Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Common Stock issuable upon exercise of the Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of our Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if shares of our Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of our Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of our Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of our Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant Agent.

Redemption of Warrants When the price per Share of our Common Stock Equals or Exceeds $18.00.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the closing price per share of our Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Warrants—Public Warrants—Anti- dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the Warrant holders.

The Company will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of our Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of our Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price per share of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “ —Warrants—Public Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price per Share of our Common Stock Equals or Exceeds $10.00.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) per share of the Company’s Common Stock except as otherwise described below; if, and only if, the closing price per share of our Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Warrants—Public Warrants—Anti- dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the Warrant holders; and

•

if the closing price per share of our Common Stock for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Warrants—Public Warrants—Anti-dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of our Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” per share of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price per share of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. The Company will provide the Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “ —Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments”, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “ —Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “ —Anti-dilution Adjustments”, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption date

(period to expiration of Warrants)	Fair Market value per share of Common Stock
	≤$10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price per share of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of our Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price per share of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of our Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any shares of our Common Stock.

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of our Common Stock are trading at or above $10.00 per public share, which may be at a time when the trading price per share of our Common Stock is below the exercise price of the Warrants.

As stated above, the Company can redeem the Warrants when the shares of our Common Stock are trading at a price starting at $10.00 per share, which is below the exercise price of $11.50 per share, because it will provide certainty with respect to the capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If the Company chooses to redeem the Warrants when the shares of our Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of our Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of our Common Stock if and when such shares of our Common Stock were trading at a price higher than the exercise price of $11.50 per share.

No fractional shares of our Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of the Company’s Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than shares of the Company’s Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than shares of the Company’s Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Redemption Procedures

A holder of a Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of our Common Stock is increased by a capitalization or share dividend payable in shares of our Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering made to all or substantially all holders of shares of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Common Stock) and (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of our Common Stock, in determining the price payable per share of our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price per share of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of our Common Stock on account of such shares (or other securities into which the Warrants are convertible), other than (a) as described above (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share in respect of such event.

If the number of outstanding share of our Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of the shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of our Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of our Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of our Common Stock in such a transaction is payable in the form of shares of our Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in the prospectus dated January 21, 2021, or defective provision (ii) amending the provisions relating to cash dividends on shares of our Common Stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, which has been filed as an exhibit to the registration statement filed with the SEC for JCIC’s initial public offering, for a complete description of the terms and conditions applicable to the Warrants.

The Warrant holders do not have the rights or privileges of holders of shares of our Common Stock and any voting rights until they exercise their Warrants and receive shares of our Common Stock. After the issuance of the shares of our Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholder.

Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the shares of our Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the Closing (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us (except so long as they are held by JCIC Sponsor or its permitted transferees (except as otherwise set forth herein). JCIC Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than JCIC Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. The Private Placement Warrants are also redeemable in accordance with the Warrant Agreement (and must be redeemed if the Public Warrants are being redeemed) if the Reference Value (defined above) equals or exceeds $10.00 per share and does not equal or exceed $18.00 per share. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 65% of the number of the then outstanding Private Placement Warrants.

Except as described above under the section of this prospectus entitled “—Public Shareholders’ Warrants—Redemption of warrants when the price per Share of our Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Warrants by (y) JCIC Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price per share of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent.

Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 65% of the number of the then outstanding Private Placement Warrants.

Board of Directors

The Company’s business and affairs is managed under the direction of its board of directors. Under the Amended and Restated Charter, the Board is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of three (3) directors. The directors first elected to Class I will hold office for a term expiring at the 2023 annual meeting of stockholders; the directors first elected to Class II will hold office for a term expiring at the 2024 annual meeting of stockholders; and the directors first elected to Class III will hold office for a term expiring at the 2025 annual meeting of stockholders. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Pursuant to the Stockholders Agreement, the BTO Stockholders, collectively, have the right, but not the obligation, to nominate for election to the Board up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements. In the event that a vacancy is created at any time by the death, disqualification, resignation or removal of a director nominated by BTO Stockholders, the BTO Stockholders, collectively, shall have the right to designate a replacement to fill such vacancy. Ms. Coleman and Mr. Hirsch are the initial BTO Stockholders director designees. See the section of this prospectus entitled “Management – Corporate Governance – Stockholders Agreement” for additional information.

Committees of the Board of Directors

Pursuant to the Amended and Restated Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law. The Board has established and maintained an audit committee, a governance committee and a compensation committee, and may establish such other committees as it determines from time to time. See the section of this prospectus entitled “Management.”

Pursuant to the Stockholders Agreement, Bridger Element and its equityholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

Limitations on Non-Citizens

To assist with the Company’s compliance with Subtitle VII of Title 49 of the United States Code, as the same may be amended from time to time, Article X of the Amended and Restated Charter and Article V of the Amended and Restated Bylaws contain provisions that limit Non-Citizens to not more than (x) 24.9% of the aggregate votes of all the Company’s outstanding voting securities or (y) 49.0% of the aggregate number of the Company’s outstanding equity securities and prohibit certain voting right and transfers of the Company’s securities to ensure that ownership by Non-Citizens will not exceed these amounts. Additionally, such equity securities owned by Non-Citizens may not be voted unless such shares are registered on the separate stock record maintained by the Company or any transfer agent (on behalf of the Company) for the registration of the Company’s equity securities held by Non-Citizens.

Pursuant to the Amended and Restated Bylaws, at no time shall the number of Non-Citizens who serve as officers or director, respectively, of the Company exceed the limitations provided under Section 40102(a)(15) of Title 49 of the United States Code (which, as of the effective date of the Amended and Restated Bylaws and for informational purposes only, is one-third (1/3) of the total number of officers or director, respectively, then holding office).

“Non-Citizen” means persons or entities who are not “citizens of the United States” as defined in Section 40102(a)(15) under Subtitle VII of Title 49 of the United States Code, as the same may be amended from time to time.

Amendment of Our Charter or Bylaws

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

The affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding Company Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal the Amended and Restated Bylaws and the provisions in the Amended and Restated Charter related to directors, indemnification and limitation of liability on directors and officers, special stockholder meetings and no action by written consent of the stockholders, corporate opportunities waiver, forum selection and amendments.

Anti-Takeover Effects of Delaware Law and the Amended and Restated Charter

Some provisions of the DGCL, the Amended and Restated Charter and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of the Company’s incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions which provide for payment of a premium over the market price for the Company’s shares.

Stockholder Meetings

The Amended and Restated Bylaws provide that a special meeting of stockholders may be called only by the Chairperson of the Board, chief executive officer or the Board.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of Board.

Elimination of Stockholder Action by Written Consent

The Amended and Restated Bylaws will not permit stockholders to act by written consent without a meeting.

Staggered Board

The Board is divided into three (3) classes. Except for the directors first elected as Class I directors and Class II directors, the directors in each class serve for a three-year term, one class being elected each year by the Company’s stockholders. See the section of this prospectus entitled “Management” for additional information. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

The Amended and Restated Charter provides that no member of the Board may be removed from office by the Company’s stockholders except for cause and, in addition to any other vote required by law, upon the approval of at least a majority of the total voting power of all then-outstanding shares of capital stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

The Amended and Restated Charter provides that the Company is not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

However, the Amended and Restated Charter includes a provision that restricts the Company from engaging in any business combination with an interested stockholder for three (3) years following the date that person becomes an interested stockholder. Such restrictions do not apply to any business combination between JCIC Sponsor, the BTO Stockholders, Banc of America Strategic Investments Corporation, JPMorgan Chase Funding Inc., Bridger Element LLC, McAndrew Rudisill, Timothy Sheehy and Matthew Sheehy and any successors or affiliate thereof or their direct and indirect transferees, on the one hand, and us, on the other.

The Company would be able to enter into a business combination with an interested stockholder if:

(a) before that person became an interested stockholder, the Board approved the business combination or the transaction in which the interested stockholder became an interested stockholder;

(b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company that is not owned by the interested stockholder; or

(d) the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Company and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of the Company’s outstanding voting stock or is the Company’s affiliate or associate and was the owner of 15% or more of the Company’s outstanding voting stock at any time within the three-year period immediately before the date of determination. Under the Amended and Restated Charter, an “interested stockholder” does not include JCIC Sponsor, the BTO Stockholders, Banc of America Strategic Investments Corporation, JPMorgan Chase Funding Inc., Bridger Element LLC, McAndrew Rudisill, Timothy Sheehy and Matthew Sheehy and any successors or affiliate thereof or their direct and indirect transferees.

This provision of the Amended and Restated Charter could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Exclusive Forum

The Amended and Restated Charter provides that unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Amended and Restated Charter or the Amended and Restated Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Subject to the preceding provisions and unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and stockholders of corporations for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), the personal liability of the Company’s directors for damages for any breach of fiduciary duty as a director.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Warrant Agent

Continental Stock Transfer & Trust Company is the transfer agent for our Common Stock and the Warrant Agent for our Warrants.

Listing of our Common Stock and our Warrants

Shares of our Common Stock and our Warrants are listed on the Nasdaq under the symbols “BAER” and “BAERW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or Warrants for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three (3) months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or Warrants for at least six (6) months but who are affiliates of us at the time of, or at any time during the three (3) months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three (3) month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of Common Stock then outstanding; or

•	the average weekly reported trading volume of Common Stock during the four (4) calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once and for as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-Up Provisions

In connection with the execution of the Merger Agreement and at the Closing, we have entered into the Amended and Restated Registration Rights Agreement with JCIC Sponsor, the BTO Stockholders and certain other of our stockholders. The Amended and Restated Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register the shares of our Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Amended and Restated Registration Rights Agreement also provides that we pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. In addition, pursuant to the Amended and Restated Registration Rights Agreement, Bridger’s stockholders (other than the BTO Stockholders) and JCIC Sponsor will be subject to a restriction on transfer of their shares of our Common Stock for a period of twelve (12) months following the date of Closing, and the BTO Stockholders will be subject to a restriction on transfer of their Common Stock for a period of six (6) months following the Closing Date, in each case subject to certain exceptions, which is expected to provide important stability to the market price of our securities for a period of time following the Business Combination. Additionally, we may agree to waive and release the holders of our securities from the applicable restrictions on transfer under the Amended and Restated Registration Rights Agreement, or to amend the duration of such restrictions on transfer. For additional information, see the section of this prospectus entitled “Risk Factors — Risks Related to the Ownership of Our Securities — Future sales, or the perception of future sales, of a substantial number of shares of our Common Stock, by us or our stockholders in the public market may cause the price of our Common Stock and Warrants to decline. The securities being offered for resale in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, rulings, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, traders or broker-dealers, tax-exempt organizations (including private foundations), governmental organizations, foreign pension funds, tax qualified retirement plans, taxpayers that have elected mark-to-market accounting, accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes (or an investor in such pass-through entities), S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, former citizens or long-term residents of the United States or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD

CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS. IN ADDITION, PROSPECTIVE HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

Taxation of Distributions

If we pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under the section of this prospectus entitled “U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the shares of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. A U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrants will commence on the date of exercise of the Warrants and will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal the holder’s tax basis in the Warrant exercised therefor. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period for the Common Stock would generally commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price paid for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrants will commence on the date of exercise of the Warrants and will not include the period during which the U.S. Holder held the Warrants.

Alternative characterizations are also possible. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities – Redeemable Warrants.” An adjustment which has the effect of preventing dilution in the event of a stock dividend is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution as described under the section of this prospectus entitled “U.S. Holders – Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

Subject to the discussions below regarding the Foreign Account Tax Compliance Act and backup withholding, in general, any distributions (including constructive distributions, as described above under the section of this prospectus entitled “U.S. Holders – Possible Constructive Distributions”) we make to a non-U.S. Holder of shares of our Common Stock or Warrants, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend paid to non-U.S. Holders of our Common Stock will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under the section of this prospectus entitled “Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under the section of this prospectus entitled “U.S. Holders – Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in the section of this prospectus entitled “Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

Subject to the discussions below regarding the Foreign Account Tax Compliance Act and backup withholding, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Warrants unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS and to each holder of our securities the amount of dividends paid to such holder, and the tax withheld (if any) with respect to such dividends (in the case of a non-U.S. Holder, regardless of whether withholding was reduced or eliminated by an applicable income tax treaty). Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which a non-U.S. Holder resides or is established.

A U.S. Holder may be subject, under certain circumstances, to backup withholding (currently at a rate of 24%) with respect to dividends on our Common Stock (including constructive distributions, as described above under the section of this prospectus entitled “U.S. Holders – Possible Constructive Distributions”) paid to such holder or proceeds of a sale or other taxable disposition of shares of our Common Stock or Warrants. Backup withholding may apply to a non-corporate U.S. Holder that (i) fails to furnish its taxpayer identification number, or TIN, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed properly to report certain interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that it is a U.S. person, that the TIN provided is correct, and that it has not been notified by the IRS that it is subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9 (or successor form). These requirements generally do not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, certain financial institutions and individual retirement accounts, provided that such U.S. Holders, when required, demonstrate their status as such.

A non-U.S. Holder will generally be subject to backup withholding from dividends on our Common Stock paid to such holder (including constructive distributions, as described above under the section of this prospectus entitled “U.S. Holders – Possible Constructive Distributions”) unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our Common Stock or Warrants by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes of its shares of Common Stock or Warrants through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. Holder sells its shares of Common Stock or Warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a holder of our securities generally can be credited against the holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. U.S. Holders and non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP.

EXPERTS

The financial statements of Jack Creek Investment Corp. as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and the period from August 18, 2020 (inception) through December 31, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting

The consolidated financial statements of Bridger Aerospace Group Holdings, LLC, as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, included in this prospectus have been audited by Crowe LLP, independent registered accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.bridgeraerospace.com/investors. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

JACK CREEK INVESTMENT CORP.

Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2022 (Unaudited) and December 31, 2021	F-2
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2022 and 2021	F-3
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity/(Deficit) for the Three and Nine Months Ended September 30, 2022 and 2021	F-4
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-26
Balance Sheets as of December 31, 2021 and 2020	F-27
Statements of Operations for the year ended December 31, 2021 and the period from August 18, 2020 (inception) through December 31, 2020	F-28
Statements of Changes in Shareholders’ Equity (Deficit) for the year ended December 31, 2021 and the period from August 18, 2020 (inception) through December 31, 2020	F-29
Statements of Cash Flows for the year ended December 31, 2021 and the period from August 18, 2020 (inception) through December 31, 2020	F-30
Notes to Financial Statements	F-31

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

PART I – FINANCIAL INFORMATION

Item 1. Interim Financial Statements

JACK CREEK INVESTMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets
Cash	$52,411	$89,920
Prepaid expenses	141,917	426,875

Total current assets	194,328	516,795
Investments held in Trust Account	347,128,616	345,068,571

TOTAL ASSETS	$347,322,944	$345,585,366

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$5,445,442	$754,761
Convertible Note – related party	589,100	—

Total current liabilities	6,034,542	754,761
Warrant liabilities	6,929,000	14,385,670
Deferred underwriting fee payable	12,075,000	12,075,000

TOTAL LIABILITIES	25,038,542	27,215,431

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 34,500,000 shares at approximately $10.06 and $10.00 per share redemption value at September 30, 2022 and December 31, 2021, respectively	347,128,616	345,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at September 30, 2022 and December 31, 2021	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding excluding 34,500,000 shares subject to possible redemption at September 30, 2022 and December 31, 2021	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	863	863
Additional paid-in capital	—	—
Accumulated deficit	(24,845,077)	(26,630,928)

Total Shareholders’ Deficit	(24,844,214)	(26,630,065)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$347,322,944	$345,585,366

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

JACK CREEK INVESTMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating and formation costs	$3,191,243	$424,058	$5,813,148	$3,035,933

Loss from operations	(3,191,243)	(424,058)	(5,813,148)	(3,035,933)

Other income (expense):
Change in fair value of warrant liabilities	(4,797,000)	5,338,716	7,456,670	20,542,100
Change in fair value of Convertible Note – related party	(72,900)	—	130,900	—
Loss on initial issuance of Private Placement Warrants	—	—	—	(3,948,000)
Interest earned on investments held in Trust Account	1,798,086	4,440	2,060,045	61,806

Total other (expense) income, net	(3,071,814)	5,343,156	9,647,615	16,655,906

Net (loss) income	$(6,263,057)	$4,919,098	$3,834,467	$13,619,973

Weighted average shares outstanding, Class A ordinary shares	34,500,000	34,500,000	34,500,000	31,329,044

Basic and diluted net (loss) income per share, Class A ordinary shares	$(0.15)	$0.11	$0.09	$0.34

Weighted average shares outstanding, Class B ordinary shares	8,625,000	8,625,000	8,625,000	8,517,857

Basic net (loss) income per share, Class B ordinary shares	$(0.15)	$0.11	$0.09	$0.34

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

JACK CREEK INVESTMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance – January 1, 2022	8,625,000	$863	$—	$(26,630,928)	$(26,630,065)
Net income	—	—	—	8,313,840	8,313,840

Balance – March 31, 2022 (unaudited)	8,625,000	863	—	(18,317,088)	(18,316,225)
Accretion for Class A ordinary shares to redemption amount	—	—	—	(330,530)	(330,530)
Net income	—	—	—	1,783,684	1,783,684

Balance – June 30, 2022 (unaudited)	8,625,000	863	—	(16,863,934)	(16,863,071)
Cash provided in excess of fair value of Convertible Note – related party	—	—	80,000	—	80,000
Accretion for Class A ordinary shares to redemption amount	—	—	(80,000)	(1,718,086)	(1,798,086)
Net loss	—	—	—	(6,263,057)	(6,263,057)

Balance – September 30, 2022 (unaudited)	8,625,000	$863	$—	$(24,845,077)	$(24,844,214)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance – January 1, 2021	8,625,000	$863	$24,137	$(16,565)	$8,435
Accretion for Class A ordinary shares to redemption amount	—	—	(24,137)	(41,728,006)	(41,752,143)
Net income	—	—	—	16,917,895	16,917,895

Balance – March 31, 2021 (unaudited)	8,625,000	$863	$—	$(24,826,676)	$(24,825,813)
Net loss	—	—	—	(8,217,020)	(8,217,020)

Balance – June 30, 2021 (unaudited)	8,625,000	$863	$—	$(33,043,696)	$(33,042,833)
Net income	—	—	—	4,919,098	4,919,098

Balance – September 30, 2021 (unaudited)	8,625,000	$863	$—	$(28,124,598)	$(28,123,735)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

JACK CREEK INVESTMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$3,834,467	$13,619,973
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(2,060,045)	(61,806)
Change in fair value of warrant liabilities	(7,456,670)	(20,542,100)
Loss on initial issuance of Private Placement Warrants	—	3,948,000
Change in fair value of Convertible Note – related party	(130,900)	—
Transaction costs associated with sale of warrants in IPO	—	1,360,701
Changes in operating assets and liabilities:
Prepaid expenses	284,958	(658,409)
Accounts payable and accrued expenses	4,690,681	741,586

Net cash used in operating activities	(837,509)	(1,592,055)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(345,000,000)

Net cash used in investing activities	—	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	338,100,000
Proceeds from sale of Private Placement Warrants	—	9,400,000
Proceeds from Convertible Note – related party	800,000	—
Repayment of promissory note – related party	—	(114,031)
Payment of offering costs	—	(543,813)

Net cash provided by financing activities	800,000	346,842,156

Net Change in Cash	(37,509)	250,101
Cash – Beginning of period	89,920	—

Cash – End of period	$52,411	$250,101

Non-cash investing and financing activities:
Deferred underwriting fee payable	$—	$12,075,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Jack Creek Investment Corp. (“JCIC” or the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2022, the Company had not commenced any operations. All activity through September 30, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,400,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to JCIC Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 4.

Transaction costs amounted to $19,652,845, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $677,845 of other offering costs.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

(excluding the amount of any deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior consent.

The Sponsor and each member of the Company’s management team have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until January 26, 2023 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor and each member of the Company’s management team have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination

On August 3, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Wildfire New PubCo, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“New PubCo”), Wildfire Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of New PubCo (“Wildfire Merger Sub I”), Wildfire Merger Sub II, Inc., a Delaware corporation and direct, wholly owned subsidiary of New PubCo (“Wildfire Merger Sub II”), Wildfire Merger Sub III, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of New PubCo (“Wildfire Merger Sub III”), Wildfire GP Sub IV, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of New PubCo (“Wildfire GP Sub IV” and together with Wildfire Merger Sub I, Wildfire Merger Sub II and Wildfire Merger Sub III, the “Merger Subs”), BTOF (Grannus Feeder)—NQ L.P., a Delaware limited partnership (“Blocker”), and Bridger Aerospace Group Holdings, LLC, a Delaware limited liability company (“Bridger”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”), pursuant to which, among other things, (i) Wildfire Merger Sub I will merge with and into Blocker (the “First Merger”), with Blocker as the surviving entity of the First Merger, upon which Wildfire GP Sub IV will become general partner of such surviving entity, (ii) Wildfire Merger Sub II will merge with and into the Company (the “Second Merger”), with the Company as the surviving company of the Second Merger (the “Second Surviving Company”), and (iii) Wildfire Merger Sub III will merge with and into Bridger (the “Third Merger” and together with First Merger and Second Merger, the “Mergers”), with Bridger as the surviving company of the Third Merger. Following the Mergers, each of Blocker, the Company, and Bridger will be a subsidiary of New PubCo, and New PubCo will become a publicly traded company. At the closing of the Transactions (“Closing”), New PubCo will change its name to Bridger Aerospace Group Holdings, Inc., and its common stock is expected to list on the NASDAQ Capital Market under the ticker symbol “BAER.”

The consideration to be paid to the pre-Closing equity holders of Bridger (other than holders of Series C preferred shares of Bridger (“Bridger Series C Preferred Shares”) and certain excluded shares) and the pre-Closing shareholders of the Company (other than with respect to certain excluded shares) in connection with the Transactions will be shares of common stock of New PubCo (“New PubCo Common Stock”). The consideration to be paid to the pre-Closing holders of Bridger Series C Preferred Shares in connection with the Transactions will be shares of Series A preferred stock of New PubCo, which shares will have rights and preferences that mirror certain rights and preferences currently held by the holders of the Bridger Series C Preferred Shares. Outstanding warrants to purchase shares of Class A ordinary shares of the Company will become entitled to purchase New PubCo Common Stock on the same terms and conditions as the existing warrants of the Company.

The Transactions are expected to be consummated subject to the terms and conditions as further described in the Merger Agreement, including, among others, (i) approval of the Purchaser Shareholder Matters (as defined in the Merger Agreement) by the requisite shareholders of the Company, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

(iii) receipt of other required regulatory approvals, (iv) there being no governmental order or law in force enjoining or prohibiting the consummation of the Transactions, (v) the Company having at least $5,000,001 of net tangible assets after shareholder redemptions, (vi) the Registration Statement on Form S-4 filed by New PubCo having become effective, (vii) the New PubCo Common Stock and warrants to purchase New PubCo Common Stock having been approved for listing on NASDAQ, and (viii) customary bring-down conditions related to the parties’ respective representations, warranties and pre-Closing covenants in the agreement. In addition, the obligation of Bridger and Blocker to consummate the Transactions is conditioned upon, among other items, each of the covenants of the parties to the Sponsor Agreement required to be performed as of or prior to the Closing having been performed in all material respects.

The Merger Agreement and related agreements are further described in the Current Report on Form 8-K filed by the Company on August 4, 2022.

Liquidity and Going Concern

As of September 30, 2022, the Company had cash of $52,411 and a working capital deficit of $6,051,114. The Company intends to use the funds held outside the Trust Account primarily to perform business due diligence, travel to and from the offices, review corporate documents and material agreements, and structure, negotiate and complete the Business Combination with Bridger.

On February 16, 2022, the Company entered into a $1,500,000 convertible promissory note (“Convertible Note”) with the Sponsor in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. The Convertible Note accrues no interest and is payable upon completion of a Business Combination. The Convertible Note’s entire or partial balance can be converted into warrants at the discretion of the Sponsor at the time of Business Combination. The warrants would be identical to the Private Placement Warrants. As of September 30, 2022, the aggregate balance of the Convertible Note is $800,000 with an available balance for withdrawal of $700,000. Pursuant to the terms of the Sponsor Agreement, if the balance of the Trust Account after deducting all amounts payable in respect of the redemption of the JCIC Class A Ordinary Shares is less than $50,000,000, then immediately prior to the Business Combination, each of the Company and the Sponsor have agreed to convert any outstanding balance of the Convertible Note into a number of JCIC Class A Ordinary Shares equal to the amount of such outstanding balance divided by $10.00, rounded up to the nearest whole share.

If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until January 26, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and an extension is not requested by the Sponsor, and potential subsequent dissolution as well as liquidity condition noted above raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 26, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 21, 2022. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principals of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2022 and December 31, 2021.

Investments Held in Trust Account

At September 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

received. Offering costs allocated to warrant liabilities were expensed as incurred in the condensed consolidated statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. A total of $19,652,845 in offering costs was incurred. Of these offering costs, $18,292,144 was related to the Initial Public Offering and charged to temporary equity. Offering costs allocable to Public Warrants and Private Placement Warrants were $1,335,171 and $25,530, respectively, and expensed at the date of Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2022 and December 31, 2021, the 34,500,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2022 and December 31, 2021, the Class A ordinary shares reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(23,460,000)
Class A ordinary shares issuance costs	(18,292,143)
Plus:
Accretion of carrying value to redemption value	41,752,143

Class A ordinary shares subject to possible redemption – December 31, 2021	345,000,000
Plus:
Accretion of carrying value to redemption value	2,128,616

Class A ordinary shares subject to possible redemption – September 30, 2022	$347,128,616

Convertible Promissory Note

The Company accounts for its Convertible Note under ASC 815, “Derivatives and Hedging”. Under ASC 815-15-25, an election can be made at the inception of a financial instrument to account for the instrument under

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

the fair value option under ASC 825. The Company has made such election for its Convertible Note. Using the fair value option, the Convertible Note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the Convertible Note are recognized as a non-cash gain or loss on the condensed consolidated statements of operations (see Note 5).

Warrant Liabilities

The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the condensed consolidated statements of operations. The Public Warrants (as defined in Note 3) for periods where no observable traded price was available were valued using the Binomial Lattice Model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date. The Private Placement Warrants were valued using the Black Scholes Option Pricing Model prior to the detachment of the Public Warrants from the Units and based on the observed price for Public Warrants when they detached as they have the same terms.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted average number of ordinary shares outstanding for the period. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. (Loss) income is allocated pro rata between the two share classes. This presentation assumes a business combination as the most likely outcome. Accretion associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2022		2021		2022		2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Numerator:
Allocation of net (loss) income	$(5,010,446)	$(1,252,611)	$3,935,278	$983,820	$3,067,574	$766,893	$10,708,505	$2,911,468
Denominator:
Basic and diluted weighted average shares outstanding	34,500,000	8,625,000	34,500,000	8,625,000	34,500,000	8,625,000	31,329,044	8,517,857
Basic and diluted net (loss) income per ordinary share	$(0.15)	$(0.15)	$0.11	$0.11	$0.09	$0.09	$0.34	$0.34

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts, and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature, other than the warrant liabilities and the Convertible Note (see Note 10).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

In August 2020, FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 9).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,400,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 in a private placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. As a result of the difference in fair value of $1.42 per share of the Private Placement Warrants and the purchase price of $1.00 per share, the Company recorded a charge of $3,948,000 as of the date of the Private Placement Warrants issuance which is included in the condensed consolidated statements of operations for the nine months ended September 30, 2021.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). On January 13, 2021, the Sponsor

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On January 21, 2021, the Company effected a share capitalization of 1,437,500 shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and capitalization. The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on January 26, 2021, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

On September 25, 2020, the Sponsor transferred 25,000 Class B ordinary shares to each of the independent directors. On March 8, 2021, the Sponsor transferred 25,000 Class B ordinary shares to an additional independent director. Subsequent to these transfers, the Sponsor held 8,550,000 Class B ordinary shares.

Pursuant to the terms of a Sponsor Agreement, the Sponsor agreed to a forfeiture, effective as of immediately prior the completion of the Business Combination, of the number of JCIC Class B Ordinary Shares equal to the sum of (a) 8,550,000 minus the number of “Available Sponsor Shares” and (b) if the amount remaining in the Trust Account after allocation funds payable in respect of the redemption of the JCIC Class A Ordinary Shares is less than $20,000,000, (i) the excess of the aggregate of fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by JCIC in connection with the Transactions prior to completion of the Business Combination, but excluding any deferred underwriting fees, over $6,500,000, if any, divided by (ii) $10.00.

“Available Sponsor Shares” means, (i) if the Trust Account is less than or equal to $50,000,000, after deducting all amounts payable in respect of the redemption of the JCIC Class A Ordinary Shares, 4,275,000 JCIC Class B Ordinary Shares and (ii) if the Trust Account is greater than $50,000,000, after deducting all amounts payable in respect of the redemption of the JCIC Class A Ordinary Shares, a number of JCIC Class B Ordinary Share equal to (A) 8,550,000, multiplied (B)(1) the amount in the Trust Account after deducting all amounts payable in respect of the JCIC Shareholder Redemption, divided by (2) $100,000,000; provided, that, in no event shall the Available Sponsor Shares exceed 8,550,000.

Administrative Support Agreement

Commencing on January 21, 2021, the Company entered into an agreement pursuant to which it will pay an affiliate of the Sponsor up to $10,000 per month for office space, secretarial and administrative services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2022, the Company incurred and paid $30,000 and $90,000, respectively. For the three and nine months ended September 30, 2021, the Company incurred $30,000 and

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

$83,226, respectively, in fees for these services, of which $10,000 are included in accrued expenses in the accompanying condensed consolidated balance sheets.

Promissory Notes — Related Parties

On August 24, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 and (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $114,031 was repaid on January 25, 2021. The Company is unable to borrow any future amounts against this note.

Convertible Promissory Note – Related Party

On February 16, 2022, the Company entered into the $1,500,000 Convertible Note with the Sponsor in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. The Convertible Note shall accrue no interest and be payable upon the Company’s initial Business Combination. The Convertible Note’s entire or partial balance can be converted into warrants at a price of $1.00 per warrant at the discretion of the Sponsor at the time of Business Combination. As of September 30, 2022, the aggregate outstanding borrowings under the Convertible Note was $800,000 with an available balance for withdrawal of $700,000. Pursuant to the terms of the Sponsor Agreement, if the balance of the Trust Account after deducting all amounts payable in respect of the redemption of the JCIC Class A Ordinary Shares is less than $50,000,000, then immediately prior to the Business Combination, each of the Company and the Sponsor have agreed to convert any outstanding balance of the Convertible Note into a number of JCIC Class A Ordinary Shares equal to the amount of such outstanding balance divided by $10.00, rounded up to the nearest whole share. The Convertible Note was valued using the fair value method. The discounted cash flow method was used to value the debt component of the Convertible Note and the Black Scholes Option Pricing Model was used to value the debt conversion option. The convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the notes are recognized as a non-cash gain or loss on the condensed consolidated statements of operations. The fair value of the note as of September 30, 2022 was $589,100, which resulted in a change in fair value of the Convertible Note of $72,900 and $130,900 recorded in the condensed consolidated statements of operations for the three and nine months ended September 30, 2022 (see Note 10), respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Convertible Note (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

and warrants that may be issued upon conversion of the Convertible Note) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination. However, the registration and shareholder rights agreement provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On July 29, 2022, J.P. Morgan Securities LLC (“J.P. Morgan”) notified the Company that, subject to certain conditions, J.P. Morgan waives its entitlement to the payment of its portion of any deferred compensation in connection with its role as underwriter in the Initial Public Offering.

NOTE 7. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 34,500,000 Class A ordinary shares issued and outstanding, including Class A ordinary shares subject to possible redemption which are presented as temporary equity.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference Shares— The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares— The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 34,500,000 Class A ordinary shares issued and outstanding which are subject to possible redemption and presented as temporary equity.

Class B Ordinary Shares— The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At September 30, 2022 and December 31, 2021, there were 8,625,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law and except that (i) prior to Business Combination, only Class B shares have the right to vote on the appointment of directors and (ii) in a vote to

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

continue the Company in a jurisdiction outside the Cayman Islands, holders of Class B shares will have ten votes per share and holders of Class A ordinary shares will have one vote per share.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of the Convertible Note. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

NOTE 9. WARRANTS

As of September 30, 2022 and December 31, 2021, there are 17,250,000 Public Warrants outstanding and 9,400,000 Private Placement Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

At September 30, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $347,128,616 and $345,068,571 in money market funds invested in U.S. Treasury securities, respectively. During the three and nine months ended September 30, 2022 and 2021, the Company did not withdraw any interest income from the Trust Account.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2022 and December 31, 2021 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$347,128,616	$347,128,616	$—	$—
Liabilities:
Warrant Liabilities – Public Warrants	$4,485,000	$4,485,000	$—	$—
Warrant Liabilities – Private Placement Warrants	$2,444,000	$—	$2,444,000	$—
Convertible Note – Related Party	$589,100	$—	$—	$589,100

	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$345,068,571	$345,068,571	$—	$—
Liabilities:
Warrant Liabilities – Public Warrants	$9,311,550	$9,311,550	$—	$—
Warrant Liabilities – Private Placement Warrants	$5,074,120	$—	$5,074,120	$—

The warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s accompanying condensed consolidated balance sheets as of September 30, 2022 and December 31, 2021. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Private Placement Warrants were valued using the Black Scholes Option Pricing Model as of January 26, 2021. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. During the year December 31, 2021, the Private Placement Warrants transferred to Level 2 due to the use of an observable market quote for a similar asset in an active market.

The Binomial Lattice Model was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date. The Public Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs and are classified as Level 1 as of September 30, 2022 due to being publicly traded.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement during the year ended December 31, 2021 was $9,142,500. The estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurements during the year ended December 31, 2021 was $5,743,400.

The following table presents the changes in the fair value of Level 3 liabilities at September 30, 2022:

Fair value as of January 1, 2022	$—
Amount borrowed at February 16, 2022	500,000
Change in fair value as of March 31, 2022	(129,900)

Fair value as of March 31, 2022	370,100
Change in fair value as of June 30, 2022	(73,900)

Fair value as of June 30, 2022	296,200
Amount borrowed at August 10, 2022	300,000
Cash provided in excess of fair value of promissory note at August 10, 2022	(80,000)
Change in fair value as of September 30, 2022	72,900

Fair value as of September 30, 2022	$589,100

The following table presents the changes in the fair value of the Level 3 liabilities at September 30, 2021:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on January 26, 2021	13,348,000	23,460,000	36,808,000
Change in valuation inputs or other assumptions	(8,366,000)	(14,317,500)	(22,683,500)
Transfer to Level 1	—	(9,142,500)	(9,142,500)

Fair value as of March 31, 2021	4,982,000	—	4,982,000
Change in valuation inputs or other assumptions	2,644,941	—	2,644,941

Fair value as of June 30, 2021	7,626,941	—	7,626,941
Transfer to Level 2	(5,743,400)		(5,743,400)
Change in valuation inputs or other assumptions	(1,883,541)	—	(1,883,541)

Fair value as of September 30, 2021	$—	$—	$—

The Convertible Note was measured at fair value as of the date of the initial borrowing on February 16, 2022, and as of September 30, 2022. The discounted cash flow method was used to value the debt component of the Convertible Note and the Black Scholes Option Pricing Model was used to value the debt conversion option. There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during three and nine months ended September 30, 2022 for the Convertible Note.

JACK CREEK INVESTMENT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

(UNAUDITED)

The following table represents key inputs for the fair value of the Convertible Note:

At September 30, 2022
Stock price	$9.95
Strike price	$11.50
Term (in years)	5.31
Volatility	1.6%
Risk-free rate	4.01%

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Jack Creek Investment Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jack Creek Investment Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and period from August 18, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and period from August 18, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by January 26, 2023, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.

New York, New York

March 18, 2022

PCAOB ID Number 100

JACK CREEK INVESTMENT CORP.

BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets
Cash	$89,920	$—
Prepaid expenses	426,875	—

Total current assets	516,795	—
Deferred offering costs	—	481,509
Cash and Investments held in Trust Account	345,068,571	—

TOTAL ASSETS	$345,585,366	$481,509

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$754,761	$11,565
Accrued offering costs	—	347,478
Promissory note – related party	—	114,031

Total current liabilities	754,761	473,074
Warrant liabilities	14,385,670	—
Deferred underwriting fee payable	12,075,000	—

TOTAL LIABILITIES	27,215,431	473,074

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 34,500,000 shares at $10.00 per share redemption value at December 31, 2021 and none issued or outstanding as of December 31, 2020	345,000,000	—
Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at December 31, 2021 and 2020	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; excluding 34,500,000 shares subject to possible redemption at December 31, 2021 and none issued or outstanding at December 31, 2020	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at December 31, 2021 and 2020	863	863
Additional paid-in capital	—	24,137
Accumulated deficit	(26,630,928)	(16,565)

Total Shareholders’ Equity (Deficit)	(26,630,065)	8,435

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$345,585,366	$481,509

The accompanying notes are an integral part of these financial statements.

JACK CREEK INVESTMENT CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	Period from August 18, 2020 (inception) through December 31, 2020
Operating and formation costs	$2,068,557	$16,565

Loss from operations	(2,068,557)	(16,565)
Other income (expenses):		—
Change in fair value of warrant liabilities	22,422,330	—
Loss on initial issuance of Private Placement Warrants	(3,948,000)	—
Transaction costs associated with sale of warrants in IPO	(1,360,701)
Interest earned on investments held in Trust Account	68,571	—

Total other income, net	17,182,200	—

Net income (loss)	$15,113,643	$(16,565)

Weighted average shares outstanding, Class A ordinary shares	32,042,466	—

Basic and diluted net income per share, Class A ordinary shares	$0.37	$—

Weighted average shares outstanding, Class B ordinary shares	8,544,863	7,500,000

Basic net income per share, Class B ordinary shares	$0.37	$—

Diluted weighted average shares outstanding, Class B ordinary shares	8,625,000

Diluted net income per share, Class B ordinary shares	$0.37	$—

The accompanying notes are an integral part of these financial statements.

JACK CREEK INVESTMENT CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND THE PERIOD FROM AUGUST 18, 2020

(INCEPTION) THROUGH DECEMBER 31, 2020

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance – August 18, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(16,565)	(16,565)

Balance – December 31, 2020	8,625,000	$863	$24,137	$(16,565)	$8,435
Accretion for Class A ordinary shares to redemption amount	—	—	(24,137)	(41,728,006)	(41,752,143)
Net income	—	—	—	15,113,643	15,113,643

Balance – December 31, 2021	8,625,000	$863	$—	$(26,630,928)	$(26,630,065)

The accompanying notes are an integral part of these financial statements.

JACK CREEK INVESTMENT CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	Period from August 18, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$15,113,643	$(16,565)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Payment of formation and operating costs through issuance of Class B ordinary shares	—	5,000
Interest earned on investments held in Trust Account	(68,571)	—
Change in fair value of warrant liabilities	(22,422,330)	—
Loss on initial issuance of Private Placement Warrants	3,948,000	—
Transaction costs associated with sale of warrants in IPO	1,360,701	—
Changes in operating assets and liabilities:
Prepaid expenses	(426,875)	—
Accounts payable and accrued expenses	743,196	11,565

Net cash used in operating activities	(1,752,236)	—
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(345,000,000)	—

Net cash used in investing activities	(345,000,000)	—
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	338,100,000	—
Proceeds from sale of Private Placement Warrants	9,400,000	—
Repayment of promissory note – related party	(114,031)	—
Payment of offering costs	(543,813)	—

Net cash provided by financing activities	346,842,156	—

Net Change in Cash	89,920	—
Cash – Beginning of period	—	—

Cash – End of period	$89,920	$—

Non-Cash investing and financing activities:
Deferred underwriting fee payable	$12,075,000	$—

Deferred offering costs included in accrued offering costs	$—	$347,478

Deferred offering costs paid through promissory note—related party	$—	$114,031

Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$20,000

The accompanying notes are an integral part of these financial statements.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Jack Creek Investment Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,400,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to JCIC Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 4.

Transaction costs amounted to $19,652,845, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $677,845 of other offering costs.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a Trust Account (the “Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior consent.

The Sponsor and each member of the Company’s management team have agreed (a) to waive their redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until January 26, 2023 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor and each member of the Company’s management team have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until January 26, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 26, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Investments Held in Trust Account

At December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering. A total of $19,652,845 in offering costs were incurred. Of these offering costs $18,292,144 were related to the Initial Public Offering and charged to temporary equity. Offering costs allocable to Public Warrants and Private Placement Warrants were $1,335,171 and $25,530, respectively, and expensed at the date of Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021, the 34,500,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2021, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(23,460,000)
Class A ordinary shares issuance costs	(18,292,143)
Plus:
Accretion of carrying value to redemption value	41,752,143

Class A ordinary shares subject to possible redemption	$345,000,000

Warrant Liabilities

The Company accounts for the warrants in accordance with the guidance contained in ASC815-40 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Public Warrants (as defined in Note 4) for periods where no observable traded price was available were valued using the Binomial Lattice Model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date. The Private Placement Warrants were valued using the Black Scholes Option Pricing Model as of the Initial Public Offering and based on the observed price for Public Warrants as of December 31, 2021.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect total amount of unrecognized tax benefits will materially change over the next twelve months.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Net Income (Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income (loss) is allocated pro rata between the two share classes. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	Year Ended December 31, 2021		Period from August 18, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic net income (loss) per ordinary share
Numerator:
Allocation of net income	$11,931,763	$3,181,880	$—	$(16,565)
Denominator:
Basic weighted average shares outstanding	32,042,466	8,544,863	—	7,500,000
Basic net income per ordinary share	$0.37	$0.37	$—	$—
Basic net income (loss) per ordinary share
Numerator:
Allocation of net income	$11,908,251	$3,205,392	$—	$—
Denominator:
Diluted weighted average shares outstanding	32,042,466	8,625,000	—	—
Diluted net income per ordinary share	$0.37	$0.37	$—	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, other than the warrant liabilities (Note 10).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU2020-06”) to simplify accounting for certain financial instruments. ASU2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,400,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 in a private placement. Each Private Placement Warrant is exercisable to purchase

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. As a result of the difference in fair value of $1.42 per share of the Private Placement Warrants and the purchase of $1.00 per share, the Company recorded a charge of $3,948,000 as of the date of the Private Placement which is included in the statements of operations for the year ended December 31, 2021.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). On January 13, 2021, the Sponsor surrendered 1,437,500 Founder Shares to the Company for cancellation for no consideration. On January 21, 2021, the Company effected a share capitalization of 1,437,500 shares, resulting in an aggregate of 8,625,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and capitalization. The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on January 26, 2021, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

On September 25, 2020, the Sponsor transferred 25,000 Class B ordinary shares to each of the independent directors. On March 8, 2021, the Sponsor transferred 25,000 Class B ordinary shares to an additional independent director. Subsequent to these transfers, the Sponsor held 8,550,000 Class B ordinary shares.

Administrative Support Agreement

Commencing on January 21, 2021, the Company entered into an agreement pursuant to which it will pay an affiliate of the Sponsor up to $10,000 per month for office space, secretarial and administrative services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2021, the Company incurred $113,226, in fees for these services, of which $10,000 is included in accrued expenses in the accompanying balance sheet as of December 31, 2021.

Promissory Notes — Related Parties

On August 24, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2021 and (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $114,031 was repaid on January 25, 2021. The Company is unable to borrow any future amounts against this note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021 and 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION

The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 34,500,000 Class A ordinary shares issued and outstanding, including Class A ordinary shares subject to possible redemption which are presented as temporary equity. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.

NOTE 8. SHAREHOLDERS’ EQUITY (DEFICIT)

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2021 and 2020, there were 34,500,000 Class A ordinary shares issued and outstanding which are presented as temporary equity.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2021 and 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law and except that (i) prior to Business Combination, only Class B shares have the right to vote on the appointment of directors and (ii) in a vote to continue the company in a jurisdiction outside the Cayman Islands, holders of Class B shares will have ten votes per share and holders of Class A ordinary shares will have one vote per share.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

NOTE 9. WARRANTS

As of December 31, 2021, there are 17,250,000 Public Warrants outstanding and 9,400,000 Private Placement Warrants outstanding. There were no warrants outstanding as of December 31, 2020. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

At December 31, 2021, assets held in the Trust Account were comprised of $345,068,571 in money market funds invested in U.S. Treasury securities. During the year ended December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and investments held in Trust Account	$345,068,571	$345,068,571	$—	$—
Liabilities:
Warrant Liability – Public Warrants	$9,311,550	$9,311,550	$—	$—
Warrant Liability – Private Placement Warrants	$5,074,120	$—	$5,074,120	$—

The warrants were accounted for as liabilities in accordance with ASC815-40 and are presented within warrant liabilities on our accompanying balance sheets as of December 31, 2021. The warrant liabilities were measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

The Private Placement Warrants were valued using the Black Scholes Option Pricing Model as of January 26, 2021. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. At December 31, 2021 the Private Placement Warrants transferred to Level 2 due to the use of an observable market quote for a similar asset in an active market.

The Binomial Lattice Model was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date. The Public Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs and are classified as Level 1 as of December 31, 2021 due to being publicly traded.

JACK CREEK INVESTMENT CORP.

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during year ended December 31, 2021 was $9,142,500. The estimated value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurements during the year ended December 31, 2021 was $5,743,400.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 16, 2022, the Company (“Maker”) entered a $1,500,000 Convertible Promissory Note (“Promissory Note”) with JCIC Sponsor LLC (“Payee”). The Promissory Note shall accrue no interest and be payable upon the Company’s initial Business Combination. The Promissory Note’s entire or partial balance can be converted into warrants at the discretion of the payee at the time of Business Combination. As of this filing the aggregate balance of the Promissory Note is $500,000 with an available balance for withdrawal of $1,000,000.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars)

	As of September 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$94,143,466	$13,689,091
Restricted cash	12,224,970	3,572,041
Accounts receivable	10,920,871	34,992
Aircraft support parts	1,761,270	1,944,660
Prepaid expenses and other current assets	3,130,783	2,825,687
Deferred offering costs	4,658,430	—

Total current assets	126,839,790	22,066,471
Property, plant and equipment, net	187,863,280	168,677,309
Intangible assets, net	245,990	307,954
Goodwill	2,457,937	2,457,937
Other noncurrent assets	3,147,142	1,602,568

Total assets	$320,554,139	$195,112,239

LIABILITIES, MEZZANINE EQUITY AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$4,653,766	$4,021,177
Accrued expenses and other current liabilities	12,355,584	474,644
Operating right-of-use current liability	—	4,973
Current portion of Series B Preferred shares	—	66,412,637
Current portion of long-term debt	2,462,670	2,155,926

Total current liabilities	19,472,020	73,069,357
Long-term accrued expenses and other noncurrent liabilities	64,722	1,456,949
Operating right-of-use noncurrent liability	756,920	608,571
Long-term debt, net of debt issuance costs	205,715,155	58,117,473

Total liabilities	$226,008,817	$133,252,350

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred shares	$—	$146,668,028
Series C Preferred shares	483,385,214	—

MEMBERS’ DEFICIT
Accumulated deficit	(390,307,424)	(84,832,845)
Accumulated other comprehensive income	1,467,532	24,706

Total members’ deficit	(388,839,892)	(84,808,139)

Total liabilities, mezzanine equity and members’ deficit	$320,554,139	$195,112,239

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in U.S. dollars)

	Nine months ended September 30,
	2022	2021
Revenues	$45,275,556	$38,712,244
Cost of revenues:
Flight operations	16,635,021	13,536,022
Maintenance	11,932,078	8,635,539

Total cost of revenues	28,567,099	22,171,561

Gross profit	16,708,457	16,540,683
Operating expenses:
General and administrative	27,419,969	6,739,293
Business development	1,215,335	249,745

Total operating expenses	28,635,304	6,989,038

Operating (loss) income	(11,926,847)	9,551,645
Interest expense	(13,052,438)	(5,779,282)
Other (expense) income	(138,422)	815,989

Net (loss) income	(25,117,707)	4,588,352

Series C Preferred shares adjustment to maximum redemption value	(194,700,545)	—
Series A Preferred shares adjustment for redemption, extinguishment and accrued interest	(85,663,336)	(12,246,763)

Net loss attributable to common shareholders – basic and diluted	$(305,481,588)	$(7,658,411)

Net loss per share attributable to common shareholders – basic and diluted	$(7.58)	$(0.19)

Weighted-average shares outstanding – basic and diluted	40,282,828	40,080,808

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(All Amounts in U.S. dollars)

	Nine months ended September 30,
	2022	2021
Net (loss) income	$(25,117,707)	$4,588,352
Other comprehensive income:
Foreign currency translation adjustment	(359)	(841)
Unrealized gain on derivative instruments	1,443,185	422,230

Total other comprehensive income	1,442,826	421,389

Comprehensive (loss) income	$(23,674,881)	$5,009,741

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

(All Amounts in U.S. dollars)

	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit

Balance as of December 31, 2020	$(62,378,864)	$(502,128)	$(62,880,992)
Liquidation preference on Series A Preferred shares	(3,720,965)	—	(3,720,965)
Unrealized gain on derivative instruments	—	568,297	568,297
Net loss	(8,046,869)	—	(8,046,869)

Balance as of March 31, 2021	(74,146,698)	66,169	(74,080,529)
Liquidation preference on Series A Preferred shares	(3,873,632)	—	(3,873,632)
Unrealized gain on derivative instruments	—	(205,999)	(205,999)
Net loss	(5,254,859)	—	(5,254,859)

Balance as of June 30, 2021	(83,275,189)	(139,830)	(83,415,019)
Liquidation preference on Series A Preferred shares	(4,033,364)	—	(4,033,364)
Foreign currency translation adjustment		(841)	(841)
Unrealized gain on derivative instruments	—	59,932	59,932
Net income	17,890,080	—	17,890,080

Balance as of September 30, 2021	$(69,418,473)	$(80,739)	$(69,499,212)

	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit

Balance as of December 31, 2021	$(84,832,845)	$24,706	$(84,808,139)
Liquidation preference on Series A Preferred shares	(4,339,767)	—	(4,339,767)
Foreign currency translation adjustment	—	(287)	(287)
Stock based compensation	2,558	—	2,558
Change in value on derivative instruments	—	674,381	674,381
Net loss	(14,873,009)	—	(14,873,009)

Balance as of March 31, 2022	(104,043,063)	698,800	(103,344,263)
Series A Preferred shares adjustment for redemption, extinguishment and revaluation	(81,323,569)	—	(81,323,569)
Series C Preferred shares adjustment to maximum redemption value	(189,057,208)	—	(189,057,208)
Foreign currency translation adjustment	—	24	24
Stock based compensation	2,222	—	2,222
Change in value on derivative instruments	—	309,654	309,654
Net loss	(4,562,875)	—	(4,562,875)

Balance as of June 30, 2022	(378,984,493)	1,008,478	(377,976,015)
Series C Preferred shares adjustment to maximum redemption value	(5,643,331)	—	(5,643,331)
Foreign currency translation adjustment	—	(96)	(96)
Stock based compensation	2,223	—	2,223
Unrealized gain on derivative instruments	—	459,150	459,150
Net loss	(5,681,823)	—	(5,681,823)

Balance as of September 30, 2022	$(390,307,424)	$1,467,532	$(388,839,892)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in U.S. dollars)

	Nine months ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (loss) income	$(25,117,707)	$4,588,352
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Loss on sale of fixed assets	1,588,361	22,652
Depreciation and amortization	8,561,926	6,161,448
Stock based compensation expense	7,003	—
Amortization of debt issuance costs	288,853	108,928
Loss (gain) on extinguishment of debt	844,925	(774,300)
Change in fair value of Series A Preferred shares	3,918,636	—
Accrued interest on Series B Preferred shares	3,586,586	3,596,813
Changes in operating assets and liabilities
Accounts receivable	(10,885,879)	(9,515,470)
Aircraft support parts	183,390	(1,040,856)
Prepaid expense and other current assets	(305,096)	(1,496,911)
Accounts payable, accrued expenses and other liabilities	9,398,500	634,009

Net cash (used in) provided by operating activities	(7,930,502)	2,284,665

Cash Flows from Investing Activities:
Investments in construction in progress – aircraft	—	(26,880,000)
Investments in construction in progress – buildings	(7,739,841)	(2,146,396)
Proceeds from sale of aircraft	286,400	—
Purchases of property, plant and equipment, net	(23,818,386)	(8,920,166)

Net cash used in investing activities	(31,271,827)	(37,946,562)

Cash Flows from Financing Activities:
Contributions from Series B Preferred shares members	—	40,000,000
Payment to Series A Preferred shares members	(236,250,000)	—
Payment to Series B Preferred shares members	(69,999,223)	—
Borrowings from Series C Preferred shares members, net of issuance costs	288,684,675	—
Borrowings from 2022 taxable industrial revenue bond	160,000,000	—
Borrowings from 2021 taxable industrial revenue bond	—	7,330,000
Extinguishment of 2021 Taxable Industrial Revenue bond	(7,549,900)	—
Borrowings from various First Interstate Bank vehicle loans	202,216	58,369
Payment of debt issuance costs	(4,417,806)	(569,562)
Payment of offering costs	(896,108)	—
Repayments on debt	(1,463,862)	(1,263,519)

Net cash provided by financing activities	128,309,992	45,555,288

Effects of exchange rate changes	(359)	(841)
Net change in cash, cash equivalents and restricted cash	89,107,304	9,892,550
Cash, cash equivalents and restricted cash – beginning of the period	17,261,132	5,245,886

Cash, cash equivalents and restricted cash – end of the period	$106,368,436	$15,138,436

Less: Restricted cash – end of the period	12,224,970	4,544,632

Cash and cash equivalents – end of the period	$94,143,466	$10,593,804

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued expenses and other current liabilities	$3,762,322	$—
Fixed assets in accounts payable	$448,850	$15,298,585

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 1 – Organization and Basis of Presentation

Nature of Business

Bridger Aerospace Group Holdings, LLC and its subsidiaries (“Bridger”, “the Company,” “we,” “us” or “our”) provides aerial wildfire management, relief and suppression and firefighting services using next generation technology and sustainable and environmentally safe firefighting methods.

The Company was formed on November 20, 2018 and registered in the State of Delaware. The legal name of the Company was officially changed from ElementCompany Operations, LLC to Bridger Aerospace Group Holdings, LLC through an amendment with the State of Delaware, effective January 1, 2020.

As of September 30, 2022, the Company had 15 aircraft, including 5 Twin Commander surveillance platforms, 4 Quest Kodiaks, 5 Viking CL415EAFs and 1 Pilatus PC-12. As of September 30, 2021, the Company had 16 aircraft, including 2 FVR-90 UAV Drones, 6 Twin Commander surveillance platforms, 4 Quest Kodiaks and 4 Viking CL415EAFs.

Basis of Presentation

The condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The condensed consolidated financial statements include the financial statements of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.

These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2021 included elsewhere in this prospectus. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2022 and its results of operations for the nine months ended September 30, 2022 and 2021, and cash flows, comprehensive (loss) income and members’ deficit for the nine months ended September 30, 2022 and 2021. The Condensed Consolidated Balance Sheets as of December 31, 2021, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Business Combination

On August 3, 2022, the Company’s board of managers unanimously approved the pursuit of a merger transaction involving the Company and Jack Creek Investment Corp (“JCIC”), a special purpose acquisition company (“SPAC”) that would result in the Company being a wholly owned subsidiary of a new public entity (the “Business Combination”). On August 3, 2022, the Company and JCIC entered into an agreement and plan of merger (the “Transaction Agreements”) for the Business Combination. The Company is expected to receive approximately $347,129 thousand in cash consideration from JCIC upon the closing of the Business Combination (the “Closing”) based on JCIC’s Trust Account as of September 30, 2022 per JCIC’s Form 10-Q filed on November 4, 2022. The cash consideration expected to be received by the Company is estimated before giving effect to the payment of transaction costs incurred in connection with the Business Combination and assumes that no public stockholders of JCIC exercise their redemption rights with respect to their public shares of Class A ordinary shares for a pro rata share of the funds in the Trust Account of JCIC prior to the Closing. The Company will not receive any cash consideration upon the closing of the Business Combination if 100% of public stockholders of JCIC exercise their redemption rights with respect to their public shares of Class A ordinary shares for a pro rata share of the funds in the Trust Account of JCIC prior to the Closing.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Liquidity

The Company had $94,143 thousand and $13,689 thousand of cash and cash equivalents as of September 30, 2022 and December 31, 2021, respectively. The Company had $12,225 thousand and $3,572 thousand of restricted cash as of September 30, 2022 and December 31, 2021, respectively.

The Company has entered into various term loan agreements and other long-term debt to fund the purchase of aircraft, finance the construction of aircraft hangars and to supplement its cash balance. As of September 30, 2022 the Company has $2,463 thousand of current portion of long-term debt, net of debt issuance costs. As of September 30, 2022, future contractual payments related to the purchase of aircraft and the construction of the third hangar are $9,098 thousand and $5,598 thousand, respectively, for the next twelve months.

The Company believes it will be sufficiently funded for its short-term liquidity needs and the execution of its business plan for at least 12 months following the date at which the unaudited condensed consolidated financial statements were available to be issued. As of October 31, 2022 the Company has cash and cash equivalents of $95,540 thousand and restricted cash of $12,244 thousand.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The Company consolidates those entities in which it, through the existing owners, has control over significant operating, financial or investing decisions of the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (“VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances.

For the nine months ended September 30, 2022 and 2021, the following entities are considered to be VIEs, as they lack sufficient equity and are consolidated in the Company’s unaudited condensed consolidated financial statements: Northern Fire Management Services, LLC (“NFMS, LLC”) and Mountain Air, LLC (“MA, LLC”). For the nine months ended September 30, 2022 and 2021, NFMS, LLC and MA, LCC held immaterial assets or liabilities in their unaudited financial statements. For the nine months ended September 30, 2022 and 2021, the following entities were considered to be VIEs but were not consolidated in the unaudited condensed consolidated financial statements due to the lack of the power criterion or the losses/benefits criterion: AE Côte-Nord Canada (“Côte-Nord”) and Ensyn BioEnergy Canada, Inc (“EBC”).

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Northern Fire Management Services, LLC: The Company assisted in designing and organizing NFMS, LLC with a business purpose of employing Canadian aviation professionals for the Company. A master services agreement exists between NFMS, LLC and the Company, Bridger Air Tanker, LLC, a wholly owned subsidiary of the Company, to transfer all annual expenses incurred to the Company in exchange for the Canadian employees to support the Company’s water scooper aircraft. NFMS, LLC is fifty percent owned by a member of the executive team who is also an owner of the Company and fifty percent owned by a BAG, LLC employee. The ownership split is economic only and common control is retained by the ownership of the executive member. The Company is responsible for the decisions related to all of its expenditures, which solely relates to payroll. Based on these facts, it was determined that the Company is the primary beneficiary of NFMS, LLC. Therefore, NFMS, LLC has been consolidated by the Company. All intercompany expenses associated with NFMS, LLC and its service agreement have been eliminated in consolidation.

Mountain Air, LLC: MA, LLC is designed to hold aerial firefighting contracts. The Company and MA, LLC have a management service agreement, whereby the Company leases the aircraft for its contracts in exchange for 99% of the profit obtained from the leased aircraft. All monetary consideration solely comes from the Company or one of its wholly owned subsidiaries and MA, LLC only incurs immaterial expenses. MA, LLC is owned by two of the Company’s executive members who are also owners in the Company. Through the management service agreement, the Company controls the operations and all significant budgeting and financing of MA, LLC. The Company has the primary risk (expense) exposure in financing and operating the assets and is responsible for 100% of MA, LLC’s operations. It was determined that the Company is the primary beneficiary of MA, LLC and therefore, MA, LLC has been consolidated by the Company. All intercompany revenue and expenses associated with MA, LLC and its management service agreement have been eliminated in consolidation.

Seasonality

The Company’s business is generally seasonal, with a significant portion of total revenue occurring during the second and third quarters of the fiscal year due to the North American fire season.

Use of Estimates

The preparation of financial statements in conformity with US GAAP, requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities, disclosure of gain or loss contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates and such differences could be material to the unaudited condensed consolidated financial statements. Significant items subject to such estimates and assumptions include: (a) excess and aging aircraft support parts reserves, (b) allowance for doubtful accounts, (c) useful lives of property, plant and equipment, net (d) impairment of long-lived assets, goodwill and other intangible assets, (e) disclosure of fair value of financial instruments, (f) variable interest entities, (g) accounting for Series A Preferred shares, Series B Preferred shares and Series C Preferred shares, (h) revenue recognition, (i) estimates and assumptions made in determining the carrying values of goodwill and other intangible assets and (j) incentive units.

Deferred Offering Costs

Deferred offering costs primarily consist of capitalized legal, accounting and other third-party costs incurred that are directly related to the Business Combination, which is to be accounted for as a reverse recapitalization. These costs will be charged to Members’ deficit as a reduction of Accumulated deficit generated upon the completion of the Business Combination. As of September 30, 2022, the Company recorded $4,658 thousand of deferred

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

offering costs in the Condensed Consolidated Balance Sheets. Should the Business Combination no longer be considered probable of being consummated, all deferred offering costs will be charged to General and administrative in the Condensed Consolidated Statements of Operations. The Company did not record any deferred offering costs as of December 31, 2021.

Revenue Recognition

The Company charges daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is earned primarily at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.

The Company enters into short, medium and long-term contracts with customers, primarily with government agencies during the firefighting season, to deploy aerial fire management assets. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot and field maintenance personnel to support the contract.

Contracts are based on either a Call-When-Needed (“CWN”) or Exclusive Use (“EU”) basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.

The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.

The Company has not incurred incremental costs for obtaining contracts with customers. In addition, the Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. The Company has elected to use the practical expedient detailed in ASC 340-40-25-4 to expense any costs to fulfill a contract as they are incurred when the amortization period would be one year or less.

Contract assets are classified as a receivable when the reporting entity’s right to consideration is unconditional, which is when payment is due only upon the passage of time. As the Company invoices customers for performance obligations that have been satisfied, at which point payment is unconditional, contracts do not typically give rise to contract assets. Contract liabilities are recorded when cash payments are received or due in advance of performance.

Payment terms vary by customer and type of revenue contract. The Company generally expects that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, the Company has elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company does not disclose the value of unsatisfied performance obligations for

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

(i) contracts with an original expected length of one year or less, and (ii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.

Other revenue consists of leasing revenues for facilities as well as external repair work performed on customer aircraft.

Revenue Disaggregation

The following shows the disaggregation of revenue by service for the nine months ended September 30, 2022 and 2021.

	Nine months ended September 30,
	2022	2021
Fire suppression	$38,232,767	$30,142,726
Aerial surveillance	6,833,649	8,349,515
Other services	209,140	220,003

Total revenues	$45,275,556	$38,712,244

The following shows the disaggregation of revenue by type for the nine months ended September 30, 2022 and 2021.

	Nine months ended September 30,
	2022	2021
Flight revenue	$24,585,180	$19,914,715
Standby revenue	20,305,658	18,444,418
Other revenue	384,718	353,111

Total revenues	$45,275,556	$38,712,244

Concentration Risk

During the nine months ended September 30, 2022, the Company had one customer who individually accounted for 97% of total revenues. As of September 30, 2022, one customer accounted for 93% of accounts receivable. During the nine months ended September 30, 2021, the Company had two customers who accounted for 74% and 18% of total revenues, respectively. As of December 31, 2021, one customer made up 92% of accounts receivable.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss attributable to the common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss attributable to the common shareholders by the weighted-average number of common shares outstanding during the period, adjusted for the impact of securities that would have a dilutive effect on net loss per share.

Collaboration Agreements

The Company analyzes its collaboration arrangement to assess if it is within the scope of ASC Topic 808, Collaborative Agreements (“ASC 808”) by determining whether such an arrangement involves joint operating

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. If the Company concluded that it has a customer relationship with its collaborator, the collaboration arrangement would be accounted for under ASC 606.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”) at the grant date fair value.

Select board members and an executive were granted incentive unit awards (“Incentive Units”) which contain service and performance vesting conditions. Compensation cost for Incentive Units is measured at their grant-date fair value and is equal to the value of the Company’s Class D Common shares, which is estimated using an option pricing model. Compensation cost for service based units is recognized over the requisite service period on a straight-line basis. For performance related units, expense is recognized when the performance related condition is considered probable.

Advertising Expense

Advertising costs are expensed as incurred and are included in General and administrative expense in the Condensed Consolidated Statement of Operations. Advertising expense for the nine months ended September 30, 2022 and 2021 was $520 thousand and $74 thousand, respectively.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”). The ASU requires most leases to be recognized on the balance sheets as lease assets and lease liabilities and requires both quantitative and qualitative disclosures regarding key information about leasing arrangements. Lessor accounting is largely unchanged.

The Company early adopted ASU No. 2016-02 effective January 1, 2021 using the optional transition method in ASU 2018-11. Under this method, the Company has not adjusted its comparative period financial statements for the effects of the new standard or made the new, expanded required disclosures for periods prior to the effective date. The Company elected the package of practical expedients permitted under the transition guidance in ASU No. 2016-02 to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. The adoption of the new lease standard resulted in the recognition of lease liabilities of $620 thousand and right-of-use (“ROU”) assets of $620 thousand. The adoption of ASU No. 2016-02 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Targeted Improvements to Accounting for Hedging Activities, which amends (Topic 815), Derivatives and Hedging. This ASU includes amendments to existing guidance to better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this standard on January 1, 2021. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606. This standard clarifies that certain transactions between collaborative arrangement participants should be accounted for as revenue under ASC 606 when the collaborative arrangement participant is a customer for a promised good or service that is distinct within the collaborative arrangement. The guidance also precludes entities from presenting amounts related to transactions with a collaborative arrangement participant that is not a customer as revenue, unless those transactions are directly related to third-party sales. The Company adopted this standard on January 1, 2021. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

In October 2018, the FASB issued ASU No. 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing (“SOFR”) Overnight Index Swap (“OIS”) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The guidance in ASU No. 2018-16 adds the OIS rate based on SOFR as a U.S. benchmark interest rate to facilitate the LIBOR to SOFR transition and provide sufficient lead time for entities to prepare for changes to interest rate risk hedging strategies for both risk management and hedge accounting purposes. The amendments in this ASU were required to be adopted concurrently with the guidance in ASU No. 2017-12. The guidance became effective for the Company for its fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The Company adopted this standard on January 1, 2020. The adoption of ASU No. 2018-16 did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss model for recognition of credit losses with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The new guidance is effective for the Company for its fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s unaudited condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. This update modifies the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. In order to reduce complexity, an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The new guidance is effective for the Company for its fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s unaudited condensed consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and in January 2021, issued ASU No. 2021-01, Reference Rate Reform: Scope. These updates provide optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The optional guidance is provided to ease the potential burden of accounting for reference rate reform. The guidance is effective and can be adopted no later than December 31, 2022. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s unaudited condensed consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 3 – Aircraft Support Parts

Aircraft support parts consist of the following:

	As of September 30, 2022	As of December 31, 2021
Repairables and expendables	$1,734,292	$1,855,143
Other support parts	26,978	89,517

Total aircraft support parts	$1,761,270	$1,944,660

Note 4 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	As of September 30, 2022	As of December 31, 2021
Prepaid insurance	$1,212,655	$1,202,946
Prepaid subscriptions	1,840,981	1,559,266
Other current assets	77,147	63,475

Total prepaid expenses and other current assets	$3,130,783	$2,825,687

Note 5 – Property, Plant and Equipment, net

Property, plant and equipment, net consist of the following:

	As of September 30, 2022	As of December 31, 2021
Aircraft	$156,504,250	$121,824,576
Less: accumulated depreciation	(16,101,938)	(8,451,678)

Aircraft, net	140,402,312	113,372,898

Construction-in-progress – Aircraft	17,396,510	33,792,009

Buildings	16,519,231	16,465,087
Vehicles and equipment	4,245,933	2,859,568
Construction-in-progress – Buildings	11,033,070	3,293,229
Finance lease right-of-use-asset	121,831	121,399
Less: accumulated depreciation	(1,855,607)	(1,226,881)

Buildings and equipment, net	30,064,458	21,512,402

Property, plant and equipment, net	$187,863,280	$168,677,309

For the nine months ended September 30, 2022, the Company recorded $7,590 thousand and $910 thousand of depreciation expenses in Cost of revenues and General and administrative, respectively. For the nine months ended September 30, 2021, the Company recorded $5,748 thousand and $390 thousand of depreciation expenses in Cost of revenues and General and administrative, respectively.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

For the nine months ended September 30, 2022 and 2021, the Company disposed of assets related to the aging aircraft resulting in a loss of $1,588 thousand and $23 thousand, respectively.

For the nine months ended September 30, 2022 and 2021 capitalized interest to equipment from debt financing was $358 thousand and $24 thousand, respectively. Aircraft that is currently being manufactured is considered construction in process and is not depreciated until the aircraft is placed into service. Aircraft that is temporarily not in service is not depreciated until placed into service.

Note 6 – Goodwill and Other Intangible Assets

The Company’s goodwill originated from the acquisition of MA, LLC in April 2018. The carrying amount of goodwill was $2,458 thousand as of September 30, 2022 and December 31, 2021. There were no impairment charges recorded for goodwill for the nine months ended September 30, 2022 and 2021.

Other intangible assets consisted of the following:

		As of September 30, 2022
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$85,131	$(51,614)	$33,517
Internal-use software	3	296,675	(84,202)	212,473

Total intangible assets		$381,806	$(135,816)	$245,990

		As of December 31, 2021
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$85,131	$(45,229)	$39,902
Internal-use software	3	73,601	(28,623)	44,978
Capitalized internal-use software in progress	N/A	223,074	—	223,074

Total intangible assets		$381,806	$(73,852)	$307,954

Amortization expense was $62 thousand and $23 thousand for the nine months ended September 30, 2022 and 2021, respectively. Amortization expense is included in General and administrative expenses in the Condensed Consolidated Statements of Operations.

Note 7 – Other noncurrent assets

Other noncurrent assets consisted of the following:

	As of September 30, 2022	As of December 31, 2021
Investment in Overwatch	$1,000,000	$1,000,000
Operating lease right-of-use asset	678,475	577,086
Interest rate swap	1,468,667	25,482

Total other noncurrent assets	$3,147,142	$1,602,568

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 8 – Accrued Expense and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of September 30, 2022	As of December 31, 2021
Accrued salaries, wages and bonuses	$6,899,420	$1,636,000
Finance right-of-use liability	99,203	82,944
Accrued interest expense and other accrued liabilities	1,624,144	212,649
Accrued professional fees	3,797,539	—

Total accrued expenses and other liabilities	12,420,306	1,931,593
Less: Current accrued expenses and other current liabilities	(12,355,584)	(474,644)

Total long-term accrued expenses and other noncurrent liabilities	$64,722	$1,456,949

Note 9 – Interest Rate Swaps

The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely affect expected future cash flows and by evaluating hedging opportunities.

The Company entered an interest rate swap with Rocky Mountain Bank (“RMB”) on March 12, 2020 to reduce risk related to variable-rate debt from the term loan, which was subject to changes in market rates of interest as discussed in Note 11 – Long-term Debt. The interest rate swap is designated as a cash flow hedge. The Company records its corresponding derivative asset and derivative liability on a gross basis in Other noncurrent assets and Long-term accrued expenses and other noncurrent liabilities at fair value on the Condensed Consolidated Balance Sheets.

Each month, the Company makes interest payments to RMB under its loan agreement based on the current applicable one-month LIBOR rate plus the contractual LIBOR margin then in effect with respect to the term loan, without reflecting the interest rate swap. At the end of each calendar month, the Company receives or makes payments on the interest rate swap difference, if any, based on the current effective interest rate set forth in the table below. Interest payments on the Company’s term loan and payments received or made on the interest rate swap are reported net in the Condensed Consolidated Statements of Operations as interest expense.

The Company had the following interest rate swap designated as a cash flow hedge:

As of September 30, 2022
Effective Date	Maturity Date	Notional Amount	Fair Value	Effective Interest Rate(1)
4/15/2020	3/15/2030	$11,271,205	$1,468,667	2.64% (0.14% + 2.5% LIBOR margin)

As of December 31, 2021
Effective Date	Maturity Date	Notional Amount	Fair Value	Effective Interest Rate(1)
4/15/2020	3/15/2030	$11,754,570	$25,482	2.64% (0.14% + 2.5% LIBOR margin)

(1)

As described in Note 11 – Long-term Debt, the note above initially bears interest at a LIBOR rate determined by the maturity of the note, plus a LIBOR margin rate equal to 2.5% according to the individual

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

secured credit facility. The LIBOR margin decreases as the borrower’s “Leverage Ratio” decreases. The effective interest rate in the table reflects the rate the Company pays giving effect to the swaps.

The Company accounts for the interest rate swap as a cash flow hedge for accounting purposes under US GAAP. The Company reflects the effect of this hedging transaction in the unaudited condensed consolidated financial statements. The unrealized gain is reported in other comprehensive income. If the Company terminates the interest rate swap agreement, the cumulative change in fair value at the date of termination would be reclassified from Accumulated other comprehensive income, which is classified in members’ deficit, into earnings on the Condensed Consolidated Statements of Operations.

Note 10 – Fair Value Measurements

Series A-1 and A-2 Mandatorily Redeemable Preferred shares

On April 25, 2022, the Company and its investors amended the terms of Series A-1 and Series A-2 Preferred shares to require the Series A-1 and Series A-2 Preferred shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, the Series A-1 and A-2 Preferred shares are reclassified from mezzanine equity to liability and are reported at fair value with changes in fair value recorded as gains or losses within Interest expense. The Series A-1 and Series A-2 Preferred shares were redeemed during the nine months ended September 30, 2022 as further discussed in Note 17 – Mandatorily Redeemable Preferred Stock.

Long-term debt, net of debt issuance costs

The Company’s long-term debt, net is recorded at carrying value which approximates fair value based on the closing or estimated market prices of similar securities comparable to the Company’s debts as of September 30, 2022 and December 31, 2021. Debt financing activities and loan agreements are further described in Note 11.

Recurring Fair Value Measurement

Our cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities (excluding derivative instruments) are carried at amounts which reasonably approximate their fair values due to their short-term nature.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following tables summarizes the Company’s assets that are measured at fair value on a recurring basis, by level, within the fair value hierarchy:

As of September 30, 2022
Level 2
Assets
Interest rate swap	$1,468,667

Total assets	$1,468,667

As of December 31, 2021
Level 2
Assets
Interest rate swap	$25,482

Total assets	$25,482

Liabilities
Mandatorily redeemable Series B Preferred shares	$66,412,637
Total liabilities	$66,412,637

Interest Rate Swap

The Company’s derivative financial instruments are measured at fair value on a recurring basis based on quoted market prices or using standard valuation models as described in Note 9 – Interest Rate Swap. The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of our exposure to the financial risks described in Note 2 – Summary of Significant Accounting Policies.

The fair value of the Company’s interest rate swap agreement was determined based on the present value of expected future cash flows using discount rates appropriate with the terms of the swap agreement. The fair value indicates an estimated amount the Company would be required to pay if the contracts were canceled or transferred to other parties. The Company used a Level 2 valuation methodology to assess this interest rate swap.

Mandatorily Redeemable Series B Preferred shares

The Company’s mandatorily redeemable Series B Preferred shares are measured at fair value based on capital contributions, plus accrued but unpaid interest. The Series B Preferred shares were redeemed during the nine months ended September 30, 2022 as further discussed in Note 17.

Non-Recurring Fair Value Measurements

The Company measures certain assets at fair value on a non-recurring basis, including long-lived assets and goodwill and cost method investments, which are evaluated for impairment. Long-lived assets include property, plant and equipment, net, and certain intangible assets. The inputs used to determine the fair value of long-lived assets are considered Level 3 measurements due to their subjective nature.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

As of September 30, 2022 and December 31, 2021, the Company did not have any significant assets or liabilities that were remeasured at fair value on a non-recurring basis in periods subsequent to initial recognition.

Note 11 – Long-term Debt

	As of September 30, 2022	As of December 31, 2021
Permanent loan agreement, dated August 21, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing August 21, 2035	$19,000,000	$19,000,000
Permanent loan agreement, dated October 1, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing October 1, 2035	19,000,000	19,000,000
Term loan agreement dated September 30, 2019, LIBOR + 2.5%, maturing March 15, 2030	11,271,505	11,754,570
Term loan agreement dated February 3, 2020, LIBOR + 2.5%, maturing February 3, 2027	4,510,500	4,929,000
Taxable industrial revenue bonds, dated February 24, 2021, 6.5% interest rate, maturing February 21, 2040	—	7,330,000
Taxable industrial revenue bonds, dated July 21, 2022, 11.5% interest rate, maturing September 1, 2027	160,000,000	—
Various term loan agreements with earliest start at November 18, 2020, 3.89-4.52% interest rates, latest maturation at November 18, 2022	31,851	554,940
Various term loan agreements, with earliest start at September 9, 2021, 5-5.5% interest rates, latest maturation at November 17, 2027	333,987	170,763

Loans payable	214,147,843	62,739,273
Less: noncurrent debt issuance costs	(4,973,811)	(2,303,974)
Less: current debt issuance costs	(996,207)	(161,900)
Less: current portion of long-term debt, net of debt issuance costs	(2,462,670)	(2,155,926)

Total long-term debt, net of debt issuance costs	$205,715,155	$58,117,473

2020 Loan Agreements

In 2020, the Company entered into two separate credit facilities brokered through Live Oak Bank (“LOB”) and backed by the US Department of Agriculture (“USDA”) for the completed purchase of the Company’s first two Viking CL415EAF aircraft. The Company issued two $19,000 thousand promissory notes to LOB, established as 15-year maturity, first 2 years interest only payments monthly, then 13-year term principal plus interest due monthly at the rate of the greater of prime plus 1.5% or 4.75% per annum. The first of these notes was issued on August 21, 2020 and the second was issued October 1, 2020 to BAT1, LLC and BAT2, LLC, respectively. Debt issuance costs for BAT1 and BAT2 were $951 thousand and $877 thousand, respectively. Both of these notes are subject to financial covenants requiring the Company to maintain a debt service coverage ratio (“DSCR”), generally calculated as the ratio of the net cash flow (as defined in the applicable note agreements) to the amount of interest and servicing fees required to be paid over the succeeding 12 months on the principal amount of the

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

note, as applicable, that will be outstanding on the payment date following such date of determination, that exceeds 1.25x at the aircraft or entity level and for the Company’s debt to worth ratio to not exceed 5.00x at the aircraft or entity level.

On February 3, 2020, the Company entered into a credit facility with RMB to finance in part the purchase of four Quest Kodiak aircraft. A promissory note was issued for $5,580 thousand, established as a 7-year maturity, first 8 months interest only payments monthly, 60 day draw period, then 76-month term plus principal interest due monthly on a 10-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan were $86 thousand.

The Company also maintained a credit facility with RMB issued in 2019 for $12,882 thousand, established as a 10-year maturity, 6-month draw period, first 6 months interest only payments monthly, then 10-year term principal plus interest due monthly on a 20-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan were $116 thousand. Both of these notes with RMB are subject to financial covenants requiring the Company to maintain a debt service coverage ratio (“DSCR”), calculated as the ratio of adjusted EBITDA (as defined in the applicable note agreements) to the amount of interest and principal payments for the fiscal year ending on the compliance date, that exceeds 1.25x for the Company. These notes are also subject to financial covenants requiring the Company to maintain a Senior Leverage Ratio on a quarterly basis not to exceed 7.00 to 1.00 through Quarter 3, 2022, 6.00 to 1.00 through Quarter 3, 2023 and 5.00 to 1.00 thereafter. This is calculated as Total Funded Senior Debt (as defined in the applicable note agreements) less municipal debt, divided by adjusted EBITDA (as defined in the applicable note agreements).

In response to the COVID-19 pandemic, the U.S. Small Business Administration (the “SBA”) made available low-interest rate loans to qualified small businesses, including under its Paycheck Protection Program (the “PPP”). On April 7, 2020, in order to supplement its cash balance, the Company applied for this PPP loan. On April 16, 2020, Company’s SBA loan application was approved, and the Company received loan proceeds in the amount of $774 thousand. The SBA loan had an interest rate of 1% and was scheduled to mature on April 16, 2022. On April 2, 2021, this PPP loan was forgiven in full by the SBA and removed from the Company’s Condensed Consolidated Balance Sheets under Section 1106 of the CARES Act. The forgiveness of this loan was recognized in Other income on the Condensed Consolidated Statements of Operations.

The Company entered into a short-term loan to finance aviation insurance premiums through Insurance Premium Financing Leader (“IPFS”) on November 18, 2020. This was financed for $432 thousand with a maturity of one year and at a rate of 4.52%. No debt issuance costs were incurred.

As of December 31, 2021, the Company was in violation of the current ratio 2.00x requirement related to the credit facilities entered with RMB. RMB agreed to waive the violation of the current ratio requirement and not to enforce its rights and remedies from the resulting events of default under the credit facilities. Therefore, as of December 31, 2021, the Company was not considered in violation of its covenants.

As of September 30, 2022, the Company was in violation of the Senior Leverage Ratio requirement related to the credit facilities entered with RMB. On November 3, 2022, RMB issued Amendment #2 to the loan agreements to waive the violation of the Senior Leverage Ratio requirement and not to enforce its rights and remedies from the resulting events of default under the credit facilities. Therefore, as of September 30, 2022, the Company was not considered in violation of its covenants. These amendments also modified the definition of EBITDA to be used in the Senior Leverage Ratio calculation to include certain allowable addbacks.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

2021 Loan Agreements

On February 24, 2021, the Company issued taxable industrial development revenue bonds under the CUSIP of Gallatin County for $7,330 thousand (“2021 Bonds”). This was done through an offering of the first tranche of which the Company is approved to issue up to $160,000 thousand. These proceeds are designated to finance the construction and equipping of the Company’s third aircraft hangar in Belgrade, Montana. They were issued with a 15-year maturity, first two years interest only payments monthly at the rate of 6.5%. Debt issuance costs for this loan were $570 thousand.

On July 21, 2022, upon the closing of a taxable industrial development revenue bond transaction under the CUSIP of Gallatin County for $160,000 thousand (“2022 Bonds”), the Company redeemed in full the 2021 Bonds, and recorded a loss of $845 thousand on debt extinguishment in Other (expense) income in the Condensed Consolidated Statements of Operations.

The Company re-entered into a new short-term loan to finance aviation insurance premiums with IPFS on November 18, 2021. This was financed for $610 thousand with a maturity of one year and at a rate of 3.89%. No debt issuance costs were incurred.

The Company entered into six various term loan agreements for the purchase of vehicles through First Interstate Bank with the earliest date of September 9, 2021. These loans ranged from $29 thousand to $66 thousand and were at rates from 5% to 5.5% and at durations from 5 to 6 years, with the latest maturation on November 17, 2027.

2022 Loan Agreements

The Company entered into two various term loan agreements for the purchase of vehicles through First Interstate Bank with the date of April 21, 2022. These loans ranged from $65 thousand to $72 thousand and were at a rate of 4.8% and at a duration of 5 years, with the maturation on May 5, 2027.

On July 21, 2022, the Company closed on the 2022 Bonds, upon which the Company received from aggregate proceeds of $135,000 thousand on July 21, 2022 and $25,000 thousand on August 10, 2022. The proceeds were designated to redeem in full the 2021 Bonds and the Series A Preferred shares, to finance the construction and equipping of the Company’s third and fourth aircraft hangar in Belgrade, Montana and to fund the purchase of additional CL415EAF aircraft. The 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5% payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2022. Debt issuance costs for the 2022 Bonds was $4,224 thousand.

The 2022 Bonds are subject to redemption or prepayment prior to maturity, as follows: (a) optional redemption in whole or in part, on any day thereafter at par plus accrued interest, and on certain dates, a premium; (b) mandatory redemption at par plus any premium applicable to optional redemptions and a 3% premium if such redemptions are made prior to September 1, 2025, in whole or in part, in the event of the occurrence of certain events; and (c) extraordinary redemption at par plus accrued interest due to the occurrence of certain casualty, condemnation, or other unexpected events. Optional redemptions are subject to 3%, 2%, and 0% premiums if redemptions are made on or after September 1, 2025, September 2026, and September 2027, respectively. At the Company’s direction, the 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events. The 2022 Bonds are subject to financial covenants requiring the Company to maintain a DSCR that exceeds 1.25x commencing with the fiscal quarter ending December 31, 2023, operate in such a manner to produce gross revenues so as to be at all relevant times in compliance with the DSCR covenant and have $8,000 thousand in the form of cash or investments (excluding margin accounts and retirement accounts) at all times and to be reported.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Amortization of debt issuance costs was $289 thousand and $109 thousand for the nine months ended September 30, 2022 and 2021, respectively.

Note 12 – Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various litigation and other claims in the normal course of business. No amounts have been accrued in the unaudited condensed consolidated financial statements with respect to any matters.

Due to the nature of our business, we may become, from time to time, involved in routine litigation or subject to disputes or claims related to our business activities. In the opinion of our management, there are no pending litigation, disputes or claims against us which, if decided adversely, will have a material adverse effect on our financial condition, cash flows or results of operations.

Commitments

On April 13, 2018, the Company executed an aircraft purchase agreement with Longview Aviation Asset Management, Inc. and Viking Air Limited (“Viking”) for the purchase of six Viking CL415EAF aircraft. Payments made under the aircraft purchase agreement were $9,098 thousand and $33,316 thousand for the nine months ended September 30, 2022 and 2021, respectively. Un-invoiced commitments were $9,098 thousand and $18,196 thousand as of September 30, 2022 and December 31, 2021, respectively.

On January 21, 2021, the Company entered a statement of work with Viking to provide a Supplemental Structural Life Management Program (“SSLMP”) Subscription. This program is a 5-year subscription service providing the Company with a structural program for the 6 CL415EAF purchased aircrafts to meet contractual inspection requirements from the US Forest Service. The undiscounted cost of the program will be $3,500 thousand payable through the delivery of the 6th aircraft, the first payment of which was due and paid January 2021.

On March 23, 2022, the Company entered into a statement of work with Sievert Construction, Inc (“Sievert”) for the construction of a hangar at the Bozeman Yellowstone International Airport in Belgrade, Montana. Payments made under the agreement were $7,296 thousand for the nine months ended September 30, 2022. There were no payments made for construction of the hangar under the Sievert contract for the nine months ended September 30, 2021. Un-invoiced commitments were $5,599 thousand as of September 30, 2022.

As of September 30, 2022, future payments related to commitments are as follows:

As of September 30, 2022:	Aircraft	Hangar
Remainder of 2022	$9,097,771	2,166,971
2023	—	3,431,980
2024	—	—
2025	—	—
2026	—	—
Thereafter	—	—

	$9,097,771	5,598,951

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Leases

The Company acts as a lessor of a facility and records this as Revenue in the Condensed Consolidated Statements of Operations. Lease revenue was $207 thousand and $219 thousand for the nine months ended September 30, 2022 and 2021, respectively. The lease is a sublet arrangement and classified as an operating lease.

Note 13 – Collaborations

On February 22, 2022, the Company entered into a collaboration agreement (the “Collaboration Agreement”) with Overwatch Imaging, Inc. (“Overwatch”), a Delaware corporation, under which the Company and Overwatch collaborate to develop and implement FireTrac. FireTrac is a program in which the Company will collect timely imagery of areas affected by wildland fire using Overwatch’s products and services.

Overwatch agrees to provide the products and services at a discount to the Company under the Collaboration Agreement. Overwatch’s products and services under the Collaboration Agreement include, but not limited to, imaging systems, software engineer labor related to software-as-a-service support, labor related to sensor operations, and cloud-based image data web service. In exchange, the Company agrees to pay Overwatch a 7.5% share of revenue from FireTrac on a quarterly basis. As stipulated under the Collaboration Agreement, FireTrac is not expected to generate revenue until the second quarter of 2023.

The Collaboration Agreement will end upon termination by (i) a mutual agreement between the Company and Overwatch, (ii) either or both parties upon revenue payment to Overwatch not meeting certain thresholds stipulated in the Collaboration Agreement within the second, third, or fourth anniversary of the effective date of the Collaboration Agreement, or (ii) either party upon a material breach of the Collaboration Agreement uncured within thirty (30) days after written notice from the non-breaching party.

The Company determined that both the Company and Overwatch are active participants and exposed to the significant risks and rewards of the collaboration under the Collaboration Agreement. The Company does not consider its obligations under the Collaboration Agreement as an output of the Company’s ordinary activities in exchange for consideration and Overwatch is not considered a customer under ASC 606. Therefore, the Company considers the collaboration to be within the scope of ASC 808.

For the nine months ended September 30, 2022, the Company recorded $432 thousand of purchases of imaging systems under the Collaboration Agreement in Property, plant and equipment, net, and $241 thousand of engineering services provided by Overwatch under the Collaboration Agreement in General and administrative expenses.

Note 14 – Stock-Based Compensation

During the years ended December 31, 2021 and 2020, the Company granted Incentive Units to selected board members and executives. Within each grant, 80% of the Incentive Units vest annually over a four year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”), and the remaining 20% of the Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”). Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested if a qualifying change of control event occurs prior to the respective award’s four year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value.

For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of September 30, 2022. Forfeitures are accounted for as they occur.

Compensation cost for the Incentive Units is measured at their grant-date fair value. The value of the Company’s common shares is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs.

Incentive Unit activity for the period from January 1, 2022 to September 30, 2022 was as follows:

	Time-Vesting Incentive Units		Exit-Vesting Incentive Units
	Number of Awards	Weighted average grant date fair value	Number of Awards	Weighted average grant date fair value
Unvested as of January 1, 2022	242,424	$0.15	80,808	$0.11

Granted	—	—	—	—
Vested	—	—	—	—
Forfeited	—	—	—	—

Unvested as of September 30, 2022	242,424	$0.15	80,808	$0.11

For the nine months ended September 30, 2022, the Company recognized stock-based compensation expense of $7 thousand within General and administrative expenses on the Condensed Consolidated Statements of Operations. For the nine months ended September 30, 2021, the stock-based compensation expense related to the Incentive Units did not have a material impact on the Company’s unaudited condensed consolidated financial statements. As of September 30, 2022, there was $31 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively.

Note 15 – Related Party

In July 2022, the Company paid $3,850 thousand in cash for the acquisition of the Pilatus PC-12 aircraft from Mr. Timothy Sheehy, the Chief Executive Officer without any guarantees given or received. After the purchase, the Company repaired and upgraded the Pilatus PC-12 aircraft for use of the Company’s business. At September 30, 2022, the Company had no outstanding payables or commitments related to the purchase of the Pilatus PC-12 aircraft.

Note 16 – Mezzanine Equity

On April 25, 2022, the Company authorized and issued 315,789 Series C Preferred shares with a par value of $0.001 per share for aggregate proceeds of $288,685 thousand, net of issuance costs of $11,315 thousand. The Series C Preferred shares rank senior to the Company’s common shares and rank subordinate to the Company’s Series A Preferred shares with respect to the distribution of assets upon liquidation or certain triggering events. The Series C Preferred shares do not participate in earnings of the Company and are non-voting shares.

Prior to the consummation of qualified public offering, the Series C Preferred shares accrue interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter and are compounded semi-annually at June 30th and December 31st of each year. Following the consummation of a qualified public offering, the Series C Preferred shares accrue interest daily at 7% per annum for the first 6 years,

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

9% per annum for the seventh year and 11% per annum thereafter, compounded semi-annually. Accrued interest for the Series C Preferred shares was $9,701 thousand for the nine months ended September 30, 2022.

The Series C Preferred shares are convertible at the election of the holder into shares of the Company’s Class B Common shares after the occurrence of certain specified events, including after a qualified public offering, without the payment of additional consideration by the holder into such number of Class B Common shares as determined by dividing the original issue price, plus accrued interest by a conversion price in effect at the time of conversion. The Series C Preferred shares conversion price shall initially be equal to $12.929104. The applicable conversion price is subject to future adjustments upon the occurrence of a qualified public offering.

The shares are mandatorily redeemable by the Company on April 25, 2032 at an amount dependent on whether the redemption occurs prior or following a qualified public offering. If the mandatory redemption occurs prior to the consummation of a qualified public offering, the redemption amount is equal to the stated value, plus the initial issue price multiplied by 50%, plus accrued but unpaid interest. If the mandatory redemption occurs following the consummation of a qualified public offering, the redemption amount is equal to the stated value, plus accrued but unpaid interest. The Series C Preferred shares are also redeemable upon certain triggering events outside of the control of the Company. The redemption events include redemption by the holder after March 29, 2027 and prior to a qualified public offering, or a fundamental change in the Company’s voting and governance structure such as the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or a similar liquidity event.

Given the conversion feature is considered substantive, the mandatory redemption date is not certain and the optional redemption is upon the occurrence of certain events that are considered not solely within the Company’s control, the Series C Preferred shares are classified as mezzanine equity.

The Company identified certain conversion and redemption features that are required to be bifurcated from the host instrument as embedded derivative liabilities; however, the Company determined the fair value of these features, both individually and in the aggregate was immaterial at inception and as of September 30, 2022. The fair value of these features will be assessed at each reporting date and will be marked to market, if material.

As of September 30, 2022, it is probable that the Series C Preferred shares may become redeemable at either the holder’s option on or after March 29, 2027 and prior to the consummation of a qualified public offering or in the event of a qualified public offering. The Company has elected to recognize changes in redemption value immediately, adjusting the preferred shares to the maximum redemption value at each reporting date. As of September 30, 2022, the Series C Preferred shares had a carrying value of $325,490 thousand and a redemption value of $483,385 thousand.

	Redeemable Series C Preferred Shares
	Shares	Amounts
Issuance of Series C Preferred shares	315,789	$288,684,675
Adjustment to maximum redemption value	—	194,700,539

Balance as of September 30, 2022	315,789	$483,385,214

Note 17 – Mandatorily Redeemable Preferred Stock

Series B Preferred Shares

On April 25, 2022, the Company used a portion of the proceeds from the issuance of the Series C Preferred shares to redeem all 60,000,000 of the Company’s outstanding Series B Preferred shares for $69,999 thousand, inclusive of $9,999 thousand in accrued interest.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Series A Preferred Shares

The Company was authorized to issue 10,500,000 shares of Series A-1 and A-2 Preferred shares with a par value of $0.001 per share for $105,000 thousand. The Series A-1 and A-2 Preferred shares rank senior to the Company’s common shares and Series C Preferred shares with respect to the distribution of assets upon liquidation or certain triggering events, but do not participate in earnings of the Company. The Series A-1 and A-2 Preferred shares are voting and non-voting shares, respectively.

On April 25, 2022, the Company used the proceeds from the issuance of the Series C Preferred to redeem 4,444,444 shares of the Series A-1 and A-2 Preferred shares for $100,000 thousand. The loss on redemption of $34,622 thousand was reflected as a reduction to Accumulated deficit on the Condensed Consolidated Balance Sheets.

On April 25, 2022, the Company and its investors included a new mandatory redemption provision requiring the Series A-1 and Series A-2 Preferred shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, the Series A-1 and A-2 Preferred shares have been reclassified from mezzanine equity to liability. The Company elected the fair value option to measure the modification of the Series A-1 and A-2 Preferred shares, recording a value of $132,331 thousand at modification. The modification of the Series A-1 and A-2 Preferred shares have been accounted for as an extinguishment, with the change in fair value of $45,609 thousand recorded to Accumulated deficit on the Condensed Consolidated Balance Sheets with no gain or loss recorded to net loss. The loss on extinguishment has been included in net loss attributable to common shareholders used to calculate net loss per share.

The Series A Preferred shares accrue interest on a liquidation preference defined as the combined capital contributions plus accrued preferred interest amounts at a rate of 12% per annum.

The Series A-1 and A-2 Preferred shares are redeemable upon certain triggering events outside of the control of the Company in the event of board expansion and deemed liquidation. Failure to pay the Series A Preferred shares interest amount on a timely basis triggers a board expansion event that provides the holders of the Series A Preferred shares the option to obtain control of the Company’s board of directors and initiate a triggering event. The triggering events include the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or assets, a qualified IPO or a similar liquidity event. The Series A-1 and A-2 Preferred shares are redeemable at any time at the option of the Company at a redemption price equal to the greater of the product of the investment amount multiplied by 2.25 plus any indemnification amounts or aggregate liquidation preference.

The Company identified certain redemption features that would be required to be considered for bifurcation. The Company elected the fair value option and as such, valued the host preferred shares and embedded features as one instrument.

On July 21, 2022 and August 10, 2022, the Company used the proceeds from the 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Series A-1 and A-2 shares for aggregate proceeds of $136,250 thousand. The fair values of the Series A-1 and A-2 Preferred shares were increased by $3,919 thousand from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon extinguishment.

As of December 31, 2021, the Company has 10,243,936 shares of Series A-1 Preferred shares and 256,064 shares of Series A-2 Preferred shares issued and outstanding. As of December 31, 2021, the Series A-1 and A-2 Preferred shares had a carrying value of $105,000 thousand and a redemption value of $146,668 thousand.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 18 – Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding. Change in fair value of Series A-1 and A-2 Preferred shares and the adjustment to maximum redemption value of Series C Preferred shares are subtracted from net loss attributable to the Company in determining net income (loss) per share attributable to common shareholders.

Diluted net income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding plus the number of Class D common shares issuable upon the vesting of the Time-Vesting Incentive Units and Exit-Vesting Incentive Units to the extent the effect would be dilutive.

The following table sets forth the computation of the Company’s basic and diluted earnings income (loss) per share:

	Nine months ended September 30,
	2022	2021
Basic and diluted net income (loss) per share
Numerator:
Net income (loss)	$(25,117,707)	$4,588,352
Series C Preferred shares adjustment to maximum redemption value	(194,700,545)	—
Series A Preferred shares adjustment for redemption, extinguishment and accrued interest	(85,663,336)	(12,246,763)

Net loss attributable to common shareholders – basic and diluted	$(305,481,588)	$(7,658,411)

Denominator:
Weighted average shares outstanding – basic and diluted	40,282,828	40,080,808

Net loss per share attributable to common shareholders – basic and diluted	(7.58)	(0.19)

The following table summarizes the potentially dilutive common shares that were excluded from diluted net income (loss) per share computations because the effect would have be anti-dilutive effect (in thousands):

	Nine months ended September 30,
	2022	2021
Series C Preferred Convertible Preferred shares	25,175,022	—
Class D common shares upon vesting	323,232	323,232

Total	25,498,254	323,232

Note 19 – Members’ Deficit

Common Shares — The Company has 30,000,000 shares of Class A Common shares issued and outstanding as of September 30, 2022 and December 31, 2021. The holders of these shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Class A shares were issued to ElementCompany, LLC.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company has 9,756,130 shares of Class B Common shares issued and outstanding as of September 30, 2022 and December 31, 2021. The holders of these shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

The Company has 243,871 shares of Class C Common shares issued and outstanding as of September 30, 2022 and December 31, 2021. The Company also has 606,061 shares of Class D Common shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. These Class C and Class D shares are non-voting.

The current voting power of the Company follows the structure of the elected Board members with 3 designees from the holders of Class A Common shares and 2 designees from the holders of Class B Common shares. This will remain in place while the holders of Class B Common shares in aggregate hold at least 10% of the common shares outstanding and prior to any initial public offering, at which point voting power changes, based on the relevant shares outstanding. This structure will remain in place unless a board expansion event occurs as defined in the operating agreement.

Note 20 – Subsequent Events

The Company evaluated its activities through November 7, 2022, the date at which the unaudited condensed consolidated financial statements were available to be issued.

On November 7, 2022, the Company acquired all of the outstanding equity interests of MA, LLC for $1.00. MA, LLC will cease to be accounted for as a VIE in future reporting periods.

Report of Independent Registered Public Accounting Firm

To the Board of Managers and Members of

Bridger Aerospace Group Holdings, LLC

Belgrade, Montana

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bridger Aerospace Group Holdings, LLC (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, members’ deficit, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Crowe LLP

We have served as the Company’s auditor since 2022.

Houston, Texas

August 12, 2022

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars)

	As of December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$13,689,091	$5,245,886
Restricted cash	3,572,041	—
Accounts receivable	34,992	2,262,641
Aircraft support parts	1,944,660	749,314
Prepaid expenses and other current assets	2,825,687	1,018,566

Total current assets	22,066,471	9,276,407
Property, plant and equipment, net	168,677,309	119,982,841
Intangible assets, net	307,954	341,001
Goodwill	2,457,937	2,457,937
Other noncurrent assets	1,602,568	—

Total assets	$195,112,239	$132,058,186

LIABILITIES, MEZZANINE EQUITY AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$4,021,177	$711,554
Accrued expenses and other current liabilities	474,644	1,743,000
Operating right-of-use current liability	4,973	—
Current portion of Series B Preferred redeemable securities	66,412,637	—
Current portion of long-term debt	2,155,926	1,458,852

Total current liabilities	73,069,357	3,913,406
Accrued expenses and other noncurrent liabilities	1,456,949	1,560,128
Operating right-of-use noncurrent liability	608,571	—
Long-term Series B Preferred redeemable securities	—	10,077,029
Long-term debt, net of debt issuance costs	58,117,473	53,633,771

Total liabilities	133,252,350	69,184,334

COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Redeemable Preferred A interests	146,668,028	125,754,844

MEMBERS’ DEFICIT
Accumulated deficit	(84,832,845)	(62,378,864)
Accumulated other comprehensive income (loss)	24,706	(502,128)

Total members’ deficit	(84,808,139)	(62,880,992)

Total liabilities, mezzanine equity and members’ deficit	$195,112,239	$132,058,186

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in U.S. dollars)

	For the years ended December 31,
	2021	2020
Revenues	$39,384,182	$13,413,069
Cost of revenues:
Flight operations	15,823,713	8,574,975
Maintenance	10,755,471	4,279,325

Total cost of revenues	26,579,184	12,854,300

Gross profit	12,804,998	558,769
Operating expenses:
General and administrative	10,849,400	9,293,737
Business development	365,627	122,964

Total operating expenses	11,215,027	9,416,701

Operating income (loss)	1,589,971	(8,857,932)
Interest expense	(9,293,928)	(1,601,835)
Other income	1,163,160	59,672
Net loss on investments	—	(1,838,110)

Net loss	$(6,540,797)	$(12,238,205)

Liquidation preference on Series A Preferred shares	(15,913,184)	(14,058,945)

Net loss attributable to common shareholders – basic and diluted	$(22,453,981)	$(26,297,150)

Net loss per share attributable to common shareholders – basic and diluted	$(0.56)	$(0.66)

Weighted-average shares outstanding – basic and diluted	40,122,651	40,005,740

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(All Amounts in U.S. dollars)

	For the years ended December 31,
	2021	2020
Net loss	$(6,540,797)	$(12,238,205)
Other comprehensive income (loss):
Foreign currency translation adjustment	(776)	—
Unrealized gain (loss) on derivative instruments	527,610	(502,128)

Total other comprehensive income (loss)	526,834	(502,128)

Comprehensive loss	$(6,013,963)	$(12,740,333)

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

(All Amounts in U.S. dollars)

	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Members’ Deficit
Balance at January 1, 2020	$(36,081,714)	$—	$(36,081,714)
Unrealized loss on derivative instruments	—	(502,128)	(502,128)
Liquidation preference on Series A Preferred shares	(14,058,945)	—	(14,058,945)
Net loss	(12,238,205)	—	(12,238,205)

Balance at December 31, 2020	$(62,378,864)	$(502,128)	$(62,880,992)

Liquidation preference on Series A Preferred shares	(15,913,184)	—	(15,913,184)
Unrealized gain on derivative instruments	—	527,610	527,610
Foreign currency translation adjustment	—	(776)	(776)
Net loss	(6,540,797)	—	(6,540,797)

Balance at December 31, 2021	$(84,832,845)	$24,706	$(84,808,139)

The accompanying notes are an integral part of these consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in U.S. dollars)

	For the years ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,540,797)	$(12,238,205)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on sale of fixed assets	995,528	1,025,614
Depreciation and amortization	6,673,685	2,682,194
Amortization of debt issuance costs	173,761	61,119
Income from forgiveness of PPP loan	(774,300)	—
Loss from extinguishment of AECN loan receivable	—	386,488
Equity method investment loss – Côte-Nord	—	1,838,110
Interest accrued on Series B Preferred shares	6,335,608	77,029
Changes in operating assets and liabilities
Accounts receivable	2,227,649	(2,087,001)
Aircraft support parts	(1,195,346)	(602,440)
Prepaid expense and other current assets	(1,807,123)	(17,126)
Accounts payable, accrued expense and other liabilities	(67,795)	1,059,483

Net cash provided by (used in) operating activities	6,020,870	(7,814,735)

Cash flows from investing activities:
Investments in construction in progress – aircraft	(28,000,000)	(20,673,461)
Investments in construction in progress – buildings	(3,195,769)	(2,538,941)
Development of internal-use software – in progress	—	(223,074)
Capitalized internal-use software	—	(73,601)
Investment in Overwatch Imaging, Inc.	(1,000,000)	—
Purchases of property, plant and equipment	(22,567,083)	(29,794,114)

Net cash used in investing activities	(54,762,852)	(53,303,191)

Cash flows from financing activities:
Contributions from Series A Preferred shares members	5,000,000	—
Contributions from Series B Preferred shares members	50,000,000	10,000,000
Payment of finance lease liability	(23,310)	—
Borrowings from Rocky Mountain Bank hanger loan	—	2,726,291
Borrowings from Rocky Mountain Bank aircraft loan	—	5,580,000
Borrowings from Live Oak Bank USDA loans	—	38,000,000
Borrowings from SBA Paycheck Protection Program loan	—	774,300
Borrowings from Taxable Industrial Revenue bond	7,330,000	—
Borrowings from IPFS insurance loan	667,013	442,204
Borrowings from various First Interstate Bank vehicle loans	175,712	—
Payment of debt issuance costs	(670,298)	(1,913,993)
Repayments on debt	(1,721,113)	(616,265)

Net cash provided by financing activities	60,758,004	54,992,537

Effects of exchange rate changes	(776)	—
Net change in cash, cash equivalents and restricted cash	12,015,246	(6,125,389)
Cash, cash equivalents and restricted cash – beginning of the year	5,245,886	11,371,275

Cash, cash equivalents and restricted cash – end of the year	$17,261,132	$5,245,886

Less: Restricted cash – end of the year	3,572,041	—

Cash and cash equivalents – end of the year	$13,689,091	$5,245,886

Supplemental cash flow information
Interest paid	$2,686,442	$810,417
Fixed assets in accounts payable	$2,446,383	$94,985

The accompanying notes are an integral part of these consolidated financial statements

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 1 – Organization and Basis of Presentation

Nature of Business

Bridger Aerospace Group Holdings, LLC and its subsidiaries (“Bridger”, “the Company,” “we,” “us” or “our”) provides aerial wildfire management, relief and suppression and firefighting services using next generation technology and sustainable and environmentally safe firefighting methods.

The Company was formed on November 20, 2018 and registered in the State of Delaware. The legal name of the Company was officially changed from Element Company Operations, LLC to Bridger Aerospace Group Holdings, LLC through an amendment with the State of Delaware, effective January 1, 2020. The Company is owned 75% by Bridger Element, LLC.

As of December 31, 2021, the Company had 15 aircraft, including 7 Twin Commander surveillance platforms, 4 Quest Kodiaks and 4 Viking CL215Ts. As of December 31, 2020, the Company had 15 aircraft, including 2 FVR-90 UAV Drones, 7 Twin Commander surveillance platforms, 4 Quest Kodiaks and 2 Viking CL215Ts.

Basis of Presentation

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”). The consolidated financial statements include the financial statements of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.

Business Combination

On August 3, 2022, the Company’s board of directors unanimously approved the pursuit of a merger transaction involving the Company and Jack Creek Investment Corp (“JCIC”), a special purpose acquisition company (“SPAC”) that would result in the Company being a wholly owned subsidiary of a new public entity (the “Business Combination”). On August 3, 2022, the Company and Jack Creek entered into an agreement and plan of merger (the “Transaction Agreements”) for the Business Combination. The Company is expected to receive approximately $345,073 thousand in cash consideration from JCIC upon the closing of the Business Combination (the “Closing”) based on JCIC’s Trust Account as of March 31, 2022 per JCIC’s Form 10-Q filed on May 12, 2022. The cash consideration expected to be received by the Company is estimated before giving effect to the payment of transaction costs incurred in connection with the Business Combination and assumes that no public stockholders of JCIC exercise their redemption rights with respect to their public shares of Class A ordinary shares for a pro rata share of the funds in the Trust Account of JCIC prior to the Closing. The Company will not receive any cash consideration upon the closing of the Business Combination if 100% of public stockholders of JCIC exercise their redemption rights with respect to their public shares of Class A ordinary shares for a pro rata share of the funds in the Trust Account of JCIC prior to the Closing.

Liquidity

The Company had $13,689 thousand and $5,246 thousand of cash and cash equivalents as of December 31, 2021 and 2020, respectively. While the Company is generating revenues, continuing operations and reporting positive operating profit and operating cash flow in 2021, it is still dependent on raising additional funds from equity and debt issuances for continued support to fund operations, without which the Company would not be able to pay its liabilities and obligations as they come due and would need to curtail its operations.

On April 25, 2022, the Company raised $300,000 thousand from an issuance of Series C Preferred shares. The proceeds were used to redeem $70,000 thousand for capital contributions plus accrued interest for all of the Series B Preferred shares, to redeem $100,000 thousand aggregate initial liquidation preference of Series A Preferred shares, to fund future growth capital expenditures and for general corporate purposes.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

On July 21, 2022 and August 10, 2022, the Company closed on taxable industrial development revenue bond transactions under the CUSIP of Gallatin County for $160,000 thousand (“2022 Bonds”). The net proceeds, together with cash on hand, were used to redeem the capital contributions plus accrued interest for all of the remaining Series A preferred shares totaling $134,000 thousand and the principal plus accrued interest for the taxable industrial development revenue bond under the CUSIP of Gallatin County issued on February 24, 2021 totaling $7,735 thousand. The 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5%.

The Company believes it will be sufficiently funded for its short-term liquidity needs and the execution of its business plan for at least 12 months following the date at which the consolidated financial statements were available to be issued. As of July 31, 2022 the Company has cash and cash equivalents of $114,482 thousand (unaudited) and restricted cash of $3,923 thousand (unaudited).

Impact of COVID-19

In March 2020, the World Health Organization declared a global pandemic related to the outbreak of a respiratory illness caused by the coronavirus, COVID-19. Related impacts and disruptions continue to be experienced in the geographical areas in which the Company operates and the ultimate duration and intensity of this global health emergency continues to be unclear. There is still significant uncertainty related to the economic outcomes from the ongoing COVID-19 pandemic. The uncertainties caused by the COVID-19 pandemic include, but are not limited to, supply chain disruptions, workplace dislocations, economic contraction, and downward pressure on some customer budgets and customer sentiment in general. Due to the COVID-19 pandemic, we have experienced supply chain and work delays on certain projects. Should such conditions become protracted or worsen or should longer-term budgets or priorities of our clients be impacted, the COVID-19 pandemic could negatively affect our business, results of operations and financial condition. Given the dynamic nature of the emergency and its global consequences, its ultimate impact on the Company’s operations, cash flows and financial condition cannot be reasonably estimated at this time.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The Company consolidates those entities in which it, through the existing owners, has control over significant operating, financial or investing decisions of the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (“VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

For the years ended December 31, 2021 and 2020 the following entities are considered to be VIEs, as they lack sufficient equity and are consolidated in the Company’s financial statements: Northern Fire Management Services, LLC (“NFMS, LLC”) and Mountain Air, LLC (“MA, LLC”). For the years ended December 31, 2021 and 2020, NFMS, LLC and MA, LCC held immaterial assets or liabilities in their financial statements. For the years ended December 31, 2021 and 2020, the following entities were considered to be VIEs but were not consolidated in the consolidated financial statements due to a lack of the power criterion or the losses/benefits criterion: AE Côte-Nord Canada (“Côte-Nord”) and Ensyn BioEnergy Canada, Inc (“EBC”).

Northern Fire Management Services, LLC: The Company assisted in designing and organizing NFMS, LLC with a business purpose of employing Canadian aviation professionals for the Company. A Master Services Agreement exists between NFMS, LLC and the Company, BAT, LLC to transfer all annual expenses incurred to the Company in exchange for the Canadian employees to support the Company’s water scooper aircraft. NFMS, LLC is fifty percent owned by a member of the executive team who is also an owner of the Company and fifty percent owned by a BAG, LLC employee. The ownership split is economic only and common control is retained by the ownership of the executive member. The Company is responsible for the decisions related to all of its expenditures, which solely relates to payroll. Based on these facts, it was determined that the Company is the primary beneficiary of NFMS, LLC. Therefore, NFMS, LLC has been consolidated by the Company. All intercompany expenses associated with NFMS, LLC and its service agreement have been eliminated in consolidation.

Mountain Air, LLC: MA, LLC is designed to hold aerial firefighting contracts. The Company and MA, LLC have a management service agreement, whereby the Company leases the aircraft for its contracts in exchange for 99% of the profit obtained from the leased aircraft. All monetary consideration solely comes from the Company or one of its wholly owned subsidiaries and MA, LLC only incurs immaterial expenses. MA, LLC is owned by two of the Company’s executive members who are also owners in the Company. Through the management service agreement, the Company controls the operations and all significant budgeting and financing of MA, LLC. The Company has the primary risk (expense) exposure in financing and operating the assets and is responsible for 100% of MA, LLC’s operations. It was determined that the Company is the primary beneficiary of MA, LLC and therefore, MA, LLC has been consolidated by the Company. All intercompany revenue and expenses associated with MA, LLC and its management service agreement have been eliminated in consolidation.

Ensyn Bioenergy Canada, Inc and AE Côte-Nord Canada: The Company accounts for its investment in Ensyn (50% equity ownership interests) and Côte-Nord (25% equity ownership) under the equity method of accounting. EBC owns 50% of the equity of Côte-Nord and was designed as an investment vehicle to fund the operations of Côte-Nord. For the year ended December 31, 2020, the Company recorded an equity loss of $346 thousand of its investment in EBC and Côte-Nord. As of December 31, 2020, the Company has fully impaired its investment in EBC. In 2020, Côte-Nord filed for bankruptcy prompting the impairment of a note receivable due from EBC of $414 thousand that was written off at the carrying value, plus accrued interest and recorded in General and administrative and Other income (expense) in the Consolidated Statements of Operations. The Company does not receive any income or loss from EBC as there is no business activity at the entity. The Company believes there is no material loss exposure on these assets or from its relationship with Côte-Nord.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Seasonality

The Company’s business is generally seasonal, with a significant portion of total revenue occurring during the second and third quarters of the fiscal year due to the North American fire season.

Use of Estimates

The preparation of financial statements in conformity with US GAAP, requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities, disclosure of gain or loss contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates and such differences could be material to the consolidated financial statements. Significant items subject to such estimates and assumptions include: (a) excess and aging aircraft support parts reserves, (b) allowance for doubtful accounts, (c) useful lives of property, plant and equipment (d) impairment of long-lived assets, goodwill and other intangible assets, (e) disclosure of fair value of financial instruments, (f) variable interest entities, (g) accounting for Series A Preferred shares and Series B Preferred shares, (h) revenue recognition and (i) estimates and assumptions made in determining the carrying values of goodwill and other intangible assets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and all highly liquid, readily convertible investments with a maturity of three months or less. Cash equivalents are placed primarily in time deposits and money market funds. The Company’s subsidiaries generally maintain cash account balances sufficient to meet their short-term working capital requirements and periodically remit funds to the parent company to pay intercompany lease, maintenance and other charges. Substantially all of the Company’s cash is concentrated in a few financial institutions. At times, deposits in these institutions exceed the federally insured limits.

Restricted Cash

Restricted cash includes cash and cash equivalents that are not readily available for use in the Company’s operating activities. Restricted cash consists of proceeds from taxable industrial development revenue bonds under the Committee on Uniform Securities Identification Procedures (“CUSIP”) of Gallatin County, issued in February 2021 for $7,330 thousand. These funds are held in a demand deposit account or highly rated money market fund. As of December 31, 2021, $3,572 thousand was the remaining balance available of the original $7,330 thousand originally appropriated. These funds are designated for the construction of an aircraft hangar.

Accounts Receivable

Accounts receivable consists of amounts due from our customers. The Company maintains an allowance for doubtful accounts equal to the estimated losses expected to be incurred based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. For the years ended December 31, 2021 and 2020, the Company did not record any bad debt expense as accounts receivable has historically been collected in accordance with the policy and there is no history of write-offs.

Aircraft Support Parts

Aircraft support parts consist of repairables and expendables that are used for servicing aircraft and support parts for universal application amongst the aviation fleet. Aircraft support parts are tracked by serial number and capitalized at cost in the Consolidated Balance Sheets and expensed in the Consolidated Statements of Operations when used in operations.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Property, Plant and Equipment, net

Property, plant and equipment are recorded at cost when acquired. Except for aircraft, engines and rotable parts, depreciation is computed on the straight-line basis over the estimated useful life of property, plant and equipment and is recorded in Cost of revenues and General and administrative in the Consolidated Statements of Operations. Depreciation for aircraft, engines and rotable parts is recorded over the estimated useful life based on flight hours. The table below summarizes depreciable lives by asset category:

Estimated useful life
Aircraft, engines and rotable parts	1,500 – 6,000 flight hours
Unmanned aerial vehicles	5 – 10 years
Vehicles and equipment	3 – 5 years
Buildings	40 years

Aircraft undergo maintenance activities including routine repairs, inspections, part replacements and overhauls as required by regulatory authorities or manufacturer specifications. Costs of routine maintenance of aircraft are expensed as incurred as Cost of revenues in the Consolidated Statements of Operations. Costs that increase the value of the aircraft are capitalized as property, plant and equipment, net in the Consolidated Balance Sheets and are depreciated over the asset’s useful life.

Upon retirement or sale, the property, plant and equipment disposed of and the related accumulated depreciation are removed from the Consolidated Balance Sheets and any resulting gain or loss is recorded as General and administrative expense in the Consolidated Statements of Operations.

Interest on long-term debt for the development or manufacturing of Company assets is capitalized to the asset until the asset enters production or use, and thereafter all interest is charged to expense as incurred.

Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over fair value of the net assets acquired in an acquisition. Other intangible assets consist of finite-lived intangible assets acquired through the Company’s historical business combinations and software developed for internal-use. In accordance with ASC Topic 350-40, Software – Internal-Use Software (“ASC 350-40”), the Company capitalizes certain direct costs of developing internal-use software that are incurred in the application development stage, when developing or obtaining software for internal use. Once the internal use software is ready for its intended use, it is amortized on a straight-line basis over its useful life. Refer to Note 7 – Goodwill and Other Intangible Assets.

The Company tests goodwill for impairment annually as of December 31 or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or indefinite-lived intangible asset below its carrying value. Goodwill is tested for impairment at the reporting unit level using a fair value approach. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, a “Step 0” analysis. If, based on a review of qualitative factors, it is more likely than not that the fair value of a reporting unit is less than its carrying value the Company performs “Step 1” of the goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The Company determines the fair value of a reporting unit by estimating the present value of expected future cash flows, discounted by the applicable discount rate. If the carrying value exceeds the fair value, the Company measures the amount of impairment loss, if any, by comparing the implied fair value of the reporting unit goodwill with its carrying amount, the “Step 2” analysis. No impairment charges have been required.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Intangible assets are initially recorded at fair value and subsequently amortized over their useful lives using the straight-line method, which reflects the pattern of benefit, and assumes no residual value. Intangible assets with definite lives are reviewed for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. The remaining estimated useful lives of definite-lived intangible assets are routinely reviewed and, if the estimate is revised, the remaining unamortized balance is amortized over the revised estimated useful life.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, excluding interest, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

The Company identified impairment indicators within their investment in Côte-Nord which arose from the risk that this entity will not be able to meet its initial growth projections. This facility is currently not in operation and reduced to minimal activity to avoid the obsolescence of its equipment. In 2021, the facility began the process of a bankruptcy filing. These indicators are directly tied to the Côte-Nord Facility’s inability to market its renewable fuel product in the US. Since this viability is dependent on a favorable ruling from the Environmental Protection Agency, the Company assessed the recoverability of the investment based on an estimated probability of cash flows generated from its saleable product. The Company recorded an impairment charge of $1,492 thousand for the year ended December 31, 2020. This was recorded against the investment in the Consolidated Balance Sheets, fully reducing the carrying value as of December 31, 2020. The impairment charge is recorded in Other income (expense) in the Statements of Operations and in Operating Activities in the Consolidated Statements of Cash Flows. In 2021, the Company wrote-off its loan receivable in General and administrative and associated accrued interest in Other income (expense) with Côte-Nord for $414 thousand in the Consolidated Statements of Operations. This decision was made based on the estimation the loan will not be recoverable given the Company’s bankruptcy status.

Investments accounted for under the equity method are recorded based upon the amount of the Company’s investment and are adjusted each period for the Company’s share of the investee’s income or loss. Investments are reviewed periodically for changes in circumstances or the occurrence of events that suggest an other-than-temporary event where the investment may not be recoverable. As of December 31, 2020, the investment in the Côte-Nord was fully impaired. The related equity loss adjustment in Ensyn BioEnergy Canada, Inc. is only related to Côte-Nord and reflects the full impairment.

Equity Method Investments

At December 31, 2021 and 2020, the Company owned a 50% interest in Ensyn BioEnergy Canada, Inc. and a 25% interest in the Côte-Nord and has accounted for both investments under the equity method of accounting.

Cost Method Investments

The Company holds equity securities without a readily determinable fair value, which are only adjusted for observable price changes in orderly transactions for the same or similar equity securities or any impairment,

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

totaling $1,000 thousand at December 31, 2021 and are included within Other noncurrent assets in the Company’s Consolidated Balance Sheets.

Debt Issuance Costs

Debt issuance costs consist of expenditures associated with obtaining debt financing, principally legal and bank commitment fees. Such costs are deferred and amortized over the term of the related credit arrangements using a method that approximates the effective interest method. Debt issuance costs are included in the Consolidated Balance Sheets as a direct deduction from the carrying amount of long-term debt and are included in Interest expense the Consolidated Statements of Operations. The payment of debt issuance costs is recorded under financing activities in the Consolidated Statements of Cash Flows.

Fair Value of Financial Instruments

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs and quoted prices in active markets for similar assets and liabilities.

Level 3 — Unobservable inputs and models that are supported by little or no market activity.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety has been determined based on the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company charges daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is earned primarily at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.

The Company enters into short, medium and long-term contracts with customers, primarily with government agencies during the firefighting season, to deploy aerial fire management assets. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot and field maintenance personnel to support the contract.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Contracts are based on either a Call-When-Needed (“CWN”) or Exclusive Use (“EU”) basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.

The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.

The Company has not incurred incremental costs for obtaining contracts with customers. In addition, the Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. The Company has elected to use the practical expedient detailed in ASC 340-40-25-4 to expense any costs to fulfill a contract as they are incurred when the amortization period would be one year or less.

Contract assets are classified as a receivable when the reporting entity’s right to consideration is unconditional, which is when payment is due only upon the passage of time. As the Company invoices customers for performance obligations that have been satisfied, at which point payment is unconditional, contracts do not typically give rise to contract assets. Contract liabilities are recorded when cash payments are received or due in advance of performance.

Payment terms vary by customer and type of revenue contract. The Company generally expects that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, the Company has elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC 606, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.

Other revenue consists of leasing revenues for facilities as well as external repair work performed on customer aircraft.

Revenue Disaggregation

The following shows the disaggregation of revenue by service for the years ended December 31, 2021 and 2020.

	For the years ended December 31,
	2021	2020
Fire suppression	$30,442,001	$6,288,466
Aerial surveillance	8,632,535	6,885,297
Other services	309,646	239,306

Total revenues	$39,384,182	$13,413,069

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following shows the disaggregation of revenue by type for the years ended December 31, 2021 and 2020.

	For the years ended December 31,
	2021	2020
Flight revenue	$20,377,442	$7,849,202
Standby revenue	18,550,067	5,183,010
Other revenue	456,673	380,857

Total revenues	$39,384,182	$13,413,069

Concentration Risk

During the year ended December 31, 2021, the Company had two customers who individually accounted for 74% and 18% of total revenues and as of December 31, 2021, one customer that made up 92% of accounts receivable. During the year ended December 31, 2020, the Company had four customers who individually accounted for 28%, 27%, 17% and 16% of revenue and as of December 31, 2020, one customer that made up approximately 88% of accounts receivable.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the Company’s CODM. The Company manages its operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources. This one operating and reporting segment primarily focuses on aerial firefighting.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250 thousand. During the years ended December 31, 2021 and 2020, the Company did not experience losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Hedging Transactions and Derivative Financial Instruments

The Company is directly and indirectly affected by changes in certain market conditions. These changes in market conditions may adversely impact the Company’s financial performance and are referred to as “market risks.” The Company, when deemed appropriate, uses derivatives as a risk management tool to mitigate the potential impact of certain market risks. The Company manages interest rate risk through the use of derivative

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

instruments. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. The Company does not enter into derivative financial instruments for trading purposes.

The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the type of hedging relationships. The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income and are reclassified into the line item in the Consolidated Statements of Comprehensive Loss in which the hedged items are recorded in the same period the hedged items affect earnings.

The Company formally assesses whether the financial instruments used in hedging transactions are effective at offsetting changes in either the fair values or cash flows of the related underlying exposures. Any ineffective portion of a financial instrument’s change in fair value is immediately recognized into earnings. The Company determines the fair values of its derivatives based on quoted market prices or using standard valuation models. Refer to Note 12 – Long-term Debt. The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of the Company’s exposure to the financial risks described above.

Grants

The Company applies for and receives new hire, training and other grants. In December 2020, the Big Sky Economic Development Trust Fund Job Creation Program awarded $5 thousand per employee for eligible Gallatin Valley new hires in 2021 up to $138 thousand, net of fees. As of December 31, 2021, the Company had received approval and reimbursement for $101 thousand. The grant completion date was December 31, 2021, at which point $37 thousand remained unused and was applied for an extension to carry into 2022. Grants are recognized as reductions of expense when received in the Consolidated Statements of Operations.

Paycheck Protection Program

Under the Paycheck Protection Program (“PPP”), on April 16, 2020, a Company SBA loan application was approved and the Company received loan proceeds in the amount of $774 thousand. On April 2, 2021, this PPP loan was forgiven in full by the SBA and removed from the Company’s Balance Sheet under Section 1106 of the CARES Act. The forgiveness of this loan was recognized in Other income (expense) on the Consolidated Statements of Operations. The Company has accounted for this under the guidance of ASC 470.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss attributable to the common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss attributable to the common shareholders by the weighted-average number of common shares outstanding during the period, adjusted for the impact of securities that would have a dilutive effect on net loss per share.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”) at the grant date fair value.

Select board members and an executive were granted incentive unit awards (“Incentive Units”) which contain service and performance vesting conditions. Compensation cost for Incentive Units is measured at their grant-date fair value and is equal to the value of the Company’s Class D Common shares, which is estimated using an Option Pricing Model. Compensation cost for service based units is recognized over the requisite service period on a straight-line basis. For performance related units, expense is recognized when the performance related condition is considered probable.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”). The ASU requires most leases to be recognized on the balance sheets as lease assets and lease liabilities and requires both quantitative and qualitative disclosures regarding key information about leasing arrangements. Lessor accounting is largely unchanged. The Company early adopted ASU No. 2016-02 effective January 1, 2021 using the optional transition method in ASU 2018-11. Under this method, the Company has not adjusted its comparative period financial statements for the effects of the new standard or made the new, expanded required disclosures for periods prior to the effective date. The Company elected the package of practical expedients permitted under the transition guidance in ASU No. 2016-02 to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs. The adoption of the new lease standard resulted in the recognition of lease liabilities of $620 thousand and right-of-use (“ROU”) assets of $620 thousand. The adoption of ASU No. 2016-02 did not have a material impact on the Company’s Consolidated Statements of Operations or Consolidated Statements of Cash Flows. Refer to Note 13 – Commitments and Contingencies – Leases.

In August 2017, the FASB issued ASU No. 2017-12, Targeted Improvements to Accounting for Hedging Activities, which amends (Topic 815), Derivatives and Hedging. This ASU includes amendments to existing guidance to better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this standard on January 1, 2021. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In October 2018, the FASB issued ASU No. 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing (“SOFR”) Overnight Index Swap (“OIS”) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes. The guidance in ASU No. 2018-16 adds the OIS rate based on SOFR as a U.S. benchmark interest rate to facilitate the LIBOR to SOFR transition and provide sufficient lead time for entities to prepare for changes to interest rate risk hedging strategies for both risk management and hedge accounting purposes. The amendments in this ASU were required to be adopted concurrently with the guidance in ASU No. 2017-12. The guidance became effective for the Company for its fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The Company adopted this standard on January 1, 2020. The adoption of ASU No. 2018-16 did not have a material impact on the Company’s consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss model for recognition of credit losses with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The new guidance is effective for the Company for its fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Intangibles – Goodwill and Other: Simplifying the Test for Goodwill Impairment. This update modifies the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. In order to reduce complexity, an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The new guidance is effective for the Company for its fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and in January 2021, issued ASU No. 2021-01, Reference Rate Reform: Scope. These updates provide optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The optional guidance is provided to tease the potential burden of accounting for reference rate reform. The guidance is effective and can be adopted no later than December 31, 2022. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s consolidated financial statements.

Note 3 – Accounts Receivable

Accounts receivable consisted of the following:

	As of December 31,
	2021	2020
Trade accounts receivable	$—	$2,262,641
Other receivables	34,992	—

Total accounts receivable	$34,992	$2,262,641

Note 4 – Aircraft Support Parts

Aircraft support parts consist of the following:

	As of December 31,
	2021	2020
Repairables and expendables	$1,855,143	$458,165
Other support parts	89,517	291,149

Total aircraft support parts	$1,944,660	$749,314

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 5 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	As of December 31,
	2021	2020
Prepaid insurance	$1,202,946	$642,146
Prepaid subscriptions	1,559,266	36,529
Other current assets	63,475	339,891

Total prepaid expenses and other current assets	$2,825,687	$1,018,566

Note 6 – Property, Plant and Equipment, net

Property, plant and equipment, net consist of the following:

	As of December 31,
	2021	2020
Aircraft	$121,824,576	$67,267,329
Less: accumulated depreciation	(8,451,678)	(2,815,973)

Aircraft, net	113,372,898	64,451,356

Construction-in-progress – Aircraft	33,792,009	38,406,796
Buildings	16,465,087	16,244,743
Vehicles and equipment	2,859,568	1,344,224
Construction-in-progress	3,293,229	97,460
Finance lease right-of-use-asset	121,399	—
Less: accumulated depreciation	(1,226,881)	(561,738)

Buildings and equipment, net	21,512,402	17,124,689

Property, plant and equipment, net	$168,677,309	$119,982,841

During the years ended December 31, 2021 and 2020, the Company increased spend for the additional CL415EAF aircrafts being constructed by Longview Aviation Management Inc (“Longview Aviation”) for $28,000 thousand and $20,673 thousand, respectively and placed water scooper aircrafts into service from Longview Aviation for $51,996 thousand and $53,341 thousand, respectively.

For the year ended December 31, 2021, the Company recorded $6,046 thousand and $595 thousand of depreciation expenses in Cost of revenues and General and administrative, respectively. For the year ended December 31, 2020, the Company recorded $2,425 thousand and $244 thousand of depreciation expenses in Cost of revenues and General and administrative, respectively.

For the years ended December 31, 2021 and 2020, the Company recorded losses on disposal of assets of $996 thousand and $1,026 thousand, respectively, in General and administrative in the Consolidated Statements of Operations related to the obsolescence of aging aircraft.

For the years ended December 31, 2021 capitalized interest to equipment from debt financing was $89 thousand. Aircraft that is currently being manufactured is considered construction in process and is not depreciated until the aircraft is placed into service. Aircraft that is temporarily not in service is not depreciated until placed into service.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 7 – Goodwill and Other Intangible Assets

The Company’s goodwill originated from the acquisition of MA, LLC in April 2018. The carrying amount of goodwill was $2,458 thousand as of December 31, 2021 and 2020. There were no impairment charges recorded for goodwill for the years ended December 31, 2021 and 2020.

Other intangible assets consisted of the following:

		As of December 31, 2021
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$85,131	$(45,229)	$39,902
Internal-use software	3	73,601	(28,623)	44,978
Capitalized internal-use software in progress	N/A	223,074	—	223,074

Total intangible assets		$381,806	$(73,852)	$307,954

		As of December 31, 2020
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$85,131	$(36,716)	$48,415
Internal-use software	3	73,601	(4,089)	69,512
Capitalized internal-use software in progress	N/A	223,074	—	223,074

Total intangible assets		$381,806	$(40,805)	$341,001

During 2018, intangible assets arose from the acquisition of MA, LLC. These intangibles relate to the value of the Federal Aviation Administration (“FAA”) part certification licenses acquired as a part of the business.

During 2020, the Company created a website for internal-use specific for the tracking of fire-fighting assets and contract deliverables to support operations. Additional internal-use software is in progress for the development of an application meant to provide end-users with consolidated imagery and data regarding critical wildfire incidents. This included costs associated with salaries, administration expenses and contractor fees.

Amortization expense was $33 thousand and $13 thousand for the years ended December 31, 2021 and 2020, respectively. Amortization expense is included in General and administrative expenses in the Consolidated Statements of Operations.

Future amortization expense for intangible assets subject to amortization is:

Year Ending December 31:
2022	$33,047
2023	28,957
2024	8,513
2025	8,513
2026	5,850
Thereafter	—

Total	$84,880

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 8 – Other noncurrent assets

Other noncurrent assets consisted of the following:

	As of December 31,
	2021	2020
Investment in Overwatch	$1,000,000	$—
Operating lease right-of-use asset	577,086	—
Interest rate swap	25,482	—

Total other noncurrent assets	$1,602,568	$—

Note 9 – Accrued Expense and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2021	2020
Accrued bonus	$1,636,000	$2,778,000
Finance right-of-use liability	82,944	—
Interest rate swap, at fair value	—	502,128
Other accrued liabilities	212,649	23,000

Total Accrued expenses and other liabilities	1,931,593	3,303,128
Less: Current accrued expenses and other current liabilities	(474,644)	(1,743,000)

Total long-term accrued expenses and other noncurrent liabilities	$1,456,949	$1,560,128

The Company’s bonus pool was accrued throughout the year and is based on achieving performance milestones before any bonus payments can be made.

Note 10 – Interest Rate Swap

The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely affect expected future cash flows and by evaluating hedging opportunities.

The Company entered an interest rate swap with Rocky Mountain Bank (“RMB”) on March 12, 2020 to reduce risk related to variable-rate debt from the term loan, which was subject to changes in market rates of interest as discussed in Note 12—Long-term Debt. The interest rate swap is designated as a cash flow hedge. The Company records its corresponding derivative asset and derivative liability on a gross basis in Other noncurrent assets and Long-term accrued expenses and other noncurrent liabilities at fair value on the Consolidated Balance Sheets.

Each month, the Company makes interest payments to RMB under its loan agreement based on the current applicable one-month LIBOR rate plus the contractual LIBOR margin then in effect with respect to the term loan, without reflecting the interest rate swap. At the end of each calendar month, the Company receives or makes payments on the interest rate swap difference, if any, based on the current effective interest rate set forth in the table below. Interest payments on the Company’s term loan and payments received or made on the interest rate swap are reported net in the Consolidated Statements of Operations as interest expense.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company had the following interest rate swap designated as a cash flow hedge:

As of December 31, 2021
Effective Date	Maturity Date	Notional Amount	Fair Value	Effective Interest Rate(1)
4/15/2020	3/15/2030	$11,754,570	$25,482	2.64% (0.14% + 2.5% LIBOR margin)

As of December 31, 2020
Effective Date	Maturity Date	Notional Amount	Fair Value	Effective Interest Rate(1)
4/15/2020	3/15/2030	$12,398,656	$(502,128)	2.64% (0.14% + 2.5% LIBOR margin)

(1)

As described in Note 12 – Long-term Debt, the note above initially bears interest at a LIBOR rate determined by the maturity of the note, plus a LIBOR margin rate equal to 2.5% according to the individual secured credit facility. The LIBOR margin decreases as the borrower’s “Leverage Ratio” decreases. The effective interest rate in the table reflects the rate the Company pays giving effect to the swaps.

The Company accounts for the interest rate swap as a cash flow hedge for accounting purposes under US GAAP. The Company reflects the effect of this hedging transaction in the consolidated financial statements. The unrealized gain is reported in other comprehensive income (loss). If the Company terminates the interest rate swap agreement, the cumulative change in fair value at the date of termination would be reclassified from accumulated other comprehensive income (loss), which is classified in members’ deficit, into earnings on the Consolidated Statements of Operations. No amounts were reclassified relating to the Company’s designated cash flow hedge during 2021 or 2020.

Note 11 – Fair Value Measurements

The fair value of the Company’s interest rate swap agreement was determined based on the present value of expected future cash flows using discount rates appropriate with the terms of the swap agreement. The fair value indicates an estimated amount the Company would be required to pay if the contracts were canceled or transferred to other parties. The Company used a Level 2 valuation methodology to assess this interest rate swap.

Long-term debt, net of debt issuance costs

The Company’s long-term debt, net is recorded at carrying value which approximates fair value based on closing or estimated market prices of similar securities comparable to the Company’s debts at December 31, 2021 and 2020. Debt financing activities and loan agreements are further described in Note 12.

Recurring Fair Value Measurement

Our cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities (excluding derivative instruments) are carried at amounts which reasonably approximate their fair values due to their short-term nature.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following tables summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy:

As of December 31, 2021
Level 2
Assets
Interest rate swap	$25,482

Total assets	$25,482

Liabilities
Mandatorily redeemable Series B Preferred shares	$66,412,637

Total liabilities	$66,412,637

As of December 31, 2020
Level 2
Liabilities
Interest rate swap	$502,128
Mandatorily redeemable Series B Preferred shares	10,077,029

Total liabilities	$10,579,157

Interest Rate Swap

The Company’s derivative financial instruments are measured at fair value on a recurring basis based on quoted market prices or using standard valuation models as described in Note 10—Interest Rate Swap. The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of our exposure to the financial risks described in Note 2—Summary of Significant Accounting Policies.

Mandatorily Redeemable Series B Preferred Shares

The Company’s mandatorily redeemable Series B Preferred shares are measured at fair value based on capital contributions, plus accrued but unpaid interest.

Non-Recurring Fair Value Measurements

The Company measures certain assets at fair value on a non-recurring basis, including long-lived assets and goodwill and cost and equity method investments, which are evaluated for impairment. Long-lived assets include property, plant and equipment, net, and certain intangible assets. The inputs used to determine the fair value of long-lived assets are considered Level 3 measurements due to their subjective nature. During 2021 and 2020, the Company did not have any significant assets or liabilities that were remeasured at fair value on a non-recurring basis in periods subsequent to initial recognition.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 12 – Long-term Debt

Long-term debt consisted of the following:

	As of December 31,
	2021	2020
Permanent loan agreement, dated August 21, 2020, 4.75% interest rate, maturing August 21, 2035	$19,000,000	$19,000,000
Permanent loan agreement, dated October 1, 2020, 4.75% interest rate, maturing October 1, 2035	19,000,000	19,000,000
Term loan agreement dated September 30, 2019, LIBOR + 2.5%, maturing March 15, 2030	11,754,570	12,398,655
Term loan agreement dated February 3, 2020, LIBOR + 2.5%, maturing February 3, 2027	4,929,000	5,487,000
SBA PPP loan, dated April 16, 2020, forgiven April 2, 2021	—	774,300
Taxable industrial revenue bonds, dated February 24, 2021, 6.5% interest rates, maturing September 1, 2040	7,330,000	—
Various term loan agreements with earliest start at November 18, 2020, 3.89-4.52% interest rates, latest maturation at November 18, 2022	554,940	402,004
Various term loan agreements, with earliest start at September 9, 2021, 5-5.5% interest rates, latest maturation at November 17, 2027	170,763	—

Loans payable	62,739,273	57,061,959
Less: noncurrent debt issuance costs	(2,303,974)	(1,824,098)
Less: current debt issuance costs	(161,900)	(145,238)
Less: current portion of long-term debt, net of debt issuance costs	(2,155,926)	(1,458,852)

Total long-term debt, net of debt issuance costs	$58,117,473	$53,633,771

2020 Loan Agreements

In 2020, the Company entered into two separate credit facilities brokered through Live Oak Bank (“LOB”) and backed by the US Department of Agriculture (“USDA”) for the completed purchase of the Company’s first two water scooper aircraft. The Company issued two $19,000 thousand promissory notes to LOB, established as 15-year maturity, first 2 years interest only payments monthly, then 13-year term principal plus interest due monthly at the rate of 4.75% per annum. The first of these notes was issued on August 21, 2020 and the second was issued October 1, 2020 to BAT1, LLC and BAT2, LLC, respectively. Debt issuance costs for BAT1 and BAT2 were $951 thousand and $877 thousand, respectively.

On February 3, 2020, the Company entered into a credit facility with RMB to finance in part the purchase of four Quest Kodiak aircraft. A promissory note was issued for $5,580 thousand, established as a 7-year maturity, first 8 months interest only payments monthly, 60 day draw period, then 76-month term plus principal interest due monthly on a 10-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan was $86 thousand.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company also maintained a credit facility with RMB issued in 2019 for $12,882 thousand, established as a 10-year maturity, 6-month draw period, first 6 months interest only payments monthly, then 10-year term principal plus interest due monthly on a 20-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan was $116 thousand.

In response to the COVID-19 pandemic, the U.S. Small Business Administration (the “SBA”) made available low-interest rate loans to qualified small businesses, including under its Paycheck Protection Program (the “PPP”). On April 7, 2020, in order to supplement its cash balance, the Company applied for this PPP loan. On April 16, 2020, Company SBA loan application was approved, and the Company received loan proceeds in the amount of $774 thousand. The SBA loan had an interest rate of 1% and was scheduled to mature on April 16, 2022. On April 2, 2021, this PPP loan was forgiven in full by the SBA and removed from the Company’s Consolidated Balance Sheets under Section 1106 of the CARES Act. The forgiveness of this loan was recognized in Other income (expense) on the Consolidated Statements of Operations.

The Company entered into a short-term loan to finance aviation insurance premiums through Insurance Premium Financing Leader (“IPFS”) on November 18, 2020. This was financed for $432 thousand with a maturity of one year and at a rate of 4.52%. No debt issuance costs were incurred.

As of December 31, 2020, the Company was in violation of the debt service coverage ratio requirement of 1.25x related to the credit facilities entered with RMB. RMB agreed to waive the violation of the debt service coverage ratio requirement and not to enforce its rights and remedies from the resulting events of default under the credit facilities.

2021 Loan Agreements

On February 24, 2021, the Company issued taxable industrial development revenue bonds under the CUSIP of Gallatin County for $7,330 thousand. This was done through an offering of the first tranche of which the Company is approved to issue up to $160,000 thousand. These proceeds are designated to finance the construction and equipping of the Company’s third aircraft hangar in Belgrade, Montana. They were issued with a 15-year maturity, first two years interest only payments monthly at the rate of 6.5%. Debt issuance costs for this loan was $570 thousand.

The Company re-entered into a new short-term loan to finance aviation insurance premiums with IPFS on November 18, 2021. This was financed for $610 thousand with a maturity of one year and at a rate of 3.89%. No debt issuance costs were incurred.

The Company entered into five various term loan agreements for the purchase of vehicles through First Interstate Bank with the earliest date of September 9, 2021. These loans ranged from $29 thousand to $48 thousand and were at rates from 5% to 5.5% and at durations from 5 to 6 years, with the latest maturation at November 17, 2027.

Amortization of debt issuance costs was $173 thousand and $61 thousand for the years ended December 31, 2021 and 2020, respectively.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Principal maturities of the outstanding debt as of December 31, 2021 are as follows:

Year Ending December 31:
2022	$2,317,826
2023	3,640,915
2024	3,760,294
2025	3,777,401
2026	4,028,615
Thereafter	45,214,222

Total	$62,739,273

As of December 31, 2021, the Company was in violation of the current ratio 2.00x requirement related to the credit facilities entered with RMB. RMB agreed to waive the violation of the current ratio requirement and not to enforce its rights and remedies from the resulting events of default under the credit facilities. The Company further violated the requirement under the credit facilities entered with RMB to provide audited financial statements as of and for the year ended December 31, 2021 within 120 days after the period ended. RMB agreed to waive the violation of the audited financial statements timing provision and provided a 90-day extension.

Note 13 – Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various litigation and other claims in the normal course of business. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Due to the nature of our business, we may become, from time to time, involved in routine litigation or subject to disputes or claims related to our business activities. In the opinion of our management, there are no pending litigation, disputes or claims against us which, if decided adversely, will have a material adverse effect on our financial condition, cash flows or results of operations.

Commitments

On April 13, 2018, the Company executed an aircraft purchase agreement with Longview Aviation Asset Management, Inc. and Viking Air Ltd. for the purchase of six CL415EAF aircraft. Payments made for aircraft placed in service were $19,381 thousand and $20,436 thousand for the years ended December 31, 2021 and 2020, respectively. Payments recorded as construction in progress were $28,000 thousand and $20,673 thousand as of December 31, 2021 and 2020, respectively. Un-invoiced commitments were $18,196 thousand and $65,577 thousand as of December 31, 2021 and 2020, respectively.

On January 21, 2021, the Company entered a statement of work with Viking Air Limited (“Viking”) to provide a Supplemental Structural Life Management Program (“SSLMP”) Subscription. This program is a 5-year subscription service providing the Company with a structural program for the 6 CL415EAF purchased aircrafts to meet contractual inspection requirements from the US Forest Service. The undiscounted cost of the program will be $3,500 thousand payable through the delivery of the 6th aircraft, the first payment of which was due and paid January 2021.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

As of December 31, 2021, future payments related to the purchase of aircraft under the aircraft purchase agreement are as follows:

Year Ending December 31:
2022	$18,195,541
2023	—
2024	—
2025	—
2026	—
Thereafter	—

$18,195,541

Leases

The Company adopted ASU 2016-02 and its related amendments effective January 1, 2021 using the optional transition method in ASU 2018-11. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record ROU assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company elected the package of practical expedients in its assessment.

Under ASC 842, leases are separated into two classifications: operating leases and financial leases. Lease classification under ASC 842 is relatively similar to ASC 840. For a lease to be classified as a finance lease, it must meet one of the five finance lease criteria: (1) transference of title/ownership to the lessee, (2) reasonably certain to exercise a purchase option, (3) lease term for major part of the remaining economic life of the asset, (4) present value represents substantially all of the fair value of the asset and (5) asset specialization. Any lease that does not meet these criteria is classified as an operating lease. ASC 842 requires all leases to be recognized on the Company’s balance sheet. Specifically, for operating leases, the Company recognizes an ROU asset and a corresponding lease liability upon lease commitment.

Company as a lessee

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items. The ROU asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The Company has also elected the short-term lease exception. Leases with a term of 12 months or less at inception are not recorded on the Consolidated Balance Sheets and are expensed on a straight-line basis over the lease term in our Consolidated Statements of Operations. The Company determines the lease term by agreement with the lessor. Options to renew are considered in lease terms if reasonably considered to be exercised.

ASC 842 requires a lessee to use the rate implicit in the lease whenever that rate is readily determinable, otherwise the incremental borrowing rate (“IBR”) should be used. Given the nature of the Company’s lease portfolio, which consists of leases of hangar spaces, aircraft, vehicles, copiers, buildings, aircraft equipment, this information is not readily available. As a result, the Company is not able to use the borrowing rate implicit in the lease but will use its incremental borrowing rate as the discount rate. The IBR is the rate of interest that a lessee would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

in a similar economic environment. The determination of the incremental borrowing rate requires judgment and is determined using the Company’s current unsecured borrowing rate.

The following schedule represents the components of the Company’s operating and finance lease assets and liabilities as of December 31, 2021:

Leases	Classification	As of December 31, 2021
Assets
Operating lease right-of-use asset	Other noncurrent assets	$577,086
Finance lease right-of-use asset	Property, plant and equipment, net	$79,701

Liabilities
Operating lease right-of-use liabilities (current)	Operating right-of-use liability (current)	$4,973
Finance lease right-of-use liabilities (current)	Accrued expenses and other current liabilities	$6,928
Operating lease right-of-use liabilities (non-current)	Operating right-of-use liability (noncurrent)	$608,571
Finance lease right-of-use liabilities (non-current)	Accrued expenses and other noncurrent liabilities	$76,016

The Company leases various property and premises on a short-term basis and leases some of its premises under non-cancelable operating leases that expire on various dates through January 2051.

The Company recorded $785 thousand of expenses associated with these operating leases in Cost of Revenues and General and administrative in the Consolidated Statements of Operations for the year ended December 31, 2021. The Company recorded expenses associated with finance leases in Cost of revenues and General and administrative in the Consolidated Statements of Operations. Operating lease cost includes $104 thousand of short-term lease expense and $576 thousand of variable lease expense for the year ended December 31, 2021.

Supplemental cash flow information related to leases is as follows:

Year Ended December 31,
2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(51,039)
Operating cash flows from finance leases	$(9,613)
Financing cash flows from finance leases	$(23,310)
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$619,599

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

As of December 31, 2021, future minimum lease payments with a weighted average remaining lease term of 26.5 years are as follows:

	Operating Leases	Finance Leases
Year Ending December 31:
2022	$138,757	$33,760
2023	42,512	28,068
2024	46,311	25,340
2025	46,311	10,170
2026	50,856	837
Thereafter	2,233,564	—

Total lease payments	2,558,311	98,175
Less: interest	(1,944,767)	(15,231)

Total lease liabilities	$613,544	$82,944

Company as a lessor

The Company acts as a lessor of a facility and records this as Other Revenue in the Consolidated Statements of Operations. Lease revenue was $276 thousand for the year ended December 31, 2021. The lease is a sublet arrangement and classified as an operating lease. This lease currently extends through September 30, 2022, and secures future minimum undiscounted lease payments of $230 thousand. The minimum lease payments received are recognized on a straight-line basis over the lease term. The leased asset is included in Property, Plant and Equipment, net in the Consolidated Balance Sheets and depreciated over its estimated useful life. This lease has no variable lease conditions or purchase options. Currently, an option to extend exists with 90-days’ notice, prior to the expiration of the lease.

Maturity of Lease Liability under ASC 840

Future minimum rental payments on operating leases with initial non-cancellable lease terms in excess of one year were due as follows at December 31, 2020:

Year Ending December 31:
2021	$55,581
2022	32,484
2023	59,540
2024	63,339
2025	65,042
Thereafter	3,480,558

Total lease payments	$3,756,544

Rent expense for all operating leases was $43 thousand during the year ended December 31, 2020.

Note 14 – Stock-Based Compensation

During the years ended December 31, 2021 and 2020, the Company granted Incentive Units to selected board members and executives. Within each grant, 80% of the Incentive Units vest annually over a four year period

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

subject to continued service by the grantee (the “Time-Vesting Incentive Units”), and the remaining 20% of the Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”). Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested Time-Vesting Incentive Units if a qualifying change of control event occurs prior to the respective award’s four year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value.

For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of December 31, 2021. Forfeitures are accounted for as they occur.

Compensation cost for the Incentive Units is measured at their grant-date fair value.

The value of the Company’s common shares is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on the Company’s expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions the Company used in the option pricing model for 2021 are as follows:

Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30

Incentive Unit activity for the period from January 1, 2021 to December 31, 2021 was as follows:

	Time-Vesting Incentive Units		Exit-Vesting Incentive Units
	Number of Awards	Weighted average grant date fair value	Number of Awards	Weighted average grant date fair value
Unvested as of January 1, 2021	242,424	$0.01	80,808	$0.01
Granted	161,616	0.22	40,404	0.22
Vested	(161,616)	(0.01)	(40,404)	(0.01)
Forfeited	—	—	—	—

Unvested as of December 31, 2021	242,424	$0.15	80,808	$0.11

On October 4, 2021, one of the Company’s board members resigned from his board seat. At the time of his resignation, 25% of his Time-Vesting Incentive Units had vested and the Company agreed to accelerate the vesting of all of his remaining unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units.

For the years ended December 31, 2021 and 2020, the stock-based compensation expense related to the Incentive Units did not have a material impact on the Company’s consolidated financial statements. As of December 31, 2021, there was $36 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 15 – Related Party Transactions

The Company buys and resells aircraft support parts from CL415 Aviation Salvage, LLC (“C415”) which was owned by a member of the executive team during 2020. This entity owned salvaged scooper aircraft with the intent to sell spare parts both to the Company and external customers. This activity was considered a related party in 2020 due to the executive’s interest in the Company and was divested in 2021. Purchases from CL415 in 2020 were $98 thousand and there was no balance in accounts payable as of the end of the year. No other activity was considered a related party transaction in 2021.

On December 13, 2020, certain of the Company’s executive members entered into an agreement with the holders of the Series A and Series B Preferred shares and became guarantors to such holders. The guarantors are primary obligors for the repayment by the Company to the holders of the outstanding Series A and B Preferred shares up to $20,000 thousand in the event of any liquidation, dissolution or winding up of the Company.

Note 16 – Mezzanine Equity

The Company was authorized to issue 10,500 thousand Series A-1 and A-2 Preferred shares with a par value of $0.001 per share for aggregate proceeds of $105,000 thousand. The Series A Preferred shares rank senior to the Company’s Series B Preferred shares and common stock shares with respect to the distribution of assets upon liquidation or certain triggering events, but do not participate in earnings of the Company. The Series A-1 and A-2 Preferred shares are voting and non-voting shares, respectively.

The Company has 10,243,936 shares and 9,756,130 shares of Series A-1 Preferred shares issued and outstanding as of December 31, 2021 and 2020, respectively. The Company has 256,064 and 243,871 shares of Series A-2 Preferred shares issued and outstanding as of December 31, 2021 and 2020, respectively. The Series A Preferred shares accrue interest on a liquidation preference defined as the combined capital contributions plus accrued preferred interest amounts at a rate of 12%. Accrued interest for the Series A Preferred shares was $41,668 thousand and $25,755 thousand as of December 31, 2021 and 2020, respectively.

The Series A-1 and A-2 Preferred shares are redeemable upon certain triggering events outside of the control of the Company in the event of a deemed liquidation or a board expansion. The triggering events include the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or assets, a qualified IPO or a similar liquidity event. Failure to pay the Series A Preferred interest amount on a timely basis or certain board expansion events provides Series A preferred shareholders the option to obtain control of the Company’s Board of Directors and then trigger any of the material events for a deemed liquidation outside of the Company’s control. The Series A-1 and A-2 Preferred shares are redeemable at any time at the option of the Company at a redemption price equal to the greater of the product of the investment amount multiplied by 2.25 plus any indemnification amounts or aggregate liquidation preference. At December 31, 2021, the Series A-1 and A-2 Preferred shares had a carrying value of $105,000 thousand and a redemption value of $146,668 thousand. As the shares are not currently probable of becoming redeemable outside of the Company’s control, no accretion has been recorded.

As a result of the board expansion provisions that give shareholders the power to control the Company’s Board of Directors and trigger material events that will require a deemed liquidation, the Series A-1 and A-2 Preferred shares do not qualify as permanent equity and have been classified as mezzanine equity in the consolidated financial statements.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following table summarizes the Series A-1 and A-2 Preferred shares (in thousands, except per share amounts):

	Redeemable Preferred A Interests
	Shares	Amounts
Balance at January 1, 2020	10,000,000	$111,695,899

Liquidation preference on Series A Preferred shares	—	14,058,945

Balance at December 31, 2020	10,000,000	$125,754,844

Capital contribution for Series A Preferred shares	500,000	5,000,000
Liquidation preference on Series A Preferred shares	—	15,913,184

Balance at December 31, 2021	10,500,000	$146,668,028

Note 17 – Mandatorily Redeemable Preferred Stock

In December 2020, the Company issued 10,000,000 shares of Series B Preferred shares at $1.00 per share. In November 2021, the Company issued an additional 50,000,000 shares of Series B Preferred shares at $1.00 per share.

The Company has 60,000,000 shares and 10,000,000 shares of Series B Preferred shares issued and outstanding as of December 31, 2021 and 2020, respectively. The Series B Preferred shares are non-voting and accrue interest at 17.5% per annum, compounded quarterly. A mandatory redemption period is required for the Series B Preferred shares plus their accrued interest in March of 2022. Accrued interest for these Series B Preferred shares was $6,413 thousand and $77 thousand as of December 31, 2021 and 2020, respectively.

The shares are mandatorily redeemable by the Company at an amount equal to the capital contribution, plus accrued but unpaid interest on the earlier of certain redemption events or March 31, 2022. The redemption events include the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or assets, a qualified IPO or a similar liquidity event. The shares are redeemable at any time at the option of the Company at a redemption price equal to face value, plus accrued, but unpaid interest. The shares have preference to the common shares of the Company, are non-voting and do not participate in the earnings of the Company. These Series B Preferred shares accrue interest at 17.5% annually, compounded quarterly. If not redeemed on or prior to March 31, 2022, the series B preferred stock will accrue interest at 21.5% annually, compounded quarterly.

As the shares of Series B Preferred shares are mandatorily redeemable at a specified date, the security has been classified as a liability in the Consolidated Balance Sheets.

Note 18 – Net Loss Per Share

Basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding. Accrued interest on Series A-1 and A-2 Preferred shares are subtracted from net loss attributable to the Company in determining net loss per share attributable to common shareholders.

Diluted net loss per share is computed by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding plus the number of Class D Common shares issuable upon the vesting of the Time-Vesting Incentive Units and Exit-Vesting Incentive Units to the extent the effect would be dilutive.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following table sets forth the computation of the Company’s basic and diluted earnings (loss) per share:

	Year Ended December 31,
	2021	2020
Basic and diluted net loss per share
Numerator:
Net loss	$ (6,540,797)	$(12,238,205)
Liquidation preference on Series A Preferred shares	(15,913,184)	(14,058,945)

Net loss attributable to common shareholders – basic and diluted	$(22,453,981)	$(26,297,150)

Denominator:
Weighted average shares outstanding—basic and diluted	40,122,651	40,005,740

Net loss per share attributable to common shareholders—basic and diluted	$ (0.56)	$ (0.66)

The Company excluded 323,232 shares of Class D Common shares issuable upon the vesting of the Time-Vesting Incentive Units and Exit-Vesting Incentive Units from the computation of diluted net loss per share for the year ended December 31, 2021 and 2020, because the effect would have been anti-dilutive.

Note 19 – Members’ Deficit

Common Shares — The Company has 30,000,000 shares of Class A Common shares issued and outstanding as of December 31, 2021 and 2020. The holders of these shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Class A shares were issued to ElementCompany, LLC.

The Company has 9,756,130 shares of Class B Common shares issued and outstanding as of December 31, 2021 and 2020. The holders of these shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

The Company has 243,871 shares of Class C Common shares issued and outstanding as of December 31, 2021 and 2020. The Company also has 606,061 shares and 404,040 shares of Class D Common shares issued and outstanding as of December 31, 2021 and 2020, respectively. These Class C and Class D shares are non-voting.

The current voting power of the Company follows the structure of the elected Board members with 3 designees from the holders of Class A Common shares and 2 designees from the holders of Class B Common shares. This will remain in place while the holders of Class B Common shares in aggregate hold at least 10% of the common shares outstanding and prior to any initial public offering, at which point voting power changes, based on the relevant shares outstanding. This structure will remain in place unless a board expansion event occurs as defined in the Operating Agreement.

Note 20 – Subsequent Events

The Company evaluated its activities through August 12, 2022, the date at which the consolidated financial statements were available to be issued.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

On August 3, 2022, the Company and the SPAC entered into the Transaction Agreements for the Business Combination. Upon the Closing, the Company will become a wholly owned subsidiary of a new public entity. Refer to Note 1 – Organization and Basis of Presentation for additional information about the Business Combination.

On July 21, 2022, the Company closed on a taxable industrial development revenue bond transaction under the CUSIP of Gallatin County for $160,000 thousand (“2022 Bonds”). Pursuant to this transaction, Gallatin County issued a $135,000 thousand bond on July 21, 2022 and an additional $25,000 thousand bond issued on August 10, 2022. The proceeds together with cash on hand were used to redeem the capital contributions plus accrued interest for all of the remaining Series A preferred shares totaling $134,000 thousand and the principal plus accrued interest for the taxable industrial development revenue bond under the CUSIP of Gallatin County issued on February 24, 2021 totaling $7,735 thousand. The 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5%. Interest will be payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2022. Debt issuance costs for the 2022 Bonds was $4,224 thousand.

On April 25, 2022, the Company raised $300,000 thousand from an issuance of Series C Preferred shares. The proceeds were used to redeem $70,000 thousand for capital contributions plus accrued interest for all of the Series B Preferred shares, to redeem $100,000 thousand aggregate initial liquidation preference of Series A Preferred shares and to fund growth capital expenditures and for general corporate purposes. These Series C Preferred shares are non-voting and subject to redemptions by the Company and the holder.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$237,365.58
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit liability (i) for the director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (ii) for the director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the director under Section 174 of the DGCL (iv) the director or officer for any transaction from which the director derived an improper personal benefit or (v) for the officer for any action by or in the right of the corporation.

The Company’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of its directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and officers.

Item 15. Recent Sales of Unregistered Securities.

In reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, we have made sales of the following unregistered securities in the past three years:

1.	The issue and sale of 100 shares of our Common Stock to JCIC for the aggregate consideration of $1.00 on July 27, 2022, in connection with the formation of the Company.

2.

The issue and sale of 39,081,744 shares of our Common Stock and 305,263.157895 shares of Series A Preferred Stock on January 24, 2023 to certain former equityholders of Legacy Bridger in connection with the consummation of the Business Combination and in exchange for such equityholders’ equity interests in Legacy Bridger. The Business Combination valued Legacy Bridger in the aggregate at an implied pre-money enterprise value of $807,600,000.

Item 16. Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated August 3, 2022, by and among Jack Creek Investment Corp., Wildfire New PubCo, Inc., Wildfire Merger Sub 1, Inc., Wildfire Merger Sub II, Inc., Wildfire Merger Sub III, LLC, Wildfire GP Sub IV, LLC, BTOF (Grannus Feeder) – NQ L.P. and Legacy Bridger. (incorporated by reference to Exhibit 2.1 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840), filed with the SEC on August 12, 2022).

3.1	Amended and Restated Certificate of Incorporation of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

3.2	Amended and Restated Bylaws of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

Exhibit Number	Description

4.1	Warrant Agreement, dated January 26, 2021, between Jack Creek Investment Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Jack Creek Investment Corp.’s Current Report on Form 8-K (File No. 001-39602) filed with the SEC on January 26, 2021).

4.2	Warrant Assumption Agreement, dated as of January 24, 2023, among Jack Creek Investment Corp., Bridger Aerospace Group Holdings, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

5.1**	Opinion of Sidley Austin LLP.

10.1	Amended and Restated Registration Rights Agreement, dated January 24, 2023, by and among Bridger Aerospace Group Holdings, Inc., Jack Creek Investment Corp. and certain other security holders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.2	Stockholders Agreement, dated January 24, 2023, by and among Bridger Aerospace Group Holdings, Inc. and the stockholders defined therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.3	Sponsor Agreement, dated as of August 3, 2022, by and among Jack Creek Investment Corp., Wildfire New PubCo Inc, JCIC Sponsor LLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.5 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.4#	Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.5#	Bridger Aerospace Group Holdings, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.6++	Contract No. 1202SA21T9009, dated as of June 3, 2021, issued by National Interagency Fire Center U.S. Forest Service to Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.10 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.7	Amended and Restated Loan Agreement, dated as of July 1, 2022, by and among Gallatin County, Montana and Bridger Aerospace Group, LLC, Bridger Air Tanker, LLC, Bridger Air Tanker 3, LLC, Bridger Air Tanker 4, LLC, Bridger Air Tanker 5, LLC, Bridger Air Tanker 6, LLC, Bridger Air Tanker 7, LLC, Bridger Air Tanker 8, LLC, Bridger Solutions International 1, LLC and Bridger Solutions International 2, LLC (incorporated by reference to Exhibit 10.11 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.8	Second Amended and Restated Loan Agreement, dated as of August 1, 2022, by and among Gallatin County, Montana and Bridger Aerospace Group, LLC, Bridger Air Tanker, LLC, Bridger Air Tanker 3, LLC, Bridger Air Tanker 4, LLC, Bridger Air Tanker 5, LLC, Bridger Air Tanker 6, LLC, Bridger Air Tanker 7, LLC, Bridger Air Tanker 8, LLC, Bridger Solutions International 1, LLC and Bridger Solutions International 2, LLC (incorporated by reference to Exhibit 10.12 of Wildfire New PubCo, Inc.’s the Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

Exhibit Number	Description

10.9	Industrial Development Revenue Bonds (Bridger Aerospace Group Project) Series 2022B (Taxable) (Sustainability Bonds), dated as of August 10, 2022, by Gallatin County, Montana (incorporated by reference to Exhibit 10.13 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.10	Amended and Restated Trust Indenture, dated as of July 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 10.14 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.11	First Supplemental Trust Indenture, dated as of July 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 10.15 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.12	First Supplemental Trust Indenture, dated as of August 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 10.16 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.13#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and Timothy Sheehy (incorporated by reference to Exhibit 10.17 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.14#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and James Muchmore (incorporated by reference to Exhibit 10.18 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.15#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and McAndrew Rudisill (incorporated by reference to Exhibit 10.19 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.16++	Contract No. 12024B19C9025, dated as of May 15, 2019, issued by U.S. Department of Agriculture Forest Service to Mountain Air, LLC (incorporated by reference to Exhibit 10.20 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.17++	Contract No. 1202SA21G5100, dated as of October 21, 2020, issued by U.S. Forest Service – Contracting to Bridger Aerospace (incorporated by reference to Exhibit 10.21 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.18	Construction Loan Agreement, dated as of September 30, 2019, by and between Bridger Solutions International, LLC and Rocky Mountain Bank (incorporated by reference to Exhibit 10.22 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.19	Waiver and Amendment No. 1 to Loan Agreement, dated June 8, 2022, by and among Bridger Solutions International, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.23 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

Exhibit Number	Description

10.20	Consent, Waiver and Amendment No. 2 to Loan Agreement, dated November 3, 2022, by and among Bridger Solutions International, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.21	Loan Agreement, dated August 10, 2020, by and between Bridger Air Tanker 2, LLC and Live Oak Banking Company (incorporated by reference to Exhibit 10.25 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.22	Loan Agreement, dated February 3, 2020, by and between Bridger Aviation Services, LLC and Rocky Mountain Bank (incorporated by reference to Exhibit 10.26 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.23	Waiver and Amendment No. 1 to Loan Agreement, dated June 8, 2022, by and among Bridger Aviation Services, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.27 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.24	Consent, Waiver and Amendment No. 2 to Loan Agreement, dated November 3, 2022, by and among Bridger Aviation Services, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.28 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.25	Loan Agreement, dated May 19, 2020, by and between Bridger Air Tanker, 1 LLC and Live Oak Banking Company (incorporated by reference to Exhibit 10.29 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on August 12, 2022).

10.26++	Aircraft Purchase Agreement, dated April 13, 2018, by and among Longview Aviation Asset Management, Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.30 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.27++	Amendment 3 to Aircraft Purchase Agreement, dated April 3, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.31 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.28++	Amendment 4 to Aircraft Purchase Agreement, dated May 7, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.32 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.29++	Amendment 5 to Aircraft Purchase Agreement, dated November 11, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.33 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.30++	Amendment 6 to Aircraft Purchase Agreement, dated September 15, 2020, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.34 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

Exhibit Number	Description

10.31++	Amendment 7 to Aircraft Purchase Agreement, dated October 21, 2020, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.35 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.32++	Amendment 8 to Aircraft Purchase Agreement, dated January 5, 2021, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.36 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.33++	Amendment 9 to Aircraft Purchase Agreement, dated November 24, 2021, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.37 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.34++	Amendment 10 to Aircraft Purchase Agreement, dated August 5, 2022, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.38 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.35++#

Offer of Employment, dated August  21, 2022, by and between Legacy Bridger and Eric Gerratt (incorporated by reference to Exhibit 10.39 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on November 7, 2022).

10.36	Form of Indemnification Agreement for Officers and Outside Directors (incorporated by reference to Exhibit 10.6 to the Company’s Current Form 8-K filed with the SEC on January 27, 2023).

21.1	List of Subsidiaries of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Current Form 8-K filed with the SEC on January 27, 2023).

23.1*	Consent of Withum Smith+Brown, PC.

23.2*	Consent of Crowe LLP.

23.3**	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included in the signature page to the initial filing of this registration statement).

107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Bridger Aerospace Group Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

++	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
#	Indicates management contract or compensatory plan.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bridger Aerospace Group Holdings, Inc. has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belgrade, Montana on the 8th day of February, 2023.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

By:	/s/ Timothy Sheehy
Name:	Timothy Sheehy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Timothy Sheehy Timothy Sheehy	Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2023

/s/ Eric Gerratt Eric Gerratt	Chief Financial Officer (Principal Accounting and Financial Officer)	February 8, 2023

* Jeffrey Kelter	Director and Chairman of the Board	February 8, 2023

* Todd Hirsch	Director	February 8, 2023

* Debra Coleman	Director	February 8, 2023

* Robert Savage	Director	February 8, 2023

* Matthew Sheehy	Director	February 8, 2023

Signatures	Title	Date

* Wyman Howard	Director	February 8, 2023

* Dean Heller	Director	February 8, 2023

* McAndrew Rudisill	Chief Investment Officer and Director	February 8, 2023

The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and previously filed on behalf of the registrant.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

By:	/s/ Timothy Sheehy

Name:	Timothy Sheehy
Title:	Chief Executive Officer